UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Brocade Communications Systems, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐      No fee required.

☒      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)          Title of each class of securities to which transaction applies:

Common stock of Brocade Communications Systems, Inc.

(2)          Aggregate number of securities to which transaction applies:

As of November 16, 2016, there were outstanding: (1) 403,143,655 shares of common stock; (2) 7,584,163 shares of common stock issuable upon the exercise of stock options with an exercise price below $12.75; (3) 24,606,818 shares of common stock underlying restricted stock units; and (4) 3,051,554 shares of common stock underlying performance-based restricted stock units calculated at maximum performance levels.

(3)          Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

The maximum aggregate value was determined based upon the sum of: (1) 403,143,655 shares of common stock multiplied by $12.75 per share; (2) stock options to purchase 7,584,163 shares of common stock with an exercise price per share below $12.75 multiplied by $4.93 per share (the difference between $12.75 and the weighted average exercise price of $7.82 per share); (3) 24,606,818 shares of common stock underlying restricted stock units multiplied by $12.75 per share; and (4) 3,051,554 shares of common stock underlying performance-based restricted stock units calculated at maximum performance levels multiplied by $12.75 per share. In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying the sum calculated in the preceding sentence by 0.0001159.

(4)          Proposed maximum aggregate value of transaction:

  $5,530,124,104.04

(5)          Total fee paid:

  $640,941.38

☐      Fee paid previously with preliminary materials.

☐      Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)          Amount Previously Paid:

(2)          Form, Schedule or Registration Statement No.:

(3)          Filing Party:

(4)          Date Filed:

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION

Brocade Communications Systems, Inc. 130 Holger Way, San Jose, CA 95134 www.brocade.com

[●], 2016

Dear Stockholder:

We cordially invite you to attend a special meeting of stockholders of Brocade Communications Systems, Inc., a Delaware corporation (the “Company”), to be held on [●] at [●], local time, at [●].

On November 2, 2016, the Company entered into an Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), by and among the Company, Broadcom Limited, a limited company organized under the laws of the Republic of Singapore (“Ultimate Parent”), Broadcom Corporation, a California corporation and an indirect subsidiary of Ultimate Parent (“Parent”), and Bobcat Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will be merged with and into the Company (the “Merger”) and the Company will continue its existence as a wholly owned subsidiary of Parent. At the special meeting, you will be asked to consider and vote upon a proposal to adopt the Merger Agreement.

If the Merger is consummated, you will be entitled to receive $12.75 in cash, without interest, less any required tax withholding, for each share of our common stock (“Company Common Stock”) owned by you (unless you have properly exercised your appraisal rights with respect to such shares), which represents a premium of approximately 38.1% to the average closing price of Company Common Stock during the 3-month trading period ended on November 1, 2016 (the last trading day prior to the public announcement of the execution of the Merger Agreement) and a premium of approximately 46.7% to the closing price of Company Common Stock on October 28, 2016, the last full trading day before the publication of media reports concerning a potential strategic transaction involving the Company.

In addition, if the Merger contemplated by the Merger Agreement is consummated, named executive officers of the Company are contractually entitled to certain specified compensation described in the accompanying proxy statement in connection with the Merger. At the special meeting, we will ask you to vote, on an advisory (non-binding) basis, to approve that specified compensation (the “Brocade Advisory Proposal on Specified Compensation”).

The board of directors of the Company (the “Company Board”) has unanimously (1) determined that the Merger Agreement and Merger are fair to, advisable and in the best interests of the Company’s stockholders and (2) adopted and approved in all respects the Merger Agreement and the other transactions contemplated by the Merger Agreement. The Company Board made its determination after consultation with its legal and financial advisors and consideration of a number of factors. The Company Board unanimously recommends that you vote “FOR” the proposal to adopt the Merger Agreement; “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies; and “FOR” the Brocade Advisory Proposal on Specified Compensation.

Approval of the proposal to adopt the Merger Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote on the matter. Approval of the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies, requires the affirmative vote of the holders of a majority of the Company Common Stock having voting power present in person or by proxy at the special meeting and entitled to vote on the matter. Approval of the Brocade Advisory Proposal on Specified Compensation requires the affirmative vote of the holders of a majority of the Company Common Stock having voting power present in person or by proxy at the special meeting and entitled to vote on the matter. However, because approval of the Brocade Advisory Proposal on Specified Compensation is advisory in nature, it will not be binding upon the Company, the Company Board, the compensation committee of the

Company Board, Parent, Ultimate Parent or any affiliate thereof. Further, the underlying plans and arrangements are contractual in nature and not, by their terms, subject to stockholder approval. Accordingly, regardless of the outcome of the Brocade Advisory Proposal on Specified Compensation, if the Merger is consummated, certain compensation will or may become payable to the Company’s named executive officers in connection with the Merger in accordance with the terms and conditions applicable to such compensation.

Your vote is very important. Whether or not you plan to attend the special meeting, please complete, date, sign and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope, or submit your proxy by telephone or the Internet. If you attend the special meeting and vote in person, your vote by ballot will revoke any proxy previously submitted. The failure to vote your shares of Company Common Stock will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement.

If your shares of Company Common Stock are held in “street name” by your bank, brokerage firm or other nominee, your bank, brokerage firm or other nominee will be unable to vote your shares of Company Common Stock without instructions from you. You should instruct your bank, brokerage firm or other nominee to vote your shares of Company Common Stock in accordance with the procedures provided by your bank, brokerage firm or other nominee. The failure to instruct your bank, brokerage firm or other nominee to vote your shares of Company Common Stock “FOR” the proposal to adopt the Merger Agreement will have the same effect as voting “AGAINST” the proposal to adopt the Merger Agreement.

The accompanying proxy statement provides you with detailed information about the special meeting, the Merger Agreement, the Merger and the Brocade Advisory Proposal on Specified Compensation. A copy of the Merger Agreement is attached as Annex A to the proxy statement. We encourage you to read the entire proxy statement and its annexes, including the Merger Agreement, carefully. You may also obtain additional information about the Company from documents we have filed with the Securities and Exchange Commission.

If you have any questions or need assistance voting your shares of Company Common Stock, please contact our proxy solicitor:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, NY 10022

Stockholders may call toll-free: (888) 750-5834

Banks and brokers may call collect: (212) 750-5833

Thank you in advance for your cooperation and continued support.

Sincerely,

DAVID L. HOUSE
Chairman of the Board

LLOYD A. CARNEY
Chief Executive Officer

The proxy statement is dated [●], and is first being mailed to our stockholders on or about [●].

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION

Brocade Communications Systems, Inc. 130 Holger Way, San Jose, CA 95134 www.brocade.com

Brocade Communications Systems, Inc.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

Brocade Communications Systems, Inc. (the “Company” or “we”) will hold its special meeting of stockholders on [●] at [●], local time, at [●]. We are holding the meeting for the following purposes:

1. To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of November 2, 2016 (as it may be amended from time to time, the “Merger Agreement”), by and among the Company, Broadcom Limited, a limited company organized under the laws of the Republic of Singapore (“Ultimate Parent”), Broadcom Corporation, a California corporation and an indirect subsidiary of Ultimate Parent (“Parent”), and Bobcat Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will be merged with and into the Company (the “Merger”) and the Company will continue its existence as a wholly owned subsidiary of Parent. A copy of the Merger Agreement is attached as Annex A to the accompanying proxy statement.

2. To approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the Merger Agreement.

3. To approve, on an advisory (non-binding) basis, specified compensation that will or may become payable to the named executive officers of the Company in connection with the Merger (the “Brocade Advisory Proposal on Specified Compensation”).

4. To transact any other business that may properly come before the special meeting, or any adjournment or postponement of the special meeting, by or at the direction of the board of directors of the Company (the “Company Board”).

In accordance with our bylaws, the close of business on [●] has been fixed as the record date for the determination of the stockholders entitled to notice of, and to vote at, the meeting or any adjournment thereof. All stockholders of record are cordially invited to attend the special meeting in person.

Your vote is very important, regardless of the number of shares of the common stock of the Company (“Company Common Stock”) that you own. The Merger cannot be completed unless the Merger Agreement is adopted by the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote on the matter. Even if you plan to attend the special meeting in person, we request that you complete, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or submit your proxy by telephone or the Internet prior to the special meeting to ensure that your shares of Company Common Stock will be represented at the special meeting if you are unable to attend. If you fail to return your proxy card or fail to submit your proxy by phone or the Internet, your shares of Company Common Stock will not be counted for purposes of determining whether a quorum is present at the special meeting and will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement.

If you are a stockholder of record, voting in person at the special meeting will revoke any proxy previously submitted. If you hold your shares of Company Common Stock through a bank, brokerage firm or other nominee, you should follow the procedures provided by your bank, brokerage firm or other nominee in order to vote.

The Company Board has unanimously determined that the Merger Agreement and Merger are fair to, advisable and in the best interests of the Company’s stockholders and has unanimously adopted and approved in all respects the Merger Agreement and the other transactions contemplated by the Merger Agreement.

The Company Board made its determination after consultation with its legal and financial advisors and consideration of a number of factors. The Company Board unanimously recommends that you vote “FOR”

the proposal to adopt the Merger Agreement; “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies; and “FOR” the Brocade Advisory Proposal on Specified Compensation.

If you plan to attend the special meeting in person, please mark the designated box on the enclosed proxy card. Alternatively, if you utilize the Internet voting system, please indicate your plans to attend the special meeting when prompted to do so by the system. If you are a stockholder of record, you should bring the top half of the enclosed proxy card as your admission card and present the card upon entering the special meeting. If you are planning to attend the special meeting and your shares are held in “street name” by a bank, brokerage firm or other nominee, you should ask the bank, brokerage firm or other nominee for a legal proxy or bring your most recent account statement to the special meeting so that we can verify your ownership of Company Common Stock. Please note, however, that if your shares are held in “street name” and you do not bring a legal proxy from the record owner, you will be able to attend the special meeting, but you will not be able to vote at the special meeting.

Stockholders of the Company who do not vote in favor of the proposal to adopt the Merger Agreement will have the right to seek appraisal of the fair value of their shares of Company Common Stock, as determined in accordance with Section 262 of the General Corporation Law of the State of Delaware (“DGCL”), if they deliver a demand for appraisal before the vote is taken on the Merger Agreement and comply with all the requirements of Delaware law, including Section 262 of the DGCL, which are summarized in the accompanying proxy statement, and if other events as specified in Section 262 of the DGCL occur. Section 262 of the DGCL is reproduced in its entirety in Annex C to the accompanying proxy statement.

The accompanying proxy statement provides a detailed description of the Merger and the Merger Agreement. We urge you to read the accompanying proxy statement, including any documents incorporated by reference, and the annexes carefully and in their entirety. If you have any questions concerning the Merger or the proxy statement of which this notice forms a part, would like additional copies of the proxy statement or need help voting your shares of Company Common Stock, please contact the Company’s proxy solicitor:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, NY 10022

Stockholders may call toll-free: (888) 750-5834

Banks and brokers may call collect at: (212) 750-5833

Stockholders who do not expect to attend the special meeting in person, but wish their Company Common Stock to be voted on matters to be transacted at the special meeting, are urged to sign, date and mail the enclosed proxy in the accompanying envelope, to which no postage need be affixed if mailed in the United States. You also have the option of voting your shares by telephone or on the Internet. Voting instructions are printed on your proxy card. If you vote by telephone or Internet, you do not need to mail back your proxy. Voting promptly, regardless of the number of shares you hold, will aid the Company in reducing the expense of additional proxy solicitation. The giving of such proxy does not affect your right to vote in person in the event you attend the meeting.

By Order of the Board of Directors,

ELLEN A. O’DONNELL
Senior Vice President, General Counsel and Corporate Secretary

San Jose, California

[●], 2016

i

ii

SUMMARY

The following summary highlights selected information in this proxy statement, first made available to stockholders on or about [●], 2016, and may not contain all the information that may be important to you. Accordingly, we encourage you to read carefully this entire proxy statement, its annexes and the documents referred to in this proxy statement. Each item in this summary includes a page reference directing you to a more complete description of that topic. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under the section of this proxy statement entitled “Where You Can Find More Information,” beginning on page 119.

Parties to the Merger (page 23)

Brocade Communications Systems, Inc. (the “Company,” “Brocade,” “we” or “us”) is a Delaware corporation headquartered in San Jose, California. The Company is a leading supplier of networking hardware, software, and services, including Storage Area Networking solutions and Internet Protocol Networking solutions, for businesses and organizations of various types and sizes. Our principal executive offices are located at 130 Holger Way, San Jose, California 95134 and our telephone number is (408) 333-8000.

Broadcom Limited (“Ultimate Parent”) is a leading designer, developer and global supplier of a broad range of analog and digital semiconductor connectivity solutions. Ultimate Parent’s extensive product portfolio serves four primary end markets: wired infrastructure, wireless communications, enterprise storage and industrial. Applications for Ultimate Parent’s products in these end markets include data center networking, home connectivity, broadband access, telecommunications equipment, smartphones and base stations, data center servers and storage, factory automation, power generation and alternative energy systems, and displays. Ultimate Parent is co-headquartered in Singapore and San Jose, California. Its principal executive offices are located at 1 Yishun Avenue 7, Singapore 768923, telephone number (65) 6755-7888, and 1320 Ridder Park Drive, San Jose, California 95131, telephone number (408) 433-8000.

Broadcom Corporation (“Parent”) is a California corporation and an indirect subsidiary of Ultimate Parent. Parent’s principal executive offices are located at 1320 Ridder Park Drive, San Jose, California 95131 and its telephone number is (408) 433-8000.

Bobcat Merger Sub, Inc. (“Merger Sub”) is a Delaware corporation that was formed by Parent solely for the purpose of entering into the Merger Agreement and completing the transactions contemplated by the Merger Agreement. Upon completion of the Merger, Merger Sub will cease to exist.

In this proxy statement, we refer to the Agreement and Plan of Merger, dated November 2, 2016, as it may be amended from time to time, among the Company, Parent, Ultimate Parent and Merger Sub as the “Merger Agreement,” the merger of Merger Sub with and into the Company, as the “Merger,” and each of the Company, Parent, Ultimate Parent and Merger Sub as a “party.”

The Special Meeting (page 25)

Time, Place and Purpose of the Special Meeting (page 25)

This proxy statement is being furnished to our stockholders as part of the solicitation of proxies by the board of directors of the Company (the “Company Board”) for use at the special meeting to be held on [●] at [●], local time, at [●] or at any postponement or adjournment thereof.

At the special meeting, holders of the shares of common stock of the Company (“Company Common Stock”) will be asked to approve the proposals to (1) adopt the Merger Agreement; (2) adjourn the special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the Merger Agreement; and (3) approve, on an advisory (non-binding) basis, specified compensation that will or may become payable to the named executive officers of the Company in connection with the Merger (the “Brocade Advisory Proposal on Specified Compensation”).

Record Date and Quorum (page 25)

We have fixed the close of business on [●] as the record date for the special meeting, and only holders of record of Company Common Stock on the record date are entitled to vote at the special meeting. You are entitled to receive notice of, and to vote at, the special meeting if you owned shares of Company Common Stock at the close of business on the record date. On the record date, there were [●] shares of Company Common Stock outstanding and entitled to vote. Each share of Company Common Stock entitles its holder to one vote on each matter properly brought before the special meeting. The holders of a majority of the aggregate voting power of the issued and outstanding shares of the Company Common Stock entitled to vote at the special meeting, present in person or represented by proxy, will constitute a quorum for the transaction of business at the special meeting.

Vote Required (page 26)

Approval of the proposal to adopt the Merger Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote on the matter.

Assuming a quorum is present, approval of the proposal to adjourn the special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies, requires the affirmative vote of the holders of a majority of the Company Common Stock having voting power present in person or represented by proxy at the special meeting and entitled to vote on the matter.

Assuming a quorum is present, approval of the Brocade Advisory Proposal on Specified Compensation requires the affirmative vote of the holders of a majority of the Company Common Stock having voting power present in person or represented by proxy at the special meeting and entitled to vote on the matter. Because this vote is advisory in nature only, it will not be binding on the Company, the Company Board, the compensation committee of the Company Board, Parent, Ultimate Parent or any affiliate thereof. Approval of the Brocade Advisory Proposal on Specified Compensation is not a condition to completion of the Merger, and failure to adopt the Brocade Advisory Proposal on Specified Compensation will have no effect on the vote to adopt the Merger Agreement and the transactions contemplated by the Merger Agreement. Accordingly, because we are contractually obligated to pay the compensation, the compensation will be payable, subject only to the conditions applicable thereto and any future amendments thereto, regardless of the outcome of the advisory (non-binding) vote. For more information, see the section of this proxy statement entitled “Brocade Advisory Proposal on Specified Compensation (Proposal No. 3)” beginning on page 110.

As of [●], the record date, the directors and executive officers of the Company beneficially owned and were entitled to vote, in the aggregate, [●] shares of Company Common Stock, representing [●]% of the outstanding shares of Company Common Stock on the record date. The directors and executive officers of the Company have entered into a support agreement (the “Support Agreement”) with Parent and Ultimate Parent. A copy of the Support Agreement is attached as Annex D to the accompanying proxy statement. The Support Agreement obligates the directors and executive officers of the Company to, among other things, vote their shares of Company Common Stock in favor of the proposal to adopt the Merger Agreement. For more information, see the section of this proxy statement entitled “The Support Agreement” beginning on page 105.

The directors and executive officers have informed the Company that they currently intend to vote all of their shares of Company Common Stock “FOR” the proposal to adopt the Merger Agreement, “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies and “FOR” the Brocade Advisory Proposal on Specified Compensation.

Proxies and Revocation (page 28)

Any stockholder of record entitled to vote at the special meeting may submit a proxy by telephone, over the Internet or by returning the enclosed proxy card in the accompanying prepaid reply envelope or may vote in person by appearing at the special meeting. If your shares of Company Common Stock are held in “street name” through a bank, brokerage firm or other nominee, you should instruct your bank, brokerage firm or other nominee on how to vote your shares of Company Common Stock using the instructions provided by your bank, brokerage firm or other nominee. If you fail to submit a proxy or vote in person at the special meeting, or do not provide your bank, brokerage firm or other nominee with voting instructions, as applicable, your shares of Company Common Stock will not be voted on the proposal to adopt the Merger Agreement, which will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement, but will not have an effect on approval of the proposal to adjourn the special meeting or approval of the Brocade Advisory Proposal on Specified Compensation.

You have the right to revoke a proxy, whether delivered over the Internet, by telephone or by mail, at any time before it is exercised, by voting at a later date through any of the methods available to you, by giving written notice of revocation to our Corporate Secretary, which must be filed with our Corporate Secretary by the time the special meeting begins, or by attending the special meeting and voting in person.

The Merger (page 31)

The Merger Agreement provides that Merger Sub will merge with and into the Company. The Company will be the surviving corporation in the Merger and will continue to do business following the Merger. As a result of the Merger, the Company will cease to be a publicly traded company. If the Merger is consummated, you will not own any shares of the capital stock of the surviving corporation.

In the Merger, each outstanding share of Company Common Stock (other than shares that are (i) owned directly by Ultimate Parent, Parent, Merger Sub or any other direct or indirect subsidiary of Ultimate Parent, (ii) held in treasury of the Company, (iii) held by any subsidiary of the Company, or (iv) held by stockholders who are entitled to demand and properly demand appraisal of such shares pursuant to their statutory rights of appraisal in accordance with the General Corporation Law of the State of Delaware (“DGCL”) (collectively, the “Excluded Shares”)) will be canceled and converted into the right to receive $12.75 in cash (the “Merger Consideration”), without interest, less any required tax withholding.

Reasons for the Merger; Recommendation of the Board of Directors (page 43)

After careful consideration of various factors described in the section of this proxy statement entitled “The Merger — Reasons for the Merger; Recommendation of the Board of Directors” beginning on page 43, the Company Board unanimously (1) determined that the Merger Agreement and Merger were fair to, advisable and in the best interests of the Company’s stockholders, (2) adopted and approved the Merger Agreement and the other transactions contemplated thereby, (3) directed that a special meeting of the Company’s stockholders be held for the purposes of voting on the adoption of the Merger Agreement, and (4) recommended that the Company’s stockholders vote in favor of the adoption of the Merger Agreement and approve the Merger and the other transactions contemplated by the Merger Agreement.

In considering the recommendation of the Company Board with respect to the proposal to adopt the Merger Agreement, you should be aware that our directors and executive officers have interests in the Merger that are different from, or in addition to, yours. The Company Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Merger Agreement and the Merger, and in recommending that the Merger Agreement be adopted by the stockholders of the Company. For more information, see the section of this proxy statement entitled “The Merger — Interests of Certain Persons in the Merger” beginning on page 64.

The Company Board unanimously recommends that you vote “FOR” the proposal to adopt the Merger Agreement; “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies; and “FOR” the Brocade Advisory Proposal on Specified Compensation.

Opinion of Evercore Group L.L.C. (page 48)

The Company retained Evercore Group L.L.C. (“Evercore”) to act as its financial advisor in connection with the Merger. At a meeting of the Company Board on November 1, 2016, Evercore rendered an oral opinion to the Company Board, subsequently confirmed in its written opinion dated November 2, 2016, to the effect that, as of such date, and based upon and subject to the assumptions, procedures, factors, qualifications and limitations set forth in Evercore’s written opinion, the Merger Consideration was fair, from a financial point of view, to the holders of the shares of Company Common Stock entitled to receive such Merger Consideration.

The full text of Evercore’s written opinion dated November 2, 2016 is attached as Annex B and is incorporated by reference in its entirety to this proxy statement. Evercore’s opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Evercore in rendering its opinion. We encourage all stockholders of the Company to read Evercore’s opinion carefully and in its entirety. Evercore’s opinion was directed to the Company Board and addresses only the fairness from a financial point of view of the Merger Consideration to the holders of shares of Company Common Stock entitled to receive such Merger Consideration, as of the date of the opinion, and not any other aspects of the Merger Consideration or the Merger.

Financing of the Merger (page 63)

We anticipate that the total funds needed to complete the Merger, including:

•	payment of fees and expenses related to the Merger;

•	payment to holders of existing indebtedness of the Company; and

•	payment to the Company’s stockholders and holders of equity awards of the amounts due to them under the Merger Agreement,

will be funded through a combination of:

•	available cash from Ultimate Parent, the Company or their respective subsidiaries; and

•	new borrowings by Parent, Ultimate Parent or any of their respective subsidiaries.

We believe that Parent’s available debt, together with new borrowings by Parent, Ultimate Parent or any of their respective subsidiaries and available cash from the combined balance sheet of the Company, Parent and Ultimate Parent will be sufficient to complete the Merger, but we cannot assure you of that. Although obtaining debt financing is not a condition to the completion of the Merger, the failure of Parent, Ultimate Parent or any of their respective subsidiaries to obtain any amount of debt financing could result in the failure of the Merger to be consummated.

Interests of Certain Persons in the Merger (page 64)

When considering the recommendation of the Company Board that you vote to approve the proposal to adopt the Merger Agreement, you should be aware that our directors and executive officers have interests in the Merger that are different from, or in addition to, those of our stockholders generally. These interests are described in the section of this proxy statement entitled “The Merger — Interests of Certain Persons in the Merger,” beginning on page 64. The Company Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Merger Agreement and the Merger, and in recommending that the Merger Agreement be adopted by the stockholders of the Company. These interests include acceleration of certain equity awards and potential payments and benefits on a qualifying termination of employment.

Material U.S. Federal Income Tax Consequences of the Merger (page 74)

The exchange of shares of Company Common Stock for cash pursuant to the Merger will generally be a taxable transaction for U.S. federal income tax purposes. A U.S. holder (or a non-U.S. holder that is subject to U.S. federal income tax on its gain from the Merger) (both terms defined below in the section of this proxy statement entitled “The Merger — Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 74) who exchanges shares of Company Common Stock for cash in the Merger generally will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received (determined before deduction of any applicable withholding taxes) with respect to such shares and the stockholder’s adjusted tax basis in such shares. This may also be a taxable transaction under applicable state, local and/or non-U.S. income or other tax laws. You should consult your tax advisor for complete analysis of the U.S. federal, state, local and/or non-U.S. tax consequences of the Merger to you. For more information, see the section of this proxy statement entitled “The Merger — Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 74.

Regulatory Approvals and Notices (page 77)

Under the terms of the Merger Agreement, the Merger cannot be completed until the waiting period applicable to the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules promulgated thereunder (together, the “HSR Act”) has expired or been terminated, the parties have obtained affirmative approval or clearance required under the antitrust laws of the European Union, Japan, and the People’s Republic of China, and the parties have obtained clearance from the Committee on Foreign Investment in the United States (“CFIUS”).

Under the HSR Act, the Merger cannot be completed until each of the Company and Parent files a notification and report form with the Federal Trade Commission (the “FTC”) and the Antitrust Division of the Department of Justice (the “DOJ”), and the applicable waiting period has expired or been terminated. The parties each filed a notification and report form with the FTC and DOJ on November 30, 2016. A transaction notifiable under the HSR Act may not be completed until the expiration of a 30 calendar day waiting period following the parties’ filing of their respective HSR Act notification forms (which waiting period, in relation to the Merger, would expire at 11:59 p.m., Eastern time, on December 30, 2016) or the early termination of that waiting period. The DOJ or the FTC may extend the 30 day waiting period by issuing a Request for Additional Information (a “Second Request”). If either agency issues a Second Request, the waiting period is extended until 30 days after the parties substantially comply with the request.

Additionally, under the Merger Agreement, the Merger cannot be completed until affirmative approval or clearance required under the antitrust laws of the European Union, Japan, and the People’s Republic of China have been obtained or deemed to have been obtained. The parties must observe mandatory waiting periods and/or obtain the necessary approvals, clearances or consents in each of the required foreign jurisdictions before completing the Merger. The parties will file merger notifications with the appropriate regulators in each of the required foreign jurisdictions as promptly as practicable and work cooperatively toward expedited regulatory clearances.

Finally, the parties are not required to complete the Merger until any review or investigation by CFIUS, pursuant to the Defense Production Act of 1950 (“DPA”), of the Merger has been concluded, and either (i) the parties have received written notice that a determination by CFIUS has been made that there are no unresolved issues of national security in connection with the transactions contemplated by the Merger Agreement, or (ii) the President of the United States has determined not to use his powers to unwind, suspend or prohibit the consummation of the transactions contemplated by the Merger Agreement.

The Merger Agreement (Proposal No. 1) (page 78)

Treatment of Company Common Stock, Options, and Restricted Stock Units (page 79)

Subject to and upon the conditions set forth in the Merger Agreement, at the effective time of the Merger:

•	Each share of Company Common Stock issued and outstanding immediately prior to the effective time of the Merger, other than the Excluded Shares, will be converted into the right to receive the Merger Consideration, without interest, less any required tax withholding;

•	Each stock option to purchase shares of Company Common Stock granted under the 1999 Stock Plan (as amended and restated, the “1999 Plan”), 1999 Director Plan (as amended and restated, the “1999 Director Plan”), 2009 Stock Plan (as amended and restated, the “2009 Plan”), 2009 Director Plan (as amended and restated, the “2009 Director Plan”), and Inducement Award Plan (as amended and restated, the “Inducement Plan,” and collectively with the 1999 Plan, 1999 Director Plan, 2009 Plan, and 2009 Director Plan, the “Equity Plans”) (each such stock option, an “Option”) with a per share exercise price less than the Merger Consideration (an “In-the-Money Option”) that is outstanding and vested (including any In-the-Money Option that accelerates as a result of non-assumption of the Option by Ultimate Parent) as of immediately before the effective time of the Merger and the vesting of each restricted stock unit award covering shares of Company Common Stock granted under an Equity Plan (an “RSU Award”), that is outstanding as of immediately before the effective time of the Merger but is not assumed (as described below), will accelerate in full, as applicable, and be exchanged for the right to receive a cash payment (“cashed out”) equal to the number of shares of Company Common Stock subject to such award as of immediately before the effective time of the Merger multiplied by the excess of the Merger Consideration over the exercise price per share of such award, if any (a “Cash Out Payment”);

•

Each unvested In-the-Money Option, each Option that is not an In-the-Money Option, and each RSU Award, that is outstanding as of immediately prior to the effective time of the Merger and is held by an individual who continues to provide services to the Company or its subsidiaries as an employee or other service provider as of immediately after the effective time of the Merger (a “Continuing Service Provider”) will be assumed by Ultimate Parent and converted automatically into a similar award (that is, an option or restricted share unit award) covering ordinary shares in the capital of Ultimate Parent (“Ultimate Parent Ordinary Shares”) having, subject to applicable law, the same terms and conditions as the assumed Option or RSU Award, as applicable (each, an “Assumed Award”), except that (i) each Assumed Award will cover a number of Ultimate Parent Ordinary Shares equal to the number of shares of Company Common Stock subject to such Assumed Award immediately before the effective time of the Merger multiplied by the “Exchange Ratio,” which ratio is equal to the Merger Consideration divided by the volume weighted average price for an Ultimate Parent Ordinary Share for the twenty trading days prior to (and excluding) the closing date of the Merger, and rounded down to the nearest whole share, (ii) with respect to an assumed Option, the per share exercise price will equal the exercise price per share of such assumed Option divided by the Exchange Ratio and rounded up to the nearest whole cent (the “Assumption Treatment”), and (iii) all references to the Company under the applicable Assumed Award agreement and applicable Equity Plan will be references to Ultimate Parent;

•	All other Options that are not assumed or cashed out under the Merger Agreement (which includes any Options held by individuals who are not Continuing Service Providers that have a per share exercise price equal to or greater than the Merger Consideration) will be cancelled; and

•	As of the closing date of the Merger, subject to and upon the conditions described in the Merger Agreement, each restricted stock unit award granted under an Equity Plan the vesting of which is subject to performance goals immediately prior to the closing date of the Merger (a “PSU Award”), that is outstanding as of immediately before the effective time of the Merger, will be treated in accordance with the terms of the applicable PSU Award agreement, including that (i) the PSU Award’s performance period will be deemed to end on the closing date of the Merger, (ii) the number of units that will be eligible to vest based on performance achievement over the shortened performance period under the PSU Award (“Eligible Units”) will be determined as of the closing date of the Merger, (iii) 50% of the Eligible Units will vest as of immediately before the effective time of the Merger, and (iv) the Eligible Units under the PSU Award will be treated in the same manner as an RSU Award (whether cashed out or assumed) at the effective time of the Merger, provided that any such Eligible Units that will be subject to the Assumption Treatment will be scheduled to vest on the first anniversary of the closing date of the Merger based on continued service through such date, subject to any accelerated vesting as may be specified under any plan, agreement or other arrangement applicable to such PSU Award.

Treatment of Purchase Rights under the 2009 Employee Stock Purchase Plan (page 81)

No new offering periods or purchase periods under the Company’s 2009 Employee Stock Purchase Plan (as amended and restated, the “ESPP”) will commence on or after the date of the Merger Agreement. With respect to any offering and purchase periods underway on the date of the Merger Agreement, share purchase rights will be exercised on the first purchase date to occur on or after the date of the Merger Agreement but in no event later than three business days immediately prior to the effective time of the Merger. If any offering or purchase period is shortened in connection with the Merger, any pro-rata adjustments that may be necessary to reflect such shortened purchase period will be made, but such shortened purchase period otherwise will be treated as a fully effective and completed purchase period for all purposes under the ESPP. No individual who is not participating in the ESPP as of the date of the Merger Agreement will be permitted to commence participation in the ESPP on or after the date of the Merger Agreement. The ESPP will be terminated three business days immediately prior to the effective time of the Merger, subject to the consummation of the Merger. All shares of Company Common Stock purchased under the ESPP that remain outstanding as of immediately prior to the effective time of the Merger will be cancelled at the effective time of the Merger and converted into the right to receive the Merger Consideration.

Potential Asset Sale Transaction (page 84)

Prior to the closing of the Merger, to the extent requested by Parent, the Company will reasonably cooperate with Parent and its subsidiaries and its and their respective representatives to facilitate Parent’s sale, disposition, or other transfer (any such transaction, a “Potential Asset Sale Transaction”), at or after the effective time of the Merger, of certain assets or ownership interests held by the Company or its subsidiaries (“Potential Sale Assets”).

Neither the execution nor the consummation of any Potential Asset Sale Transaction or the timing thereof, including identification of a purchaser or purchasers for any such transaction, are a condition to the closing of the Merger. If no Potential Asset Sale Transaction has been agreed to or consummated, Parent and Merger Sub will each continue to be obligated, subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, to consummate the Merger.

No Solicitation of Acquisition Proposals (page 91)

We have agreed to immediately cease and cause to be terminated any and all existing activities, discussions or negotiations with any third party conducted on or prior to the date of the Merger Agreement with respect to any Acquisition Proposal (as defined in the section of this proxy statement entitled “The Merger Agreement — No Solicitation of Acquisition Proposals” beginning on page 91) and to promptly instruct any person that has in the twelve months prior to the date of the Merger Agreement executed a confidentiality agreement relating to an Acquisition Proposal to promptly return to us or destroy, in accordance with the terms of such confidentiality agreement, all information, documents and materials relating to the Acquisition Proposal or to the Company and its businesses previously furnished by or on behalf of the Company or any of its representatives to such party.

From the date of the Merger Agreement until the earlier of the effective time of the Merger or the termination of the Merger Agreement in accordance with its terms, we will not and will cause our subsidiaries, and our and our subsidiaries’ respective representatives, not to, and will not authorize or direct any of our and our subsidiaries’ respective representatives to, directly or indirectly:

•	solicit, initiate, seek or knowingly encourage, facilitate, induce or support, or knowingly take any action to solicit, initiate, seek or knowingly encourage, facilitate, induce or support any announcement, communication, inquiry, expression of interest, proposal or offer that constitutes or that would reasonably be expected to lead to, an Acquisition Proposal from any third party other than Ultimate Parent, Parent and their representatives;

•	enter into, participate in, maintain or continue any discussions or negotiations relating to, any Acquisition Proposal with any third party, other than solely to state that the Company, its subsidiaries and their representatives are prohibited from engaging in any such discussions or negotiations or solely to the extent necessary to clarify terms or financial capabilities with respect to an Acquisition Proposal;

•	furnish to any third party any non-public information that would reasonably be expected to be used for the purposes of formulating any inquiry, expression of interest, proposal or offer relating to an Acquisition Proposal from a third party;

•	accept any Acquisition Proposal or enter into any agreement relating to any Acquisition Proposal; or

•	submit any Acquisition Proposal or any matter related thereto to the vote of our stockholders.

At any time before our stockholders adopt the Merger Agreement, if we receive a bona fide, written Acquisition Proposal from a third party and so long as we are not in material breach of our non-solicitation obligations under the Merger Agreement with respect to such Acquisition Proposal or such third party, we and the Company Board may engage in negotiations or discussions with, or furnish any information to, any third party making such proposal and its representatives and financing sources if the Company Board determines in good faith, after consultation with its outside legal and financial advisors, that such Acquisition Proposal constitutes, or is reasonably likely to result in, a Superior Proposal (as defined in the section of this proxy statement entitled “The Merger Agreement — No Solicitation of Acquisition Proposals” beginning on page 91) and that such action is necessary to comply with our directors’ fiduciary duties to our stockholders under the DGCL. In the Merger Agreement, which sets forth the circumstances in which we can provide information to and engage in dialogue with any party that provides a bona fide written Acquisition Proposal that is or may lead to a

Superior Proposal, we agreed that we may not, and shall not allow any of our subsidiaries or our subsidiaries’ representatives to, furnish any information to any such third party making the Acquisition Proposal without first entering into a confidentiality agreement containing customary limitations on the use and disclosure of all non-public written and oral information furnished to such third party by or on our or our subsidiaries’ behalf, and promptly providing to Parent any such information provided to such third party. In the event that we receive a proposal or expression of interest from a third party in compliance with the Merger Agreement and the Company Board determines, among other things, that such proposal or expression of interest constitutes, or is reasonably likely to result in, a Superior Proposal, the Company Board would extend a written invitation to such bidder to present such Acquisition Proposal, which invitation would permit such third party to amend its proposal with a new Superior Proposal in the event that such third party’s prior proposal is matched or exceeded by Parent in the exercise of Parent’s matching rights provided for in the Merger Agreement.

The Merger Agreement provides that prior to obtaining the approval of our stockholders of the proposal to adopt the Merger Agreement, the Company Board, with respect to an Acquisition Proposal it receives from a third party, may change its recommendation that our stockholders vote to adopt the Merger Agreement and terminate the Merger Agreement in order to execute or otherwise enter into a binding definitive agreement to effect a transaction constituting a Superior Proposal if the Company Board determines in good faith, after consultation with its outside counsel, that such Acquisition Proposal constitutes a Superior Proposal and that such action is necessary to comply with our directors’ fiduciary duties to our stockholders under the DGCL. Prior to the Company Board changing its recommendation or terminating the Merger Agreement, we must provide Parent with prior written notice of the Company Board’s intent to change its recommendation or to terminate the Merger Agreement, in each case, due to the receipt of a Superior Proposal, provide Parent with the material terms and conditions of such Superior Proposal (including the identity of the party making such Superior Proposal), provide Parent with a copy of the Acquisition Proposal and allow Parent four business days in which to negotiate changes to the Merger Agreement with us such that the Acquisition Proposal is no longer a Superior Proposal.

The Merger Agreement also provides that prior to obtaining the approval of our stockholders of the proposal to adopt the Merger Agreement for a reason unrelated to an Acquisition Proposal, the Company Board may change its recommendation that our stockholders vote to adopt the Merger Agreement if the Company Board has determined in good faith, after consultation with its outside counsel, that, in light of an Intervening Event (as defined in the section of this proxy statement entitled “The Merger Agreement — No Solicitation of Acquisition Proposals” beginning on page 91) and taking into account the results of any negotiations with Parent and any resulting offer from Parent, such action is necessary to comply with fiduciary duties owed by the Company Board to our stockholders under the DGCL. Upon our compliance with certain requirements to give Parent prior written notice of the Company Board’s intent to change its recommendation and the reasons for doing so and to allow Parent four business days in which to negotiate changes to the Merger Agreement with us that would obviate the need for the Company Board to change its recommendation that our stockholders vote to adopt the Merger Agreement, the Company Board may change its recommendation that our stockholders vote to adopt the Merger Agreement.

Conditions to the Merger (page 98)

The respective obligations of the Company, Parent, Ultimate Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver of certain customary conditions, including the adoption of the Merger Agreement by our stockholders, the expiration or termination of the waiting period under the HSR Act, the receipt of affirmative approval or clearance required under the antitrust laws of the European Union, Japan, and the People’s Republic of China, the absence of any restraining orders, injunctions or other orders or decrees prohibiting or preventing the Merger, the accuracy of the representations and warranties of the parties, and compliance by the parties with their respective obligations under the Merger Agreement. The obligations of Ultimate Parent, Parent and Merger Sub to consummate the Merger are also subject to the absence of a Company material adverse effect (as defined in the section of this proxy statement entitled “The Merger Agreement — Representations and Warranties” beginning on page 85) that is continuing, and are subject to either (i) the receipt of written notice by the parties that a determination by CFIUS has been made that there are no unresolved issues of national security in connection with the transactions contemplated by the Merger Agreement, or (ii) a determination by the President of the United States not to take any action under the DPA. The respective obligations of the Company, Parent, Ultimate Parent and Merger Sub to consummate the Merger are not subject to any conditions relating to the financing of the Merger, nor are they subject to any conditions relating to the consummation of any Potential Asset Sale Transaction.

Termination (page 100)

The Company and Parent may, by mutual written agreement, terminate the Merger Agreement and abandon the Merger at any time prior to the effective time of the Merger, whether before or after the adoption of the Merger Agreement by our stockholders.

Subject to certain exceptions, either Parent or the Company may also terminate the Merger Agreement at any time prior to the effective time of the Merger if:

•	the Merger has not been consummated on or before May 1, 2017 (as extended, the “end date”), provided, however, that (1) the right to terminate the Merger Agreement will not be available to any party whose material breach of the Merger Agreement has been the cause of, or resulted in, the failure of the Merger to occur on or prior to such date and (2) if the Governmental Approvals Condition, the Governmental Litigation Condition or the CFIUS Approval Condition (each as defined in the section of this proxy statement entitled “The Merger Agreement — Conditions to the Merger” beginning on page 98) has not been satisfied or waived but all of the other conditions to the closing of the Merger have been satisfied, the date may be extended to August 1, 2017 and subsequently to November 1, 2017 by either party at its sole and exclusive discretion by providing the other party written notice of such extension;

•	any governmental entity of competent jurisdiction shall have issued any order, injunction or other decree or taken any other action (including the failure to have taken an action), in each case, which has become final and non-appealable and which permanently restrains, enjoins or otherwise prohibits the Merger; or

•	the Company’s stockholders, representing at least a majority of the outstanding shares of Company Common Stock, do not approve the adoption of the Merger Agreement at the special meeting or any adjournment or postponement thereof at which the adoption of the Merger Agreement and the transactions contemplated by the Merger Agreement have been voted upon, except that a party shall not be permitted to terminate the Merger Agreement for this reason if the failure to obtain such stockholder approval results from a breach of the Merger Agreement by such party at or prior to the effective time of the Merger.

Subject to certain exceptions, we may also terminate the Merger Agreement if:

•	(i) any representation or warranty of Parent, Ultimate Parent or Merger Sub contained in the Merger Agreement is inaccurate or becomes inaccurate following entry into the Merger Agreement or (ii) Parent, Ultimate Parent or Merger Sub breach their covenants or obligations under the Merger Agreement in any material respect, in each case, such that our closing conditions related to such representations, warranties, covenants or obligations would not be satisfied, except if such inaccuracy or breach is curable by Parent, Ultimate Parent or Merger Sub during the 30-day period after we notify Parent of such inaccuracy or breach, we may not terminate the Merger prior to the expiration of the 30-day period unless Parent, Ultimate Parent or Merger Sub, as applicable, is no longer continuing to exercise reasonable best efforts to cure such breach or inaccuracy; or

•	at any time before our stockholders adopt the Merger Agreement, (i) the Company Board determines to enter into an alternative acquisition agreement with respect to a Superior Proposal and (ii) we have complied in all material respects with the non-solicitation, notice and other requirements of the Merger Agreement described under the section of this proxy statement entitled “The Merger Agreement — No Solicitation of Acquisition Proposals” beginning on page 91 (provided that we pay to Parent a termination fee of $195 million, in the circumstances described under the section of this proxy statement entitled “The Merger Agreement — Termination Fee” beginning on page 101).

Subject to certain exceptions, Parent may also terminate the Merger Agreement if:

•	there shall have occurred a Company material adverse effect that is continuing;

•	a triggering event, as described under the section of this proxy statement entitled “The Merger Agreement — Termination” beginning on page 100, occurs; or

•	(i) any representation or warranty of ours contained in the Merger Agreement is inaccurate or becomes inaccurate following entry into the Merger Agreement or (ii) we breach our covenants or obligations under the Merger Agreement in any material respect, in each case such that the closing conditions of Parent, Ultimate Parent and Merger Sub related to such representations, warranties, covenants or agreements would not be satisfied except if such breach or failure is curable by us during the 30-day period after Parent notifies us of such inaccuracy or breach, Parent may not terminate the Merger Agreement as a result of such breach or failure before the expiration of such 30-day notice period unless we are no longer continuing to exercise reasonable best efforts to cure such breach or inaccuracy.

Termination Fee (page 101)

If the Merger Agreement is terminated in certain circumstances described under the section of this proxy statement entitled “The Merger Agreement — Termination Fee” beginning on page 101, the Company may be obligated to pay a termination fee (“Company Termination Fee”) to Parent of $195 million.

Remedies (page 103)

Except as noted below, the parties are entitled to specific performance, including an injunction or injunctions to prevent breaches of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement, in addition to any other remedy to which they are entitled at law or in equity.

If the Merger Agreement is terminated under circumstances in which the Company Termination Fee is payable, upon Parent’s receipt of the Company Termination Fee and the payment of any amounts described in the section of this proxy statement entitled “The Merger Agreement — Expenses” beginning on page 102, the Company shall not have any further liability of any kind in connection with the Merger Agreement or the transactions contemplated thereby, except for any obligation or liability arising from any willful breach by the Company. In no event shall we be required to pay the Company Termination Fee on more than one occasion.

Market Price Data and Dividend Information (page 106)

The closing price of Company Common Stock on the NASDAQ Global Select Market (“NASDAQ”), on November 1, 2016, the last trading day prior to the public announcement of the Merger Agreement, was $11.24 per share of Company Common Stock. On [●], 2016, the most recent practicable date before this proxy statement was made available to our stockholders, the closing price of Company Common Stock on NASDAQ was $[●] per share of Company Common Stock. You are encouraged to obtain current market quotations for Company Common Stock in connection with voting your shares of Company Common Stock.

Brocade Advisory Proposal on Specified Compensation (Proposal No. 3) (page 110)

In accordance with Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are providing our stockholders with the opportunity to cast an advisory (non-binding) vote on the compensation that will or may become payable to our named executive officers in connection with the Merger, the value of which is set forth in the table included in the section of this proxy statement entitled “The Merger — Specified Compensation That Will or May Become Payable to Our Named Executive Officers in Connection With the Merger” beginning on page 71, its accompanying footnotes, and the section of this proxy statement entitled “The Merger — Interests of Certain Persons in the Merger” beginning on page 64 that provides additional information regarding the footnotes to and values set forth in such table. As required by Section 14A of the Exchange Act, we are asking our stockholders to vote on the adoption of the following resolution:

“RESOLVED, that the stockholders of Brocade Communications Systems, Inc. approve, on a non-binding, advisory basis, the compensation that will or may become payable to our named executive officers that is based on or otherwise relates to the Merger as disclosed pursuant to Item 402(t) of Regulation S-K in the section of this proxy statement entitled “The Merger — Specified Compensation That Will or May Become Payable to Our Named Executive Officers in Connection With the Merger,” and the section of this proxy statement entitled “The Merger — Interests of Certain Persons in the Merger” as relates to our named executive officers.”

Approval of the Brocade Advisory Proposal on Specified Compensation requires the affirmative vote of the holders of a majority of the Company Common Stock having voting power present in person or represented by proxy at the special meeting and entitled to vote on the matter.

The vote on our named executive officers’ compensation that will or may become payable in connection with the Merger is a vote separate and apart from the vote to approve the Merger. Accordingly, our stockholders may vote to approve our named executive officers’ compensation that will or may become payable in connection with the Merger and vote not to adopt the Merger Agreement and vice versa. Because the vote is advisory in nature only, it will not be binding on the Company, the Company Board, the compensation committee of the Company Board, Parent, Ultimate Parent on any affiliate thereof. Accordingly, because we are contractually obligated to pay the compensation, the named executive officers will or may become entitled to such compensation in connection with the Merger, subject only to the conditions applicable thereto, regardless of the outcome of the advisory (non-binding) vote. Additional information about this advisory (non-binding) vote is provided in the section of this proxy statement entitled “ Brocade Advisory Proposal on Specified Compensation (Proposal No. 3)” beginning on page 110.

The Company Board unanimously recommends that you vote “FOR” the Brocade Advisory Proposal on Specified Compensation.

Appraisal Rights (page 111)

If the Merger is consummated, Company stockholders who do not vote in favor of the adoption of the Merger Agreement, who continuously hold such shares through the effective time of the Merger, who properly perfect appraisal of their shares and who meet certain other conditions and statutory requirements described herein will be entitled to appraisal rights in connection with the Merger under Section 262 of the DGCL. This means that such stockholders will be entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares of Company Common Stock, exclusive of any elements of value arising from the accomplishment or expectation of the Merger, together with interest to be paid on the amount determined to be fair value, if any, as determined by the court (subject, in the case of interest payments, to any voluntary cash payments made by the Company pursuant to subsection (h) of Section 262 of the DGCL, as described in more detail in the section of this proxy statement entitled “Appraisal Rights” beginning on page 111). Due to the complexity of the appraisal process, stockholders who wish to seek appraisal of their shares are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights.

Stockholders considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 262 of the DGCL could be more than, the same as or less than the value of the consideration that they would receive pursuant to the Merger Agreement if they did not seek appraisal of their shares.

To exercise appraisal rights, the stockholder of record must (1) submit a written demand for appraisal to the Company before the vote is taken on the proposal to adopt the Merger Agreement; (2) not vote, in person or by proxy, in favor of the proposal to adopt the Merger Agreement; and (3) continue to hold the subject shares of Company Common Stock of record through the effective time of the Merger. The failure to follow exactly the procedures specified under the DGCL may result in the loss of appraisal rights. In addition, the Delaware Court of Chancery will dismiss appraisal proceedings in respect of the Company unless certain stock ownership conditions are satisfied by the stockholders seeking appraisal, as described further in the section of this proxy statement entitled “Appraisal Rights” beginning on page 111. The DGCL requirements for exercising appraisal rights are described in further detail in this proxy statement, and a copy of the relevant section of the DGCL regarding appraisal rights is attached as Annex C to this proxy statement. If you hold your shares of Company Common Stock through a bank, broker or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker or other nominee to determine the appropriate procedures for the making of a demand for appraisal on your behalf by your bank, broker or other nominee.

Delisting and Deregistration of Company Common Stock (page 117)

If the Merger is completed, the Company Common Stock will be delisted from NASDAQ and deregistered under the Exchange Act. As such, we would no longer file periodic reports with the Securities and Exchange Commission (“SEC”).

Conduct of Our Business if the Merger is Not Completed (page 117)

In the event that the Merger Agreement is not adopted by our stockholders or if the Merger is not consummated for any other reason, our stockholders would not receive any consideration from Parent, Ultimate Parent or Merger Sub for their shares of Company Common Stock. Instead, we would remain an independent public company, the Company Common Stock would continue to be listed and traded on NASDAQ and our stockholders would continue to be subject to the same risks and opportunities as they currently are subject to with respect to their ownership of Company Common Stock. If the Merger is not consummated, there can be no assurance as to the effect of these risks and opportunities on the future value of our shares, including the risk that the market price of Company Common Stock may decline to the extent that the current market price of Company Common Stock reflects a market assumption that the Merger will be completed. If the Merger is not consummated, our business could be disrupted, including our ability to retain and hire key personnel, potential adverse reactions or changes to our business relationships and uncertainty surrounding our future plans and prospects.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following questions and answers are intended to address briefly some commonly asked questions regarding the special meeting and the Merger. These questions and answers may not address all questions that may be important to you as a Company stockholder. Please refer to the “Summary” and the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to in this proxy statement, which you should read carefully and in their entirety. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under the section of this proxy statement entitled “Where You Can Find More Information” beginning on page 119.

Q:	What is the proposed transaction and what effects will it have on the Company?

A:	The proposed transaction is the acquisition of the Company by Parent pursuant to the Merger Agreement. If the proposal to adopt the Merger Agreement is approved by our stockholders and the other closing conditions under the Merger Agreement have been satisfied or waived, Merger Sub will merge with and into the Company, with the Company being the surviving corporation. As a result of the Merger, the Company will become a subsidiary of Parent and an indirect subsidiary of Ultimate Parent, and the Company will no longer be a publicly held corporation, and you will no longer have any interest in our future earnings or growth. In addition, the Company Common Stock will be delisted from NASDAQ and deregistered under the Exchange Act, and we will no longer file periodic reports with the SEC.

Q:	What will I receive if the Merger is completed?

A:	Upon completion of the Merger, you will be entitled to receive the Merger Consideration of $12.75 in cash, without interest, less any required tax withholding, for each share of Company Common Stock that you own (as described in more detail in the section of this proxy statement entitled “The Merger Agreement — Treatment of Company Common Stock, Options and Restricted Stock Units” beginning on page 79), unless you have properly exercised, perfected and not withdrawn your appraisal rights under the DGCL with respect to such shares (as described in more detail in the section of this proxy statement entitled “The Merger Agreement — Treatment of Company Common Stock, Options and Restricted Stock Units — Dissenting Shares” beginning on page 81). You will not own any shares of the capital stock in the surviving corporation.

Q:	Am I entitled to appraisal rights under the DGCL?

A:	If the Merger is consummated, stockholders who do not vote in favor of the adoption of the Merger Agreement, who continuously hold such shares through the effective time of the Merger, who have properly exercised, perfected and not withdrawn the appraisal of their shares and who meet certain other conditions and statutory requirements described under Section 262 of the DGCL will be entitled to appraisal rights in connection with the Merger. This means that holders of shares of Company Common Stock may be entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of the shares of Company Common Stock, exclusive of any elements of value arising from the accomplishment or expectation of the Merger, together with interest to be paid on the amount determined to be fair value, if any, as determined by the court (subject, in the case of interest payments, to any voluntary cash payments made by the Company pursuant to subsection (h) of Section 262 of the DGCL, as described in more detail in the section of this proxy statement entitled “Appraisal Rights” beginning on page 111). Stockholders who wish to seek appraisal of their shares are in any case encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights due to the complexity of the appraisal process. The DGCL requirements for exercising appraisal rights are described in additional detail in this proxy statement, and the relevant section of the DGCL regarding appraisal rights is attached as Annex C to this proxy statement.

Q:	How does the Merger Consideration of $12.75 in cash compare to the market price of Company Common Stock prior to announcement of the Merger?

A:	The Merger Consideration of $12.75 in cash represents a premium of approximately 38.1% to the average closing share price of Company Common Stock during the 3-month trading period ended on November 1, 2016, the last trading day prior to the public announcement of the Merger Agreement, and a premium of approximately 46.7% to the closing price of Company Common Stock on October 28, 2016, the last full trading day before the publication of media reports concerning a potential strategic transaction involving the Company.

Q:	After the Merger is completed, how will I receive the cash for my shares?

A:	How you receive payment of the Merger Consideration for your shares depends on how you hold your shares. The following paragraphs describe the different payment processes. In all cases, the amount of your payment will be without interest and will be reduced by any required tax withholding.

Shares held at a bank, brokerage firm or other nominee, or “street name” shares: If your shares of Company Common Stock are held on your behalf by a bank, brokerage firm or other nominee, although each bank, brokerage firm or other nominee establishes its own procedures, we believe that payment of the Merger Consideration for those shares will be deposited in your account with such bank, brokerage firm or other nominee.

Shares held in direct registration form at our transfer agent, Wells Fargo Bank, N.A., or “book entry” shares: If you hold only book entry shares at Wells Fargo Bank, N.A., the paying agent will mail you a check in the amount of the aggregate Merger Consideration for those shares.

Shares for which you have a stock certificate, or “certificated” shares: If you hold Company stock certificates, the paying agent will mail you a letter of transmittal that you must complete and return to the paying agent. Once the paying agent receives your properly completed letter of transmittal and stock certificate(s), the paying agent will mail you a payment check in the amount of the aggregate Merger Consideration for your certificated shares.

If you hold both book entry shares at Wells Fargo Bank, N.A. and certificated shares, the paying agent will mail you a letter of transmittal that you must complete and return to the paying agent. Once the paying agent receives your properly completed letter of transmittal and stock certificate(s), the paying agent will mail you a payment check in the amount of the aggregate Merger Consideration for your certificated shares and for your book entry shares.

Q:	What will be the consequences of the Merger to the Company’s directors and executive officers?

A:	A number of the Company’s directors and executive officers may have interests in the Merger that are different from, or in addition to, the interests of the Company stockholders generally. These interests include acceleration of certain equity awards and potential payments and benefits on a qualifying termination of employment.

For a description of these interests, see the section of this proxy statement entitled “The Merger — Interests of Certain Persons in the Merger” beginning on page 64.

Q:	Who will be the directors of the Company if the Merger is completed?

A:	If the Merger is consummated, unless otherwise determined by Parent, the board of directors of the surviving corporation following the consummation of the Merger will be composed of the directors of Merger Sub at the effective time of the Merger and all directors of the Company immediately prior to the consummation of the Merger will cease to be Company directors as of the time of the consummation of the Merger.

Q:	How does the Company Board recommend that I vote?

A:	The Company Board unanimously recommends that you vote “FOR” the proposal to adopt the Merger Agreement, “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies and “FOR” the Brocade Advisory Proposal on Specified Compensation.

Q:	When do you expect the Merger to be consummated?

A:	We are working toward consummating the Merger as quickly as possible, and we presently anticipate that the Merger will be consummated in the second half of our fiscal year 2017 (which begins on April 30, 2017 and ends on October 28, 2017) subject to the satisfaction or waiver of all closing conditions. However, the exact timing of the consummation of the Merger cannot be predicted. In order to consummate the Merger, our stockholders must adopt the Merger Agreement, and the closing conditions under the Merger Agreement must be satisfied or waived. For more information, see the section of this proxy statement entitled “The Merger Agreement — Conditions to the Merger” beginning on page 98.

Q:	What governmental and regulatory approvals are required?

A:	Under the terms of the Merger Agreement, the Merger cannot be consummated until the waiting period applicable to the Merger under the HSR Act has expired or been terminated. Additionally, under the terms of the Merger Agreement, the Merger cannot be consummated until affirmative approval or clearance required under the antitrust laws of the European Union, Japan, and the People’s Republic of China have been obtained or are deemed to have been obtained.

Also, under the Merger Agreement, the parties are not required to consummate the Merger until any review or investigation by CFIUS of the Merger has been concluded and either (i) the parties have received written notice that a determination by CFIUS has been made that there are no unresolved issues of national security in connection with the transactions contemplated by the Merger Agreement, or (ii) the President of the United States has determined not to use his powers to unwind, suspend or prohibit the consummation of the transactions contemplated by the Merger Agreement.

Q:	What happens if the Merger is not consummated?

A:	If the Merger Agreement is not adopted by the stockholders of the Company or if the Merger is not consummated for any other reason, the stockholders of the Company will not receive any payment for their shares of Company Common Stock in connection with the Merger. Instead, the Company will remain an independent public company, and the Company Common Stock will continue to be listed and traded on NASDAQ. Under specified circumstances, the Company may be required to pay to Parent a fee with respect to the termination of the Merger Agreement, as described under the section of this proxy statement entitled “The Merger Agreement — Termination Fee” beginning on page 101.

Q:	Is the Merger expected to be taxable to me?

A:

Yes. The exchange of shares of Company Common Stock for cash pursuant to the Merger will generally be a taxable transaction for U.S. federal income tax purposes, and may also be a taxable transaction under applicable state, local and/or non-U.S. income or other tax laws. In general, for U.S. federal income tax purposes, a U.S. holder (or a non-U.S. holder that is subject to U.S. federal income tax on its gain from the Merger) (both terms defined below in the section of this proxy statement entitled “The Merger — Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 74) who exchanges Company Common Stock for cash in the Merger will recognize gain or loss in an amount equal to the difference, if any, between the amount of cash received (determined before deduction of any applicable withholding taxes) with respect to such shares and the stockholder’s adjusted tax basis in such shares. For more information, see the section of this proxy statement entitled “The Merger — Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 74 for a more complete discussion of the U.S. federal income tax consequences of the Merger to U.S. holders and certain non-U.S. holders. Because individual circumstances may differ, you should consult your tax advisor to determine the particular U.S. federal, state, local and/or non-U.S. tax consequences of the Merger to you.

Q:	Why am I receiving this proxy statement and proxy card or voting instruction form?

A:	You are receiving this proxy statement and proxy card or voting instruction form because you owned shares of Company Common Stock as of the record date of [●], which entitles you to receive notice of, and to vote at, the special meeting. This proxy statement describes matters on which we urge you to vote and is intended to assist you in deciding how to vote your shares of Company Common Stock with respect to such matters.

Q:	When and where is the special meeting?

A:	The special meeting of stockholders of the Company will be held on [●] at [●], local time, at [●].

Q:	What am I being asked to vote on at the special meeting?

A:	You are being asked to consider and vote on (1) a proposal to adopt the Merger Agreement that provides for the acquisition of the Company by Parent; (2) a proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the Merger Agreement; and (3) the Brocade Advisory Proposal on Specified Compensation.

Q:	What vote is required for the Company’s stockholders to approve the proposal to adopt the Merger Agreement?

A:	The adoption of the Merger Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote on the matter. Because the affirmative vote required to approve the proposal to adopt the Merger Agreement is based upon the total number of outstanding shares of Company Common Stock, if you fail to submit a proxy or vote in person at the special meeting, or abstain, or you do not provide your bank, brokerage firm or other nominee with voting instructions, as applicable, this will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement.

Q:	What vote of our stockholders is required to approve the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies?

A:	Assuming a quorum exists, approval of the proposal to adjourn the special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies, requires the affirmative vote of the holders of a majority of the Company Common Stock having voting power present in person or represented by proxy at the special meeting and entitled to vote on the matter. Abstaining will have the same effect as a vote “AGAINST” the proposal to adjourn the special meeting. If you fail to submit a proxy or vote in person at the special meeting or if your shares of Company Common Stock are held through a bank, brokerage firm or other nominee and you do not instruct your bank, brokerage firm or other nominee on how to vote your shares of Company Common Stock, your shares of Company Common Stock will not be voted, but this will not have an effect on the proposal to adjourn the special meeting.

Q:	What vote is required for the Company’s stockholders to approve the Brocade Advisory Proposal on Specified Compensation?

A:

Assuming a quorum exists, the adoption of the Brocade Advisory Proposal on Specified Compensation requires the affirmative vote of the holders of a majority of the Company Common Stock having voting power present in person or represented by proxy at the special meeting and entitled to vote on the matter. Abstaining will have the same effect as a vote “AGAINST” the Brocade Advisory Proposal on Specified

Compensation. If you fail to submit a proxy or to vote in person at the special meeting or if your shares of Company Common Stock are held through a bank, brokerage firm or other nominee and you do not instruct your bank, brokerage firm or other nominee on how to vote your shares of Company Common Stock, your shares of Company Common Stock will not be voted, but this will not have an effect on the Brocade Advisory Proposal on Specified Compensation.

Q:	What will happen if the Company’s stockholders do not approve the Brocade Advisory Proposal on Specified Compensation?

A:	The vote on the Brocade Advisory Proposal on Specified Compensation is a vote separate and apart from the vote to adopt the Merger Agreement. You may vote for this proposal and against adoption of the Merger Agreement, or vice versa. Because the vote on the Brocade Advisory Proposal on Specified Compensation is advisory only, it is not binding on the Company, the Company Board, the compensation committee of the Company Board, Parent, Ultimate Parent or any affiliate thereof. Approval of the Brocade Advisory Proposal on Specified Compensation is not a condition to consummation of the Merger, and failure to adopt the Brocade Advisory Proposal on Specified Compensation will have no effect on the vote to adopt the Merger Agreement. Accordingly, because we are contractually obligated to pay the compensation, the compensation will be payable, subject only to the conditions applicable thereto and any future amendments thereto, regardless of the outcome of the advisory (non-binding) vote.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	If you hold your shares in an account at our transfer agent Wells Fargo Bank, N.A. or have a Company stock certificate, you are considered, with respect to those shares of Company Common Stock, the “stockholder of record.” This proxy statement and your proxy card have been sent directly to you by the Company.

If your shares of Company Common Stock are held in “street name” through a bank, brokerage firm or other nominee, you are considered the “beneficial owner” of those shares of Company Common Stock. In that case, this proxy statement has been forwarded to you by your bank, brokerage firm or other nominee. As the beneficial owner, you have the right to direct your bank, brokerage firm or other nominee how to vote those shares of Company Common Stock by following their instructions for voting.

Q:	Who can vote at the special meeting?

A:	All stockholders of record of Company Common Stock as of the close of business on [●], the record date for the special meeting, are entitled to receive notice of, and to vote at, the special meeting. Each holder of Company Common Stock is entitled to cast one vote on each matter properly brought before the special meeting for each share of Company Common Stock that such holder owned as of the record date. If your shares of Company Common Stock are held through a bank, brokerage firm or other nominee, in order to vote those shares at the special meeting, you must provide a legal proxy from your bank, brokerage firm or other nominee at the special meeting.

Q:	Who is entitled to attend the special meeting?

A:	Please note that space limitations make it necessary to limit attendance at the special meeting to Company stockholders as of the record date (or their authorized representatives). If your shares of Company Common Stock are held through a bank, brokerage firm or other nominee, please bring to the special meeting your statement evidencing your beneficial ownership of Company Common Stock as of the record date. Please note that if your shares are held through a bank, brokerage firm or other nominee, even if you bring your statement evidencing your beneficial ownership of Company Common Stock as of the record date, you will not be able to vote your shares at the special meeting unless you provide a legal proxy from your bank, brokerage firm or other nominee at the special meeting. All stockholders must also bring photo identification acceptable to us, such as a valid driver’s license or passport.

Q:	What is a quorum?

A:	The holders of a majority of the voting power of the issued and outstanding shares of Company Common Stock entitled to vote thereat, present in person or represented by proxy, at the special meeting constitutes a quorum for the purposes of the special meeting.

Q:	How do I vote?

A:	If your shares of Company Common Stock are held through a bank, brokerage firm or other nominee, please refer to the instructions provided by your bank, brokerage firm or other nominee to see which of the below choices are available to you. Please note that if your shares of Company Common Stock are held through a bank, brokerage firm or other nominee and you wish to vote those shares in person at the special meeting, you must provide a legal proxy from your bank, brokerage firm or other nominee at the special meeting.

If you are a stockholder of record, you may vote your shares of Company Common Stock with respect to which you are the stockholder of record at the special meeting in any of the following ways:

•	By Internet: You may submit a proxy over the Internet by following the instructions on your proxy card or voting instruction form. Please have your proxy card in hand when you log onto the website.

•	By Telephone: You may submit a proxy by telephone (from U.S. and Canada only) using the toll-free number listed on the proxy card. Please have your proxy card in hand when you call.

•	By Mail: You may indicate your vote by marking, dating and signing your proxy card in accordance with the instructions on it and returning the bottom half of the card by mail in the enclosed postage-paid envelope provided. The proxy card must be received prior to commencement of the special meeting.

•	In Person: You may vote in person at the special meeting if you satisfy the admission requirements to the special meeting, as described in the Notice of Special Meeting of the Stockholders. Even if you plan to attend the special meeting, we encourage you to vote in advance by Internet, telephone or mail so that your vote will be counted in the event you later decide not to attend the special meeting.

Q:	If my shares of Company Common Stock are held in “street name” by my bank, brokerage firm or other nominee, will my bank, brokerage firm or other nominee vote my shares of Company Common Stock for me?

A:	Your bank, brokerage firm or other nominee will only be permitted to vote your shares of Company Common Stock if you instruct your bank, brokerage firm or other nominee how to vote. You should follow the procedures provided by your bank, brokerage firm or other nominee regarding the voting of your shares of Company Common Stock. If you do not instruct your bank, brokerage firm or other nominee to vote your shares of Company Common Stock, your shares of Company Common Stock will not be voted and the effect will be the same as a vote “AGAINST” the proposal to adopt the Merger Agreement, but this will not have an effect on the other two proposals.

Q:	How can I change or revoke my vote?

A:	You have the right to revoke a proxy, whether delivered over the Internet, by telephone or by mail, at any time before it is exercised, by voting again at a later date through any of the methods available to you or by attending the special meeting and voting in person.

Q:	What is a proxy?

A:

A proxy is your legal designation of another person, referred to as a “proxy,” to vote your shares of Company Common Stock. The written document describing the matters to be considered and voted on at the special meeting is called a “proxy statement.” The document used to designate a proxy to vote your shares of Company Common Stock is called a “proxy card.” We have designated David L. House, the Chairman of the Company Board, Lloyd A. Carney, our Chief Executive Officer, Daniel W. Fairfax, our Senior Vice President and Chief Financial Officer, and Ellen A. O’Donnell, our Senior Vice President, General Counsel and Corporate Secretary, with full power of substitution and re-substitution, as proxies for the special meeting.

Q:	If a stockholder gives a proxy, how are the shares of Company Common Stock voted?

A:	Regardless of the method you choose to vote, the individuals named on the enclosed proxy card, or your proxies, will vote your shares of Company Common Stock in the way that you indicate. When completing the Internet or telephone processes or the proxy card, you may specify whether your shares of Company Common Stock should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the special meeting.

If you properly sign your proxy card but do not mark the boxes showing how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted “FOR” the proposal to adopt the Merger Agreement, “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies and “FOR” the Brocade Advisory Proposal on Specified Compensation.

Q:	What do I do if I receive more than one proxy or set of voting instructions?

A:	If you hold shares directly as a stockholder of record and as a beneficial owner through a bank, brokerage firm or other nominee, you may receive more than one proxy and/or set of voting instructions relating to the special meeting.

These should each be voted and/or returned separately as described elsewhere in this proxy statement in order to ensure that all of your shares are voted.

Q:	What happens if I sell my shares of Company Common Stock before the special meeting?

A:	The record date for stockholders entitled to vote at the special meeting is earlier than both the date of the special meeting and the date of the consummation of the Merger. If you transfer your shares of Company Common Stock after the record date but before the special meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you transfer your shares and each of you notifies the Company in writing of such special arrangements, you will retain your right to vote such shares at the special meeting, but will transfer the right to receive the Merger Consideration to the person to whom you transfer your shares.

Q:	What do I need to do now?

A:	We urge you to carefully read this proxy statement in its entirety, including its annexes, and to consider how the Merger would affect you. Even if you plan to attend the special meeting, after carefully reading and considering the information contained in this proxy statement, please vote promptly to ensure that your shares are represented at the special meeting. If you are a stockholder of record, please vote your shares of Company Common Stock by (i) completing, signing, dating and returning the appropriate portion of the enclosed proxy card in the accompanying prepaid reply envelope, (ii) using the telephone number printed on your proxy card, or (iii) using the Internet voting instructions printed on your proxy card. If you decide to attend the special meeting and vote in person, your vote by ballot will revoke any proxy previously submitted. If you are a beneficial owner of Company Common Stock, please refer to the instructions provided by your bank, brokerage firm or other nominee to see which of the above choices are available to you.

Q:	Should I send in my stock certificates now?

A:

No. If you are a record holder of certificated shares of Company Common Stock, you will be sent a letter of transmittal within three business days after the consummation of the Merger describing how you may exchange your shares of Company Common Stock for the Merger Consideration. Please do NOT return your stock certificate(s) with your proxy.

Q:	How will I receive the Merger Consideration if I have lost my stock certificate?

A:	If your stock certificate is lost, stolen or destroyed, you must deliver an affidavit and may be required by Parent or the surviving corporation to post a bond as indemnity against any claim that may be made with respect to such certificate prior to receiving the Merger Consideration, without interest, less any required tax withholding.

Q:	Will a proxy solicitor be used?

A:	We have engaged Innisfree M&A Incorporated to assist in the solicitation of proxies and provide related advice and informational support for a services fee of $20,000, plus customary disbursements.

Q:	Who can help answer my other questions?

A:	If you have additional questions about the Merger, need assistance in submitting your proxy or voting your shares of Company Common Stock, or need additional copies of the proxy statement or the enclosed proxy card, please contact our proxy solicitor:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, NY 10022

Stockholders may call toll free: (888) 750-5834

Banks and brokers may call collect: (212) 750-5833

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This proxy statement and the documents to which we refer you in this proxy statement, as well as information included in oral statements or other written statements made or to be made by us, contain statements that, in our opinion, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may be typically identified by such words as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” “potential,” “predict,” “aim,” and other similar expressions, among others, which appear in a number of places in this proxy statement (and the documents to which we refer you in this proxy statement) and include, but are not limited to, all statements relating directly or indirectly to the timing or likelihood of consummating the Merger, plans for future growth and other business development activities as well as capital expenditures, financing sources and the effects of regulation and competition and all other statements regarding our intent, plans, beliefs or expectations or those of our directors or officers. These forward-looking statements reflect the current analysis of existing information and are subject to various risks and uncertainties. As a result, caution must be exercised in relying on forward-looking statements. Due to known and unknown risks, our actual results may differ materially from our expectations or projections.

The following factors, among others, could cause our actual results to differ materially from those described or implied in these forward-looking statements:

•	the risk that the conditions to the closing of the Merger are not satisfied (including a failure of our stockholders to approve, on a timely basis or otherwise, the Merger and the risk that regulatory approvals required for the Merger, including antitrust approvals and clearance from CFIUS, are not obtained, on a timely basis or otherwise, or are obtained subject to conditions that are not anticipated);

•	the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement and risk that the circumstances of such termination could require us to pay Parent a $195 million termination fee;

•	litigation or other legal proceedings relating to the Merger;

•	uncertainties as to the timing of the consummation of the Merger and the ability of each of the Company, Ultimate Parent and Parent to consummate the Merger;

•	risks that the proposed transaction disrupts the current plans and operations, and diverts the attention of management or employees of the Company or Ultimate Parent;

•	the ability of the Company to retain and hire key personnel;

•	competitive responses to the proposed Merger;

•	unexpected costs, charges or expenses resulting from the Merger;

•	potential adverse reactions or changes to business relationships resulting from the announcement or consummation of the Merger; and

•	legislative, regulatory and economic developments.

The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in the Company’s and Ultimate Parent’s respective most recent Annual Reports on Form 10-K and more recent other reports filed with the SEC. The Company and Ultimate Parent can give no assurance that the conditions to the Merger will be satisfied. Except as required by applicable law, neither the Company nor Ultimate Parent undertakes any obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

PARTIES TO THE MERGER

The Company

Brocade Communications Systems, Inc.

130 Holger Way

San Jose, California 95134

(408) 333-8000

The Company is a Delaware corporation with its headquarters in San Jose, California. The Company is a leading supplier of networking hardware, software, and services, including Storage Area Networking solutions and Internet Protocol Networking solutions, for businesses and organizations of various types and sizes. For more information about the Company, please visit our website at http://www.brocade.com. Our website address is provided as an inactive textual reference only. The information contained on our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the SEC. For more information, see the section of this proxy statement entitled “Where You Can Find More Information,” beginning on page 119. The Company Common Stock is publicly traded on NASDAQ under the symbol “BRCD.”

Ultimate Parent

Broadcom Limited

1 Yishun Avenue 7

Singapore 768923

(65) 6755-7888; and

1320 Ridder Park Drive

San Jose, California 95131

(408) 433-8000

Ultimate Parent is incorporated under the laws of the Republic of Singapore and is co-headquartered in Singapore and San Jose, California. Ultimate Parent is a leading designer, developer and global supplier of a broad range of analog and digital semiconductor connectivity solutions. Ultimate Parent’s extensive product portfolio serves four primary end markets: wired infrastructure, wireless communications, enterprise storage and industrial. Applications for Ultimate Parent’s products in these end markets include data center networking, home connectivity, broadband access, telecommunications equipment, smartphones and base stations, data center servers and storage, factory automation, power generation and alternative energy systems, and displays. For more information about Ultimate Parent, please visit its website at http://www.broadcom.com. This website address is provided as an inactive textual reference only. The information contained on this website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the SEC. For more information, see the section of this proxy statement entitled “Where You Can Find More Information,” beginning on page 119. The common stock of Ultimate Parent is publicly traded on NASDAQ under the symbol “AVGO.”

Parent

Broadcom Corporation

1320 Ridder Park Drive

San Jose, California 95131

(408) 433-8000

Parent is a California corporation and an indirect subsidiary of Ultimate Parent.

Merger Sub

Bobcat Merger Sub, Inc.

1320 Ridder Park Drive

San Jose, California 95131

(408) 433-8000

Merger Sub is a Delaware corporation that was formed by Parent and its affiliates solely for the purpose of entering into the Merger Agreement and completing the transactions contemplated by the Merger Agreement. Merger Sub is a wholly owned subsidiary of Parent and has not engaged in any business except for activities incidental to its formation and as contemplated by the Merger Agreement. Upon the consummation of the Merger, Merger Sub will cease to exist and the Company will continue as the surviving corporation.

THE SPECIAL MEETING

Time, Place and Purpose of the Special Meeting

This proxy statement is being furnished to our stockholders as part of the solicitation of proxies by the Company Board for use at the special meeting to be held on [●] at [●], local time, at [●], or at any postponement or adjournment thereof. At the special meeting, holders of Company Common Stock will be asked to approve the proposal to adopt the Merger Agreement, to approve the proposal to adjourn the special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the Merger Agreement and to approve the Brocade Advisory Proposal on Specified Compensation.

Our stockholders must approve the proposal to adopt the Merger Agreement in order for the Merger to occur. If our stockholders fail to approve the proposal to adopt the Merger Agreement, the Merger will not occur. A copy of the Merger Agreement is attached as Annex A to this proxy statement, and we encourage you to read it carefully in its entirety.

Recommendation of the Board of Directors

After careful consideration of various factors described in the section of this proxy statement entitled “The Merger — Reasons for the Merger; Recommendation of the Board of Directors,” beginning on page 43, the Company Board unanimously (1) determined that the proposed Merger Agreement and Merger were fair to, advisable and in the best interests of the Company’s stockholders, (2) approved the Merger Agreement and the other transactions contemplated by the Merger Agreement, (3) directed that a special meeting of the Company’s stockholders be held for the purposes of voting on the adoption of the Merger Agreement, and (4) recommended that the stockholders vote in favor of the adoption of the Merger Agreement and approve the Merger and the other transactions contemplated by the Merger Agreement.

In considering the recommendation of the Company Board with respect to the proposal to adopt the Merger Agreement, you should be aware that our directors and executive officers have interests in the Merger that are different from, or in addition to, yours. The Company Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Merger Agreement and the Merger, and in recommending that the Merger Agreement be adopted by the stockholders of the Company. For more information, see the section of this proxy statement entitled “The Merger — Interests of Certain Persons in the Merger” beginning on page 64.

The Company Board unanimously recommends that you vote “FOR” the proposal to adopt the Merger Agreement; “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies; and “FOR” the Brocade Advisory Proposal on Specified Compensation.

Record Date and Quorum

We have fixed the close of business on [●] as the record date for the special meeting, and only holders of record of Company Common Stock on the record date are entitled to vote at the special meeting. You are entitled to receive notice of, and to vote at, the special meeting if you owned shares of Company Common Stock at the close of business on the record date. On the record date, there were [●] shares of Company Common Stock issued and outstanding and entitled to vote. Each share of Company Common Stock entitles its holder to one vote on each matter properly coming before the special meeting.

The holders of a majority of the voting power of the issued and outstanding shares of Company Common Stock entitled to vote thereat, present in person or represented by proxy, will constitute a quorum for the transaction of business at the special meeting. Shares of Company Common Stock for which a stockholder directs an “abstention” from voting, as well as “broker non-votes” (as described below), will be counted for purposes of establishing a quorum. A quorum is necessary to transact business at the special meeting. Once a share of Company Common Stock is represented at the special meeting, it will be counted for the purpose of determining a quorum at the special meeting and any adjournment of the special meeting. However, if a new record date is set for the adjourned special meeting, then a new quorum will have to be established. In the event that a quorum is not present at the special meeting, it is expected that the special meeting will be adjourned or postponed.

Attendance

If you are a stockholder of record, that is, you hold your shares in an account with our transfer agent, Wells Fargo Bank, N.A., or you have a Company stock certificate, you may attend the special meeting by presenting a photo identification acceptable to us, such as a valid driver’s license or passport.

If your shares are held in “street name,” that is, you hold your shares in an account with a bank, brokerage firm or other nominee, you may also attend the special meeting by presenting a photo identification acceptable to us, such as a valid driver’s license or passport. However, you may not vote your shares in person at the special meeting unless you follow your broker or bank’s procedures for obtaining a legal proxy and then present that legal proxy for verification at the special meeting.

Vote Required

Approval of the proposal to adopt the Merger Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote on the matter. For the proposal to adopt the Merger Agreement, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Abstentions will not be counted as votes cast in favor of the proposal to adopt the Merger Agreement, but will count for the purpose of determining whether a quorum is present. If you fail to submit a proxy or to vote in person at the special meeting, or abstain, it will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement.

Assuming a quorum is present, approval of the proposal to adjourn the special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies, requires the affirmative vote of the holders of a majority of the Company Common Stock having voting power present in person or represented by proxy at the special meeting and entitled to vote on the matter. For the proposal to adjourn the special meeting, you may vote “FOR,” “AGAINST” or “ABSTAIN.” For purposes of this proposal, abstentions will be counted in tabulating the votes cast and will have the same effect as a vote “AGAINST” the proposal. Broker non-votes will not be counted in tabulating the votes cast and will not have an effect on the proposal to adjourn the special meeting. If you fail to submit a proxy or vote in person at the special meeting, the shares of Company Common Stock not voted will not be counted in respect of, and will not have an effect on, the proposal to adjourn the special meeting.

Assuming a quorum is present, approval of the Brocade Advisory Proposal on Specified Compensation requires the affirmative vote of the holders of a majority of the Company Common Stock having voting power present in person or represented by proxy at the special meeting and entitled to vote on the matter. For the Brocade Advisory Proposal on Specified Compensation, you may vote “FOR,” “AGAINST” or “ABSTAIN.” For purposes of this proposal, abstentions will be counted in tabulating the votes cast and will have the same effect as a vote “AGAINST” the proposal. Broker non-votes will not be counted in tabulating the votes cast and will not have an effect on the Brocade Advisory Proposal on Specified Compensation. If you fail to submit a proxy or vote in person at the special meeting, the shares of Company Common Stock not voted will not be counted in respect of, and will not have an effect on, the Brocade Advisory Proposal on Specified Compensation.

If you are a stockholder of record, this proxy statement and proxy card have been sent directly to you by the Company. If your shares are held in “street name” in an account with a bank, brokerage firm or other nominee, this proxy statement has been forwarded to you by your bank, brokerage firm or other nominee. As the beneficial owner of Company Common Stock, you have the right to direct your bank, brokerage firm or other nominee how to vote your shares by following their instructions for voting.

Most stockholders can vote over the Internet or by telephone. You can also vote your shares by completing and returning the appropriate portion of the enclosed proxy card or, if you hold shares in “street name,” a voting instruction form. If Internet and telephone voting are available to you, you can find voting instructions in the materials sent to you.

You can revoke your proxy (including any Internet or telephone vote) at any time before it is exercised by timely delivery of a properly executed, later-dated proxy or by voting in person at the special meeting.

How you vote will in no way limit your right to vote at the meeting if you later decide to attend in person. However, if your shares are held in “street name,” you must obtain a legal proxy, executed in your favor, from your brokerage firm or other holder of record, to be able to vote at the meeting.

All shares entitled to vote and represented by your properly completed proxy received prior to the meeting and not revoked will be voted at the meeting in accordance with your instructions.

If you choose to vote by mailing the appropriate portion of the enclosed proxy card, your proxy card must be received before the special meeting begins. Please do not send in your stock certificates with your proxy card. After the Merger is consummated, if you are a record holder of certificated shares of Company Common Stock, a separate letter of transmittal and instructions for use in effecting the surrender of stock certificates will be mailed to you that will enable you to receive the Merger Consideration in exchange for your stock certificates.

If you vote by proxy, regardless of the method you choose to vote, the individuals named on the enclosed proxy card, and each of them, with full power of substitution, or your proxies, will vote your shares of Company Common Stock in the way that you indicate. When completing the Internet or telephone processes or the proxy card, you may specify whether your shares of Company Common Stock should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the special meeting.

If you properly sign your proxy card but do not mark the boxes showing how your shares of Company Common Stock should be voted on a matter, the shares of Company Common Stock represented by your properly signed proxy will be voted “FOR” the proposal to adopt the Merger Agreement, “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies and “FOR” the Brocade Advisory Proposal on Specified Compensation.

If you have any questions or need assistance voting your shares, please call Innisfree M&A Incorporated, the Company’s proxy solicitor, toll-free at (888) 750-5834 from the U.S. or Canada. Banks and brokers may call collect at (212) 750-5833.

It is important that you vote your shares of Company Common Stock promptly. Whether or not you plan to attend the special meeting, please complete, date, sign and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope, or submit your proxy by telephone or the Internet. Stockholders who attend the special meeting may revoke their proxies by voting in person.

Shares Held by the Company’s Directors and Executive Officers

As of [●], the record date, the directors and executive officers of the Company beneficially owned and were entitled to vote, in the aggregate, [●] shares of Company Common Stock, representing [●]% of the outstanding shares of Company Common Stock on the record date. The directors and executive officers have informed the Company that they currently intend to vote all of their shares of Company Common Stock “FOR” the proposal to adopt the Merger Agreement, “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies and “FOR” the Brocade Advisory Proposal on Specified Compensation.

Pursuant to the Support Agreement, which is attached to this proxy statement as Annex D, our directors and executive officers are obligated to, among other things, vote their shares of Company Common Stock in favor of the proposal to adopt the Merger Agreement. For more information, see the section of this proxy statement entitled “The Support Agreement” beginning on page 105.

Proxies and Revocation

Any stockholder of record entitled to vote at the special meeting may submit a proxy by telephone, over the Internet, or by returning the appropriate portion of the enclosed proxy card in the accompanying prepaid reply envelope, or may vote in person by appearing at the special meeting. If your shares of Company Common Stock are held in “street name” through a bank, brokerage firm or other nominee, you should instruct your bank, brokerage firm or other nominee on how to vote your shares of Company Common Stock using the instructions provided by your bank, brokerage firm or other nominee. If you fail to submit a proxy or to vote in person at the special meeting, or do not provide your bank, brokerage firm or other nominee with voting instructions, as applicable, your shares of Company Common Stock will not be voted on the proposal to adopt the Merger Agreement, which will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement, but will not have an effect on approval of the proposal to adjourn the special meeting or the Brocade Advisory Proposal on Specified Compensation.

You have the right to revoke a proxy, whether delivered over the Internet, by telephone or by mail, at any time before it is exercised, by voting at a later date through any of the methods available to you or by attending the special meeting and voting in person. If your shares of Company Common Stock are held in “street name” by your bank, brokerage firm or other nominee, please follow the instructions you receive from your bank, brokerage firm or other nominee to change your vote.

Adjournments and Postponements

Although it is not currently expected, the special meeting may be adjourned or postponed, including for the purpose of soliciting additional proxies as described in the section of this proxy statement entitled “Authority to Adjourn the Special Meeting (Proposal No. 2)” beginning on page 109, if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the Merger Agreement or if a quorum is not present at the special meeting. Other than an announcement to be made at the special meeting of the time, date and place of an adjourned meeting, an adjournment generally may be made without notice. Any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies will allow the Company’s stockholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting that was adjourned or postponed.

Anticipated Date of Completion of the Merger

We are working toward completing the Merger as soon as possible. Assuming timely satisfaction of necessary closing conditions, including regulatory approvals and the approval by our stockholders of the proposal to adopt the Merger Agreement, we presently anticipate that the Merger will be completed in the second half of our fiscal year 2017, which begins on April 30, 2017 and ends on October 28, 2017.

Rights of Stockholders Who Seek Appraisal

If the Merger is consummated, Company stockholders who properly demand appraisal of their shares, who do not vote in favor of the adoption of the Merger Agreement, who continuously hold such shares through the effective time of the Merger and who meet certain other conditions and statutory requirements described herein will be entitled to appraisal rights in connection with the Merger under Section 262 of the DGCL. This means that such stockholders will be entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares of Company Common Stock, exclusive of any elements of value arising from the accomplishment or expectation of the Merger, together with interest to be paid on the amount determined to be fair value, if any, as determined by the court (subject, in the case of interest payments, to any voluntary cash payments made by Company pursuant to subsection (h) of Section 262 of the DGCL, as described in more detail in the section of this proxy statement entitled “Appraisal Rights” beginning on page 111). Due to the complexity of the appraisal process, stockholders who wish to seek appraisal of their shares are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights.

Stockholders considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 262 of the DGCL could be more than, the same as or less than the value of the consideration that they would receive pursuant to the Merger Agreement if they did not seek appraisal of their shares.

To exercise appraisal rights under Section 262 of the DGCL, the stockholder of record must (1) submit a written demand for appraisal to the Company before the vote is taken on the proposal to adopt the Merger Agreement; (2) not vote, in person or by proxy, in favor of the proposal to adopt the Merger Agreement; and (3) continue to hold the subject shares of Company Common Stock of record through the effective time of the Merger. The failure to follow exactly the procedures specified under the DGCL may result in the loss of appraisal rights. In addition, the Delaware Court of Chancery will dismiss appraisal proceedings in respect of the Company unless certain stock ownership conditions are satisfied by the stockholders seeking appraisal, as described further in the section of this proxy statement entitled “Appraisal Rights” beginning on page 111. The DGCL requirements for exercising appraisal rights are described in further detail in this proxy statement, and a copy of the relevant section of the DGCL regarding appraisal rights is attached as Annex C to this proxy statement. If you hold your shares of Company Common Stock through a bank, broker or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker or other nominee to determine the appropriate procedures for the making of a demand for appraisal on your behalf by your bank, broker or other nominee.

Solicitation of Proxies; Payment of Solicitation Expenses

We have engaged Innisfree M&A Incorporated to assist in the solicitation of proxies and provide related advice and informational support for a services fee of $20,000, plus customary disbursements. We have also agreed to indemnify Innisfree M&A Incorporated against losses arising out of its provision of these services on our behalf. In addition, the Company may also reimburse brokers, banks and other custodians, nominees and fiduciaries representing beneficial owners of shares of Company Common Stock for their expenses in forwarding soliciting materials to beneficial owners of Company Common Stock and in obtaining voting instructions from those owners. Directors, officers and employees of ours may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

Householding

We use a practice approved by the SEC called “householding.” Under this practice, stockholders who have the same address and last name and do not participate in electronic delivery of proxy materials receive only one copy of our proxy materials at that address, unless one or more of those stockholders has notified us that they wish to receive individual copies. If you are a record holder and would like to receive a separate copy of this proxy statement, please contact our transfer agent, Wells Fargo Shareowner Services, by telephone at (800) 468-9716 or by facsimile at (651) 450-4033. If you are a beneficial owner and would like to receive a separate copy of this proxy statement, please contact your brokerage firm. Each stockholder who participates in householding will continue to be able to access or receive a separate proxy card.

If you share an address with another Company stockholder and would like to start or stop householding for your account, please contact our Investor Relations Group at (408) 333-8000, write to Investor Relations, Brocade Communications Systems, Inc., 130 Holger Way, San Jose, California 95134, or send an email to our Investor Relations Group at investor-relations@brocade.com.

Please be aware that if you choose to access those materials over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible.

Allowing us to household materials or electing to view them over the Internet will help us save on the cost of printing and distributing those materials and reduce the impact on the environment.

Questions and Additional Information

If you have more questions about the Merger, the special meeting or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please contact our proxy solicitor:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, NY 10022

Stockholders may call toll-free: (888) 750-5834

Banks and brokers may call collect: (212) 750-5833

THE MERGER

This discussion of the Merger is qualified in its entirety by reference to the Merger Agreement, which is attached to this proxy statement as Annex A. You should read the entire Merger Agreement carefully as it is the legal document that governs the Merger.

General

The Merger Agreement provides that Merger Sub will merge with and into the Company. The Company will be the surviving corporation in the Merger and will continue to do business following the Merger as a wholly owned subsidiary of Parent. As a result of the Merger, the Company will cease to be a publicly traded company. If the Merger is consummated, you will not own any shares of the capital stock of the surviving corporation.

In the Merger, each outstanding share of Company Common Stock, except for the Excluded Shares, will be converted into the right to receive $12.75 in cash, without interest, less any required tax withholding.

Background of the Merger

The following chronology summarizes the key meetings and events that led to the signing of the Merger Agreement. This chronology does not purport to catalogue every conversation among the Corporate Development Committee of the Company Board (the “Corporate Development Committee”), the Transaction Committee of the Company Board (the “Transaction Committee”), the Company Board or the representatives of the Company, Ultimate Parent, Parent, and other parties.

The Company Board regularly evaluates the Company’s strategic direction and ongoing business plans with a view toward strengthening the Company’s business and enhancing stockholder value. As part of this evaluation, the Company Board has, from time to time, considered exploring a variety of strategic alternatives. These have included, among others: (1) the continuation of the Company’s current business plan; (2) investment in, and development of, new products; (3) opportunities for potential expansion into new business lines through acquisitions and combinations of the Company with other businesses such as the Company’s recent acquisitions of Ruckus Wireless, Inc. (“Ruckus”), Connectem Inc., and the SteelApp virtual application delivery controller product line from Riverbed Technology, Inc.; and (4) a possible sale of the Company or one or more of its business units.

In May 2016, Mr. Tom Krause, Vice President of Corporate Development and Acting Chief Financial Officer of Ultimate Parent, contacted Mr. Ted Rado, Vice President of Corporate Development of the Company, to arrange a meeting with Mr. Rado.

On May 19, 2016, Messrs. Krause and Rado held a meeting in which Mr. Krause expressed Ultimate Parent’s interest in exploring an acquisition of the Company’s fibre channel business. They did not discuss price or any other potential terms. However, Mr. Krause stated that, if a transaction were going to be completed, Ultimate Parent would want to enter into it expeditiously. Messrs. Krause and Rado also discussed scheduling a meeting to introduce Mr. Carney and Mr. Hock E. Tan, the Chief Executive Officer and President of Ultimate Parent.

On May 27, 2016, the Company completed its previously announced acquisition of Ruckus.

On June 2, 2016, Mr. Ken Hao, a Managing Partner and Managing Director at Silver Lake Partners, met with Mr. Carney following an introduction from Evercore that occurred in May 2016. Mr. Hao is also a member of the board of directors of Ultimate Parent and Silver Lake Partners is a long-term investor in Ultimate Parent. Mr. Hao expressed an interest in exploring ways in which Silver Lake might engage in a variety of strategic transactions with Brocade. Mr. Hao also noted that he was aware that Mr. Krause had expressed Ultimate Parent’s interest in acquiring the Company’s fibre channel business, and Mr. Carney indicated to Mr. Hao that the Company’s fibre channel business was not for sale.

Later on June 2, 2016, Mr. Carney met with Mr. Tan, who expressed Ultimate Parent’s interest in acquiring the Company’s fibre channel business. Mr. Carney informed Mr. Tan that the Company was focused on executing its standalone strategy and integration of Ruckus. Mr. Carney stated that the Company was not interested in selling its fibre channel business.

On June 6, 2016, Mr. Tan called Mr. Carney to indicate Ultimate Parent’s interest in acquiring the Company as a whole and to suggest a follow-up in person meeting to discuss Ultimate Parent’s interest further. Mr. Carney informed Mr. Tan again that the Company was not seeking a sale of the entire Company, but that he would bring to the Company Board’s attention any unsolicited proposal that he received and that the Company Board, consistent with its fiduciary duties, would evaluate any such proposal in due course.

On June 7, 2016, during a previously scheduled Company Board meeting, Mr. Carney informed the Company Board about his discussions with Mr. Tan and Ultimate Parent’s interest in acquiring the Company’s fibre channel business, or, if necessary, the Company as a whole, emphasizing that Mr. Tan did not provide a specific offer. The Company Board indicated that it concurred with Mr. Carney’s prior position on behalf of the Company with respect to Ultimate Parent’s interest in acquiring the fibre channel business or the Company as a whole and confirmed that it would evaluate any bona fide proposal put forth by any party for a sale of the entire Company.

Later in June 2016, Mr. Carney spoke with Mr. Tan and conveyed the Company’s position with respect to Ultimate Parent’s interest in acquiring the Company’s fibre channel business, or the Company as a whole, as determined at the Company Board meeting on June 7, 2016. Messrs. Tan and Carney decided to hold an in person meeting in July 2016.

On July 12, 2016, Mr. Carney met with Messrs. Tan and Hao to discuss Ultimate Parent’s interest in a potential acquisition of the entire Company. Mr. Carney requested that they provide the Company with a written offer or indication of interest that he could bring back to the Company Board. Messrs. Tan and Hao indicated that Ultimate Parent would submit an indication of interest and a due diligence request list shortly.

On July 14, 2016, Ultimate Parent delivered via email to Mr. Carney a written non-binding confidential indication of interest for the acquisition of the entire Company, which did not contain any information as to price for the acquisition (the “Initial Indication of Interest”). Ultimate Parent indicated in the Initial Indication of Interest that it would be willing to proceed on an accelerated timeframe and further indicated that it would expect a period of exclusive negotiations in connection with negotiating a transaction. On the same date, Mr. Krause delivered to Mr. Carney a draft non-disclosure agreement, a request to commence due diligence reviews and an agenda for a meeting requested by Ultimate Parent, at which representatives of the Company would be asked to provide a management presentation to Ultimate Parent.

Later on July 14, 2016, Company management notified the Company Board of the Company’s receipt of the Initial Indication of Interest and requested the members’ availability for a Company Board meeting.

On July 20, 2016, the Company Board met, with members of Company management and representatives of Evercore and the Company’s outside legal advisor, Wilson Sonsini Goodrich & Rosati (“Wilson Sonsini”), in attendance. Evercore was invited to the meeting due to Evercore’s expertise and knowledge of and familiarity with the Company’s business and the industry in which the Company operates, Evercore’s engagements by the Company for advice on the Company’s recent acquisitions (including Ruckus), and Evercore’s early assistance with arranging discussions between the Company and Ultimate Parent. Evercore indicated that it had previously been engaged by a committee of the board of directors of Parent in connection with the acquisition of Parent by Avago Technologies Limited, which was completed in February 2016. The Company Board discussed the Initial Indication of Interest and whether to engage with Ultimate Parent in discussions concerning a strategic transaction. The representatives of Wilson Sonsini discussed with the members of the Company Board their fiduciary duties under Delaware law in the context of a potential sale of the Company as well as other legal considerations in connection with such a transaction. The Company Board discussed the process for engaging in an exploration of the Company’s value on a standalone basis and in connection with a potential strategic transaction and the possibility of evaluating the interest of other parties in acquiring the Company. The Company Board also briefly discussed the engagement of Evercore to assist the Company and the Company Board with the process and noted Evercore’s early engagement in the initial interaction with Ultimate Parent and its historical service to the Company. After discussion, the Company Board determined that Company management should prepare for and schedule a management presentation with Ultimate Parent and provide financial and other due diligence materials to Ultimate Parent at that time to explore the possibility of a strategic transaction. Management discussed with the Company Board certain strategic considerations and the potential timing of a meeting with Ultimate Parent and recommended that it take place in September, after the close of the Company’s third fiscal quarter (“Q3 FY16”) on July 30, 2016 and the Company’s planned announcement of the Q3 FY16 financial results on August 25, 2016, so that Company management could focus on the close of Q3 FY16 and the financial results from Q3 FY16 would be publicly available. The Company Board concurred with management’s proposed timing of the meeting in September, and following a conversation between Mr. Carney and Mr. Tan, the meeting was subsequently scheduled for September 14, 2016.

After the Company Board meeting, upon Mr. Carney’s direction, Dan Fairfax, Senior Vice President and Chief Financial Officer, contacted Evercore to discuss the terms of its engagement and core fee constructs. On July 21, 2016, Evercore sent to Mr. Fairfax a summary of past transactions and fees paid to investment bankers for those transactions, for reference.

On July 22, 2016, the Company received a draft engagement letter agreement from Evercore pursuant to which Evercore would serve as the Company’s financial advisor in connection with the exploration of a potential sale of the Company as well as other strategic options (the “Engagement Letter”). For the reasons described above and the Company’s past experience with Evercore, the Company determined that it was more efficient and effective to engage Evercore rather than to assess potential, alternative financial advisors.

On July 30, 2016, the Company closed its Q3 FY16.

On August 25, 2016, the Company announced its Q3 FY16 financial results as previously scheduled.

On August 30, 2016, Mr. Carney met with Mr. Tan at Mr. Tan’s request to further discuss a potential strategic transaction between the Company and Ultimate Parent. Mr. Tan reiterated Ultimate Parent’s interest in a strategic transaction and indicated that Ultimate Parent would be prepared to submit a revised indication of interest with pricing after the conclusion of the September 14, 2016 presentation by Company management to Ultimate Parent.

On September 8, 2016, the Company finalized and executed a non-disclosure agreement with Ultimate Parent dated September 6, 2016, which provided, among other things, for a twelve-month “standstill” restriction on Ultimate Parent that would, among other things, restrict Ultimate Parent’s rights to acquire securities of the Company outside of a negotiated strategic transaction with the Company and which restriction would terminate if the Company entered into an acquisition transaction with any third party.

On September 12, 2016, the Corporate Development Committee held its standing meeting, with members of Company management and representatives of Evercore and Wilson Sonsini in attendance. Also attending the meeting at the Corporate Development Committee’s invitation was Company Board member and Chairwoman of the Audit Committee, Ms. Judy Bruner. The Corporate Development Committee is a standing committee of the Company Board whose purpose is to work with Company management to review, consider and in certain cases approve potential strategic and investment transactions that are consistent with the Company’s strategy and to act as the formal liaison to the Company Board in connection with such activities. The Corporate Development Committee also has the authority to approve the engagement of financial advisors. The members of the Corporate Development Committee were Messrs. Dave Roberson (Chairman), Dave House and John Gerdelman and

Ms. Kim Goodman. At the meeting, the Corporate Development Committee reviewed and approved the terms of the Engagement Letter with Evercore, which had previously been negotiated between Evercore and the Company management, and, given the proposed transaction for which Evercore was to be engaged, determined that the Committee also should have its approval of the Engagement Letter ratified by the full Company Board at a Company Board meeting scheduled for the following day. The Corporate Development Committee also reviewed due diligence materials with Wilson Sonsini, including a management presentation (which included the September Management Case (as defined in the section of this proxy statement entitled “The Merger — Certain Company Forecasts” beginning on page 58)) that was to be provided to representatives of Ultimate Parent during the upcoming meeting with Ultimate Parent on September 14, 2016. Representatives of Evercore presented its materials for discussion at the Company Board meeting the following day, including a preliminary financial analysis of the Company that was based on the September Management Case and the Research Case Forecasts (as defined in the section of this proxy statement entitled “The Merger — Certain Company Forecasts” beginning on page 58). The Corporate Development Committee provided input for the management presentation and asked that Company management provide the requested due diligence materials to Ultimate Parent later that day, in preparation for the September 14, 2016 meeting.

Later on September 12, 2016, the Company provided the September Management Case and other requested due diligence materials to Ultimate Parent.

On September 13, 2016, the Company Board met, with members of Company management and representatives of Evercore and Wilson Sonsini in attendance. At the meeting, Mr. Carney described to the Company Board his meetings with Messrs. Tan and Hao, relayed Ultimate Parent’s interest in a potential strategic transaction with the Company and noted a scheduled management presentation with Ultimate Parent the following day. Representatives of Evercore discussed with the Company Board potential strategic options for the Company, as well as the preliminary financial analysis of the Company that was based on the September Management Case and the Research Case Forecasts and information regarding Ultimate Parent. The Company Board discussed the Company’s strategic alternatives, including potential approaches for engaging with Ultimate Parent and conducting an outreach process to gauge the interest of third parties in a strategic transaction with the Company. The representatives of Wilson Sonsini discussed with the members of the Company Board their fiduciary duties with respect to a potential acquisition of the Company under Delaware law. At the meeting, the Company Board ratified the Corporate Development Committee’s approval of the Engagement Letter and directed Company management to execute the Engagement Letter.

On September 14, 2016, the parties held a due diligence meeting at the offices of Latham & Watkins LLP (“Latham & Watkins”), outside legal counsel to Ultimate Parent. Present at the meeting for Ultimate Parent were Messrs. Tan, Krause, Charles Kawwas, Senior Vice President and Chief Sales Officer, and Ram Velaga, Senior Vice President and General Manager, Switching Products, as well as two representatives of Silver Lake Partners, Mr. Hao and Mr. Ryan Bone, who were providing assistance to Ultimate Parent in conducting a financial analysis of a potential transaction. Present at the meeting for the Company were Messrs. Carney, Rado, Fairfax, and Ken Cheng, Chief Technology Officer and Senior Vice President, Corporate Development and Emerging Business. The members of Company management present at the meeting made a presentation concerning the Company, including an overview of the Company and its business segments, including market positioning, growth opportunities, and the September Management Case.

On September 15, 2016, Messrs. Carney and Tan met to continue to discuss a potential strategic transaction between the Company and Ultimate Parent. At the meeting, Mr. Tan verbally indicated that Ultimate Parent would be delivering a written non-binding indication of interest related to the acquisition of the Company for a cash price of $12.00 per share of Company Common Stock.

On September 16, 2016, the Company executed the Engagement Letter with Evercore.

Later on September 16, 2016, Ultimate Parent delivered to the Company a confidential non-binding indication of interest to acquire the Company at a price of $12.00 per share in cash (the “September 16 Indication of Interest”). The price represented a premium of approximately 34% to the Company’s closing stock price that day. The September 16 Indication of Interest indicated that the acquisition would not be subject to any financing conditions. The September 16 Indication of Interest also indicated that Ultimate Parent sought to reach execution of a definitive agreement by October 30, 2016.

Also on September 16, 2016, as a follow-up to an introductory phone call that had taken place on August 12, 2016, between a representative of a private equity sponsor, which we refer to as Sponsor A, and Mr. Rado, representatives of the Company, including Messrs. Carney and Rado, met with a senior representative of Sponsor A to introduce each party to the business of the other party and to discuss Sponsor A’s interest in various potential strategic transactions involving Sponsor A, one of Sponsor A’s portfolio companies, and the Company. An acquisition of the Company by Sponsor A was not one of the possible strategic transactions discussed at such meeting.

On September 17, 2016, the Corporate Development Committee met, with members of Company management and representatives of Evercore and Wilson Sonsini in attendance, to discuss the September 16 Indication of Interest. Also attending the meeting at the Corporate Development Committee’s invitation was Ms. Bruner. The members of the Corporate Development Committee discussed their views on the proposed $12.00 per share purchase price, as well as potential responses to Ultimate Parent, including potential approaches to negotiate for a higher per share purchase price. The Corporate Development Committee determined that the Company would not respond to Ultimate Parent until after both Company’s regularly scheduled analyst day that was scheduled to take place on September 21, 2016 and a meeting of the full Company Board to review and discuss the September 16 Indication of Interest.

On September 21, 2016, as had been previously scheduled, the Company conducted its annual analyst day in New York City, which included in person presentations to a gathering of its institutional stockholders and other financial analysts, many of whom wrote regular reports on the financial performance and future outlook of the Company. The presentations included the Company’s updated two-year financial model, as well as its estimated structural tax rate and cash flow models. The analyst day presentations were webcast and made available on the Company’s website. Also on September 21, 2016 and throughout the rest of that week, Company executives had follow-up meetings with institutional stockholders and financial analysts in New York, Boston, Chicago, Toronto, Dallas and San Francisco to present and discuss the information presented at the analyst day meeting.

On September 23, 2016, the Corporate Development Committee met, with members of Company management and representatives of Evercore and Wilson Sonsini in attendance, to discuss potential responses to the September 16 Indication of Interest (including identifying factors that might be advanced by the Company in discussions with Ultimate Parent to achieve an increased proposed price), a list of potential third parties that the Company could consider contacting as part of a process for exploring potential strategic alternatives for the Company, and the timing for next steps. Also attending the meeting at the Corporate Development Committee’s invitation was Ms. Bruner. The representatives of Evercore discussed Evercore’s updated preliminary financial analysis of the Company that was based on the September Management Case and the Research Case Forecasts and updated to reflect the details of the September 16 Indication of Interest.

On September 25, 2016, the Company Board met, with members of Company management and representatives of Evercore and Wilson Sonsini in attendance. The representatives of Evercore discussed Evercore’s updated preliminary financial analysis of the Company that was based on the September Management Case and the Research Case Forecasts as well as the proposal that Ultimate Parent had articulated to acquire the entire Company and then divest the Company’s IP Networking business. The Company Board discussed potential responses to the Ultimate Parent proposal, including identifying key factors that might be advanced by the Company in discussions with Ultimate Parent to achieve an increased proposed price. Representatives of Evercore also discussed with the Company Board a list of potential third parties that the Company could consider contacting as part of a process for exploring potential strategic alternatives for the Company. The Company Board instructed Mr. Carney to respond to Ultimate Parent that $12.00 per share did not represent sufficient value and was not a price the Company Board would accept, but that representatives of the Company would be available to meet with Ultimate Parent to discuss additional factors that would support an increase in the price to be paid by Ultimate Parent. The Company Board also determined not to contact third parties regarding their potential interest in a strategic transaction with the Company until receiving from Ultimate Parent a revised proposal containing a potentially acceptable purchase price.

Later on September 25, 2016, at the direction of the Company Board, Mr. Carney contacted Mr. Tan and indicated that $12.00 per share was not a price that the Company Board would accept. Messrs. Carney and Tan agreed that Messrs. Rado and Krause would meet to discuss additional factors that could support an increase in the purchase price for the Company.

On September 30, 2016, Messrs. Rado and Krause met. Mr. Rado presented a number of factors that the Company believed could support a higher purchase price for the Company, including standalone value creation projects already underway at the Company and additional opportunities for synergies. Mr. Krause agreed to consider such factors, but indicated during the meeting that it would be highly unlikely that these factors would support a major price movement.

On October 2, 2016, Messrs. Carney and Tan spoke by telephone. Mr. Carney indicated that the Company Board would not support a transaction with Ultimate Parent unless there was a higher price than $13.00 per share. Mr. Tan stated that he could not support a price at that level, but that he would be convening a meeting of Ultimate Parent’s board of directors to authorize a revised acquisition proposal providing for a per share purchase price of $12.75. Mr. Tan indicated that the revised proposed purchase price would be a “best and final” proposal from Ultimate Parent and that, if the Company Board elected to proceed based on that proposal, Ultimate Parent would expect to work toward signing a definitive agreement within thirty days. The proposed purchase price represented a premium of approximately 38.1% to the Company’s closing stock price on September 30, 2016, the most recent trading day.

On October 3, 2016, the Company received a confidential non-binding indication of interest (the “October 3 Indication of Interest”) from Ultimate Parent with a purchase price of $12.75 per Company share in cash. The October 3 Indication of Interest provided that it was Ultimate Parent’s “best and final proposal” and that Ultimate Parent wished to execute a definitive agreement by October 30, 2016 .

On October 4, 2016, the Corporate Development Committee met, with members of Company management and representatives of Evercore and Wilson Sonsini in attendance, to discuss the October 3 Indication of Interest. Also attending the meeting at the Corporate Development Committee’s invitation was Ms. Bruner. The Corporate Development Committee received an update from Messrs. Carney and Rado on recent conversations with representatives of Ultimate Parent and discussed additional opportunities for advocating for a higher purchase price from Ultimate Parent. After discussion, the Corporate Development Committee determined to recommend to the Company Board that the $12.75 per share purchase price proposed by Ultimate Parent was sufficient to continue negotiations with Ultimate Parent, and that given Ultimate Parent’s indication that the price contained in the October 3 Indication of Interest was a “best and final” proposal, it was unlikely that further negotiation between the Company and Ultimate Parent, without any third-party competing bids, would yield further increases in the purchase price from Ultimate Parent. The Corporate Development Committee, members of Company management, and representatives of Evercore and Wilson Sonsini then discussed the parameters of an outreach process to validate whether there were any other interested parties that might be interested in engaging in a potential strategic transaction with the Company that would result in a per share purchase price exceeding $12.75. At the conclusion of that discussion, the Corporate Development Committee determined to recommend to the Company Board that the Company contact the most likely potential acquirers (including strategic buyers and private equity sponsors) as determined by Company management, Evercore and the Company Board. The Corporate Development Committee also determined to recommend to the Company Board that the Company Board form a transaction committee to oversee and direct Company management and engage with the Company’s advisors with respect to the exploration, evaluation and negotiation of strategic alternative transactions, including with respect to the October 3 Indication of Interest.

On October 5, 2016, the Company Board met, with members of Company management and representatives of Evercore and Wilson Sonsini in attendance. The representatives of Evercore presented a summary of its updated preliminary financial analysis of the Company, based on the October 3 Indication of Interest, the September Management Case and the Research Case Forecasts. The representatives of Wilson Sonsini discussed with the members of the Company Board their fiduciary duties under Delaware law. The Company Board heard the recommendations of the Corporate Development Committee and Evercore regarding the strategy for engaging with Ultimate Parent and soliciting additional third-party interest. After discussion, the Company Board concurred with the recommendations of the Corporate Development Committee and Evercore to continue engagement with Ultimate Parent, and further instructed Company management and Evercore to contact four strategic acquirers and four private equity sponsors (including Sponsor A), selected by the Company Board with advice from Evercore on the basis of (1) likely interest in engaging in a strategic transaction with the Company and (2) financial capacity to engage in a strategic transaction with the Company. In addition, in light of the potentially significant workload involved in negotiating with Ultimate Parent and managing the solicitation process, and the possibility that in connection with such exploration Company management might need feedback and direction on relatively short notice, the Company Board created the Transaction Committee. The Transaction Committee, which was a subcommittee of the Corporate Development Committee, was authorized to oversee and direct Company management and engage with the Company’s advisors with respect to the exploration, evaluation and negotiation of strategic transactions, including the October 3 Indication of Interest, and to report to the Company Board on a regular basis for the Company Board to determine whether to approve any such transactions. The Company Board retained the authority to approve any transaction. The Company Board appointed Mr. Roberson, the Chairman of the Corporate Development Committee, and Mr. House, a member of the Corporate Development Committee and the Chairman of the Company Board, to serve on the Transaction Committee because of their experience with strategic transactions and availability to assist with the process.

Later on October 5, 2016, at the direction of the Company Board, Mr. Carney contacted Mr. Tan and indicated that the Company would need to conduct a solicitation process to determine whether any third parties might have an interest in engaging in a strategic transaction with the Company.

Also on October 5, 2016, Ultimate Parent commenced its full due diligence process, including by delivering a legal due diligence request list and conducting an initial due diligence call with the Company. Throughout the remainder of October 2016, representatives of Ultimate Parent, the Company and their respective legal counsels convened on multiple occasions to discuss due diligence matters.

On October 5 and 6, 2016, at the request of the Company Board, members of Company management and representatives of Evercore contacted the eight parties previously selected by the Company Board with advice from Evercore, including four potential strategic acquirers and four private equity sponsors. Of the parties contacted, two of the potential strategic acquirers promptly declined to participate in the process, and the other two potential strategic acquirers indicated that they would need to review the opportunity before deciding whether to participate. All four of the private equity sponsors agreed to participate in the process and received draft non-disclosure agreements, which did not contain any “standstill” provisions.

On October 6, 2016, one of the private equity sponsors, which we refer to as Sponsor B, submitted a request to Evercore that it be permitted to collaborate as a co-bidder with an additional strategic acquirer with which it had a relationship.

On October 7, 2016, the Transaction Committee met, with members of Company management and representatives of Evercore and Wilson Sonsini in attendance, to receive an update on the initial feedback from the parties contacted in the solicitation process. Representatives of Evercore reported that two of the strategic acquirers contacted had declined to participate in the process, that the Company was awaiting responses from the other two potential strategic acquirers, and that all four private equity sponsors contacted had agreed to participate in the process. The Transaction Committee also discussed Sponsor B’s request that it be permitted to collaborate as a co-bidder with an additional strategic acquirer.

Later on October 7, 2016, based on feedback from, and at the request of, the Transaction Committee, Evercore responded to Sponsor B and indicated that Sponsor B would be permitted to collaborate with the aforementioned strategic acquirer in the manner requested.

On October 8, 2016, at a follow-up introductory meeting requested by Sponsor A and set up by Mr. Rado for the purpose of meeting in person, Mr. Carney met with the managing partner of Sponsor A to discuss various potential commercial relationships, which discussions did not reference any acquisition transaction between the parties.

On October 10, 2016, one of the strategic acquirers contacted by Evercore formally confirmed that it was not interested in engaging in a strategic transaction with the Company.

On October 11, 2016, the Transaction Committee met, with members of Company management and representatives of Evercore and Wilson Sonsini in attendance, to receive an update on the solicitation process. Representatives of Evercore reported on the responses to date from strategic acquirers. The Transaction Committee inquired of Evercore and Company management about other strategic acquirers which might have interest in a potential strategic transaction with the Company and, after review of other potential strategic acquirers, the Transaction Committee determined that it was relatively unlikely that any strategic acquirers other than those already contacted would have an interest in pursuing a strategic transaction with the Company at that time. The Transaction Committee also reviewed a draft bid process letter prepared, at the Transaction Committee’s request, by Evercore for delivery to the participants in the solicitation process. The Transaction Committee also discussed the timing for requesting proposals from potential bidders. Representatives from Wilson Sonsini again reviewed with the Transaction Committee the Company Board’s fiduciary duties under Delaware law to potential acquisitions.

Later on October 11, 2016, after the Transaction Committee meeting and at the Transaction Committee’s request, Evercore delivered a bid process letter to the four private equity sponsors which had expressed interest in participating in a potential strategic transaction with the Company, requesting preliminary submissions of indications of interest by October 18, 2016.

During the week of October 10, 2016, members of Company management and representatives of Evercore held confidential management presentation sessions with representatives of each of the four private equity sponsors contacted in the solicitation process, all of which had signed non-disclosure agreements with the Company. Information communicated during such sessions included an overview of the Company and its business segments, market positioning, growth opportunities, and the September Management Case.

On October 13, 2016, the last of the four strategic acquirers in the solicitation process contacted Mr. Carney to confirm that it was not interested in engaging in a strategic transaction with the Company.

On October 14, 2016, Messrs. Carney, Tan and Hao had a meeting, in which they discussed due diligence matters and timing for execution of a definitive agreement.

On October 15, 2016, the Transaction Committee met, with members of Company management and representatives of Evercore and Wilson Sonsini in attendance, to discuss the status of the transaction. Representatives of Evercore reported that Sponsor B and its co-bidder had indicated that Sponsor B’s co-bidder was primarily interested in the wireless businesses of the Company and Sponsor B was interested in the remaining portion of the Company. In response, the Transaction Committee discussed alternatives to a sale of the entirety of the Company, including a sale of the various businesses of the Company in separate sale transactions and whether such a piecemeal sale transaction could yield a higher aggregate value for the Company’s stockholders, particularly given that Ultimate Parent’s expressed interest was only in the Company’s fibre channel business. The Transaction Committee discussed, with input from Evercore, the likely valuation of the Company’s various businesses on a standalone basis. In addition, the Transaction Committee discussed the substantial risks associated with pursuing such a strategy, including the difficulty in conducting parallel sales processes, the complexity of separating businesses within the Company, and the diversion of Company management from the operation of the businesses of the Company in a prolonged solicitation process. The Transaction Committee also considered that Ultimate Parent had required an expeditious timeframe for the signing of a definitive agreement and the substantial delay occasioned by a separate solicitation process might cause Ultimate Parent to abandon its interest in acquiring the Company. After discussion and input from Evercore, the Transaction Committee determined that a piecemeal sale was not likely to result in substantially greater stockholder value, particularly taking into account the considerable risks associated with such a strategy. The Transaction Committee also received an update on the status of Ultimate Parent’s due diligence review and the expected timing for execution of a definitive agreement.

Also on October 15, 2016, at the request of the Transaction Committee, Evercore distributed a draft of a merger agreement, prepared by Wilson Sonsini and reviewed by Company management (the “Bid Process Merger Agreement”), to the four private equity sponsors that had previously received the bid process letter.

Also on October 15, 2016, one of the four private equity sponsor participants, which we refer to as Sponsor C, verbally indicated to Evercore that it was likely to bid in the range of $11.00 to $11.50 per share. Based on feedback from, and at the request of, the Transaction Committee, Evercore informed Sponsor C that a price of $11.00 to $11.50 per share would not be competitive. In response, Sponsor C indicated that it was unlikely that it could increase its value beyond the range it had suggested.

On October 16, 2016, another of the four private equity sponsor participants, which we refer to as Sponsor D, communicated to Evercore that it was not interested in continuing to explore an acquisition transaction due to its concerns regarding the projected declining revenue from the Company’s fibre channel business.

On October 17, 2016, representatives of Latham & Watkins delivered to Wilson Sonsini an initial draft of a proposed merger agreement by and among Ultimate Parent, the Company, Parent, an indirect subsidiary of Ultimate Parent, and Merger Sub. Among other terms, the initial merger agreement (1) proposed a termination fee be paid by the Company in the event of the acceptance of a superior proposal, but did not propose the amount of such termination fee, (2) required that the Company take actions to cooperate with Parent in a sale of the non-fibre channel businesses, (3) provided that in the event of a regulatory challenge to the transaction, Ultimate Parent would not be required to divest or hold separate any business to obtain antitrust consent and would not be required to take any significant actions to obtain clearance from the Committee on Foreign Investment in the United States, and (4) required the Company to agree to certain covenants that in effect would require it to terminate an internal restructuring that it was currently undertaking to integrate its recently completed acquisition of Ruckus. The draft agreement was accompanied by a request that the Company agree to a twenty-one-day exclusivity period beginning on October 21, 2016.

On October 18, 2016, Sponsor A submitted a non-binding indication of interest at a proposed purchase price of $11.50 to $12.00 per share, together with a list of material issues related to the previously distributed Bid Process Merger Agreement.

Also on October 18, 2016, Sponsor C submitted a non-binding indication of interest at an offer price of $11.50 to $12.00 per share.

Also on October 18, 2016, Sponsor B communicated to Evercore that it would not be submitting a bid due to difficulty in supporting a bid price that would be a meaningful premium to the Company’s then-current trading price.

On October 19, 2016, Messrs. Rado and Krause had a conversation regarding due diligence matters, the development of a communications plan, the effect that the Company’s pending restructuring activities would have on Ultimate Parent’s interest in consummating an acquisition of the Company and timing for execution of a definitive agreement.

Later on October 19, 2016, the Transaction Committee met, with members of Company management and representatives of Evercore and Wilson Sonsini in attendance, to receive an update on the solicitation process and to review the status of Ultimate Parent’s due diligence. Representatives of Evercore updated the Transaction Committee regarding the two proposals received from private equity sponsors, as well as the feedback from the two private equity sponsors that declined to submit proposals. The Transaction Committee instructed Evercore to communicate to the two bidders that had made proposals that the purchase prices included in their respective proposals were insufficient, but to continue to work with both bidders to answer any additional due diligence questions and encourage them to increase their bids.

Later on October 19, 2016, at the request of the Transaction Committee, Evercore contacted both Sponsor A and Sponsor C to inform them that the purchase prices included in their respective proposals were insufficient.

On October 20, 2016, Sponsor A responded to Evercore by indicating that subject to positive results on additional business due diligence on the trajectory of the Company’s business and potential cost savings, Sponsor A would consider potentially raising its bid to $12.25 per share, but that any higher price would be challenging. Sponsor A did not subsequently deliver a written revised indication of interest with an offer price of $12.25 per share.

Also on October 20, 2016, the Compensation Committee of the Company Board held a standing meeting, during which the Compensation Committee discussed, among other matters, the potentially negative effects that the uncertainty resulting from the negotiation and announcement of an acquisition transaction could have on employee retention, and discussed Company executives’ work with the Compensation Committee’s compensation consultant to review other recent acquisitions for potential models of retention programs and otherwise to explore possible retention programs to mitigate such potentially negative effects.

On October 21, 2016, the Company Board met, with members of Company management and representatives of Evercore and Wilson Sonsini in attendance, to receive an update on the solicitation process and to review the status of Ultimate Parent’s due diligence, the negotiation of the merger agreement with Ultimate Parent, Ultimate Parent’s request for exclusivity and potential timing for execution of the merger agreement. Representatives of Evercore updated the Company Board regarding the two proposals received from Sponsor A and Sponsor C, as well as the feedback from Sponsor B and Sponsor D, the two private equity sponsors that declined to submit proposals. The Company Board discussed how to manage the further discussions with the two remaining private equity sponsors and the importance of continuing to engage in discussions with them while negotiations with Ultimate Parent were ongoing.

On October 22, 2016, the Transaction Committee met, with members of Company management and representatives of Evercore and Wilson Sonsini in attendance, to discuss updates to conversations with Sponsor A and Sponsor C, and determined to continue to engage with both bidders while negotiations with Ultimate Parent were ongoing and to provide both bidders with any requested additional due diligence information.

On October 24, 2016, the Transaction Committee met, with members of Company management and representatives of Evercore and Wilson Sonsini in attendance, to discuss the principal issues in Ultimate Parent’s initial draft of the merger agreement and the proposed responses from Company management and Wilson Sonsini.

On October 25, 2016, representatives of Wilson Sonsini sent to representatives of Latham & Watkins a revised draft of the merger agreement, based on feedback from the Transaction Committee the previous day, that contemplated (1) a termination fee equal to 2.5% of the Company’s equity value payable upon the Company’s acceptance of a competing acquisition proposal and other related circumstances, (2) confirmation that any asset sale transaction would not be a condition to closing the Company acquisition, (3) a commitment by Ultimate Parent to take remedial actions, so long as such actions do not have a material adverse effect on the business of the Company and its subsidiaries, if required in connection with obtaining regulatory clearances, (4) a reverse termination fee payable by Parent if the transaction is terminated due to regulatory obstacles and (5) flexibility to continue to engage in Ruckus-related restructuring.

On October 26, 2016, during a conversation regarding the status of due diligence between Messrs. Rado and Krause, Mr. Krause reiterated the request for exclusivity, and, subsequent to the conversation, representatives of Latham & Watkins delivered a draft exclusivity agreement to representatives of Wilson Sonsini that contemplated a twenty-one-day exclusivity period.

On October 27, 2016 Messrs. Carney and Tan discussed Ultimate Parent’s request for exclusivity. Mr. Carney indicated that as there were still other bidders in the process, it was not appropriate to grant Ultimate Parent exclusivity at such time. Mr. Carney further indicated that if Ultimate Parent wanted exclusive negotiations, Ultimate Parent would need to increase the purchase price reflected in the October 3 Indication of Interest. Mr. Tan stated that Ultimate Parent would not increase the price that Ultimate Parent had proposed.

On October 28, 2016, the Transaction Committee met, with members of Company management and representatives of Evercore and Wilson Sonsini in attendance, to discuss Ultimate Parent’s request for exclusivity and a potential timeline for executing a transaction with Ultimate Parent. The Transaction Committee determined that it would not authorize granting exclusivity and that Company management, as well as representatives of Evercore and Wilson Sonsini, should continue working with Ultimate Parent toward executing a transaction. Representatives from Evercore updated the Transaction Committee on communications between Company management and Sponsor A and Sponsor C, respectively, regarding due diligence matters and the likely process for a definitive acquisition agreement.

Also on October 28, 2016, Messrs. Carney, Krause, Rado, Tan and Fairfax met to discuss the Company’s forecasted results for the fourth quarter of fiscal 2016 and first quarter of fiscal 2017 (which were a portion of the October Management Case (as defined in the section of this proxy statement entitled “The Merger — Certain Company Forecasts” beginning on page 58)) as well as outstanding open issues of negotiation in the transaction, including potential designs of retention programs that could be adopted to retain Company employees after the signing and announcement of the definitive agreement, including those where amounts would be paid based on service beyond the closing date. During that meeting, the participants also discussed potentially establishing a bonus program tied to the sale of the Company’s IP Networking business, in which the amount payable under the program would be based on the transaction value of such sale.

On October 29, 2016, each of Sponsor A and Sponsor C reiterated to Evercore its interest in an acquisition of the Company, but each expressed skepticism about its ability to consummate a transaction above $12.00 per share.

Also on October 29, 2016, the Company Board met, with members of Company management, representatives of Wilson Sonsini and Evercore in attendance. Representatives of Wilson Sonsini provided an update to the Company Board on the status of negotiations on the merger agreement and the significant open points of negotiations between the Company and Ultimate Parent, including the obligation to cooperate with Ultimate Parent’s proposed sale of the Company’s IP Networking business post-signing and the various factors that affect closing certainty, and the regulatory covenants. The Company Board asked questions of Wilson Sonsini and Company management and provided guidance to Wilson Sonsini and Company management on the Company Board’s views on the points of negotiation. Representatives of Evercore updated the Company Board on the status of discussions with Sponsor A and Sponsor C, the two remaining private equity sponsors, including Evercore’s view that it was unlikely that such sponsors would be able to increase their bids above $12.00 per share if given additional time to perform due diligence and the effect of granting such additional time on the potential strategic transaction with Ultimate Parent.

Between October 29 and November 2, 2016, representatives of Wilson Sonsini and Latham & Watkins met both telephonically and in person at the offices of Latham & Watkins to finalize the terms of the merger agreement. During this period, the Transaction Committee met five times, on October 29, October 30, October 31 and twice on November 1, each time to receive updates from representatives of Evercore and Wilson Sonsini and members of Company management, and to give direction and input on the negotiations. At the Transaction Committee meeting on October 31, 2016, the Transaction Committee also determined to recommend to the Company Board that the payment to Evercore of a discretionary fee, which was contemplated by the Engagement Letter, reflecting the Company’s satisfaction with Evercore’s services be approved. Also during such period, representatives of Wilson Sonsini negotiated the terms of the Support Agreement on behalf of the Company’s directors and executive officers with Latham & Watkins, pursuant to which those persons would vote in favor of approval of the proposed transaction.

On October 30, 2016, Messrs. Carney and Tan spoke by telephone. They discussed retention programs for Company employees and agreed that the Company would adopt a general employee retention fund of $50 million for its employees (other than its Chief Executive Officer and his direct reports), under which participants would be entitled to bonuses on the basis of continued employment following the closing of the merger transaction, as its retention program to address the employee retention concerns after the signing and announcement of the definitive agreement. Also, the parties determined not to pursue a potential bonus program tied to the successful sale of the Company’s IP Networking business.

On October 31, 2016, Messrs. Carney and Tan met and discussed certain key unresolved issues in the merger agreement, including the regulatory covenants, as well as further parameters on the previously discussed general employee retention fund.

Also on October 31, 2016, news reports speculated that the Company was the subject of a potential acquisition transaction and the trading price of Company Common Stock closed at $10.60 per share (up from a closing price of $8.69 on Friday, October 28, 2016).

On November 1, 2016, news reports speculated that Ultimate Parent was the likely acquirer in a potential acquisition of the Company and that a sale of the Company’s non-fibre channel business would be contemplated. The trading price of Company Common Stock closed at $11.24 per share.

Also on November 1, 2016, the parties finalized the negotiations on the draft of the merger agreement. The final negotiated draft of the merger agreement contemplated (1) a termination fee of $195 million payable upon the Company’s acceptance of a competing acquisition proposal and other related circumstances, (2) confirmation that any asset sale transaction would not be a condition to closing the Company acquisition, (3) that Ultimate Parent would be required to agree to certain limited remedial measures in connection with obtaining regulatory approval, but would not be obligated to pay a reverse termination fee, and (4) restrictions on the Company’s ability to continue to engage in Ruckus-related restructuring.

Also on November 1, 2016, the Company Board met, with members of Company management and representatives of Wilson Sonsini and Evercore in attendance. The representatives of Wilson Sonsini discussed with the members of the Company Board their fiduciary duties under Delaware law. The representatives of Evercore discussed certain financial aspects of the $12.75 per share acquisition proposal made by Ultimate Parent, including a financial analysis of the Company based on the October Management Case, together with a summary of the updates from the September Management Case to the October Management Case, and the Research Case Forecasts. Following this presentation, the representatives of Evercore rendered an oral opinion to the Company Board, subsequently confirmed in its written opinion dated November 2, 2016, to the effect that, as of the date of such opinion, and based upon and subject to the assumptions, procedures, factors, qualifications and limitations set forth therein, the Merger Consideration was fair, from a financial point of view, to the holders of the shares of Company Common Stock entitled to receive such Merger Consideration. For more information, see the section of this proxy statement entitled “The Merger — Opinion of Evercore Group L.L.C.” beginning on page 48. The representatives of Wilson Sonsini then reviewed with the Company Board the material terms of the final Merger Agreement. The members of the Company Board discussed potential reasons for and against entering into the merger. After this discussion, the Company Board, after considering the factors more fully described in the section of this proxy statement entitled “The Merger — Opinion of Evercore Group L.L.C.” beginning on page 48, unanimously: (1) determined that the Merger Agreement and the Merger were fair to, advisable and in the best interests of the Company’s stockholders; (2) adopted and approved the Merger Agreement and the other transactions contemplated thereby; (3) directed that a special meeting of the Company’s stockholders be held for the purposes of voting on the adoption of the Merger Agreement; and (4) recommended that the Company’s stockholders vote in favor of the adoption of the Merger Agreement and approve the Merger and the other transactions contemplated by the Merger Agreement. The Company Board also authorized members of Company management to sign the Merger Agreement. The Corporate Development Committee provided its recommendation that Evercore be paid the discretionary fee contemplated by the Engagement Letter, reflecting the Company’s satisfaction with Evercore’s services and the Company Board approved the payment of such fee.

On November 2, 2016, prior to the opening of trading of the Company Common Stock on NASDAQ, the Company, Ultimate Parent, Parent and Merger Sub signed the Merger Agreement, and the directors and executive officers of the Company signed the Support Agreement. The Company and Ultimate Parent then issued a joint press release announcing the entry into the Merger Agreement.

Reasons for the Merger; Recommendation of the Board of Directors

At a meeting held on November 1, 2016, the Company Board unanimously (1) determined that the Merger Agreement and Merger were fair to, advisable and in the best interests of the Company’s stockholders, (2) adopted and approved the Merger Agreement and the other transactions contemplated thereby, (3) directed that a special meeting of the Company’s stockholders be held for the purposes of voting on the adoption of the Merger Agreement, and (4) recommended that the Company’s stockholders vote in favor of the adoption of the Merger Agreement and approve the Merger and the other transactions contemplated by the Merger Agreement.

In evaluating the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, the Company Board consulted with our senior management team, as well as our outside legal and financial advisors, and considered a number of factors, among others, including the following material factors (which factors are not necessarily presented in any order of relative importance):

•	the Company Board’s knowledge and understanding of the Company and the industry in which it operates and the Company Board’s view of the Company’s business strategy, current and projected financial condition, current earnings and earnings prospects;

•	the fact that the Merger Consideration of $12.75 per share in cash to be received by the holders of Company Common Stock in the Merger represents a significant premium over the market price at which Company Common Stock traded prior to the announcement of the execution of the Merger Agreement, including the fact that the Merger Consideration of $12.75 per share in cash represents an approximate premium of:

○	46.7% based on the closing price per share of $8.69 on October 28, 2016, the last full trading day before the publication of media reports concerning a potential strategic transaction involving the Company; and

○	38.1% based on the average closing price per share of $9.18 over the 3-month period ending November 1, 2016, the last trading day prior to the public announcement of the execution of the Merger Agreement;

•

Evercore’s oral opinion delivered to the Company Board on November 1, 2016, and subsequently confirmed by the written opinion of Evercore to the Company Board dated November 2, 2016, to the effect that, as of the date of such opinion, and based upon and subject to the assumptions, procedures, factors, qualifications and limitations set forth in such written opinion, the Merger Consideration was fair, from a financial point of view, to the holders of the shares of Company Common Stock entitled to receive such Merger Consideration, and Evercore’s related financial analyses presented to the Company Board in connection with the delivery of its oral opinion. You are urged to read Evercore’s written opinion, which is set forth in its entirety in Annex B to this proxy statement, and the discussion of the opinion and Evercore’s analyses in the section of this proxy statement entitled “The Merger — Opinion of Evercore Group L.L.C.” beginning on page 48;

•	the fact that the Merger Consideration is all cash, which provides certainty of value and liquidity to our stockholders for their shares of Company Common Stock, while eliminating the effect of long-term business and execution risk to our stockholders, compared to continuing to operate the Company as a stand-alone entity;

•	the belief of the Company Board that the Merger Consideration of $12.75 per share is more favorable to our stockholders than the potential value that might result from other alternatives reasonably available to the Company (including the alternative of remaining a stand-alone public company and other strategic or recapitalization strategies that might be pursued as a stand-alone public company);

•	the assessment that, among those other strategic alternatives, pursuing a strategic process whereby the different businesses of the Company are sold in separate transactions would:

○	not be reasonably likely to create greater value for our stockholders than the Merger, taking into account execution risk, business, competitive, industry and market risk, tax implications, and the Company Board’s view of the separate value of the businesses of the Company after considering the advice of Company management and Evercore;

○	potentially jeopardize the interest of Parent and other potential bidders in a potential strategic transaction for the entire Company; and

○	potentially divert management attention and resources from the operation of the Company’s business, including other strategic opportunities and operational matters;

•	after reviewing publicly available and other financial information with respect to Parent with the assistance of legal and financial advisors, and considering Parent’s representations contained in the Merger Agreement, the Company Board’s assessment that Parent has adequate financial resources to pay the aggregate Merger Consideration and aggregate Cash Out Payments and to pay off existing indebtedness of the Company;

•	the fact that the obligations of Parent, Ultimate Parent and Merger Sub to consummate the Merger are not subject to any conditions relating to the financing of the Merger;

•	the fact that the Merger Consideration of $12.75 per share reflected extensive negotiations between the parties and their respective advisors, and the Company Board’s and its financial advisor’s belief that the agreed price was the highest price per share Parent was willing to agree to and higher than any other proposal received or likely to be received by the Company;

•	the fact that the Company conducted a process of soliciting alternative offers to the Parent offer, during which the Company contacted eight additional parties identified as the most likely interested candidates for an acquisition transaction, including four strategic parties and four private equity sponsors; from that process, no strategic parties were interested in engaging in discussions with the Company, and, of the four private equity sponsors contacted, only two made proposals to acquire the Company, both of which were significantly below the $12.75 per share offer price of Parent;

•	the terms and conditions of the Merger Agreement and related transaction documents, including:

○	the limited and otherwise customary conditions to the parties’ obligations to consummate the Merger, including the commitment by Parent to obtain applicable regulatory approvals and assume the risks related to certain conditions and requirements that may be imposed by regulators in connection with securing such approvals, and the absence of a financing condition;

○	the requirement that the Merger will only be effective if approved by the holders of a majority of the outstanding shares of Company Common Stock;

○	prior to approval of the Merger by our stockholders, our ability, under certain limited circumstances, to furnish information to, and conduct negotiations with, third parties regarding an Acquisition Proposal (as defined below);

○	prior to approval of the Merger by our stockholders, our ability, subject to certain conditions, to terminate the Merger Agreement in order to accept a Superior Proposal (as defined below), subject to paying or causing to be paid to Parent the Company Termination Fee of $195 million (equal to approximately 3% of the equity value of the transaction), which the Company Board determined, with the assistance of its legal and financial advisors, was reasonable in light of, among other things, the benefits of the Merger to our stockholders, the typical size of such fees in similar transactions and the belief that a fee of such size would not preclude or unreasonably restrict the emergence of alternative transaction proposals as more fully described in the section of this proxy statement entitled “The Merger Agreement — Termination Fee” beginning on page 101;

○	our ability to seek to specifically enforce Parent’s obligations under the Merger Agreement, including Parent’s obligations to consummate the Merger, and our ability to seek to obtain damages in the event of willful breach by Parent of its obligations if the Merger Agreement is terminated;

○	the ability of the Company Board, subject to certain conditions, to change its recommendation supporting the Merger, regardless of the existence of a competing or superior Acquisition Proposal, to the extent the Company Board determines that such action is necessary to comply with its fiduciary duties to our stockholders under the DGCL;

○	the customary nature of the other representations, warranties and covenants of the Company in the Merger Agreement;

○	the fact that the terms and conditions of the Merger Agreement minimize, to the extent reasonably practicable, the risk that a condition to closing would not be satisfied and also provide reasonable flexibility to operate our business during the pendency of the Merger; and

○	the fact that consummation of the Merger is not conditioned on consummation of any Potential Asset Sale Transaction (as defined in the section of this proxy statement entitled “The Merger Agreement — Potential Asset Sale Transaction” beginning on page 84);

•	after multiple meetings with management, the Company Board’s consideration of our business, strategy, assets, financial condition, capital requirements, results of operations, competitive position, historical and projected financial performance, the nature of the industry in which we compete, the risks and upside potential relating thereto and the potential impact of those factors on the trading price of Company Common Stock (which cannot be quantified numerically);

•	the fact that the Merger Agreement permits the Company to declare, set aside and pay regular quarterly cash dividends of up to $0.055 per share of Company Common Stock during the period prior to the consummation of the Merger;

•	the risks and uncertainties associated with maintaining our existence as an independent company and the opportunities presented by the Merger, including the risks and uncertainties with respect to:

○	achieving our growth plans in light of the current and foreseeable market conditions, including the risks and uncertainties in the U.S. and global economy generally and the high-performance storage and IP networking industries specifically;

○	the general risks and market conditions that could affect the price of our common stock;

○	the “risk factors” set forth in our Form 10-K for the fiscal year ended October 31, 2015 and subsequent reports filed with the SEC and the matters described under the section of this proxy statement entitled “Cautionary Statement Regarding Forward-Looking Statements,” beginning on page 22; and

○	the inherent uncertainty of attaining management’s internal financial projections, including those set forth in the section of this proxy statement entitled “The Merger — Certain Company Forecasts” beginning on page 58, including the fact that our actual financial results in future periods could differ materially and adversely from the projected results;

•	the extensive negotiation process with Parent, which was conducted at arm’s length, the fact that our senior management and our legal advisors were directly involved throughout the negotiations, and the fact that a committee of the Company Board met regularly to provide oversight and direction over the negotiation process; and

•	the availability of appraisal rights under Delaware law to holders of shares of Company Common Stock who do not vote in favor of the adoption of the Merger Agreement and comply with all of the required procedures under Delaware law, which provides those eligible stockholders with an opportunity to have a Delaware court determine the fair value of their shares, which may be more than, less than, or the same as the amount such stockholders would have received under the Merger Agreement.

The Company Board also considered a variety of potentially negative factors in its deliberations concerning the Merger Agreement and the Merger, including the following (which factors are not necessarily presented in any order of relative importance):

•	the fact that the consummation of the Merger will generally preclude the Company’s stockholders from having any ongoing equity participation in the Company and, as such, current stockholders of the Company will cease to participate in the Company’s future earnings or growth, if any, or to benefit from increases, if any, in the value of Company Common Stock, including any appreciation in value that could be realized as a result of improvements to the Company’s operations;

•	the potential risk of diverting management attention and resources from the operation of the Company’s business, including other strategic opportunities and operational matters, while working toward the consummation of the Merger;

•	the potential negative effect of the pendency of the transaction on the Company’s business, including its relationships with employees, customers, contract manufacturers, component suppliers, channel partners and other business partners;

•	the fact that the Company has incurred and will continue to incur significant transaction costs and expenses in connection with the Merger, regardless of whether the Merger is consummated;

•	the risk that certain key members of our senior management might choose not to remain employed with the Company prior to the consummation of the Merger;

•	that we are obligated to pay Parent the Company Termination Fee if the Merger Agreement is terminated under certain circumstances;

•	that, subject to certain limited exceptions, during the term of the Merger Agreement, the Company is prohibited from soliciting, initiating, seeking or knowingly encouraging, facilitating, inducing or supporting any announcement, communication, inquiry, expression of interest, proposal or offer with respect to a competing proposal for the Company;

•	that the Merger is conditioned on the receipt of regulatory approvals and clearances, including the expiration or termination of the waiting period under the HSR Act, review and clearance by CFIUS in the United States, and the receipt of affirmative approval or clearance required under the antitrust laws of the People’s Republic of China, the European Union and Japan, which present a risk that the applicable governmental authorities may condition their grant of required approvals or consents on the imposition of unfavorable terms or conditions or that such approvals and consents will not be able to be obtained at all, and, therefore, the Merger may not be consummated in a timely manner or at all;

•	the risk that the Merger may not be consummated despite the parties’ efforts or that consummation may be unduly delayed, even if the requisite approval is obtained from our stockholders, including the possibility that conditions to the parties’ obligations to consummate the Merger may not be satisfied, the potential resulting disruptions to the Company’s business, and the effect on the trading price of Company Common Stock;

•	the fact that the Company may be unable to obtain stockholder approval for the transactions contemplated by the Merger Agreement;

•	the potential negative effect of the pendency of a Potential Asset Sale Transaction on the Company’s business, including the diversion of management and employee attention, potential employee attrition and the potential effect on our business and our customer, partner and supplier relationships;

•	the Merger Agreement’s restrictions on the conduct of the Company’s business prior to the consummation of the Merger, generally requiring the Company to conduct its business only in the ordinary course, subject to specific limitations, which may delay or prevent the Company from undertaking business opportunities that may arise pending consummation of the Merger;

•	the fact that the Company’s executive officers and directors may have interests in the transactions contemplated by the Merger Agreement that are different from, or in addition to, those of the Company’s other stockholders, and the risk that these interests might influence their decision with respect to the transactions contemplated by the Merger Agreement (as more fully described in the section of this proxy statement entitled “The Merger — Interests of Certain Persons in the Merger” beginning on page 64); and

•	the fact that the receipt of cash in exchange for shares of Company Common Stock pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes.

After considering the foregoing potentially positive and potentially negative factors, the Company Board concluded that the potentially positive factors relating to the Merger Agreement and the Merger outweighed the potentially negative factors.

The foregoing discussion of the information and factors considered by the Company Board is not intended to be exhaustive, but includes the material factors considered by the Company Board. In view of the variety of factors considered in connection with its evaluation of the Merger, the Company Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendation. In addition, individual directors may have given different weights to different factors. The Company Board did not undertake to make any specific determination as to whether any factor, or any particular aspect of any factor, supported or did not support its ultimate determination. The Company Board based its recommendation on the totality of the information presented to it, including the input from the Company’s senior management and advisors.

In considering the recommendation of the Company Board with respect to the proposal to adopt the Merger Agreement, you should be aware that our directors and executive officers have interests in the Merger that are different from, or in addition to, yours. The Company Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Merger Agreement and the Merger, and in recommending that the Merger Agreement be adopted by the stockholders of the Company. For more information, see the section of this proxy statement entitled “The Merger — Interests of Certain Persons in the Merger” beginning on page 64.

The Company Board unanimously recommends that you vote “FOR” the proposal to adopt the Merger Agreement; “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies; and “FOR” the Brocade Advisory Proposal on Specified Compensation.

Opinion of Evercore Group L.L.C.

The Company retained Evercore to act as its financial advisor in connection with the Merger. As part of this engagement, the Company requested that Evercore evaluate whether the Merger Consideration is fair, from a financial point of view, to the holders of the shares of Company Common Stock entitled to receive such Merger Consideration. At a meeting of the Company Board on November 1, 2016, Evercore rendered an oral opinion to the Company Board, subsequently confirmed in its written opinion dated November 2, 2016, to the effect that, as of such date, and based upon and subject to the assumptions, procedures, factors, qualifications and limitations set forth in Evercore’s written opinion, the Merger Consideration was fair, from a financial point of view, to the holders of the shares of Company Common Stock entitled to receive such Merger Consideration.

The full text of Evercore’s written opinion dated November 2, 2016 is attached as Annex B and is incorporated by reference in its entirety to this proxy statement. Evercore’s opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Evercore in rendering its opinion. We encourage all stockholders of the Company to read Evercore’s opinion carefully and in its entirety. Evercore’s opinion was directed to the Company Board and addresses only the fairness from a financial point of view of the Merger Consideration to the holders of shares of Company Common Stock entitled to receive such Merger Consideration, as of the date of the opinion, and not any other aspects of the Merger Consideration or the Merger. The summary of the Evercore opinion set forth below is qualified in its entirety by reference to the full text of the opinion.

In connection with its opinion, Evercore:

•	reviewed certain publicly available business and financial information relating to the Company that Evercore deemed to be relevant, including publicly available research analysts’ estimates;

•	reviewed certain non-public historical financial statements and other non-public historical financial and operating data relating to the Company prepared and furnished to Evercore by management of the Company;

•	reviewed certain non-public projected financial data relating to the Company under alternative business assumptions prepared and furnished to Evercore by management of the Company;

•	reviewed certain non-public historical and projected operating data relating to the Company prepared and furnished to Evercore by management of the Company;

•	discussed the past and current operations, financial projections and current financial condition of the Company with management of the Company (including their views on the risks and uncertainties of achieving such projections);

•	reviewed the reported prices and the historical trading activity of Company Common Stock;

•	compared the financial performance of the Company and its stock market trading multiples with those of certain other publicly traded companies that Evercore deemed relevant;

•	compared the financial performance of the Company and the valuation multiples relating to the Merger with those of certain other transactions that Evercore deemed relevant;

•	reviewed the Merger Agreement; and

•	performed such other analyses and examinations and considered such other factors that Evercore deemed appropriate.

For purposes of its analysis and opinion, Evercore assumed and relied upon, without undertaking any independent verification of, the accuracy and completeness of all of the information publicly available, and all of the information supplied or otherwise made available to, discussed with, or reviewed by Evercore, and Evercore assumed no liability therefor. With respect to the projected financial data relating to the Company referred to above, Evercore assumed that it had been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of management of the Company as to the future financial performance of the Company under the alternative business assumptions reflected therein. Evercore expressed no view as to any projected financial data relating to the Company or the assumptions on which they are based. For more information about the financial projections, see the section of this proxy statement entitled “The Merger – Certain Company Forecasts”, beginning on page 58.

For purposes of rendering its opinion, Evercore assumed, in all respects material to its analysis, that the representations and warranties of each party contained in the Merger Agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Merger Agreement and that all conditions to the consummation of the Merger will be satisfied without material waiver or modification thereof. Evercore further assumed that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the Merger will be obtained without any material delay, limitation, restriction or condition that would have an adverse effect on the consummation of the Merger or materially reduce the benefits to the holders of Company Common Stock of the Merger.

Evercore did not make or assume any responsibility for making any independent valuation or appraisal of the assets or liabilities of the Company, nor was Evercore furnished with any such appraisals, nor did Evercore evaluate the solvency or fair value of the Company under any state or federal laws relating to bankruptcy, insolvency or similar matters. Evercore’s opinion was necessarily based upon information made available to Evercore as of the date of the opinion, and financial, economic, market and other conditions as they existed and could be evaluated on the date of the opinion. It is understood that subsequent developments may affect Evercore’s opinion and that Evercore does not have any obligation to update, revise or reaffirm its opinion.

Evercore was not asked to pass upon, and expressed no opinion with respect to, any matter other than the fairness to the holders of Company Common Stock, from a financial point of view, of the Merger Consideration. Evercore did not express any view on, and its opinion does not address, the fairness of the proposed transaction to, or any consideration received in connection therewith by, the holders of any other securities, creditors or other constituencies of the Company, nor as to the fairness of the amount or nature of any compensation (other than the Merger Consideration in respect of Company Common Stock) to be paid or payable to any of the officers, directors or employees of the Company, or any class of such persons, whether relative to the Merger Consideration or otherwise. For purposes of its opinion, Evercore assumed that any modification to the structure of the transaction will not vary in any respect material to Evercore’s analysis. Evercore’s opinion did not address the relative merits of the Merger as compared to other business or financial strategies that might be available to the Company, nor did it address the underlying business decision of the Company to engage in the Merger. Evercore’s opinion did not constitute a recommendation to the Company Board or to any other persons in respect of the Merger, including as to how any holder of shares of Company Common Stock should vote or act in respect of the Merger. Evercore is not a legal, regulatory, accounting or tax expert and Evercore assumed the accuracy and completeness of assessments by the Company and its advisors with respect to legal, regulatory, accounting and tax matters.

Summary of Material Financial Analyses

The following is a brief summary of the material financial analyses that were reviewed with the Company Board on November 1, 2016. The summary of Evercore’s financial analyses described below is not a complete description of the analyses underlying its opinion. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances and, therefore, is not readily susceptible to summary description.

In arriving at its opinion, Evercore did not draw, in isolation, conclusions from or with regard to any factor or analysis considered by it. Rather, Evercore made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of the analyses. Considering selected portions of the analyses and reviews in the summary set forth below, without considering the analyses and reviews as a whole, could create an incomplete or misleading view of the analyses and reviews underlying Evercore’s opinion.

For purposes of its analyses and reviews, Evercore considered industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of the Company. No company, business or transaction used in Evercore’s analyses and reviews as a comparison is identical to the Company, the Merger or the Merger Consideration, and an evaluation of the results of those analyses and reviews is not entirely mathematical. Rather, the analyses and reviews involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, businesses or transactions used in Evercore’s analyses and reviews. The estimates contained in Evercore’s analyses and reviews and the ranges of valuations resulting from any particular analysis or review are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by Evercore’s analyses and reviews. In addition, analyses and reviews relating to the value of companies, businesses or securities do not purport to be appraisals or to reflect the prices at which companies, businesses or securities actually may be sold. Accordingly, the estimates used in, and the results derived from, Evercore’s analyses and reviews are inherently subject to substantial uncertainty.

The summary of the analyses and reviews provided below includes information presented in tabular format. In order to fully understand Evercore’s analyses and reviews, the tables must be read together with the full text of each summary. The tables alone do not constitute a complete description of Evercore’s analyses and reviews. Considering the data in the tables below without considering the full description of the analyses and reviews, including the methodologies and assumptions underlying the analyses and reviews, could create a misleading or incomplete view of Evercore’s analyses and reviews.

Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before October 28, 2016 (the last full trading day before the publication of media reports concerning a potential strategic transaction involving the Company) and is not necessarily indicative of current market conditions.

Discounted Cash Flow Analysis

As part of its analysis, Evercore performed a discounted cash flow analysis, which is a method used to estimate the implied present value of an asset by calculating the present value of the estimated future cash flows to be generated by that asset. The present value of those future cash flows is then obtained by discounting those future cash flows or amounts by a discount rate.

Evercore’s discounted cash flow analysis was intended to estimate the implied present value, as of October 31, 2016, of (1) the unlevered, after-tax free cash flows that the Company would generate during the period from November 1, 2016 through October 31, 2021, plus (2) the estimated terminal value of the Company as of October 31, 2021, using both the terminal value methodology and the perpetuity growth methodology. Evercore performed its discounted cash flow analysis for the Company on a standalone basis and assumed the mid-year cash flow discounting convention. Evercore conducted its discounted cash flow analysis based on the financial projections included in the October Management Case and the Research Case Forecasts (each as defined in the section entitled “The Merger – Certain Company Forecasts”, beginning on page 58).

Under the terminal value multiple methodology, Evercore estimated a terminal value for the Company by applying a multiple of 5.0x to 7.0x (representing an implied perpetuity growth rate of approximately -2.8% to 2.5% based on the assumed discount rate range) to the projected earnings before interest, tax, depreciation, amortization and stock-based compensation expense (“Adjusted EBITDA”) of the Company in the twelve-month period ended October 31, 2021. Evercore estimated the terminal value multiple based on the financial projections included in each of the October Management Case and the Research Case Forecasts, the trading multiples for the companies included in the selected publicly traded companies analysis described below, and its professional judgment given the nature of the Company and its business and industry. The cash flows and the terminal value were then discounted to present value using a range of discount rates from 8.5% to 11.0%, based on an estimate of the Company’s weighted average cost of capital. Evercore estimated the Company’s weighted average cost of capital based on application of the capital asset pricing model, details regarding the capitalization of the companies included in the selected publicly traded companies analysis described below, and its professional judgment given the nature of the Company’s business and its industry. The resulting range of implied enterprise values for the Company was then reduced by the amount of the Company’s projected net debt (calculated as debt less cash and cash equivalents) as of October 31, 2016 and the amount of the Company’s noncontrolling interests (calculated as the noncontrolling interest balance as of July 31, 2016 based on available public filings), to produce a range of implied equity values for the Company. Under the terminal value multiple methodology, Evercore’s discounted cash flow analysis indicated implied per-share equity values for the Company on a standalone basis of approximately (a) $10.45 to $14.65 based on the financial projections included in the October Management Case and (b) $8.10 to $11.40 based on the financial projections included in the Research Case Forecasts, in each case, rounded to the nearest five cents.

Under the perpetuity growth methodology, Evercore estimated a terminal value for the Company by applying a perpetuity growth rate of 0.0% to 1.0% to the estimated unlevered free cash flow for the twelve-month period ended October 31, 2021, adjusted to assume an equivalent level of projected capital expenditure and projected depreciation and amortization. The cash flows and terminal value were then discounted to present value using the same range of discount rates as described above, and converted to implied equity value using the same adjustments as described above. Under the perpetuity growth methodology, Evercore’s discounted cash flow analysis indicated implied per-share equity values for the Company on a standalone basis of approximately (a) $10.85 to $15.90 based on the financial projections included in the October Management Case and (b) $8.20 to $11.95 based on the financial projections included in the Research Case Forecasts, in each case, rounded to the nearest five cents.

Selected Publicly Traded Companies Analysis

Evercore reviewed publicly available financial and market information for the Company and the selected public companies listed in the table below, which were the companies Evercore deemed most relevant to consider in relation to the Company, based on Evercore’s professional judgment and experience.

Evercore reviewed, among other things, the share prices of the selected public companies as a multiple of estimated earnings per share (“EPS”), or the ratio of share price over earnings (the “P/E ratio”), for calendar years 2016 and 2017. The EPS for all of the selected public companies generally excludes the impact of stock-based compensation expense, amortization of acquired finite-lived intangibles and certain other expenses that Evercore considered, in its professional judgment and experience, to be non-recurring in nature. The financial projections of the selected publicly traded companies used by Evercore for this analysis were based on publicly available estimates from research analysts and, in the case of the Company, based on, where available, historical financial and operating data for the period from January 1, 2016 through October 31, 2016 and the financial projections included in the October Management Case and the Research Case Forecasts for the period from November 1, 2016 through the end of fiscal year 2021. The P/E ratios, as well as the revenue and Adjusted EBITDA multiples, for calendar years 2016 and 2017 for each of the selected public companies are set forth in the table below. Moreover, the Company’s EPS estimates for the calendar years 2016 and 2017 were calculated by applying fractional calendarization to the fiscal year figures in the October Management Case and the Research Case Forecasts to arrive at calendar year figures.

Selected Public Company	Enterprise Value / Revenue		Enterprise Value / Adjusted EBITDA				P/E
	CY2016E	CY2017E	CY2016E		CY2017E		CY2016E		CY2017E
Enterprise Networking
Cisco	2.4x	2.4x	7.2x		7.0x		13.1x		12.7x
Citrix	3.6x	3.4x	10.1x		9.6x		16.5x		15.2x
Juniper	1.9x	1.8x	6.9x		6.5x		13.2x		12.4x
F5 Networks	3.9x	3.7x	10.1x		9.2x		18.0x		16.7x
Arista	5.3x	4.4x	18.2x		15.8x		31.0x		26.9x
Ubiquiti	5.7x	5.1x	15.8x		14.4x		19.9x		18.0x
NetScout	2.2x	2.1x	8.5x		7.8x		15.3x		13.5x
Mellanox	2.6x	2.2x	9.7x		8.2x		13.2x		11.3x
Gigamon	6.0x	4.8x	24.8x		19.2x		49.2x		32.0x
Netgear	1.0x	1.0x	7.7x		7.3x		17.2x		16.4x
Infoblox (Unaffected)[1]	3.1x	2.9x	20.4x		15.9x		45.0x		32.9x
Radware	1.5x	1.4x	18.7x		16.5x		NM	[2]	35.8x
A10 Networks	1.8x	1.6x	NM	[3]	24.5x		NM	[4]	NM	[2]
Extreme Networks	0.7x	0.6x	5.8x		6.3x		13.1x		10.3x
Aerohive Networks	1.4x	1.2x	NM	[4]	NM	[4]	NM	[4]	NM	[4]
Mean	2.9x	2.6x	12.6x		12.0x		22.1x		19.6x
Median	2.4x	2.2x	10.1x		9.4x		16.8x		16.4x

Network Security:
Palo Alto Networks	8.8x	6.7x	NM	[3]	NM	[3]	NM	[2]	NM	[2]
Checkpoint	7.5x	7.0x	13.7x		12.8x		18.3x		17.5x
Fortinet	3.7x	3.1x	21.8x		17.0x		NM	[2]	40.9x
FireEye	2.8x	2.4x	NM	[4]	NM	[3]	NM	[4]	NM	[4]
Mean	5.7x	4.8x	17.7x		14.9x		18.3x		29.2x
Median	5.6x	4.9x	17.7x		14.9x		18.3x		29.2x

Communications Equipment:
Nokia	0.7x	0.7x	6.7x		5.6x		29.2x		17.5x
Motorola Solutions	2.6x	2.6x	9.4x		9.1x		16.9x		16.1x
Ericsson	0.6x	0.6x	6.2x		5.6x		16.8x		14.5x
ZTE Corp.	0.6x	0.6x	9.1x		8.7x		17.1x		15.8x
Ciena	1.1x	1.0x	7.6x		6.8x		11.9x		9.6x
Infinera	1.1x	1.1x	8.1x		8.6x		24.7x		26.1x
ADTRAN	1.2x	1.2x	14.2x		11.4x		26.7x		24.3x
ADVA AG	0.6x	0.5x	5.8x		4.0x		19.8x		10.3x
Mean	1.1x	1.1x	8.4x		7.5x		20.4x		16.8x
Median	0.9x	0.9x	7.9x		7.7x		18.5x		16.0x

(1)	On 9/19/2016, Vista announced its acquisition of Infoblox; Infoblox financials show unaffected data as of 9/16/2016
(2)	Denoted as “NM – Not Meaningful” as multiple is greater than 50.0x
(3)	Denoted as “NM – Not Meaningful” as multiple is greater than 25.0x
(4)	Denoted as “NM – Not Meaningful” as multiple is negative

Evercore estimated a reference range of P/E ratios of 9.0x to 13.0x for the fiscal year ending October 31, 2017, based on its review of the P/E ratios for the selected public companies for calendar years 2016 and 2017 (including taking into account growth rates and other relevant considerations relating to the Company and the selected public companies identified above) and its experience and professional judgment. This analysis indicated implied equity values per share for the Company of approximately (a) $9.30 to $13.45 based on the financial projections included in the October Management Case and (b) $9.05 to $13.05 based on the financial projections included in the Research Case Forecasts, in each case, rounded to the nearest five cents.

Selected Precedent Transactions Analysis

Evercore reviewed, to the extent publicly available, financial information relating to 28 precedent transactions involving companies that Evercore considered to be relevant to the Company’s business and industry. Evercore selected these transactions because they represented transactions of which Evercore was aware that were announced between July 2008 and October 2016 involving companies in the networking infrastructure hardware and software industry verticals, which Evercore considered, in its professional judgment and experience, most relevant to the proposed transaction. No company, business or transaction used in this analysis is identical or directly comparable to the Company or the proposed transaction. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the relative values of the selected companies.

Evercore reviewed transaction values and calculated the enterprise value implied for each target company (based on the consideration paid in the selected transaction) as a multiple of the target company’s estimated Adjusted EBITDA (based on publicly available research analysts’ estimates) over the next 12 months (“NTM,” estimated for the next 12 month period starting from the date of transaction announcement). The financial data used by Evercore for the selected transactions were based on publicly available information at the time of announcement of the relevant transaction.

The announcement date, enterprise value, and enterprise value to NTM Adjusted EBITDA multiples for each of the precedent transactions are set forth in the table below.

Announcement Date	Acquirer	Target	Enterprise Value (in millions)	Enterprise Value / NTM Adjusted EBITDA
9/19/2016	Vista Equity Partners	Infoblox	$1,339	20.8x
9/14/2016	Extreme Networks	Zebra Technologies, WLAN Business	$55	NA
7/8/2016	Siris Capital	Polycom	$1,300	7.1x
6/15/2016	Cavium	QLogic	$988	7.9x
4/4/2016	Brocade	Ruckus Wireless	$1,246	16.6x
10/12/2015	Dell	EMC	$68,378	9.2x
5/27/2015	Fortinet	Meru Networks	$34	NA
4/22/2015	Francisco Partners	Procera Networks	$143	NA
3/2/2015	HP	Aruba Networks	$2,772	11.9x
2/25/2015	Avago Technologies	Emulex	$609	6.2x
12/15/2014	Thoma Bravo	Riverbed Technology	$3,434	9.7x
11/10/2014	Mitel Networks	ShoreTel	$505	15.0x
10/13/2014	NetScout	Danaher Communications Business	$2,619	NA
4/15/2014	Zebra Technologies	Motorola Solutions, Enterprise Business	$3,450	NA
12/16/2013	Avago Technologies	LSI	$5,905	11.5x
11/13/2013	Hon Hai	Ubee Interactive	$781	NA
11/11/2013	Mitel	Aastra Technologies	$281	7.0x
9/12/2013	Extreme Networks	Enterasys Networks	$180	NA
2/4/2013	Oracle	Acme Packet	$1,660	29.2x
3/26/2012	Oclaro	Opnext	$138	43.3x
1/30/2012	Siemens	RuggedCom Inc.	$381	NA
12/9/2011	Thoma Bravo	Blue Coat Systems	$890	11.3x
11/7/2011	Siris Capital Group (Consortium)	Tekelec	$510	9.0x
7/19/2011	Riverbed Technology	Zeus Technology	$125	NA
11/16/2010	Juniper Networks	Trapeze Networks	$152	NA
11/11/2009	HP	3Com	$2,798	21.7x
10/1/2009	Cisco Systems	Tandberg	$3,300	NA
7/21/2008	Brocade	Foundry	$2,000	13.7x
			75th Percentile:	16.6x
			Mean:	14.8x
			Median:	11.5x
			25th Percentile:	9.0x

Evercore then applied a reference range of NTM Adjusted EBITDA multiples of 7.0x to 11.0x, derived by Evercore based on its review of the precedent transactions (including taking into account growth rates and other relevant considerations relating to the Company and the precedent transactions identified above) and its experience and professional judgment, to the estimated NTM Adjusted EBITDA as of October 31, 2016 of the Company, based on the research analysts’ estimates of NTM Adjusted EBITDA included in the Research Case Forecasts. A range of implied equity values for the Company was then calculated by reducing the range of implied enterprise values by the amount of the Company’s projected net debt (calculated as debt less cash and cash equivalents) and noncontrolling interests as of October 31, 2016. This analysis indicated a per-share equity value reference range of approximately $9.80 to $15.85 for the Company, rounded to the nearest five cents.

Sum of the Parts Analysis

Evercore conducted a sum of the parts valuation analysis to calculate the enterprise value of four components of the Company’s business (its Storage Networking component; its Switching, Routing, and Analytics (“SRA”) and Software Networking component; its Campus component; and its Ruckus component) on a stand-alone basis, using the discounted cash flow methodology and the revenue multiple methodology, and based on forecasts included in the October Management Case. In its analysis, and upon advice of the Company’s management, Evercore assumed no transactional costs or tax leakage costs in the separation of the Company into its various components.

For the Storage Networking component, Evercore performed a discounted cash flow analysis to estimate the implied enterprise value as of October 31, 2016, using (1) the unlevered, after-tax free cash flows that were projected to be generated by the Company from the period from November 1, 2016 through October 31, 2021, plus (2) the estimated terminal value of the Company as of October 31, 2021 based on a perpetuity growth rate of -6.0% to -4.0%, reflecting the Company’s perspective on the prospects for the Storage Networking component. The total cash flows were then discounted to present value using an estimate range of discount rates from 8.5% to 11.0%. Evercore estimated the Storage Networking component’s weighted average cost of capital based on application of the capital asset pricing model and its professional judgment given the nature of the Storage Networking component. The resulting range of implied enterprise values for the Storage Networking component was approximately $2.8 billion to $3.6 billion.

For the SRA and Software Networking component, Evercore performed a discounted cash flow analysis to estimate the implied enterprise value as of October 31, 2016, using (1) the unlevered, after-tax free cash flows that were projected to be generated by the Company from the period from November 1, 2016 through October 31, 2026, plus (2) the estimated terminal value of the Company as of October 31, 2026 based on an Adjusted EBITDA multiple of 10.0x to 12.0x. Evercore estimated the terminal value multiple based on the financial projections provided by the Company’s management, the trading multiples for the companies included in the selected publicly traded companies analysis, and its professional judgment given the nature of the SRA and Software Networking component. The total cash flows were then discounted to present value using an estimate range of discount rates from 8.5% to 11.0%. Evercore estimated the SRA and Software Networking component’s weighted average cost of capital based on application of the capital asset pricing model and its professional judgment given the nature of the SRA and Software Networking component. The resulting range of implied enterprise values for the SRA and Software Networking component was approximately $1.1 billion to $1.6 billion.

For the Campus component, Evercore assumed a multiple range of 1.0x to 1.5x management’s projection of the Company’s estimated fiscal year 2017 revenue. The multiple range was derived by analyzing the results from an analysis of the revenue multiples for the companies included in the selected publicly traded companies analysis and took into account qualitative judgments for the nature of the business. The resulting range of implied enterprise values for the Campus component was approximately $0.3 billion to $0.5 billion.

For the Ruckus component, Evercore performed a discounted cash flow analysis to estimate the implied enterprise value as of October 31, 2016, using (1) the unlevered, after-tax free cash flows that were projected to be generated by the Ruckus business from the period from November 1, 2016 through October 31, 2021, plus (2) the estimated terminal value of Ruckus as of October 31, 2021 based on an Adjusted EBITDA multiple of 9.0x to 11.0x. Evercore estimated the terminal value multiple based on the financial projections provided by the Company’s management, the trading multiples for the companies included in the selected publicly traded companies analysis, and its professional judgment given the nature of the Ruckus component. The total cash flows were then discounted to present value using an estimate range of discount rates from 11.5% to 13.5%. Evercore estimated the Ruckus component’s weighted average cost of capital based on application of the capital asset pricing model and its professional judgment given the nature of the Ruckus component. The resulting range of implied enterprise values for the Ruckus component was approximately $1.5 billion to $1.9 billion.

Separately, for the Ruckus component, Evercore also performed a valuation analysis using the historical acquisition cost of Ruckus, as of May 2016, in addition to using the discounted cash flow methodology. Based on publicly available historical financial statements, the implied enterprise value for the Ruckus component was determined to be approximately $1.2 billion (calculated using the total Ruckus purchase equity value of approximately $1.4 billion less available balance sheet cash of approximately $0.2 billion).

Evercore then took the aggregate value of the four combined operations, netted their value against the amount of the Company’s projected net debt and noncontrolling interests as of October 31, 2016 and divided such amount by the fully diluted number of shares of Company Common Stock outstanding as of such date to imply a per share value for Company Common Stock. Using the discounted cash flow methodology for Ruckus, this analysis indicated an implied equity value per share range for the Company of approximately $12.30 to $16.50, rounded to the nearest five cents. Using the historical acquisition cost of Ruckus, this analysis indicated an implied equity value per share range for the Company of approximately $11.60 to $14.85, rounded to the nearest five cents.

Illustrative Present Value of Future Share Price

Evercore performed an illustrative analysis of the implied present value of the future price per share of Company Common Stock, which is designed to provide an indication of the present value of a theoretical future value of a company’s equity as a function of such company’s estimated EPS and its assumed price to future EPS multiple, plus anticipated dividends. For this analysis, Evercore used the projected financial data for fiscal years 2017, 2018 and 2019 included in each of the October Management Case and the Research Case Forecasts. For both sets of financial projections, Evercore assumed, at the Company’s direction, quarterly cash dividends of $0.055/share commencing in the first quarter of fiscal year 2017, increasing to $0.065/share in the third quarter of fiscal year 2017, $0.075/share in the third quarter of fiscal year 2018, and $0.085/share in the third quarter of fiscal year 2019.

In calculating the implied present value of future share price per share of Company Common Stock, Evercore first calculated the implied future share price of Company Common Stock by multiplying the estimated fiscal year 2019 EPS by the Company’s assumed P/E ratio of 11.0x for the last twelve month (“LTM”) period ending October 31, 2019. Evercore then discounted the implied total share price back to October 31, 2016 using a discount rate of 11.5%, reflecting an estimate of the Company’s cost of equity. Finally, Evercore added the cumulative present value of anticipated future dividends per share of Company Common Stock payable to the stockholders of the Company through the end of fiscal year 2019, using the same discount rate of 11.5%. This analysis resulted in a range of implied present values per share of Company Common Stock of approximately (a) $9.85 to $15.10 based on the financial projections included in the October Management Case and (b) $7.45 to $11.30 based on the financial projections included in the Research Case Forecasts, in each case, rounded to the nearest five cents.

Other Factors

Evercore also reviewed and considered other factors, which were not considered part of its financial analyses in connection with rendering its advice, but were referenced for informational purposes, including, among other things, the precedent premia, illustrative leveraged buyout, analysts’ price targets and 52-week trading range analyses described below.

Premiums Paid Analysis

Evercore reviewed and analyzed premiums paid in precedent transactions since January 2006. Based on its professional judgment and premiums in precedent transactions for acquisitions where the target was based in the U.S., Evercore applied a reference range of premiums of 20% to 50% to the unaffected price of the Company as of October 28, 2016 of $8.69. This analysis indicated a per share equity value reference range of approximately $10.45 to $13.05 for the Company, rounded to the nearest five cents.

Illustrative Leveraged Buyout Analysis

Evercore performed a hypothetical leveraged buyout analysis to determine the prices at which a financial sponsor might effect a leveraged buyout of the Company. Evercore utilized Adjusted EBITDA projections provided by the Company’s management in performing its analysis. Evercore assumed a transaction date of October 31, 2016 and a five-year investment period ending on October 31, 2021. Evercore also assumed cost savings of $100 million at announcement, in addition to $25 million in on-going cost savings, and a minimum cash requirement of $250 million. Evercore selected the leverage multiple, financing terms, exit multiple and target internal rate of return based upon the application of its professional judgment and experience.

The following table summarizes Evercore’s analysis, with the implied value per share of Company Common Stock rounded to the nearest five cents:

Source of Financial Projections Through FY2021	Illustrative Sponsor Required IRR	Total Leverage	Exit EV/ Adj. EBITDA Multiples	Implied Value Per Share of Company Common Stock ($)
October Management Case	15.0% – 25.0%	5.25x	5.0x – 7.0x	9.90 – 13.65
Research Case Forecasts	15.0% – 25.0%	5.25x	5.0x – 7.0x	8.65 – 11.30

Analyst Price Targets

Evercore reviewed publicly available share price targets of research analysts’ estimates known to Evercore as of October 28, 2016, noting that the low and high share price targets ranged from $8.00 to $13.00 for the Company.

52-Week Trading Range

Evercore reviewed historical trading prices of shares of Company Common Stock during the 52-week period ended October 28, 2016, noting that the low and high closing prices during such period ranged from $7.67 to $10.86 for the Company.

Miscellaneous

Under the terms of Evercore’s engagement, Evercore has provided the Company with financial advisory services and delivered a written fairness opinion to the Company Board in connection with the proposed transaction. Pursuant to the terms of its engagement letter, Evercore is entitled to receive (1) an opinion fee of $2 million, regardless of the conclusion reached therein, which was earned upon delivery of its fairness opinion and which is fully creditable, to the extent previously paid, against any transaction fee payable and (2) a transaction fee, comprised of a success fee and a discretionary component (the payment of which was approved by the Company Board at a meeting on November 1, 2016), currently estimated to total approximately $35.6 million, which Evercore will earn subject to and upon the consummation of the Merger. In addition, the Company has agreed to reimburse Evercore for up to $125,000 of expenses (including external legal fees, expenses and disbursements) incurred in connection with its engagement and to indemnify Evercore and any of its members, partners, officers, directors, advisors, representatives, employees, agents, affiliates or controlling persons, if any, against certain liabilities and expenses arising out of Evercore’s engagement, any services performed by Evercore in connection therewith or any transaction contemplated thereby.

Evercore may, in the future, provide certain financial and other services to Ultimate Parent and certain of its affiliates, for which Evercore may receive compensation. Evercore notes that, while it has not, during the period from October 2013 to October 2016, performed any investment banking advisory and/or capital markets services to Ultimate Parent for which it received compensation, Evercore did advise Parent in its February 2016 sale to Avago Technologies Limited, both of which are now owned by Ultimate Parent, and Evercore did receive $10 million in connection with such engagement. Evercore’s prior engagement with Parent was disclosed to the Company Board prior to the engagement by the Company of Evercore.

Evercore did not recommend any specific amount of consideration to the Company Board or management or that any specific amount of consideration constituted the only appropriate consideration in the transaction for the holders of Company Common Stock.

In the ordinary course of business, Evercore or its affiliates may actively trade the securities, or related derivative securities, or financial instruments of the Company, Ultimate Parent and their respective affiliates, for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities or instruments.

The issuance of Evercore’s opinion was approved by an opinion committee of Evercore.

The Company Board engaged Evercore to act as a financial advisor based on its qualifications, expertise, reputation and knowledge of and its familiarity with the Company’s business and affairs and the industry in which the Company operates. Evercore is an internationally recognized investment banking firm and is regularly engaged in the valuation of businesses in connection with mergers and acquisitions, leveraged buyouts, competitive biddings, private placements and valuations for corporate and other purposes.

Certain Company Forecasts

Management Case Forecasts

The Company does not, as a matter of course, make public projections as to its future financial performance. The Company management provided an initial set of financial projections to Ultimate Parent, the other parties who participated in the solicitation process for an acquisition transaction, and Evercore, which the Company approved for Evercore to rely on and use in performing its preliminary financial analyses (such financial projections, together with the extrapolations derived from such projections described below, the “September Management Case”). The Company management subsequently updated the September Management Case (1) to reflect Company management’s updated view of the Company’s fiscal year 2016 performance, (2) to adjust back to historical norms the level of capital expenditures starting from fiscal year 2018 onwards to reflect the end of a one-time capital project that was scheduled to be completed in fiscal year 2017, and (3) to reflect certain forecasts prepared in October 2016 in connection with the Company’s annual goodwill impairment analysis (such financial projections, together with the extrapolations derived from such projections described below, the “October Management Case”), and provided the October Management Case to Evercore, approving Evercore to rely on and use the October Management Case in performing its financial analyses and rendering its fairness opinion. The projections for the fourth quarter of fiscal year 2016 and the first quarter of fiscal year 2017 included in the October Management Case were also provided to Ultimate Parent. Both the September Management Case and the October Management Case were for fiscal years 2016 through 2021, and included Company management’s financial projections for fiscal years 2016 through 2019 and extrapolations derived therefrom for (a) fiscal years 2020 and 2021 for the Company generally and (b) fiscal years 2020 through 2026 for the switching, routing and analytics and software networking component of the Company’s business for use in the sum of the parts valuation of that component (described in “The Merger — Opinion of Evercore Group L.L.C.” beginning on page 48). The extrapolations were derived by projecting forward the general trends from fiscal years 2016 through 2019 but assuming slowing revenue growth rates as well as an eventual plateauing of operating margins to reflect the anticipated maturation of the Company’s businesses. The September Management Case and the October Management Case, which, together with the Research Case Forecasts, constituted the alternative business assumptions reviewed by Evercore in connection with its financial analysis, are referred to collectively as the “Management Case Forecasts.”

Research Case Forecasts

The Company Board reviewed certain financial projections created using averages of publicly available research analysts’ estimates for fiscal years 2016 through 2018 (such financial projections, together with the extrapolations derived from such projections described below, the “Research Case Forecasts”). The Research

Case Forecasts included extrapolated financial projections for fiscal years 2019 through 2021 created by projecting trends, with adjustments, observed in the research analysts’ estimates utilized in preparing the financial projections used for fiscal years 2016 through 2018. The Research Case Forecasts are based solely on the mathematical aggregation of publicly available information prepared by third party research analysts. The research analysts’ estimates utilized in the Research Case Forecasts: (1) were not prepared with any input from the Company management; (2) do not reflect all potentially relevant information available to the Company management; and (3) do not reflect any exercise of judgment by the Company management. As such, the inclusion of the Research Case Forecasts in this proxy statement should not be regarded as an indication that the Company, the Company Board, its advisors, or any other person considered, or now considers, the Research Case Forecasts to be a reliable prediction of actual future results.

Additional Information Concerning the Management Case Forecasts and the Research Case Forecasts

The summaries of the Management Case Forecasts and the Research Case Forecasts (collectively, the “Forecasts”) are included in this proxy statement solely to give the Company’s stockholders access to information that was made available to the Company Board and Evercore in connection with the Company’s strategic and financial review process and portions of which were made available to Ultimate Parent and the other parties who participated in the solicitation process in connection with their due diligence review of the Company. The Forecasts were not prepared with a view toward public disclosure or complying with accounting principles generally accepted in the United States (“GAAP”). In addition, the Forecasts were not prepared with a view toward complying with the guidelines established by the SEC, or by the American Institute of Certified Public Accountants with respect to prospective financial information. The Forecasts are not fact and should not be relied upon as being necessarily indicative of future results. Readers of this proxy statement are cautioned not to place undue reliance on the Forecasts.

Neither the Company’s independent registered public accounting firm nor any other independent accountants or other professional advisors have: (1) compiled, reviewed, audited, examined or performed any procedures with respect to the Forecasts; (2) expressed any opinion or any other form of assurance on such information or the achievability of the results reflected in such information; or (3) assumed any responsibility for the Forecasts. The Company’s independent registered public accounting firm disclaims any association with the Forecasts.

Readers of this proxy statement are cautioned not to place undue reliance on the summaries of the Forecasts set forth below. The Forecasts are forward-looking statements. For information on factors that may cause the Company’s future results to materially vary, see the section of this proxy statement entitled “Cautionary Statement Regarding Forward-Looking Statements,” beginning on page 22. Although the Forecasts are presented with numerical specificity, they reflect numerous assumptions and estimates as to future events, which, with respect to the Management Case Forecasts, the Company management believed were reasonable at the time that such Management Case Forecasts were prepared, taking into account the relevant information available to the Company management at the time. The Company management did not assess any of the assumptions or estimates utilized by research analysts in preparing the publicly available research analysts’ estimates upon which the Research Case Forecasts were based. However, this information is not fact and should not be relied upon as being necessarily indicative of actual future results and none of the Company, the Company Board, its advisors, or any other person considered has made or makes any representation to any person regarding the ultimate performance of the Company compare to the information contained in the Forecasts. Important factors that may affect actual results and cause the Forecasts not to be achieved include (but are not limited to): (1) general economic conditions; (2) the accuracy of certain accounting assumptions; (3) changes in actual or projected cash flows; (4) competitive pressures; and (5) changes in tax laws. In addition, the Forecasts do not take into account any circumstances or events occurring after the date that they were prepared and do not give effect to the Merger or any of the other transactions contemplated by the Merger Agreement. Furthermore, the Forecasts do not take into account the effect of the entry into the Merger Agreement or any failure of the Merger to be completed and should not be viewed as accurate or continuing in that context. As a result, there can be no assurance that the

Forecasts will be realized, and actual results may be materially better or worse than those contained in the Forecasts. The inclusion of this information should not be regarded as an indication that the Company Board, the Company or any other recipient of this information considered, or now considers, the Forecasts to be predictive of actual future results. The Forecasts are not included in this proxy statement in order to induce any Company stockholder to vote in favor of any proposal to be considered at the special meeting. None of the Company, the Company Board, its advisors (including, but not limited to, Evercore), or any other person intends to update or otherwise revise the Forecasts to reflect circumstances existing after the date when made or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the Forecasts are shown to be in error or no longer appropriate.

The September Management Case (1)

	2016E	2017E	2018E	2019E	2020E(2)	2021E(2)
	(in millions, except per share amounts)
Revenue	$2,338	$2,630	$2,814	$3,046	$3,268	$3,441
Non-GAAP Gross Profit (3)(4)	$1,578	$1,761	$1,911	$2,061	$2,193	$2,303
Non-GAAP Operating Income(5)	$510	$578	$710	$801	$834	$873
Non-GAAP EBITDA(6)	$597	$680	$818	$918	$959	$1,005
Non-GAAP Net Income(7)	$395	$424	$529	$603	$630	$663
Non-GAAP EPS(8)	$0.95	$1.03	$1.29	$1.47	$1.54	$1.62
Capex	($77)	($90)	($96)	($104)	($112)	($118)
Unlevered Free Cash Flow(9)	—	$330	$459	$513	$538	$578

(1)	For each of fiscal years 2016, 2017, 2018, 2020 and 2021, the Company’s fiscal year end is the final Saturday in October. For fiscal year 2019, the Company’s fiscal year end is the first Saturday in November.
(2)	The September Management Case projections for fiscal years 2020 and 2021 were prepared by extrapolating from trends in the September Management Case projections for fiscal years 2016 through 2019 as described above.
(3)	Non-GAAP Gross Profit is calculated as GAAP gross profit less stock-based compensation expense, amortization expense associated with acquired intangibles and, for fiscal year 2016 only, the impact to cost of revenues from certain purchase accounting adjustments to inventory.
(4)	The Non-GAAP Gross Profit amounts presented in the table for fiscal years 2016 and 2017 represent the amounts provided to Ultimate Parent as part of the September Management Case. The Non GAAP Gross Profit amounts for fiscal years 2016 and 2017 reviewed by the Company Board for the September Management Case in certain instances were $1,588 and $1,774, respectively. These differences were immaterial and did not affect the results of any financial analyses reviewed by the Company Board. Such differences were eliminated when the Management Case Forecasts were updated to the October Management Case, which was used by Evercore in the financial analysis for its fairness opinion and reviewed by the Company Board in approving the Merger on November 1, 2016.
(5)	Non-GAAP Operating Income is calculated as GAAP operating income less stock-based compensation expense, acquisition and integration expense, amortization expense associated with acquired intangibles, restructuring charges, asset impairment charges, gains or losses relating to sales of assets and, for fiscal year 2016 only, the impact to cost of revenues from certain purchase accounting adjustments to inventory.
(6)	Non-GAAP EBITDA is calculated as GAAP earnings before interest, taxes, depreciation and amortization (including amortization expense associated with acquired intangibles), adjusted to exclude stock-based compensation expense, acquisition and integration expense, restructuring charges, asset impairment charges, gains or losses relating to sales of assets and, for fiscal year 2016 only, the impact to cost of revenues from certain purchase accounting adjustments to inventory.
(7)

Non-GAAP Net Income is calculated as GAAP net income less stock-based compensation expense, acquisition and integration expense, amortization expense associated with acquired intangibles, restructuring charges, asset impairment charges, gains or losses relating to sales of assets, the non-cash portion of the interest expense on the Company’s 1.375% convertible senior unsecured notes due 2020 (the “Non-Cash Interest Expense”) and, for fiscal year 2016 only, the impact to cost of revenues from certain purchase accounting adjustments to inventory and the effects of certain intercompany transactions on the tax provision. The Company also excludes the tax impact of all such adjustments.
(8)	The Company derives Non-GAAP EPS from Non-GAAP Net Income using the same measures of outstanding shares as are used to calculate net income per share in accordance with GAAP.
(9)	Unlevered Free Cash Flow is calculated as GAAP earnings before interest and taxes, adjusted for depreciation and amortization (including amortization expense associated with acquired intangibles), capital expenditures, changes in working capital, changes in deferred revenue, stock-based compensation expense, acquisition and integration expense, restructuring charges, asset impairment charges, gains or losses relating to sales of assets and, for fiscal year 2016 only, the impact to cost of revenues from certain purchase accounting adjustments to inventory. Calculations of Unlevered Free Cash Flow were not included in the financial projections provided to Ultimate Parent or to the other parties who participated in the solicitation process.

The October Management Case (1)

	2016E	2017E	2018E	2019E	2020E(2)	2021E(2)
	(in millions, except per share amounts)
Revenue	$2,333	$2,630	$2,814	$3,046	$3,215	$3,365
Non-GAAP Gross Profit(3)	$1,583	$1,761	$1,911	$2,061	$2,166	$2,260
Non-GAAP Operating Income(4)	$528	$578	$710	$801	$864	$901
Non-GAAP EBITDA(5)	$615	$679	$814	$914	$980	$1,022
Non-GAAP Net Income(6)	$411	$424	$529	$603	$654	$685
Non-GAAP EPS(7)	$0.98	$1.03	$1.29	$1.47	$1.60	$1.67
Capex	($77)	($90)	($93)	($101)	($104)	($109)
Unlevered Free Cash Flow(8)	—	$329	$459	$514	$577	$607

(1)	For each of fiscal years 2016, 2017, 2018, 2020 and 2021, the Company’s fiscal year end is the final Saturday in October. For fiscal year 2019, the Company’s fiscal year end is the first Saturday in November.
(2)	The October Management Case projections for fiscal years 2020 and 2021 were prepared by extrapolating from trends in the October Management Case projections for fiscal years 2016 through 2019 as described above.
(3)	Non-GAAP Gross Profit is calculated as GAAP gross profit less stock-based compensation expense, amortization expense associated with acquired intangibles and, for fiscal year 2016 only, the impact to cost of revenues from certain purchase accounting adjustments to inventory.
(4)	Non-GAAP Operating Income is calculated as GAAP operating income less stock-based compensation expense, acquisition and integration expense, amortization expense associated with acquired intangibles, restructuring charges, asset impairment charges, gains or losses relating to sales of assets and, for fiscal year 2016 only, the impact to cost of revenues from certain purchase accounting adjustments to inventory.
(5)	Non-GAAP EBITDA is calculated as GAAP earnings before interest, taxes, depreciation and amortization (including amortization expense associated with acquired intangibles), adjusted to exclude stock-based compensation expense, acquisition and integration expense, restructuring charges, asset impairment charges, gains or losses relating to sales of assets and, for fiscal year 2016 only, the impact to cost of revenues from certain purchase accounting adjustments to inventory.
(6)	Non-GAAP Net Income is calculated as GAAP net income less stock-based compensation expense, acquisition and integration expense, amortization expense associated with acquired intangibles, restructuring charges, asset impairment charges, gains or losses relating to sales of assets, the Non-Cash Interest Expense and, for fiscal year 2016 only, the impact to cost of revenues from certain purchase accounting adjustments to inventory and the effects of certain intercompany transactions on the tax provision. The Company also excludes the tax impact of all such adjustments.
(7)	The Company derives Non-GAAP EPS from Non-GAAP Net Income using the same measures of outstanding shares as are used to calculate net income per share in accordance with GAAP.

(8)	Unlevered Free Cash Flow is calculated as GAAP earnings before interest and taxes, adjusted for depreciation and amortization (including amortization expense associated with acquired intangibles), capital expenditures, changes in working capital, changes in deferred revenue, stock-based compensation expense, acquisition and integration expense, restructuring charges, asset impairment charges, gains or losses relating to sales of assets and, for fiscal year 2016 only, the impact to cost of revenues from certain purchase accounting adjustments to inventory. Calculations of Unlevered Free Cash Flow were not included in the subset of the October Management Case provided to Ultimate Parent.

The Research Case Forecasts (1)

	2016E	2017E	2018E	2019E(2)	2020E(2)	2021E(2)
	(in millions, except per share amounts)
Revenue	$2,329	$2,577	$2,645	$2,714	$2,785	$2,858
Non-GAAP Gross Profit	$1,571	$1,737	$1,782	$1,829	$1,877	$1,926
Non-GAAP Operating Income	$509	$562	$594	$611	$641	$672
Non-GAAP EBITDA	$596	$663	$697	$719	$752	$786
Non-GAAP Net Income	$392	$408	$432	$443	$455	$467
Non-GAAP EPS	$0.93	$1.00	$1.06	$1.08	$1.11	$1.14
Capex	($80)	($81)	($83)	($85)	($87)	($89)
Unlevered Free Cash Flow	—	$333	$404	$418	$440	$462

(1)	For each of fiscal years 2016, 2017, 2018, 2020 and 2021, the Company’s fiscal year end is the final Saturday in October. For fiscal year 2019, the Company’s fiscal year end is the first Saturday in November.
(2)	The projections included in the Research Case Forecasts for fiscal years 2019 through 2021 were prepared by extrapolating from trends in the Research Case Forecasts for fiscal years 2016 through 2018, as described above.

Non-GAAP Financial Measures

Non-GAAP Gross Profit, Non-GAAP Operating Income, Non-GAAP EBITDA, Non-GAAP Net Income, Non-GAAP EPS and Unlevered Free Cash Flow are non-GAAP financial measures. These non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in accordance with GAAP. The calculations of non-GAAP financial measures reflected in the Forecasts may differ from others in the Company’s industry and are not necessarily comparable with measures with similar titles used by other companies. The Company strongly encourages you to review all of its financial statements and publicly filed reports in their entirety and to not rely on any single financial measure.

The Management Case Forecasts

The Company management believes non-GAAP financial measures provide useful information to investors by offering (1) the ability to make more meaningful period-to-period comparisons of the Company’s ongoing operating results, (2) the ability to make more meaningful comparisons of the Company’s operating performance relative to its competitors, (3) the ability to better identify trends in the Company’s underlying business and to perform related trend analyses and (4) a better understanding of how management plans and measures the Company’s underlying business. The non-GAAP financial measures utilized in the September Management Case and the October Management Case constitute forward-looking information, and the Company believes that a quantitative reconciliation of each such non-GAAP financial measure to the most comparable financial measure calculated and presented in accordance with GAAP cannot be made available without unreasonable efforts. A reconciliation of these non-GAAP financial measures would require the Company to quantify at least two or more of the following: capital expenditures, changes in working capital, changes in deferred revenue, stock-based compensation expense, acquisition and integration expense, amortization expense associated with acquired intangibles, asset impairment charges, restructuring charges, gains or losses relating to sales of assets, the Non-Cash Interest Expense, and, for fiscal year 2016 only, the impact to cost of revenues from certain purchase accounting adjustments to inventory and the effects of certain intercompany transactions on the tax provision. A reconciliation of these non-GAAP financial measures would also require the Company to quantify the tax impact of each of the foregoing. All but the Non-Cash Interest Expense, the purchase accounting adjustments to inventory and the effects of certain intercompany transactions on the tax provision cannot be reliably quantified due to the combination of variability and volatility of such components and may, depending on the size of the components, have a significant impact on the reconciliation. The Company is able to quantify the Non-Cash Interest Expense because the interest rate is fixed. The Non-Cash Interest Expense is expected to be $15.4 million, $16.2 million, $17.0 million, $17.9 million and $3.0 million during fiscal years 2016, 2017, 2018, 2019 and 2020, respectively. The Company is able to quantify the fiscal year 2016 purchase accounting adjustments to inventory, which are expected to total $36.8 million, because the Company has already made such an estimate as part of its preliminary purchase consideration allocation to the fair value of the assets acquired and liabilities assumed in connection with the Company’s acquisition of Ruckus Wireless, Inc. in May 2016. The Company is able to quantify the fiscal year 2016 effects of certain intercompany transactions on the tax provision, which are expected to total $27.9 million, because those transactions were completed prior to September 2016.

The Research Case Forecasts

As noted above, the Research Case Forecasts were derived solely from the mathematical aggregation of publicly available estimates of the Company’s future performance prepared by third party research analysts. Each of those research analysts independently determined the nature of the adjustments to be made in calculating the non-GAAP financial measures included in its published reports, and those adjustments may differ not only from one research analyst to another but also from the adjustments made by the Company in calculating the non-GAAP financial measures included in the Management Case Forecasts. Accordingly, for each non-GAAP financial measure presented as part of the Research Case Forecasts, the Company is unable to (i) provide a specific definition of each such non-GAAP financial measure, (ii) present the most directly comparable financial measure calculated and presented in accordance with GAAP, or (iii) reconcile each such non-GAAP financial measure with any GAAP financial measure without unreasonable efforts.

Financing of the Merger

We anticipate that the total funds needed to complete the Merger, including:

•	payment of fees and expenses related to the Merger;

•	payment to holders of existing indebtedness of the Company; and

•	payment to the Company’s stockholders and holders of equity awards of the amounts due to them under the Merger Agreement,

will be funded through a combination of:

•	available cash from Ultimate Parent, the Company or their respective subsidiaries; and

•	new borrowings by Parent, Ultimate Parent or any of their respective subsidiaries.

We believe that Parent’s available debt, together with new borrowings by Parent, Ultimate Parent or any of their respective subsidiaries and available cash from the combined balance sheet of the Company, Parent and Ultimate Parent, will be sufficient to complete the Merger, but we cannot assure you of that. Although obtaining debt financing is not a condition to the completion of the Merger, the failure of Parent, Ultimate Parent or any of their respective subsidiaries to obtain any amount of debt financing could result in the failure of the Merger to be consummated.

Closing and Effective Time of Merger

Unless the parties otherwise agree in writing, the closing of the Merger will take place no later than the fourth business day following the date on which the last of the conditions to closing of the Merger (described under the section of this proxy statement entitled “The Merger Agreement — Conditions to the Merger” beginning on page 98) has been satisfied or waived (other than those conditions that by their nature are to be satisfied or waived at the closing of the Merger, but subject to the satisfaction or waiver of such conditions), or at such other date and time as Parent and the Company have otherwise agreed in writing, provided that if the closing of the Merger would occur on a date that is within the 15-day period prior to the closing of any Ultimate Parent fiscal quarter, Parent may elect to defer the closing of the Merger until the opening of business on the first business day of the immediately succeeding fiscal quarter.

Payment of Merger Consideration and Surrender of Stock Certificates

If your shares of Company Common Stock are held on your behalf by a bank, brokerage firm or other nominee, although each bank, brokerage firm or other nominee establishes its own procedures, we believe that payment for those shares will be deposited in your account with such bank, brokerage firm or other nominee promptly after consummation of the Merger. If you hold only book entry shares at Wells Fargo Bank, N.A., we believe that the paying agent will mail you a check in the amount of the Merger Consideration for those shares approximately one week after consummation of the Merger. If you hold Company stock certificates and the shares represented by that certificate have not been delivered to a government authority under unclaimed property, escheat or similar laws, the paying agent will mail you a letter of transmittal within three business days of the consummation of the Merger that you must complete and return to the paying agent. Once the paying agent receives your properly completed letter of transmittal and stock certificate(s), the paying agent will mail you a payment check in the amount of the aggregate Merger Consideration for your certificated shares and for your book entry shares, if any.

You should not return your stock certificates with the enclosed proxy card, and you should not forward your stock certificates to the paying agent without a letter of transmittal.

If you hold Company stock certificates, you will not be entitled to receive the Merger Consideration until you deliver a duly completed and executed letter of transmittal to the paying agent. You must also surrender your stock certificate or certificates to the paying agent. If you have lost a stock certificate, or if it has been stolen or destroyed, then to receive your Merger Consideration with respect to the shares of Company Common Stock represented by that stock certificate, you will have to make an affidavit of the loss, theft or destruction of that stock certificate and, if required by Parent or the surviving corporation, post a bond as indemnity against any claim that may later be made with respect to such stock certificate. If ownership of your shares is not registered in the transfer records of the Company, a check for any cash to be delivered will only be issued if the applicable letter of transmittal is accompanied by all documents reasonably required by the Company to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid or are not applicable.

Interests of Certain Persons in the Merger

When considering the recommendation of the Company Board that you vote to approve the proposal to adopt the Merger Agreement, you should be aware that our directors and executive officers have interests in the Merger that are different from, or in addition to, those of our stockholders generally. The Company Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Merger Agreement and the Merger, and in recommending that the Merger Agreement be adopted by the stockholders of the Company. In the discussion below, we have quantified payments and benefits on a pre-tax basis to our executive officers and to our non-employee directors. For the purposes of the agreements and plans described below, the completion of the transactions contemplated by the Merger Agreement will constitute a change in control and/or merger of the Company, as applicable.

Treatment of Equity-Based Awards

Pursuant to the Company’s equity incentive plans and programs, certain Company equity awards held by its executive officers and directors that are outstanding immediately prior to the consummation of the Merger will be cashed out or assumed by Ultimate Parent at the effective time of the Merger, as described in more detail in the section of the proxy statement entitled “The Merger Agreement — Treatment of Company Common Stock, Options and Restricted Stock Units” beginning on page 79.

We maintain and/or administer the 1999 Stock Plan (as amended and restated, the “1999 Plan”), 1999 Director Plan (as amended and restated, the “1999 Director Plan”), 2009 Stock Plan (as amended and restated, the “2009 Plan”), 2009 Director Plan (as amended and restated, the “2009 Director Plan”), and Inducement Award Plan (as amended and restated, the “Inducement Plan,” and, collectively with the 1999 Plan, the 1999 Director Plan, the 2009 Plan, and the 2009 Director Plan, the “Equity Plans”). Our executive officers and non-employee directors hold certain stock options to purchase shares of Company Common Stock granted under an Equity Plan (“Options”), restricted stock unit awards covering shares of Company Common Stock granted under an Equity Plan (“RSU Awards”) and restricted stock unit awards granted under an Equity Plan the vesting of which is subject to performance goals immediately prior to the closing date of the Merger (“PSU Awards”). Each of the Options, RSU Awards and PSU Awards was granted under the Equity Plans and is subject to an award agreement between such award holder and us. As of November 1, 2016, our directors and executive officers held outstanding Options to purchase an aggregate of 5,307,000 shares of Company Common Stock, RSU Awards covering an aggregate of 1,389,817 shares of Company Common Stock and PSU Awards covering an aggregate of 1,320,787 shares of Company Common Stock at target performance achievement levels (or an aggregate of 1,981,181 shares of Company Common Stock at maximum performance achievement levels).

Vesting of all Options and RSU Awards held by non-employee directors will accelerate in accordance with the applicable Equity Plans.

Under each of the 1999 Plan and the 1999 Director Plan, in the event of a merger of the Company with or into another corporation in which the successor corporation does not assume or substitute for an Option or an RSU Award granted under such plans, the award will become fully vested, and with respect to an Option, be exercisable for a specified period of time (including underlying shares that otherwise would not be vested or exercisable). If an Option or RSU Award granted under the 1999 Director Plan is assumed or substituted for and, following such assumption or substitution, the non-employee director’s status as a member of the Company Board or as a director of the successor corporation, as applicable, is terminated other than upon a voluntary resignation by the non-employee director, the award or the equivalent award will become fully vested and, with respect to an Option, exercisable.

The 2009 Plan, the 2009 Director Plan and the Inducement Plan provide that in the event of a change in control (as defined in the applicable Equity Plan and which the Merger constitutes) of the Company in which the successor corporation does not assume or substitute for an Option, RSU Award, or PSU Award granted under such Equity Plan, the award will become fully vested, and with respect to an Option, be fully exercisable for a specified period of time (including underlying shares that would not otherwise be vested or exercisable), and PSU Awards granted under the 2009 Plan will vest based on all performance goals or other vesting criteria being deemed achieved at 100% of target levels. If an Option or RSU Award granted under the 2009 Director Plan is assumed or substituted for and, following such assumption or substitution, the non-employee director’s status as a member of the Company Board or as a director of the successor corporation, as applicable, is terminated other than upon a voluntary resignation by the non-employee director, the award or the equivalent award will become fully vested and, with respect to an Option, exercisable.

We are a party to certain PSU Award agreements with certain of our executive officers that govern PSU Awards granted under the 2009 Plan, the vesting of which is based in part on the achievement of a performance goal relating to the Company’s Stock Price Performance as measured against the NASDAQ Telecom Stock Price Performance over a specified performance period or periods. As defined in the PSU Award agreement: (i) the Company’s Stock Price Performance generally refers to the percentage increase or decrease in the change in share price plus reinvestment of any dividends (referred to as total return), of a share of Company Common Stock for the last 60 market trading days in the applicable performance period over the first 60 market trading days beginning 30 market trading days before the first day of the performance period and (ii) the NASDAQ Telecom Stock Price Performance generally refers to the percentage increase or decrease in the total return of a share of the NASDAQ Telecommunications Index as measured with respect to the same periods with respect to a performance period as applicable to the Company’s Stock Price Performance in the immediately clause (i).

Under each of the PSU Award agreements, if a change in control (as defined in the 2009 Plan and which the Merger constitutes) of the Company occurs while the applicable award holder is a service provider to us or our subsidiaries and before the last day of the applicable performance period, then (i) the PSU Award’s performance period will be deemed to end on the closing of the change in control, (ii) the number of Eligible Units will be determined as of the closing date of the Merger, (iii) 50% of the Eligible Units will become vested as of immediately prior to and contingent upon the change in control, and (iv) the remaining 50% of the Eligible Units will be scheduled to vest on the one-year anniversary of the closing date of the change in control subject to the applicable executive officer remaining a service provider to us or our parent or subsidiaries through such date. However, in the event of a change in control of the Company that occurs during the period beginning November 1, 2018, and ending October 28, 2019, then with respect to PSU Awards granted to our executive officers in 2016, in lieu of clause (iv) in the immediately preceding sentence, the remaining 50% of the Eligible Units will vest immediately prior to and contingent on such change in control.

No non-employee director will be a Continuing Service Provider, and therefore, each of the Options and RSU Awards outstanding and unvested as of immediately prior to the effective time of the Merger that is held by a non-employee director will vest immediately prior to the effective time of the Merger and will be cashed out in exchange for the Cash Out Payment pursuant to the terms of the applicable Equity Plan and the Merger Agreement.

For vesting acceleration in connection with certain qualifying terminations of employment for our executive officers, see also the section of this proxy statement entitled “The Merger — Interests of Certain Persons in the Merger — Change of Control Retention Agreements” beginning on page 69.

The following table shows, as of May 2, 2017, for each person who has been an executive officer since November 1, 2015, (i) the number of shares of Company Common Stock held by him or her (including any beneficial ownership), (ii) the value of such shares of Company Common Stock held by him or her, (iii) the number of shares of Company Common Stock subject to vested In-the-Money Options held by him or her, (iv) the Cash Out Payment that he or she will receive for such vested In-the-Money Options upon consummation of the Merger, (v) the number of shares of Company Common Stock subject to Options held by him or her to be assumed by Ultimate Parent, (vi) the value of the Options held by him or her to be assumed by Ultimate Parent, (vii) the number of shares subject to RSU Awards and PSU Awards held by him or her to be assumed by Ultimate Parent, (viii) the value of such RSU Awards and PSU Awards held by him or her to be assumed by Ultimate Parent upon the consummation of the Merger, and (ix) the total value of such Options, RSU Awards and PSU Awards held by him or her to be assumed by Ultimate Parent upon the consummation of the Merger, in each case, calculated assuming the Merger is consummated on May 2, 2017, and that each executive officer will be a Continuing Service Provider. The values in the table below are based on the Merger Consideration of $12.75. The actual values of the assumed Options, RSU Awards and PSU Awards are to be based on the Exchange Ratio, which cannot be determined until the closing date of the Merger. The amounts shown represent neither the value of the awards for accounting purposes nor the amount, if any, that actually will be realized by the individual with respect to any awards, and do not reflect any taxes payable by the individual.

Name	Number of Shares Held (#)(1)(2)	Value of Shares Held ($)(3)	Number of Shares Subject to Vested In-the-Money Options (#)	Cash Out Payment for Vested In-the-Money Options ($)(4)	Number of Shares Subject to Options to be Assumed (#)(5)	Value of Options to be Assumed ($)(4)	Number of Shares Subject to RSU Awards and PSU Awards to be Assumed (#)(6)	Value of RSU Awards and PSU Awards to be Assumed ($)(3)	Total Value of Options, RSU Awards and PSU Awards to be Assumed ($)
Executive Officers
Lloyd A. Carney	558,417	7,119,817	3,006,250	18,948,625	203,750	493,975	1,608,883	20,513,258	21,007,233
Daniel W. Fairfax	318,735	4,063,871	113,875	368,783	37,125	91,478	415,976	5,303,694	5,395,172
Jeffrey P. Lindholm	204,225	2,603,869	343,250	1,967,670	39,750	96,360	142,773	1,820,356	1,916,716
Ken K. Cheng	795,021	10,136,518	118,125	390,775	36,875	93,025	391,613	4,993,066	5,086,091
Gale E. England	131,605	1,677,964	352,833	2,133,826	45,167	164,854	291,983	3,722,783	3,887,637
Ellen A. O’Donnell	19,673	250,831	217,708	713,061	97,292	307,839	297,348	3,791,187	4,099,026

(1)	Assumes that any vested In-the-Money Options that are scheduled to expire prior to May 2, 2017, will be exercised prior to such expiration and all of the underlying shares will be issued to the executive officer and that any shares underlying RSU Awards that are scheduled to vest on or prior to May 2, 2017, will be issued to the executive officer. Also assumes that the shares issued under such awards will be held by the executive officer through the assumed closing date of the Merger. Mr. Lindholm holds an RSU Award pursuant to which, as of November 1, 2016, a total of 18,750 shares of Company Common Stock are scheduled to vest prior to May 2, 2017, in accordance with its vesting schedule.
(2)	Includes shares purchased on behalf of the executive officer under the ESPP on December 1, 2016. For more information, see the section of this proxy statement entitled “The Merger Agreement—Treatment of Purchase Rights under the 2009 Employee Stock Purchase Plan” beginning on page 81.
(3)	The value of each share of Company Common Stock held by the executive officer and each share of Company Common Stock underlying RSU Awards and PSU Awards held by the executive officer is based on the Merger Consideration of $12.75.
(4)	The value of each Option is (i) the excess (if any) of $12.75 over the exercise price per share of the Option, multiplied by (ii) the number of shares of Company Common Stock subject to the portion of the Option that remains outstanding and unexercised as of May 2, 2017.
(5)	All Options held by executive officers that are to be assumed by Ultimate Parent are In-the-Money Options.
(6)

The number of shares of Company Common Stock in the table that represent shares of Company Common Stock underlying PSU Awards are based on maximum achievement of the applicable performance goals that will be measured based on actual performance over the shortened performance period that ends upon the closing of the Merger in accordance with the terms of the applicable PSU Award agreement. The following table provides, as of May 2, 2017, the number of shares subject to PSU Awards held by each executive officer assuming target and maximum performance achievement, as well as the value (in accordance with footnote 3 above) of such shares assuming target and maximum performance achievement.

Name	Number of Shares Subject to PSU Awards Assuming Target Performance Achievement (#)	Value of Shares Subject to PSU Awards Assuming Target Performance Achievement ($)	Number of Shares Subject to PSU Awards Assuming Maximum Performance Achievement (#)	Value of Shares Subject to PSU Awards Assuming Maximum Performance Achievement ($)
Executive Officers
Lloyd A. Carney	742,900	9,471,975	1,114,350	14,207,963
Daniel W. Fairfax	165,481	2,109,883	248,222	3,164,831
Jeffrey P. Lindholm	55,000	701,250	82,500	1,051,875
Ken K. Cheng	155,535	1,983,071	233,303	2,974,613
Gale E. England	105,374	1,343,519	158,061	2,015,278
Ellen A. O’Donnell	96,497	1,230,337	144,746	1,845,512

The following table shows as of May 2, 2017, for each person who has been a non-employee director since November 1, 2015, (i) the number of shares of Company Common Stock held by him or her (including any beneficial ownership), (ii) the value of such shares of Company Common Stock held by him or her, (iii) the number of shares of Company Common Stock subject to In-the-Money Options held by him or her, (iv) the Cash Out Payment that he or she will receive for such In-the-Money Options upon consummation of the Merger, (v) the number of shares of Company Common Stock subject to RSU Awards held by him or her, (vi) the Cash Out Payment for the RSU Awards held by him or her, and (vii) the total Cash Out Payment for Options and RSU Awards held by him or her, in each case, calculated assuming the Merger is consummated on May 2, 2017, and that each non-employee director will not be a Continuing Service Provider. None of the non-employee directors holds any PSU Awards. The values in the table below are based on the Merger Consideration of $12.75. The amounts shown represent neither the value of the awards for accounting purposes nor the amount, if any, that actually will be realized by the individual with respect to any awards, and do not reflect any taxes payable by the individual.

Name	Number of Shares Held (#)(1)	Value of Shares Held ($)(2)	Number of Shares Subject to In-the-Money Options (#)(3)	Cash Out Payment for In-the-Money Options ($)(4)	Number of Shares Subject to RSU Awards (#)(5)	Cash Out Payment for RSU Awards ($)(2)	Total Cash Out Payment for In-the-Money Options and RSU Awards ($)
Non-Employee Directors
Judy Bruner	154,474	1,969,544	40,000	285,100	15,687	200,009	485,109
Renato A. DiPentima	246,800	3,146,700	60,000	403,300	15,687	200,009	603,309
Alan L. Earhart	111,974	1,427,669	20,000	144,100	15,687	200,009	344,109
John W. Gerdelman	223,474	2,849,294	60,000	403,300	15,687	200,009	603,309
Kim C. Goodman	24,438	311,585	—	—	15,687	200,009	200,009
David L. House	328,224	4,184,856	75,000	473,700	15,687	200,009	673,709
L. William Krause	197,204	2,514,351	70,000	460,300	15,687	200,009	660,309
David E. Roberson	86,974	1,108,919	—	—	15,687	200,009	200,009
Sanjay Vaswani	217,974	2,779,169	55,000	368,950	15,687	200,009	568,959

(1)

Assumes that any vested In-the-Money Options that are scheduled to expire prior to May 2, 2017, will be exercised prior to such expiration and all of the underlying shares will be issued to the non-employee director and that any shares underlying RSU Awards that are scheduled to vest on or prior to May 2, 2017, will be issued to the non-employee director. Also assumes that the shares issued under such awards will be held by the non-employee director through the assumed closing date of the Merger. As of November 1, 2016, each non-employee director holds an RSU Award covering 20,223 shares of Company Common Stock that is scheduled to vest prior to May 2, 2017, in accordance with its vesting schedule. As of November 1, 2016, Mr. House holds an additional

RSU Award covering 5,000 shares of Company Common Stock and Mr. Roberson holds an additional RSU Award covering 16,666 shares of Company Common Stock, each of which is scheduled to vest prior to May 2, 2017, in accordance with its vesting schedule.
(2)	The value of each share of Company Common Stock held by the non-employee director and each share of Company Common Stock underlying RSU Awards held by the non-employee director is based on the Merger Consideration of $12.75.
(3)	All Options held by non-employee directors are vested In-the-Money Options.
(4)	The value of each Option is (i) the excess (if any) of $12.75 over the exercise price per share of the Option, multiplied by (ii) the number of shares subject to the portion of the Option that remains outstanding and unexercised as of May 2, 2017.
(5)	Reflects the automatic, non-discretionary RSU Award that each non-employee director will receive under the 2009 Director Plan on the date of the Company’s next annual meeting of stockholders, assuming that such meeting occurs on or before the closing date, assumed to be May 2, 2017. Under the 2009 Director Plan, each such automatic RSU Award will cover a number of shares of Company Common Stock equal to $200,000 divided by the closing market price of a share of Company Common Stock on such annual meeting date, and rounded up to the nearest whole share. The amount in the table above assumes that the closing market price of Company Common Stock on the date of the next annual meeting will be equal to the amount of the Merger Consideration of $12.75.

Change of Control Retention Agreements

We are a party to a Change of Control Retention Agreement with each of our executive officers (a “Retention Agreement”), pursuant to which the executive officer may become eligible to receive certain severance benefits upon specified qualifying terminations of employment. Under the Retention Agreements, if we terminate the applicable executive officer’s employment without Cause (as described below) or the executive officer resigns for Good Reason (as described below), and such termination occurs within the time period beginning on the date that is three months before a change of control (as defined in the Retention Agreement and which the Merger constitutes) and ending on the date that is 12 months after a change of control (the “Change of Control Period”), he or she will receive, subject to the terms and conditions of such agreement:

(i)	a lump-sum payment equal to 12 months (or in Mr. Carney’s case, 24 months) of his or her base salary as in effect immediately prior to the termination date of his or her employment;

(ii)	a lump-sum payment equal to 100% (or in Mr. Carney’s case, 200%) of his or her target cash bonus under our Senior Leadership Plan for the fiscal year in which the termination of employment occurs;

(iii)	reimbursement for premiums paid for medical, dental, and vision benefits for the executive officer and his or her eligible dependents for up to 12 months (or in Mr. Carney’s case, 18 months);

(iv)	extension of the post-termination exercise period for his or her outstanding and vested Options as of the termination date of his or her employment so that such awards will remain exercisable until the nine-month anniversary of the termination date, but in no event beyond the earlier of its original maximum term or the 10th anniversary of the award’s original grant date; and

(v)	immediate vesting with respect to all unvested equity awards that were granted to him or her on or before the date of the agreement or during the term of the agreement.

Under the Retention Agreements, if we terminate the applicable executive officer’s employment without Cause and the termination does not occur during the Change of Control Period, he or she instead will receive only (a) the salary severance described in clause (i) above except that Mr. Carney’s salary severance will be equal to 30 months of salary, (b) reimbursement of premiums described in clause (iii) above except that Mr. Carney’s reimbursement will cover up to 12 months, and (c) the extension of the post-termination exercise period described in clause (iv) above, but not the severance benefits described in clauses (ii) or (v) above.

The amounts of the salary severance, bonus severance, and Company-paid premiums for medical, dental, and vision benefits for each of the named executive officers assuming a qualifying termination during the Change of Control Period is set forth in the table further below. In the event of a qualifying termination during the Change of Control Period, Ms. O’Donnell’s severance under her Retention Agreement would include: $430,000 of salary severance, $387,000 of target bonus severance, and $21,662 in Company-paid premiums for medical, dental, and vision benefits.

The receipt of any severance benefits under each of the Retention Agreements is subject to the applicable executive officer (i) entering into and not revoking a separation agreement and release of claims in a form provided by us, (ii) complying with a non-disparagement covenant during the 12-month period following termination of the executive officer’s employment, and (iii) complying with the terms of his or her confidential information agreement with us.

In addition, each Retention Agreement provides that, if any payment or benefits provided by the Retention Agreement would constitute a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”) and would therefore be subject to an excise tax under Section 4999 of the Code, then such payments and benefits will be either: (i) reduced to the largest portion of the payments and benefits that would result in no portion of the payments and benefits being subject to the excise tax; or (ii) not reduced, whichever, after taking into account all applicable federal, state and local income taxes and the excise tax, results in the applicable executive officer’s receipt, on an after-tax basis, of the greater amount of payments and benefits.

For purposes of the Retention Agreements, “Cause” generally means: (i) the executive officer’s willful and continued failure to perform the duties and responsibilities of his or her position that is not corrected within a 30-day correction period that begins upon delivery to the executive officer of a written demand for performance from the Company Board that describes the basis for belief of the Company Board that the executive officer has not substantially performed his or her duties; (ii) any act of personal dishonesty taken by the executive officer in connection with his or her responsibilities as an employee of the Company with the intention or reasonable expectation that such may result in substantial personal enrichment of the executive officer; (iii) the executive officer’s conviction of, or plea of nolo contendere to, a felony that the Company Board reasonably believes has had or will have a material detrimental effect on our reputation or business; or (iv) the executive officer materially breaching his or her confidential information agreement, which breach is (if capable of cure) not cured within 30 days after we deliver written notice to the executive officer of the breach.

For purposes of the Retention Agreements, “Good Reason” generally means the occurrence of any of the following, without the applicable executive officer’s consent: (i) a material reduction of the executive officer’s duties, title, authority or responsibilities in effect immediately prior to a Change of Control (provided, however that in Mr. Carney’s case, a material reduction of his duties, title, authority or responsibilities will be deemed to occur if following a Change of Control: (x) he is no longer serving as the chief executive officer of the succeeding entity or (y) although serving as chief executive officer of the succeeding entity, such entity is not a company whose stock is listed for trading on a major U.S. stock exchange); (ii) a material reduction in the executive officer’s base salary or target annual cash incentive compensation; (iii) the Company’s failure to obtain the assumption of the agreement by the successor; or (iv) the Company’s requiring the executive officer to relocate his or her principal place of business or the Company relocating its headquarters, in either case to a facility or location outside of a 35 mile radius from the executive officer’s current principal place of employment; provided, however, that the executive officer only will have Good Reason if he or she gives written notice to the Company’s Chief Executive Officer (or in Mr. Carney’s case, the Company Board) of the event or circumstance constituting Good Reason within 90 days of its initial occurrence and such event or circumstance is not cured within 30 days after the executive officer gives such written notice. The executive officer’s actions approving any of the foregoing changes (that otherwise may be considered Good Reason) will be considered consent for the purposes of such “Good Reason” definition.

Specified Compensation That Will or May Become Payable to Our Named Executive Officers in Connection With the Merger

In accordance with Item 402(t) of Regulation S-K, the table below sets forth the estimated amounts of compensation and benefits that each named executive officer of the Company could receive that are based on or otherwise relate to the Merger. These amounts have been calculated assuming the Merger is consummated on May 2, 2017 and assuming each named executive officer experiences a qualifying termination of employment under his Retention Agreement as of that date, without taking into account any possible reduction that might be required to avoid the excise tax in connection with Section 280G under Section 4999 of the Code. To the extent the payments and benefits shown below would constitute “excess parachute payments” for purposes of these tax code sections, the named executive officer may have his payments and benefits reduced, if such reduction would result in a greater net-after-tax amount to such named executive officer after taking into account any excise tax imposed under Section 4999 of the Code and any applicable federal, state and local taxes. The amounts shown do not reflect any taxes payable by the named executive officers. For more information, see the section of this proxy statement entitled “The Merger — Interests of Certain Persons in the Merger” beginning on page 64.

Named Executive Officer	Cash ($)(1)(2)	Equity ($)(1)(3)(4) (5)(6)	Perquisites/ Benefits ($)(1)(7)	Total ($)(1)
Lloyd A. Carney	4,250,000	21,007,233	40,819	25,298,052
Daniel W. Fairfax	930,000	5,395,172	22,380	6,347,552
Jeffrey P. Lindholm	990,000	1,916,716	22,380	2,929,096
Ken K. Cheng	955,500	5,086,091	27,213	6,068,804
Gale E. England	840,000	3,887,637	15,820	4,743,457

(1)	Reflects the amount of “double-trigger” payments to which each named executive officer would be entitled under his Retention Agreement. The amounts become payable in the event that, during the Change of Control Period, either the Company terminates the employment of the applicable named executive officer without Cause or he resigns from his employment for Good Reason (as such terms are defined in the applicable Retention Agreement), as described in further detail in the section of this proxy statement entitled “The Merger — Interests of Certain Persons in the Merger” beginning on page 64.
(2)	Represents a lump-sum payment equal to 24 months of current base salary and a lump-sum payment of 200% of target cash bonus opportunity under the Company’s Senior Leadership Plan for the fiscal year in which termination of employment occurs for Mr. Carney, and a lump-sum payment equal to 12 months of current base salary and a lump-sum payment of 100% of target cash bonus opportunity under the Company’s Senior Leadership Plan for the fiscal year in which termination of employment occurs for the other named executive officers, as follows:

Named Executive Officer	Base Salary Severance ($)	Annual Target Bonus Severance ($)
Lloyd A. Carney	1,700,000	2,550,000
Daniel W. Fairfax	465,000	465,000
Jeffrey P. Lindholm	440,000	550,000
Ken K. Cheng	455,000	500,500
Gale E. England	420,000	420,000

(3)	The value of each share underlying each RSU Award and each PSU Award is based on the Merger Consideration of $12.75. The value of each share underlying an Option is based on the excess (if any) of $12.75 over the exercise price per share of the Option. The amounts represent neither the value of the awards for accounting purposes nor the amount, if any, that actually will be realized by the individual with respect to any awards, and do not reflect any taxes payable by the individual.
(4)

Reflects the value of the “double-trigger” vesting acceleration of unvested Options, RSU Awards and PSU Awards to which each named executive officer would be entitled under his Retention Agreement. The values reflect the number of unvested shares of Company Common Stock subject to each named executive officer’s outstanding Options, RSU Awards and PSU Awards as of May 2, 2017. The number of shares of Company Common Stock subject to the PSU Awards included is equal to the number of shares of Company Common Stock that otherwise would become eligible to vest assuming maximum achievement of the applicable performance goals based on performance measured over a shortened performance period ending on the closing of the Merger in accordance with the terms of the applicable PSU Award agreement, as described in further detail in the sections of this proxy statement entitled “The Merger Agreement — Treatment of Company Common Stock, Options, and Restricted Stock Units” beginning on page 79 and “The Merger — Interests of Certain Persons in the Merger” beginning on page 64. However, the exact number of shares of Company Common Stock covered by the PSU Awards that will become eligible to vest based on performance (if any) will not be known until measurement of actual performance occurs on the closing date of the Merger. In the event that a qualifying termination of the named executive officer’s employment occurs during the Change of Control Period but before applicable performance periods end on the closing date of the Merger, the vesting acceleration of PSU Awards will occur subject to the closing of the Merger. In that case, the vesting of the shares subject to the PSU Awards will accelerate based on actual achievement of the applicable performance goals measured over the shortened performance period as described in further detail in the section of this proxy statement entitled “The Merger — Interests of Certain Persons in the Merger” beginning on page 64.
(5)	The values of the double-trigger vesting acceleration with respect to the Options, RSU Awards and PSU Awards held by each named executive officer are quantified in the table below. See footnotes 1, 3 and 4 above for additional assumptions that also apply to the following table.

Named Executive Officer	Number of Shares Subject to Options (Other Than Vested In-the-Money Options) (#)	Value of Options (Other Than Vested In-the-Money Options) ($)	Number of Shares Subject to RSU Awards (#)	Value of RSU Awards ($)	Number of Shares Subject to PSU Awards (Assuming Maximum Achievement) ($)	Value of PSU Awards (Assuming Maximum Achievement) ($)
Lloyd A. Carney	203,750	493,975	494,533	6,305,296	1,114,350	14,207,963
Daniel W. Fairfax	37,125	91,478	167,754	2,138,864	248,222	3,164,831
Jeffrey P. Lindholm	39,750	96,360	60,273	768,481	82,500	1,051,875
Ken K. Cheng	36,875	93,025	158,310	2,018,453	233,303	2,974,613
Gale E. England	45,167	164,854	133,922	1,707,506	158,061	2,015,278

(6)	The vesting of the PSU Awards will accelerate on a “single-trigger” basis for 50% of the Eligible Units, which means that 50% of the Eligible Units will become vested in connection with and as a result of the Merger, effective as of immediately prior to the effective time of the Merger, but only to the extent the applicable performance goals are achieved based on performance measured over the shortened performance period that will end upon the closing of the Merger in accordance with the terms of the applicable PSU Award agreement (as described in further detail in the sections of this proxy statement entitled “The Merger Agreement — Treatment of Company Common Stock, Options, and Restricted Stock Units” beginning on page 79 and “The Merger — Interests of Certain Persons in the Merger” beginning on page 64). The following table provides the number of shares and value of such accelerated vesting assuming performance is achieved at the target or the maximum levels. The number of shares and value of accelerated vesting at the maximum levels is included in the aggregate amount reported in the column titled “Equity” in the table to which this footnote 6 relates, as well as in the table set forth in footnote 5 above. See footnote 3 above for additional assumptions that also apply to the following table. The exact number of shares of Company Common Stock covered by the PSU Awards that may become eligible to vest based on performance will not be known until the measurement of actual performance occurs on the closing date of the Merger.

Named Executive Officer	Number of Shares Subject to PSU Awards Equal to 50% of the Eligible Units Assuming Target Performance Achievement (#)	Value of Shares Subject to PSU Awards Equal to 50% of Eligible Units Assuming Target Performance Achievement ($)	Number of Shares Subject to PSU Awards Equal to 50% of Eligible Units Assuming Maximum Performance Achievement (#)	Value of Shares Subject to PSU Awards Equal to 50% of Eligible Units Assuming Maximum Performance Achievement ($)
Lloyd A. Carney	371,450	4,735,988	557,175	7,103,981
Daniel W. Fairfax	82,741	1,054,948	124,111	1,582,415
Jeffrey P. Lindholm	27,500	350,625	41,250	525,938
Ken K. Cheng	77,768	991,542	116,652	1,487,313
Gale E. England	52,687	671,759	79,031	1,007,645

(7)	Represents the value of the “double-trigger” reimbursement for Company-paid premiums for medical, dental, and vision benefits to which each named executive officer may become entitled under his Retention Agreement.

Arrangements With the Surviving Corporation

As of the date of this proxy statement, no members of our current management have entered into any definitive agreement, arrangement or understanding with Ultimate Parent, Parent, Merger Sub or their affiliates regarding employment with, or the right to invest or participate in the equity of, the surviving corporation, Ultimate Parent, Parent or any of its affiliates. As of the date of this proxy statement, no members of the Company’s current management have entered into any agreement, arrangement or understanding with Ultimate Parent, Parent, or their affiliates with respect to employment with the surviving corporation. Moreover, as of the date of this proxy statement, no discussions have occurred between members of the Company’s current management and representatives of Ultimate Parent, Parent, or their affiliates with respect to any such agreement, arrangement or understanding. Although it is possible that certain other members of the Company’s current management team will enter into arrangements with Ultimate Parent, Parent, or their affiliates regarding employment (and severance arrangements) with, and the right to purchase or participate in the equity of, Ultimate Parent, as of the date of this proxy statement, no discussions have occurred between members of Company management and representatives of Ultimate Parent, Parent, or their affiliates regarding any such arrangements, and there can be no assurance that any parties will reach an agreement.

Parent and Merger Sub have agreed that all rights to exculpation or indemnification for acts or omissions occurring prior to the consummation of the Merger existing as of the date of the Merger Agreement in favor of our and our subsidiaries’ current and former directors and officers and their heirs and personal representatives (each, a “D&O Indemnitee”), as provided in our or our subsidiaries’ respective articles or certificates of incorporation or bylaws, or comparable organizational or governing documents, or in any agreement between us or any of our subsidiaries and such D&O Indemnitee, shall survive the Merger and shall continue in full force and effect in accordance with their terms following the Merger. Parent will cause the surviving corporation to fulfill and honor such obligations to the fullest extent permitted by law.

For six years following the Merger, Parent will, and will cause the surviving corporation and its subsidiaries to, cause the certificate of incorporation and bylaws (or comparable organizational or governing documents) of the surviving corporation and its subsidiaries to contain provisions with respect to indemnification and exculpation that are at least as favorable as the indemnification and exculpation provisions contained in our and our subsidiaries’ certificates of incorporation and bylaws (or comparable organizational or governing documents) immediately prior to the Merger, and during such six-year period, such provisions shall not be amended or repealed in a manner that would adversely affect the rights of any D&O Indemnitee, except as required by law.

Pursuant to the Merger Agreement, for a one-year period commencing at the effective time of the Merger, Ultimate Parent will, or will cause the surviving corporation to, provide to each individual who continues to be employed by us, our subsidiaries, or the surviving corporation as of immediately following the effective time of the Merger (a “Continuing Employee”), with base salary, bonus opportunity, severance, health and welfare benefits which are no less favorable than the base salary, bonus opportunity, severance, health and welfare benefits, respectively, that the Continuing Employee is entitled or eligible to receive from us or our subsidiaries as of immediately prior to the effective time of the Merger. In addition, Ultimate Parent will, or will cause the surviving corporation to, grant all Continuing Employees credit for any service to us or our subsidiaries earned prior to the effective time of the Merger (i) for eligibility and vesting purposes and (ii) for purposes of vacation accrual and severance benefit determinations under any benefit or compensation plan, program, agreement or arrangement that may be established or that is maintained by Ultimate Parent or the surviving corporation or any of its subsidiaries on or after the effective time of the Merger (but not benefit accrual under any defined benefit plan or frozen benefit plan or vesting under any equity incentive plan) to the same extent as such Continuing Employee was entitled, before the effective time of the Merger, to credit for such service under any similar plan in which such Continuing Employee participated or was eligible to participate immediately prior to the effective time of the Merger; provided, however, that such service shall not be recognized or credited to the extent that such recognition would result in a duplication of benefits provided to the Continuing Employee, for purposes of qualifying for subsidized early retirement benefits or to the extent that such service was not recognized under any similar employee plan of the Company in which the Continuing Employee participated or was eligible to participate immediately prior to the effective time of the Merger. In addition, Ultimate Parent will, or will cause the surviving corporation to, honor the Company’s change in control, retention and severance agreements, arrangements and policies and refrain from amending or terminating any such agreement, arrangement, or policy prior to the first anniversary of the effective time of the Merger (or such later time as specified in the applicable agreement, arrangement, or policy), except any amendments necessary to avoid the imposition of a tax under Section 409A of the Code. Furthermore, Ultimate Parent will require that any acquirer of assets in any Potential Asset Sale Transaction provide, for a period of one year following the completion of any Potential Asset Sale Transaction, to any employee who becomes an employee or other service provider of the acquirer with base salary and bonus opportunity no less favorable in the aggregate than the base salary and bonus opportunity he or she was entitled to receive immediately prior to the effective time of the Merger and employee benefits that are no less favorable than those employee benefits provided to similarly situated employees of such acquirer. A more complete description of the benefits provided to Company employees under the Merger Agreement is in the section of this proxy statement entitled “The Merger Agreement — Employee Benefit Matters” beginning on page 96.

Accounting Treatment

Acquisition accounting will apply for this transaction.

Material U.S. Federal Income Tax Consequences of the Merger

The following is a summary of the material U.S. federal income tax consequences of the Merger to “U.S. holders” and certain “non-U.S. holders” (both terms defined below) whose shares of Company Common Stock are converted into the right to receive cash pursuant to the Merger. This summary is based on the Code, the U.S. Treasury regulations promulgated under the Code, published rulings by the Internal Revenue Service (“IRS”), and judicial authorities and administrative decisions, all as in effect as of the date of this proxy statement and all of which are subject to change, possibly with retroactive effect. Any such changes could affect the accuracy of the statements and conclusions set forth herein. This summary is not binding on the IRS or a court, and there can be no assurance that the tax consequences described in this summary will not be challenged by the IRS or that they would be sustained by a court if so challenged. No ruling has been or will be sought from the IRS, and no opinion of counsel has been or will be rendered as to the U.S. federal income tax consequences of the Merger.

For purposes of this summary, the term “U.S. holder” means a beneficial owner of shares of Company Common Stock that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States or any of its political subdivisions;

•	a trust that (i) is subject to the supervision of a court within the United States and the control of one or more U.S. persons or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person; or

•	an estate the income of which is subject to U.S. federal income tax regardless of its source.

As used herein, a “non-U.S. holder” means a beneficial owner of shares of Company Common Stock that is neither a U.S. holder nor an entity or arrangement treated as a partnership for U.S. federal income tax purposes.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds Company Common Stock, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. A partner of a partnership holding Company Common Stock should consult the partner’s tax advisor regarding the U.S. federal income tax consequences of the Merger to such partner.

This summary applies only to holders who hold shares of Company Common Stock as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment), and does not address or consider all of the U.S. federal income tax consequences that may be applicable to holders of Company Common Stock in light of their particular circumstances. For instance, this summary does not address the alternative minimum tax or the tax consequences to stockholders who validly exercise dissenters’ rights under the DGCL. In addition, this summary does not address the U.S. federal income tax consequences of the Merger to holders who are subject to special treatment under U.S. federal income tax rules, including, for example, banks and other financial institutions; insurance companies; securities dealers or broker-dealers; mutual funds; traders in securities who elect to use the mark-to-market method of accounting; tax-exempt investors; S-corporations; holders classified as partnerships or other flow-through entities under the Code; certain former citizens or long-term residents of the United States; holders who hold their shares of Company Common Stock as part of a hedge, straddle, conversion transaction, or other integrated investment; holders whose functional currency is not the U.S. dollar; holders who acquired their shares of Company Common Stock through the exercise of employee stock options or otherwise as compensation; holders who actually or constructively own 5% or more of the outstanding shares of Company Common Stock (except as specifically described below); holders who actually or constructively own 50% or more (by value) of the outstanding shares of common stock of Ultimate Parent; and holders who do not hold their shares of Company Common Stock as capital assets within the meaning of Section 1221 of the Code. In addition, this summary does not address the impact of the Medicare contribution tax on net investment income, any aspects of non-U.S., state, local, estate, gift, or other tax laws (or any U.S. federal tax laws other than those pertaining to income tax) that may be applicable to a particular holder in connection with the Merger.

Further, this summary does not address any tax consequences of the Merger to holders of warrants, options, shares of restricted stock, performance stock units or restricted stock units. Such holders should consult their tax advisors regarding the tax consequences of the Merger to them.

All stockholders should consult their own tax advisors to determine the particular tax consequences to them (including the application and effect of any state, local or non-U.S. income and other tax laws) of the receipt of cash in exchange for shares of Company Common Stock pursuant to the Merger.

U.S. Holders

A U.S. holder’s receipt of the Merger Consideration in exchange for shares of Company Common Stock will generally be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder whose shares of Company Common Stock are converted into the right to receive cash pursuant to the Merger will recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received (determined before deduction of any applicable withholding taxes) with respect to such shares and the U.S. holder’s adjusted tax basis in such shares. A U.S. holder’s adjusted tax basis will generally equal the price the U.S. holder paid for such shares, less the amount of any distribution received by such holder treated as a tax-free return of capital. The amount of gain or loss must be determined separately for each block of shares (i.e., shares acquired at the same cost in a single transaction) surrendered by the U.S. holder in the Merger. Such gain or loss will generally be long-term capital gain or loss if the U.S. holder’s holding period for such shares is more than 12 months at the effective time of the Merger. Long-term capital gains recognized by individual and certain other non-corporate U.S. holders are generally taxed at preferential U.S. federal income tax rates. A U.S. holder’s ability to deduct capital losses may be limited.

Non-U.S. Holders

Cash received in the Merger by a non-U.S. holder generally will not be subject to U.S. withholding tax (other than potentially to backup withholding tax, as discussed below) and will not be subject to U.S. federal income tax unless:

•	the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if an income tax treaty applies, is attributable to a United States permanent establishment maintained by such non-U.S. holder), in which case the non-U.S. holder generally will be subject to tax on such gain in the same manner as if it were a U.S. holder, and, if the non-U.S. holder is a non-U.S. corporation, such gain may also be subject to an additional branch profits tax at a rate of 30% or at such lower rate as may be specified by an applicable income tax treaty;

•	the non-U.S. holder is an individual who was present in the United States for 183 days or more in the taxable year of the sale and certain other conditions are met, in which case the non-U.S. holder generally will be subject to U.S. federal income tax on the gain derived from the Merger at a rate of 30%; or

•	the Company was a “United States real property holding corporation” (“USRPHC”) for U.S. federal income tax purposes within the five years preceding the Merger and the non-U.S. holder owned, actually or constructively, more than 5% of Company Common Stock at any time during the five-year period preceding the Merger. In general, the Company would be a USRPHC if interests in U.S. real estate comprised at least half of its assets. The Company does not believe it is, or has been during the five years preceding the Merger, a USRPHC for U.S. federal income tax purposes.

Non-U.S. Holders should consult their own tax advisors regarding the tax consequences to them of the Merger.

Backup Withholding and Information Reporting

A U.S. holder may be subject to backup withholding on all payments to which such U.S. holder is entitled in connection with the Merger, unless the U.S. holder provides its correct taxpayer identification number and complies with applicable certification procedures or otherwise establishes an exemption from backup withholding. In addition, if the paying agent is not provided with a U.S. holder’s correct taxpayer identification number or other adequate basis for exemption, the U.S. holder may be subject to certain penalties imposed by the IRS. Each U.S. holder should complete and sign the IRS Form W-9 included as part of the letter of transmittal and timely return it to the paying agent in order to avoid backup withholding, unless an exemption applies and is established in a manner satisfactory to the paying agent.

Certain non-U.S. holders may also be subject to backup withholding unless they establish an exemption from backup withholding in a manner satisfactory to the paying agent (such as by completing and signing an appropriate IRS Form W-8) and otherwise comply with the backup withholding rules. Non-U.S. holders should consult their own tax advisors regarding these matters.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will generally be allowable as a refund or credit against a holder’s U.S. federal income tax liability, provided that certain required information is timely furnished to the IRS.

Payments made pursuant to the Merger will also be subject to information reporting unless an exemption applies.

This summary is provided for general information only and is not a complete analysis or discussion of all potential tax consequences relevant to stockholders. The U.S. federal income tax consequences described above are not intended to constitute a complete description of all tax consequences relating to the Merger. Because individual circumstances may differ, each stockholder should consult the stockholder’s tax advisor regarding the applicability of the rules discussed above to the stockholder and the particular tax effects to the stockholder of the Merger in light of such stockholder’s particular circumstances and the application of state, local, foreign, estate, gift and other tax laws (or any U.S. federal tax laws other than those pertaining to income tax).

Regulatory Approvals and Notices

Under the HSR Act, the Merger cannot be completed until each of the Company and Parent files a notification and report form with the FTC and the DOJ and the applicable waiting period has expired or been terminated. The parties each filed a notification and report form with the FTC and DOJ on November 30, 2016. A transaction notifiable under the HSR Act may not be completed until the expiration of a 30 calendar day waiting period following the parties’ filing of their respective HSR Act notification forms (which waiting period, in relation to the Merger, would expire at 11:59 p.m., Eastern time, on December 30, 2016) or the early termination of that waiting period. The DOJ or the FTC may extend the 30 day waiting period by issuing a Request for Additional Information (a “Second Request”). If either agency issues a Second Request, the waiting period is extended until 30 days after the parties substantially comply with the request.

At any time before or after consummation of the Merger, notwithstanding the termination of the waiting period under the HSR Act, the DOJ or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the completion of the Merger or seeking divestiture of substantial assets of the Company or Parent. At any time before or after the completion of the Merger, and notwithstanding the termination of the waiting period under the HSR Act, any state could take such action under the antitrust laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the completion of the Merger or seeking divestiture of substantial assets of the Company or Parent. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.

Additionally, under the Merger Agreement, the Merger cannot be completed until any affirmative approval or clearance required under the antitrust laws of the European Union, Japan, and the People’s Republic of China have been obtained or are deemed to have been obtained. The parties must observe mandatory waiting periods and/or obtain the necessary approvals, clearances or consents in each of the required foreign jurisdictions before completing the Merger. The parties will file merger notifications with the appropriate regulators in each of the required foreign jurisdictions as promptly as practicable and work cooperatively toward expedited regulatory clearances.

Under the Merger Agreement, the parties are not required to complete the Merger until any review or investigation by CFIUS of the Merger pursuant to the DPA has been concluded, and either (i) the parties have received written notice that a determination by CFIUS has been made that there are no unresolved issues of national security in connection with the transactions contemplated by the Merger Agreement, or (ii) the President of the United States has determined not to use his powers to unwind, suspend or prohibit the consummation of the transactions contemplated by the Merger Agreement.

There can be no assurance that all of the regulatory clearances and approvals as described above will be sought or obtained and, if obtained, there can be no assurance as to the timing of any approvals, the ability of the parties to obtain the approvals on satisfactory terms or the absence of any litigation challenging such approvals. There can also be no assurance that the DOJ, the FTC, the antitrust authorities of the European Union, Japan, and the People’s Republic of China or any other governmental entity or any private party will not attempt to challenge the Merger and, if such a challenge is made, there can be no assurance as to its result.

THE MERGER AGREEMENT (PROPOSAL NO. 1)

This section describes the material terms of the Merger Agreement. The description in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is attached as Annex A and is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the Merger Agreement that is important to you. We encourage you to read the Merger Agreement carefully and in its entirety. This section is not intended to provide you with any factual information about us. Such information can be found elsewhere in this proxy statement and in the public filings we make with the SEC, as described in the section of this proxy statement entitled “Where You Can Find More Information” beginning on page 119.

Explanatory Note Regarding the Merger Agreement and the Summary of the Merger Agreement

The Merger Agreement and the summary of terms included in this proxy statement have been prepared to provide you with information regarding its terms and are not intended to provide any factual information about the Company, Parent, Ultimate Parent, Merger Sub or any of their respective subsidiaries or affiliates. Such information can be found elsewhere in this proxy statement or in the public filings that the Company or Ultimate Parent make with the SEC, as described in the section of this proxy statement entitled “Where You Can Find More Information” beginning on page 119. The representations, warranties and covenants contained in the Merger Agreement have been made solely for the purposes of the Merger Agreement as of specific dates and solely for the benefit of parties to the Merger Agreement and:

•	are not intended as statements of fact, but rather as a way of allocating the risk between the parties in the event the statements therein prove to be inaccurate;

•	have been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Merger Agreement, which disclosures are not reflected in the Merger Agreement itself;

•	may no longer be true as of a given date;

•	may be subject to a contractual standard of materiality in a way that is different from those generally applicable to you or other stockholders and reports and documents filed with the SEC; and

•	may be subject in some cases to other exceptions and qualifications (including exceptions that do not result in, and would not reasonably be expected to have, a “material adverse effect”).

Accordingly, you should not rely on the representations, warranties or covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent, Ultimate Parent, Merger Sub, or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s, Ultimate Parent’s or Parent’s public disclosures. In addition, you should not rely on the covenants in the Merger Agreement as actual limitations on the respective business of the Company, Parent, Ultimate Parent or Merger Sub, because the parties may take certain actions that are consented to by the appropriate party, which consent may be given without prior notice to the public. Accordingly, the representations and warranties and other provisions of the Merger Agreement or any description of such provisions should not be read alone, but instead should be read together with the information provided elsewhere in this proxy statement and in the documents incorporated by reference into this proxy statement. For more information, see the section of this proxy statement entitled “Where You Can Find More Information” beginning on page 119.

Effects of the Merger; Directors and Officers; Certificate of Incorporation; Bylaws

The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the DGCL, Merger Sub will be merged with and into the Company,

whereupon the separate existence of Merger Sub will cease and the Company will continue as the surviving corporation and a wholly owned subsidiary of Parent.

The officers of Merger Sub immediately prior to the effective time of the Merger will be the officers of the surviving corporation unless otherwise determined by Parent prior to the effective time of the Merger and the board of directors of Merger Sub will be the directors of the surviving corporation, in each case until the earlier of their death, resignation or removal or until their successors have been duly elected, appointed or qualified.

Subject to Parent’s and the surviving corporation’s commitments with respect to indemnification of the Company’s current and former directors and officers, at the effective time of the Merger, (i) the certificate of incorporation of the surviving corporation will be amended and restated to be identical to the certificate of incorporation of Merger Sub and (ii) the bylaws of the surviving corporation will be amended and restated to be identical to the bylaws of Merger Sub in effect immediately prior to the effective time of the Merger until amended in accordance with their terms or by applicable laws.

Following the consummation of the Merger, Company Common Stock will be delisted from NASDAQ and deregistered under the Exchange Act and will cease to be publicly traded.

Closing and Effective Time of the Merger

Unless the parties otherwise agree in writing, the closing of the Merger will take place no later than the fourth business day following the date on which the last of the conditions to closing of the Merger (described under the section of this proxy statement entitled “The Merger Agreement — Conditions to the Merger” beginning on page 98) has been satisfied or waived (other than those conditions that by their nature are to be satisfied or waived at the closing of the Merger, but subject to the satisfaction or waiver of such conditions), or at such other date and time as Parent and the Company have otherwise agreed in writing, provided that, if the closing of the Merger would occur on a date that is within the 15-day period prior to the closing of any Ultimate Parent fiscal quarter, Parent may elect to defer the closing of the Merger until the opening of business on the first business day of the immediately succeeding fiscal quarter. Upon receipt of such written election, each of the conditions to the obligations of Ultimate Parent, Parent and Merger Sub to consummate the Merger will be deemed to have been fulfilled and Parent will be deemed to have irrevocably waived its right to terminate the Merger Agreement except in the case of a willful breach by the Company.

Assuming timely satisfaction of the necessary closing conditions, we presently anticipate that the Merger will be consummated in the second half of our fiscal year 2017 (which begins on April 30, 2017 and ends on October 28, 2017). The effective time of the Merger will occur concurrently with the closing of the Merger.

Treatment of Company Common Stock, Options and Restricted Stock Units

Common Stock

Subject to and upon the conditions set forth in the Merger Agreement, at the effective time of the Merger, each share of Company Common Stock issued and outstanding immediately prior to the effective time of the Merger (other than the Excluded Shares) will be canceled and converted into the right to receive the Merger Consideration, without interest, less any required tax withholding. Shares of Company Common Stock held in treasury of the Company and each share of Company Common Stock owned by Ultimate Parent, Parent or Merger Sub or any other direct or indirect subsidiary of Ultimate Parent will be cancelled and retired without any conversion thereof and will cease to exist and no payment will be made in respect thereof. Each share of Company Common Stock held by any subsidiary of the Company immediately prior to the effective time of the Merger will be converted into such number of shares of common stock of the surviving corporation to ensure that each such subsidiary owns the same percentage of the surviving corporation immediately following the effective time as such subsidiary owned in the Company immediately prior to the effective time of the Merger and no cash or other consideration will be delivered in exchange therefor. Company Common Stock owned by stockholders who have properly exercised and perfected their appraisal rights under the DGCL and have not validly withdrawn their demand for appraisal or lost their appraisal rights will not be converted into the right to receive the Merger Consideration. Such stockholders will instead be entitled to the appraisal rights provided under the DGCL as described under the section of this proxy statement entitled “Appraisal Rights” beginning on page 111.

Options

At the effective time of the Merger, subject to and upon the conditions set forth in the Merger Agreement, each In-the-Money Option that is outstanding and vested (including any In-the-Money Option that accelerates in connection with the Merger as a result of non-assumption of the Option by Ultimate Parent) as of immediately prior to the effective time of the Merger will be cancelled immediately prior to the effective time of the Merger and be converted into the right to receive a cash payment (that is, cashed out), and the amount of the cash payment for each cashed out In-the-Money Option will equal the number of shares of Company Common Stock subject to such award as of immediately prior to the effective time of the Merger multiplied by the excess of the Merger Consideration over the exercise price per share of such Option.

At the effective time of the Merger, subject to and upon the conditions set forth in the Merger Agreement, each unvested In-the-Money Option and each Option that is not an In-the-Money Option, that is outstanding as of immediately prior to the effective time of the Merger, and, in each case, held by an employee or other service provider of the Company or its subsidiaries who provides services to the Company or its subsidiaries as of immediately following the effective time of the Merger (a “Continuing Service Provider”) will be assumed by Ultimate Parent and converted automatically into a stock option covering Ultimate Parent Ordinary Shares having, subject to applicable law, the same terms and conditions as the assumed Option, except that (i) each such assumed Option will cover that number of Ultimate Parent Ordinary Shares equal to the number of shares of Company Common Stock subject to such assumed Option immediately prior to the effective time of the Merger multiplied by the Exchange Ratio and rounded down to the nearest whole share, (ii) the per share exercise price will equal the exercise price per share of such assumed Option divided by the Exchange Ratio and rounded up to the nearest whole cent, and (iii) all references to the Company under the applicable Assumed Award agreement and applicable Equity Plan will be references to Ultimate Parent. The “Exchange Ratio” refers to a fraction equal to the Merger Consideration divided by the volume weighted average price for an Ultimate Parent Ordinary Share for the twenty trading days prior to the closing date of the Merger.

At the effective time of the Merger, subject to and upon the conditions set forth in the Merger Agreement, all other Options, that are not assumed or cashed out under the Merger Agreement and that are outstanding as of immediately prior to the effective time of the Merger, will be cancelled as of immediately prior to the effective time of the Merger.

Restricted Stock Units

At the effective time of the Merger, subject to and upon the conditions set forth in the Merger Agreement, each Company restricted stock unit award covering shares of Company Common Stock (an “RSU Award”) that is outstanding as of immediately prior to the effective time of the Merger but is not assumed (as described below) will have its vesting accelerated in full, be cancelled immediately prior to the effective time of the Merger and be converted into the right to receive a cash payment (that is, cashed out) and the amount of the cash payment for each cashed out RSU Award will equal the number of shares of Company Common Stock subject to such award as of immediately prior to the effective time of the Merger multiplied by the Merger Consideration.

At the effective time of the Merger, subject to and upon the conditions set forth in the Merger Agreement, each RSU Award that is outstanding as of immediately prior to the effective time of the Merger and held by a Continuing Service Provider will be assumed by Ultimate Parent and converted automatically into a restricted share unit award covering Ultimate Parent Ordinary Shares having, subject to applicable law, the same terms and conditions as the assumed RSU Award, except that (i) each such assumed RSU Award will cover that number of Ultimate Parent Ordinary Shares equal to the number of shares of Company Common Stock subject to such assumed RSU Award immediately prior to the effective time of the Merger multiplied by the Exchange Ratio and rounded down to the nearest whole share, and (ii) all references to the Company under the applicable Assumed Award agreement and applicable Equity Plan will be references to Ultimate Parent.

As of the closing date of the Merger, subject to and upon the conditions set forth in the Merger Agreement, each restricted stock unit award the vesting of which is subject to performance goals immediately prior to the closing date of the Merger (a “PSU Award”) that is outstanding as of immediately prior to the effective time of the Merger will be treated in accordance with the terms of the applicable PSU Award agreement, including that (i) the PSU Award’s performance period will be deemed to end on the closing date of the Merger, (ii) the number of units that will be eligible to vest based on performance achievement over the shortened performance period under the PSU Award (“Eligible Units”) will be determined as of the closing date of the Merger, (iii) 50% of the Eligible Units will become vested as of immediately prior to the effective time of the Merger, and (iv) the Eligible Units under the PSU Award will be treated in the same manner as an RSU Award at the effective time of the Merger, provided that any such Eligible Units that will be assumed by Ultimate Parent will be scheduled to vest on the one-year anniversary of the closing date of the Merger based on continued service through such date, subject to any accelerated vesting as may be specified under any plan, agreement or other arrangement applicable to such PSU Award.

Dissenting Shares

Shares of Company Common Stock that are issued and outstanding immediately prior to the effective time of the Merger and held by a holder who is entitled to appraisal rights under Section 262 of the DGCL, and who has properly exercised and perfected his, her or its appraisal rights with respect to such shares in accordance with Section 262 of the DGCL and has not validly withdrawn his, her or its demand or lost such appraisal rights shall not be converted into the right to receive the Merger Consideration but instead such holder shall be entitled to receive such consideration as determined in accordance with Section 262 of the DGCL. In the event that any such stockholder fails to perfect or otherwise waives, effectively withdraws or loses his or her right to appraisal under Section 262 of the DGCL or a court of competent jurisdiction determines that such holder is not entitled to the relief provided by Section 262 of the DGCL, then the shares held by such stockholder will be converted into and represent only the right to receive the Merger Consideration. We have agreed to give Parent prompt written notice of any demands we receive for appraisal of shares of Company Common Stock, and Parent has the opportunity to participate in all negotiations and proceedings with respect to such demands. We have agreed not to make any voluntary payment with respect to, or offer to settle, any such demands without the prior written consent of Parent.

Treatment of Purchase Rights under the 2009 Employee Stock Purchase Plan

No new offering periods or purchase periods under the Company’s 2009 Employee Stock Purchase Plan (as amended and restated, the “ESPP”) will commence on or after the date of the Merger Agreement. With respect to any offering and purchase periods underway on the date of the Merger Agreement, share purchase rights will be exercised on the first purchase date to occur on or after the date of the Merger Agreement but in no event later than three business days immediately prior to the effective time of the Merger. If any offering or purchase period is shortened in connection with the Merger, any pro-rata adjustments that may be necessary to reflect such shortened purchase period will be made, but such shortened purchase period otherwise will be treated as a fully effective and completed purchase period for all purposes under the ESPP. No individual who is not participating in the ESPP as of the date of the Merger Agreement will be permitted to commence participation in the ESPP on or after the date of the Merger Agreement. The ESPP will be terminated three business days immediately prior to the effective time of the Merger, subject to the consummation of the Merger. All shares of Company Common Stock purchased under the ESPP that remain outstanding as of immediately prior to the effective time of the Merger will be cancelled at the effective time of the Merger and converted into the right to receive the Merger Consideration.

Exchange and Payment Procedures

Prior to the effective time of the Merger, Parent will designate a paying agent to handle the exchange of shares of Company Common Stock for the Merger Consideration. The payment for Options, RSU Awards and PSU Awards that are being cashed out and not assumed are expected to be handled through the Company’s payroll system with respect to current or former employees of the Company and through the paying agent designated by Parent with respect to holders who are not current or former employees of the Company. At or immediately prior to the effective time of the Merger, Parent will deposit (and Ultimate Parent will cause Parent to deposit) with the paying agent all of the cash sufficient to pay the aggregate Merger Consideration, Option consideration, RSU Award consideration and PSU Award consideration. At any time after the effective time of the Merger, shares of Company Common Stock (other than the Excluded Shares) that were outstanding immediately prior to the effective time will represent only the right to receive the Merger Consideration.

How you receive payment of the Merger Consideration for your shares depends on how you hold your shares. The following paragraphs describe the different payment processes. In all cases, the amount of your payment will be without interest and will be reduced by any required tax withholding.

Shares held at a bank, brokerage firm or other nominee, or “street name” shares: If your shares of Company Common Stock are held on your behalf by a bank, brokerage firm or other nominee, although each bank, brokerage firm or other nominee establishes its own procedures, we believe that payment for those shares will be deposited in your account with such bank, brokerage firm or other nominee.

Shares held in direct registration form at our transfer agent, Wells Fargo Bank, N.A., or “book entry” shares: If you hold only book entry shares at Wells Fargo Bank, N.A., the paying agent will mail you a check in the amount of the aggregate Merger Consideration for those shares.

Shares for which you have a stock certificate, or “certificated” shares: If you hold Company stock certificates representing Company Common Stock, the paying agent will mail you a letter of transmittal that you must complete and return to the paying agent. Once the paying agent receives your properly completed letter of transmittal and stock certificate(s), the paying agent will mail you a payment check in the amount of the aggregate Merger Consideration for your certificated shares.

If you hold both book entry shares at Wells Fargo Bank, N.A. and certificated shares, the paying agent will mail you a letter of transmittal that you must complete and return to the paying agent. Once the paying agent receives your properly completed letter of transmittal and stock certificate(s), the paying agent will mail you a payment check in the amount of the aggregate Merger Consideration for your certificated shares and for your book entry shares.

If you opted to receive payment of Company dividends by direct deposit, you will nonetheless receive a payment check in the amount of the aggregate Merger Consideration for your shares.

Our stockholders should NOT return stock certificates with the enclosed proxy card, and our stockholders should NOT forward stock certificates to the paying agent without a letter of transmittal.

After the effective time of the Merger, shares of Company Common Stock will no longer be outstanding and will cease to exist, and each certificate that previously represented shares of Company Common Stock or book entry shares outstanding at the effective time will represent only the right to receive the Merger Consideration as described above.

Following the date that is one year after the effective time of the Merger, any portion of the funds held by the paying agent that remains unclaimed by our former stockholders, including the proceeds from investment thereof, shall be delivered to Parent upon Parent’s request therefor. Thereafter, our former stockholders may look only to Parent or the surviving corporation (subject to abandoned property, escheat or similar laws) for payment with respect to the Merger Consideration.

At the effective time of the Merger, our stock transfer books will be closed and there will be no further registration of transfers of Company Common Stock. If, after the effective time of the Merger, certificates are presented to the surviving corporation for transfer, such certificates will be cancelled and exchanged for payment of the Merger Consideration.

If the payment of the Merger Consideration is to be made to a person other than the registered holder of the certificate surrendered in exchange for the Merger Consideration, the certificate surrendered must be properly endorsed or otherwise be in proper form for transfer (and accompanied by all documents reasonably required by the paying agent) and the person requesting such payment must pay the paying agent any applicable stock transfer or other taxes or establish to the reasonable satisfaction of Parent that such taxes have been paid or are not payable.

No interest will be paid or will accrue on any cash payable upon surrender of any Company Common Stock certificate or book-entry share.

Lost, Stolen or Destroyed Certificates

If any Company Common Stock certificate has been lost, stolen or destroyed, then upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and, to the extent required by Parent or the surviving corporation, the posting by such person of a bond in such reasonable amount as the surviving corporation may direct as indemnity against any claim that may be made against it with respect to such certificate, the paying agent will pay the Merger Consideration that would be payable in respect thereof pursuant to the Merger Agreement had such lost, stolen or destroyed certificate been surrendered as provided in the Merger Agreement.

Financing Cooperation

Prior to the closing of the Merger, the Company will use reasonable best efforts to assist Ultimate Parent, Parent or any of their respective subsidiaries with any debt financing undertaken in connection with the transactions contemplated by the Merger Agreement as is reasonably requested by Parent. Such assistance shall include, at the reasonable request of Parent and upon reasonable prior notice:

•	activities reasonably undertaken (or proposed to be undertaken) in connection with the underwriting, syndication or other marketing of any debt financing, including participating in a reasonable and limited number of meetings, drafting sessions, rating agency presentations and due diligence sessions;

•	furnishing Parent and its financing sources with all financial and other information in connection with any debt financing, including financial statements, financial data, audit reports and other information customarily included in offering documents and syndication materials used to syndicate credit facilities and in offering documents used in private placements of securities under Rule 144A of the Securities Act of 1933, as amended;

•	assisting Parent and its lenders in the preparation of customary prospectuses, bank books, offering memoranda, information packages and other customary marketing materials;

•	furnishing Ultimate Parent and its direct and indirect subsidiaries and their underwriters and lenders promptly with all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations and all information reasonably necessary to obtain title and survey;

•	assisting in the preparation of (but not executing and delivering) definitive financing documents;

•	assisting Parent in connection with its preparation of pro forma financial information and pro forma financial statements;

•	causing its accountants to provide customary “comfort letters” (including customary “negative assurances”) under customary circumstances; and

•	cooperating with Parent to the extent within the control of the Company and taking all corporate actions, in each case subject to the occurrence of the closing of the Merger.

Obtaining the debt financing is not a condition to the closing, and if the debt financing has not been obtained, Parent and Merger Sub will each continue to be obligated to consummate the Merger, subject to the other conditions to the Merger set forth in the section of this proxy statement entitled “The Merger Agreement — Conditions to the Merger” beginning on page 98.

The Company will make available (by way of a dividend, a loan, or such other method, in each case as and to the extent requested by Ultimate Parent and Parent) any cash, cash equivalents and marketable securities of the Company and its subsidiaries, wherever held, for the funding of the consummation of the Merger, at the request of Ultimate Parent or Parent, as close as reasonably practicable but at least one business day prior to the closing date.

Upon request by the Company, Parent will promptly reimburse the Company for all reasonable and documented out-of-pocket costs and expenses incurred by the Company or its subsidiaries in connection with the assistance of the Company and its subsidiaries for the debt financing and funding of Company cash set forth above. Parent will also indemnify and hold harmless the Company, its subsidiaries and representatives from and against any and all losses, damages, claims, costs or other expenses suffered or incurred by any of them in connection with the debt financing and funding of Company cash.

Potential Asset Sale Transaction

Prior to the closing of the Merger, to the extent requested by Parent, the Company will reasonably cooperate with Parent and its subsidiaries and its and their respective representatives to facilitate Parent’s sale, disposition, or other transfer (any such transaction, a “Potential Asset Sale Transaction”), at or after the effective time of the Merger, of certain assets or ownership interests held by the Company or its subsidiaries not related to their Storage Area Networking business (“Potential Sale Assets”), including to the extent reasonably requested by Parent by:

•	permitting persons who Parent identifies to the Company as potential purchasers of the Potential Sale Assets to conduct (and cooperate with such potential purchasers) customary due diligence investigations with respect to such Potential Sale Assets;

•	using reasonable best efforts to seek consents or approvals as may be required under any contract or applicable law that may be applicable to a Potential Asset Sale Transaction;

•	delivering such notices and making such filings relating to a Potential Asset Sale Transaction, but solely to the extent conditioned on the consummation of the closing of the Merger;

•	using reasonable best efforts to assist Parent in connection with any sale process undertaken by Parent or its affiliates in connection with a Potential Asset Sale Transaction, including by (i) entering into confidentiality agreements on customary terms reasonably satisfactory to the Company with potential purchasers of any Potential Sale Assets; (ii) furnishing information regarding any Potential Sale Assets to potential purchasers thereof; (iii) using reasonable best efforts to cause senior management and other representatives of the Company and its subsidiaries to participate in a reasonable number of meetings, presentations and due diligence sessions with potential purchasers of the Potential Sale Assets and their representatives; and (iv) assisting with the preparation of materials for potential purchasers of the Potential Sale Assets, including information memoranda, related presentations and similar documents; and

•	using reasonable best efforts to prepare financial statements and other financial data reasonably requested by Parent in connection with any Potential Asset Sale Transaction.

In connection with any Potential Asset Sale Transaction, to the extent reasonably requested by Parent, the Company and its subsidiaries will reasonably cooperate with Parent in preparing for and negotiating legal documentation for the:

•	transfer of the Potential Sale Assets, any employees of the Company or its subsidiaries or any capital stock or equity interests of any of the Company’s subsidiaries to one or more wholly owned subsidiaries of the Company on terms designated by Parent;

•	transfer and assignment of, at or after the effective time of the Merger and conditioned on the consummation of the closing of the Merger, the Company’s and its subsidiaries’ contracts that constitute Potential Sale Assets, and, to the extent permitted by applicable laws, any permits, approvals, or authorizations of any government authority, to one or more wholly owned subsidiaries of the Company on terms designated by Parent; and

•	arrangement for such transition and support services to the purchaser(s) of the Potential Sale Assets on the terms designated by Parent as are reasonably necessary to operate the Potential Sale Assets or the business of Parent and its subsidiaries during a specified transition period following the consummation of any Potential Asset Sale Transaction.

The Company, its subsidiaries and Parent will mutually cooperate to enact appropriate protective measures regarding access to information that may be reasonably designated by the Company as competitively sensitive by potential purchasers of any Potential Sale Assets. In the event that Parent determines that it would be advantageous to consummate any Potential Asset Sale Transaction as of immediately prior to the effective time of the Merger, the Company and its subsidiaries will be permitted, in their sole discretion, to take such actions as the Company and its subsidiaries deem necessary or desirable in order to facilitate the consummation of such transaction as of immediately prior to the effective time of the Merger.

Parent will reimburse the Company for all of our and our subsidiaries’ reasonable and documented out-of-pocket fees and expenses incurred by us and our subsidiaries in connection with actions taken in connection with a Potential Asset Sale Transaction at the request of Parent. We and our subsidiaries and our respective representatives will be indemnified and held harmless by Parent from and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments, penalties and amounts paid in settlement, in each case, which are actually suffered or incurred by us or them to the extent resulting from any third party claim resulting from actions taken by them pursuant to this section at the request of Parent, except in the event of willful misconduct or gross negligence by us, our subsidiaries or our respective representatives.

Neither the execution nor the consummation of any Potential Asset Sale Transactions or the timing thereof, including identification of a purchaser or purchasers for such transactions, are a condition to the closing of the Merger. If the Potential Asset Sale Transactions have not been agreed to or consummated, Parent and Merger Sub will each continue to be obligated, subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, to consummate the Merger.

Representations and Warranties

We made customary representations and warranties in the Merger Agreement that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement and the matters contained in the disclosure schedule delivered by the Company in connection with the Merger Agreement. These representations and warranties relate to, among other things:

•	due organization, existence, good standing and authority to carry on our businesses;

•	the effectiveness of our and our subsidiaries’ certificates of incorporation, bylaws or similar organizational documents, and the absence of any violations under those documents;

•	our corporate power and authority to enter into, and consummate the transactions under, the Merger Agreement, and the enforceability of the Merger Agreement against us;

•	the declaration of advisability of the Merger Agreement and the Merger by the Company Board, and the approval of the Merger Agreement and the Merger by the Company Board (subject only to the approval of our stockholders);

•	required governmental consents, approvals, notices and filings;

•	compliance with applicable laws, governmental orders, licenses, permits and consent decrees;

•	the absence of violations of, or conflicts with, our governing documents, applicable law and certain agreements as a result of our entering into and performing under the Merger Agreement;

•	our and our subsidiaries’ capitalization;

•	our SEC filings (including all amendments thereto) since January 1, 2014 and the financial statements included therein;

•	compliance with applicable requirements of the Exchange Act, the Sarbanes-Oxley Act of 2002, and the listing and corporate governance rules and regulations of NASDAQ;

•	the absence of any outstanding unresolved comments in the comment letters received from the SEC staff with respect to our SEC filings;

•	our disclosure controls and procedures and internal controls over financial reporting;

•	the absence of, or any commitment to become a party to any off-balance sheet arrangements;

•	the absence of a Company material adverse effect (as described below) since July 30, 2016 and the absence of certain other changes or events since July 30, 2016 through the date of the Merger Agreement;

•	the absence of certain undisclosed liabilities;

•	material contracts, the absence of any default or breach under any material contract, and the absence of any right of renegotiation of any material contract;

•	compliance with applicable laws;

•	compliance with certain import and export restrictions and economic or trade sanctions by the Company and its subsidiaries;

•	compliance with restrictions on certain payments by the Company and its subsidiaries, including the federal Foreign Corrupt Practices Act of 1977;

•	the absence of legal proceedings, investigations and governmental orders against us or our subsidiaries;

•	real property;

•	properties and liens;

•	intellectual property;

•	insurance coverage;

•	our possession of all material licenses and permits needed to carry on our businesses;

•	tax matters;

•	employee benefit plans;

•	certain employment and labor matters;

•	environmental matters;

•	the absence of any undisclosed related party transactions;

•	our most significant customers and suppliers;

•	the absence of any undisclosed broker’s or finder’s fees;

•	the receipt of an opinion from Evercore to the effect that, as of the date of such opinion and based upon and subject to the various qualifications and assumptions set forth in such opinion, the Merger Consideration was fair, from a financial point of view, to the holders of Company Common Stock entitled to receive such Merger Consideration; and

•	that the Company Board has taken all necessary action so that the restrictions of any takeover statutes do not apply to the Merger Agreement.

Many of our representations and warranties are qualified by, among other things, exceptions relating to the absence of a “Company material adverse effect,” which means any effect, event, change, occurrence, development or state of facts, (whether or not foreseeable as of the date of the Merger Agreement) that, individually, or when taken together with all other effects, events, changes, occurrences, developments or states of facts, is or would reasonably be expected to be materially adverse to the business, assets, liabilities, results of operations or financial condition of the Company and its subsidiaries, taken as a whole.

However, in no event will any of the following be considered in determining whether such material adverse effect has occurred or would reasonably be expected to occur:

•	so long as we and our subsidiaries, taken as a whole, are not disproportionately affected relative to other participants in similar businesses:

○	any change in general economic or political conditions in the United States or any other country or region in the world in which the Company and its subsidiaries conduct business;

○	any change in the financial, credit or securities markets in general (including changes in interest rates and exchange rates) in the United States or any other country or region in the world in which the Company and its subsidiaries conduct business;

○	any events, circumstances, changes or effects that generally affect the industries in which any of the Company and its subsidiaries operate;

○	any change after the date of the Merger Agreement in GAAP, other applicable accounting rules or law which is applicable to the Company and its subsidiaries, the operation of the business of any of the Company or its subsidiaries, or any of their respective properties or assets; or

○	acts of war or terrorism, natural disasters and other similar events in the United States or any other country or region in the world in which the Company and its subsidiaries conduct business;

•	any changes in the market price or trading volume of Company Common Stock;

•	our entry into, announcement and pendency of the Merger Agreement and the transactions contemplated by the Merger Agreement and the performance of the Merger Agreement by the Company and its subsidiaries, including (in either case, arising out of the execution, delivery or performance of the Merger Agreement and the pendency of the transactions contemplated thereby):

○	any loss of revenue or earnings;

○	any loss of, or change in, the relationship of the Company or any of its subsidiaries, contractual or otherwise, with its customers, suppliers, vendors, lenders, employees or investors; or

○	any impact to the extent resulting from the actions or transactions contemplated by a Potential Asset Sale Transaction.

•	failure to meet any projections, forecasts, revenue or earnings predictions for any period (although the underlying events causing such failure may be considered); or

•	the existence of any litigation arising from allegations of a breach of fiduciary duty relating to the Merger Agreement or the other transactions contemplated by the Merger Agreement (although the facts and circumstances underlying such litigation may be considered).

The Merger Agreement also contains customary representations and warranties made by Parent, Ultimate Parent and Merger Sub that are subject to specified exceptions and qualifications contained in the Merger Agreement. The representations and warranties of Parent, Ultimate Parent, and Merger Sub to the Company under the Merger Agreement, relate to, among other things:

•	Ultimate Parent’s, Parent’s, and Merger Sub’s due organization, valid existence, good standing and corporate power;

•	the authority of Ultimate Parent, Parent, and Merger Sub to enter into the Merger Agreement and consummate the Merger and the other transactions contemplated by the Merger Agreement and the enforceability of the Merger Agreement against Ultimate Parent, Parent, and Merger Sub;

•	the absence of (i) any conflict with or violation of the organizational documents of Ultimate Parent, Parent, and Merger Sub, or (ii) any conflict with or violation of applicable laws, as a result of the execution and delivery by Ultimate Parent, Parent, and Merger Sub of the Merger Agreement and consummation by Ultimate Parent, Parent, and Merger Sub of the Merger;

•	the absence of certain legal proceedings, investigations and governmental orders;

•	the absence of beneficial ownership of Company Common Stock;

•	the absence of any undisclosed brokers’ and financial advisors’ fees related to the Merger; and

•	Parent having currently available cash funds or available borrowing capacity under committed credit facilities in the aggregate sufficient to satisfy all of Parent’s and Merger Sub’s obligations under the Merger Agreement, including to consummate the Merger, to pay the Merger Consideration and to repay all obligations of the Company under the Credit Agreement, dated as of May 27, 2016 by and among the Company, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent (the “Credit Agreement”).

The representations and warranties in the Merger Agreement of each of the Company, Ultimate Parent, Parent, and Merger Sub will terminate upon the consummation of the Merger or the termination of the Merger Agreement pursuant to its terms.

Conduct of Our Business Pending the Merger

We have agreed to certain covenants in the Merger Agreement restricting the conduct of our business between the date of the Merger Agreement and the effective time of the Merger. In general, we and our subsidiaries have agreed that we will and will cause our subsidiaries to conduct our and our subsidiaries’ business in the ordinary course consistent with past practice and use reasonable best efforts to (i) preserve intact our and our subsidiaries’ present business organization, operations and assets, (ii) maintain in effect all of our and our subsidiaries’ material foreign, federal, state and local permits, (iii) keep available the services of our and our subsidiaries’ current officers and key employees, and (iv) preserve intact our and our subsidiaries’ relationships with customers, lenders and suppliers and others having material business relationships with us and our subsidiaries.

We have also agreed that, except (i) as required under the Merger Agreement, (ii) as set forth in the Company’s confidential disclosure schedule delivered to Parent concurrently with the execution of the Merger Agreement, or (iii) pursuant to Parent’s written consent (which consent shall not be unreasonably withheld, conditioned or delayed, other than with respect to dividends or distributions by the Company), from the date of the Merger Agreement until the earlier of the effective time of the Merger or termination of the Merger Agreement, the Company will not, and will cause each of our subsidiaries not to:

•	amend its certificate of incorporation or bylaws or other similar organizational documents;

•

declare, set aside or pay any dividends or other distribution in respect of, or redeem, repurchase or otherwise acquire or offer to redeem, repurchase or otherwise acquire, the securities of the Company or any of our subsidiaries, other than (i) regular quarterly cash dividends payable by the Company in respect of Company Common Stock in the ordinary course of business consistent with past practice in an amount not exceeding $0.055 per share of Company Common Stock in any fiscal quarter, (ii) dividends declared and paid by any subsidiary of the Company to the Company or another subsidiary of the Company, and (iii) settlement or termination of (a) the base warrant confirmations, each dated January 8, 2015, between the Company and each of JPMorgan Chase Bank, National Association, London Branch, Deutsche Bank AG, London Branch, and Wells Fargo Bank, National Association, in reference to the Notes as defined below and (b) the additional warrant confirmations, each dated January 9, 2015, between the Company and each of JPMorgan Chase Bank, National Association, London Branch, Deutsche Bank AG, London Branch, and Wells Fargo Bank, National Association (the “Warrants”) and conversions of the Company’s 1.375% convertible senior notes due 2020 (the “Notes”) in accordance with the existing terms of such documents;

•	issue, deliver or sell, or authorize the issuance, delivery or sale of, the capital stock or voting securities (or securities convertible or exchangeable into capital stock, or any options or other rights to acquire shares of capital stock, voting securities or convertible or exchangeable securities) of us or our subsidiaries (“Brocade Securities”) (except in accordance with the ESPP, upon the exercise of Company Options, settlement of Company RSU Awards or PSU Awards or conversion of the Notes in accordance with the terms of the Merger Agreement);

•	settle or terminate the Warrants;

•	amend the terms of the Brocade Securities other than as required by the terms of an employee benefit plan in effect as of October 31, 2016 and an amendment of the Warrants in accordance with the terms of the Merger Agreement;

•	incur any capital expenditures except as contemplated by the Company’s fiscal 2017 budget and capital expenditure plan;

•	acquire any businesses, divisions of businesses or material portion of assets thereof, other than the acquisition of properties or assets of the Company or its subsidiaries;

•	sell, lease, license or otherwise transfer, or create or incur any lien (other than certain permitted liens) on any of the material assets (including any material intellectual property rights and other material intangible assets), securities, properties, interests or businesses of us and our subsidiaries other than:

○	purchases of patents with a fair market value of less than $1,000,000;

○	non-exclusive licenses in the ordinary course of business consistent with past practice of less than $2,000,000;

○	grants of licenses to any intellectual property rights required by any standard setting organization, industry body or other group that is involved in setting, publishing or developing any industry standards of which we or any of our subsidiaries is a member; or

○	settlements not to exceed $3,000,000;

•	grant any exclusive licenses of any of our or our subsidiaries’ intellectual property rights;

•	make any loans, advances or capital contributions to, or investments in, any affiliate of us or our subsidiaries other than in the ordinary course of business consistent with past practice, except as may be required under the Credit Agreement or any non-affiliate in an amount in excess of $2,000,000;

•	make any payments to any related person, other than in the ordinary course of business consistent with past practice or pursuant to an employee benefit plan in effect on the date of the Merger Agreement or otherwise permitted to be established in accordance with the terms of the Merger Agreement;

•	create, incur, assume, suffer to exist or otherwise be liable with respect to any indebtedness for borrowed money other than letters of credit issued and maintained by us in the ordinary course of business, loans or advances solely among us or our subsidiaries and indebtedness outstanding as of the date of the Merger Agreement;

•	(i) other than in the ordinary course of business consistent with past practice, amend or modify in any material respect or terminate any material contract or (ii) enter into any contract (other than any non-material amendments entered into in the ordinary course of business consistent with past practice) that would have been a material contract had it been entered into prior to the date of the Merger Agreement;

•	fail to maintain, allow to lapse or abandon any material intellectual property rights used in or otherwise material to the conduct of our and our subsidiaries’ business as currently conducted;

•	except as required pursuant to existing written agreements or Company benefit plans or as otherwise required by law:

○	grant or increase any change-in-control, severance or termination pay to (or amend any such existing arrangement with) any of our or our subsidiaries’ directors, officers, consultants or employees;

○	increase benefits payable under any existing change-in-control, severance or termination pay policies;

○	establish, adopt or amend any collective bargaining or work council agreement;

○	establish, adopt or amend any bonus, commission, profit-sharing, thrift, pension, retirement, deferred compensation, stock option, restricted stock or other employee plan covering any of our or our subsidiaries’ directors, officers, advisors, consultants or employees;

○	promote any employee at the level of senior director or above;

○	increase compensation, bonus, commission or other benefits payable to any of our or our subsidiaries’ directors, officers or employees, except in the ordinary course of business consistent with past practice;

○	enter into any employment or consulting agreement with any existing or prospective employee or other service provider of the Company or its subsidiaries (except for arrangements entered into in the ordinary course of business consistent with past practice); or

○	terminate any of our or our subsidiaries’ employees at the level of Vice President or above, or in respect of the Storage Area Networking business, at the level of senior director or above (in each case, other than for cause);

•	change its methods of accounting or accounting practices, except as required by concurrent changes in GAAP or SEC rules and regulations and as agreed to by its independent public accountants;

•	commence, settle or offer to settle, (i) any action, suit, litigation, arbitration, proceeding, hearing, inquiry, audit or examination commenced, brought, conducted or heard by or before, or otherwise involving, any arbitrator, arbitration panel, court or other governmental authority against us or any of our subsidiaries (other than certain legal proceedings disclosed to Parent and any settlement not requiring payment in excess of $3,000,000 as its sole remedy), (ii) any stockholder litigation or dispute against us, our subsidiaries or any of our or our subsidiaries’ officers or directors, or (iii) any proceeding relating to the transactions contemplated by the Merger Agreement, in each case, other than in the ordinary course of business;

•	make or change any material tax election, settle or compromise any claim, notice, audit report, proceeding or assessment in respect of material taxes, change (or file a request to change) any annual tax accounting period, adopt or change any material accounting method for taxes, or file any material amended tax return;

•	enter into any tax allocation agreement, tax sharing agreement, tax indemnity agreement (other than pursuant to customary provisions in contracts entered into in the ordinary course of business the primary purpose of which does not relate to tax), pre-filing agreement, advance pricing agreement, cost sharing agreement or closing agreement relating to any material taxes;

•	surrender or forfeit any right to claim a material tax refund; make any application for, negotiate or conclude any material tax ruling or arrangement with a governmental authority; or consent to any extension or waiver of the statute of limitations period applicable to any material tax claim or assessment;

•	form or acquire any subsidiaries;

•	adopt a plan of complete or partial liquidation or dissolution, or consummate any merger, amalgamation, consolidation, restructuring, recapitalization or other reorganization (other than the Merger);

•	transfer a material amount of cash or cash equivalents to the U.S. from any foreign jurisdiction other than pursuant to the Company’s obligations to cooperate with Parent’s financing or take any action in furtherance of our or our subsidiaries’ integration and legal rationalization project; or

•	agree, resolve or commit to do any of the foregoing.

Proxy Statement

We have agreed to use all reasonable efforts to, in consultation with Parent (i) respond to any comments we receive from the SEC to our preliminary proxy statement, (ii) mail our definitive proxy statement to our stockholders as soon as reasonably practicable (and in any event within five business days) after the later of the date the SEC staff advises that it has no further comments or the expiration of the 10-day waiting period, and (iii) cooperate in preparing and filing any amendments or supplements to this proxy statement.

Stockholders Meeting

We are required to take all action in accordance with Delaware law and our certificate of incorporation and bylaws necessary to duly call, give notice of and convene a meeting of our stockholders as promptly as reasonably practicable, and in no event later than 45 days following the date of clearance by the SEC of this proxy statement, to consider and vote upon the adoption of the Merger Agreement, provided however, that we may elect not to take such actions if the Company Board effects a change of board recommendation in compliance with our obligations described at page 91 of this proxy statement under the section of this proxy statement entitled “The Merger Agreement — No Solicitation of Acquisition Proposals.” Subject to the provisions described at page 91 of this proxy statement under the section of this proxy statement entitled “The Merger Agreement — No Solicitation of Acquisition Proposals,” the Company Board will recommend that our stockholders vote to adopt the Merger Agreement, include such recommendation in this proxy statement, and solicit adoption of the Merger Agreement.

No Solicitation of Acquisition Proposals

We have agreed to immediately cease and cause to be terminated any and all existing activities, discussions or negotiations with any third party conducted on or prior to the date of the Merger Agreement with respect to any Acquisition Proposal (as defined below), and to promptly instruct any person that has in the twelve months prior to the date of the Merger Agreement executed a confidentiality agreement relating to an Acquisition Proposal to promptly return to us or destroy, in accordance with the terms of such confidentiality agreement, all information, documents and materials relating to the Acquisition Proposal or to the Company and its businesses previously furnished by or on behalf of the Company or any of its representatives to such party.

From the date of the Merger Agreement until the earlier of the effective time of the Merger or the termination of the Merger Agreement in accordance with its terms, we have agreed to not, and to cause our subsidiaries, and our and our subsidiaries’ respective representatives, not to, and to not authorize or direct any of our and our subsidiaries’ respective representatives to, directly or indirectly:

•	solicit, initiate, seek or knowingly encourage, facilitate, induce or support, or knowingly take any action to solicit, initiate, seek or knowingly encourage, facilitate, induce or support any announcement, communication, inquiry, expression of interest, proposal or offer that constitutes or that would reasonably be expected to lead to, an Acquisition Proposal;

•	enter into, participate in, maintain or continue any discussions or negotiations relating to, any Acquisition Proposal with any third party, other than solely to state that the Company, its subsidiaries and their representatives are prohibited from engaging in any such discussions or negotiations or solely to the extent necessary to clarify terms or financial capabilities with respect to an Acquisition Proposal which has been received for the Company, in order for the Company Board to be able to have sufficient information to make a determination on whether the offer constitutes a Superior Proposal (as defined below);

•	furnish to any third party any non-public information that would reasonably be expected to be used for the purposes of formulating any inquiry, expression of interest, proposal or offer relating to an Acquisition Proposal from a third party, other than any information disclosed in the ordinary course consistent with past practices and not known by us to be used for the purposes of formulating any inquiry, expression of interest, proposal or offer relating to an Acquisition Proposal;

•	accept any Acquisition Proposal or enter into any agreement relating to any Acquisition Proposal; or

•	submit any Acquisition Proposal or any matter related thereto to the vote of our stockholders.

However, at any time prior to obtaining stockholder approval of the proposal to adopt the Merger Agreement, if we receive a bona fide written Acquisition Proposal from a third party and so long as we are not in material breach of our non-solicitation obligations under the Merger Agreement with respect to such Acquisition Proposal or such third party, we and the Company Board may engage in negotiations or discussions with, or furnish any information to, any third party making such proposal and its representatives and financing sources if the Company Board determines in good faith, after consultation with its outside legal and financial advisors, that such Acquisition Proposal constitutes, or is reasonably likely to result in a Superior Proposal (as defined below) and that such action is necessary to comply with our directors’ fiduciary duties to our stockholders under the DGCL. In the Merger Agreement, which sets forth the circumstances in which we can provide information to and engage in dialogue with any party that provides a bona fide written Acquisition Proposal that is or may lead to a Superior Proposal, we agreed that we may not, and shall not allow any of our subsidiaries or our or our subsidiaries’ respective representatives to, disclose any information to any such third party making the Acquisition Proposal without first entering into a confidentiality agreement containing customary limitations on the use and disclosure of all non-public written and oral information furnished to such third party by or on our or our subsidiaries’ behalf (provided such confidentiality agreement need not contain standstill provisions, and to the extent such confidentiality agreement does not include a standstill provision or contains a standstill provision more favorable than that in the confidentiality agreement entered into with Ultimate Parent, such standstill provision in the confidentiality agreement with Ultimate Parent shall be inoperative and of no further force or effect), and promptly providing to Parent any such information provided to such third party. In the event that we receive a proposal or expression of interest from a third party in compliance with the Merger Agreement and the Company Board determines, among other things, that such proposal or expression of interest constitutes, or is reasonably likely to result in, a Superior Proposal, the Company Board would extend a written invitation to such bidder to present such Acquisition Proposal, which invitation would permit such third party to amend its proposal with a new superior proposal in the event that such third party’s prior proposal is matched or exceeded by Parent in the exercise of Parent’s matching rights provided for in the Merger Agreement.

The Merger Agreement provides that prior to obtaining the approval of our stockholders of the proposal to adopt the Merger Agreement, the Company Board may change its recommendation that our stockholders vote to adopt the Merger Agreement for a reason unrelated to an Acquisition Proposal if the Company Board has determined in good faith, after consultation with its outside counsel, that, in light of an Intervening Event (as defined below) and taking into account the results of any negotiations with Parent and any resulting offer from Parent, that such action is necessary to comply with fiduciary duties owed by the Company Board to our stockholders under the DGCL. However, the Company Board may not change its recommendation that our stockholders vote to adopt the Merger Agreement with respect to an Intervening Event (as defined below) unless:

•	we have notified Parent, at least four business days in advance, of the Company Board’s intent to change its recommendation that our stockholders vote to adopt the Merger Agreement and specifying the Company Board’s reasons for proposing to change its recommendation to our stockholders with respect to the Merger Agreement;

•	during the four business day period following such written notice described above, we have and have caused our representatives to have, negotiated in good faith with Parent (to the extent Parent desires to negotiate) to make such adjustments to the terms of the Merger Agreement to obviate the need for the Company Board to change its recommendation that our stockholders vote to adopt the Merger Agreement; and

•	during the four business day period following such written notice described above, Parent has not made a written, binding and irrevocable offer to modify the terms of the Merger Agreement that the Company Board has determined in good faith, after consultation with its outside counsel and its financial advisor, would obviate the need for the Company Board to change its recommendation that our stockholders vote to adopt the Merger Agreement.

For the purposes of the Merger Agreement, the term “Intervening Event” means any event, fact, circumstance, development or occurrence that is material to us and our subsidiaries, taken as a whole (other than any event, fact, circumstance, development or occurrence resulting from a breach of the Merger Agreement by us) that was not known to the Company Board on or prior to the date of the Merger Agreement, which event, fact, circumstance, development or occurrence becomes known to the Company Board prior to obtaining the approval of our stockholders of the proposal to adopt the Merger Agreement, except that no event, fact, circumstance, development or occurrence resulting from or relating to any of the following shall give rise to an Intervening Event:

•	any Acquisition Proposal;

•	the public announcement of discussions among the parties regarding a potential transaction, the public announcement, execution, delivery or performance of the Merger Agreement, the identity of Ultimate Parent, Parent or Merger Sub, or the public announcement, pendency or consummation of the transactions contemplated by the Merger Agreement;

•	any change in the trading price or trading volume of Company Common Stock on NASDAQ or any change in the Company’s credit rating (although any underlying facts, events, changes, developments or set of circumstances may be considered, along with the effects or consequences thereof);

•	the fact that the Company has exceeded or met any projections, forecasts, revenue or earnings predictions or expectations of the Company or any securities analysts for any period ending (or for which revenues or earnings are released) on or after the date of the Merger Agreement (although any underlying facts, events, changes, developments or set of circumstances relating to or causing such material improvement or improvements may be considered, along with the effects or consequences thereof);

•	changes in GAAP, other applicable accounting rules or applicable law or changes in the interpretation thereof after the date of the Merger Agreement; or

•	any changes in general economic or political conditions, or in the financial, credit or securities markets in general, including changes in interest rates, exchange rates, stock, bond and/or debt prices.

The Merger Agreement also provides that prior to obtaining the approval of our stockholders of the proposal to adopt the Merger Agreement, the Company Board, with respect to an Acquisition Proposal it receives from a third party, may (i) change its recommendation that our stockholders vote to adopt the Merger Agreement and (ii) terminate the Merger Agreement in order to execute or otherwise enter into a binding definitive agreement to effect a transaction constituting a Superior Proposal if:

•	the Company Board determines in good faith, after consultation with its outside counsel, that such Acquisition Proposal constitutes a Superior Proposal and that such action is necessary to comply with our directors’ fiduciary duties to our stockholders under the DGCL;

•	we have notified Parent in writing, at least four business days in advance, of such proposed change of recommendation or termination, which notice must specify the material terms and conditions of such Superior Proposal, identify the party making such Superior Proposal, and include a copy of the relevant proposed transaction agreements with the party making such Superior Proposal and all other material documents with respect to such Superior Proposal;

•	during the four business day period following such written notice described above, we have, and have caused our representatives to have, negotiated in good faith with Parent (to the extent Parent desires to negotiate) to make such adjustments to the terms and conditions of the Merger Agreement so that such Acquisition Proposal ceases to constitute a Superior Proposal; and

•	at the end of such four business day period the Company Board determined in good faith, after consultation with its outside counsel and financial advisors (and after giving effect to all of the adjustments to the terms of the Merger Agreement which Parent has offered) that the Acquisition Proposal continues to be a Superior Proposal.

If the Merger Agreement is terminated in such a circumstance, we are required to pay Parent the Company Termination Fee of $195 million prior to or concurrently with such termination as more fully described below.

Any revision to the Superior Proposal will be deemed to be a new Acquisition Proposal for purposes of the solicitation obligations described above, and we must deliver a new written notice to Parent and again comply with the above requirements, except that the four business day notice period would be reduced to two business days with respect to such revised Superior Proposal.

In the Merger Agreement, we agreed not to terminate, waive, amend or modify any provision of, or grant permission under, any standstill or confidentiality agreement to which we or any of our subsidiaries is a party, and we agreed to enforce the provisions of each such confidentiality agreement.

For the purposes of the Merger Agreement, the term “Acquisition Proposal” is defined as, other than any proposal (which may be in the form of an expression of interest) or offer from Ultimate Parent, Parent or any of their subsidiaries, any proposal (which may be in the form of an expression of interest) or offer (whether or not in writing) contemplating an Acquisition Transaction (as defined in the section of this proxy statement entitled “The Merger Agreement — Termination Fee,” beginning on page 101).

For the purposes of the Merger Agreement, the term “Superior Proposal” is defined as any bona fide written Acquisition Proposal (with all references to 15% in the definition of Acquisition Transaction being treated as references to 50%) that is made by a third party that the Company Board determines in good faith, after consultation with its outside legal counsel and financial advisors, is reasonably capable of being consummated, and if consummated would be more favorable to our stockholders (in their capacity as such) from a financial point of view than the transactions contemplated by the Merger Agreement, taking into account (i) all financial, regulatory, legal and other aspects of such Acquisition Proposal (including the existence of financing conditions, the conditionality of any financing commitments and the likelihood and timing of consummation) and (ii) any adjustment to the terms and conditions of the Merger Agreement agreed to by Ultimate Parent and Parent in writing in response to such Acquisition Proposal.

Filings; Other Actions; Notification

We, Ultimate Parent, Parent, and Merger Sub have agreed to cooperate with each other and use our respective reasonable best efforts to consummate and make effective the transactions contemplated by the Merger Agreement and to cause the conditions to the closing of the Merger Agreement to be satisfied, including to:

•	take, or cause to be taken, all appropriate actions and do, or cause to be done, and to assist and cooperate with the other parties to the Merger Agreement in doing all things necessary, proper or advisable under applicable law or otherwise to consummate and make effective the transactions contemplated by the Merger Agreement as promptly as practicable;

•	obtain from any governmental authority any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained by Ultimate Parent or us or any of our respective subsidiaries, or to avoid any legal proceeding by any governmental authority, in connection with the authorization, execution and delivery of the Merger Agreement and the consummation of the transactions contemplated thereby; and

•	make all necessary registrations, declarations, submissions and filings, and thereafter make any other required registrations, declarations, submissions and filings, and pay any fees due in connection therewith, with respect to the Merger Agreement and the transactions contemplated thereby required under the Exchange Act, any other applicable federal or state securities laws, the HSR Act, any other applicable antitrust laws, and any other applicable law.

We, Ultimate Parent, Parent, and Merger Sub have agreed, subject to certain exceptions and applicable law, to:

•	make appropriate filings with CFIUS pursuant to the DPA with respect to the transactions contemplated by the Merger Agreement and comply with any additional requests for information by any antitrust authority or CFIUS;

•	take such other actions and restrictions with respect to the Company and our subsidiaries that are agreed to in a confidential schedule to the Merger Agreement; and

•	give any notices to third parties and to use, and cause our respective subsidiaries to use, our reasonable best efforts to obtain any third party consents that are necessary, proper or advisable to consummate the Merger, or prevent a Company material adverse effect from occurring, except that (i) without the prior written consent of Parent, which shall not be unreasonably withheld, conditioned or delayed, neither we nor any of our subsidiaries may pay or commit to pay to such third party whose approval or consent is being solicited any material cash or other consideration or incur any material liability or other obligation due to such person, other than any payments which are expressly required pursuant to the terms of such contract with such person in effect as of the date of the Merger Agreement and (ii) none of Ultimate Parent, Parent or Merger Sub will be required to pay or commit to pay to such person whose approval or consent is being solicited any cash or other consideration, make any commitment or incur any liability or other obligation.

Except as described above, in connection with the receipt of any necessary approvals or clearances of a governmental authority, neither Ultimate Parent nor the Company is required to sell, hold separate or otherwise dispose of or conduct their business in a specified manner (or agree to do the same) or enter into or agree to enter into a voting trust arrangement, proxy arrangement, “hold separate” agreement or arrangement or similar agreement or arrangement with respect to the assets, operations or conduct of their business in a specified manner, or permit the sale, holding separate or other disposition of, any assets of Ultimate Parent, the Company or their respective subsidiaries or affiliates, except as otherwise described above.

In addition, except as may be prohibited by any governmental authority or by any applicable law, in connection with any request, inquiry, investigation, action or legal proceeding by or before any governmental authority in connection with the Merger, each party hereto will permit authorized representatives of the other parties to be present at each meeting, conference or telephone call relating to such request, inquiry, investigation, action or legal proceeding and to have access to and be consulted in connection with any document, opinion, proposal or other communication made or submitted to any governmental authority in connection with such request, inquiry, investigation, action or legal proceeding.

Employee Benefit Matters

For a period of one year following the closing date of the Merger, Ultimate Parent will, or will cause the surviving corporation to, provide each individual who continues to be employed by us, our subsidiaries, or the surviving corporation as of immediately following the effective time of the Merger (a “Continuing Employee”), with base salary, bonus opportunity, severance, health and welfare benefits which are no less favorable than the base salary, bonus opportunity, severance, health and welfare benefits, respectively, that the Continuing Employee is entitled or eligible to receive from us or our subsidiaries as of immediately prior to the effective time of the Merger.

Ultimate Parent further agrees that, from and after the closing date of the Merger, Ultimate Parent will, or will cause the surviving corporation, to the extent permitted under such plans and under applicable law, to grant all of the Continuing Employees credit for any service with us or our subsidiaries that was earned prior to the closing date of the Merger (i) for eligibility and vesting purposes and (ii) for vacation accrual and severance benefit determinations under any benefit or compensation plan, program, agreement or arrangement that may be established or that is maintained by Ultimate Parent or the surviving corporation or any of its subsidiaries on or after the closing date of the Merger (but not benefit accrual under any defined benefit plan or frozen benefit plan or vesting under any equity incentive plan) to the same extent as the Continuing Employee was entitled, before the effective time of the Merger, to credit for such service under any similar plan in which the Continuing Employee participated or was eligible to participate immediately prior to the effective time of the Merger; except that service will not be recognized or credited if doing so would result in a duplication of benefits provided to the Continuing Employee, for purposes of qualifying for subsidized early retirement benefits or to the extent that such service was not recognized under any similar benefit plan of the Company in which the Continuing Employee participated or was eligible to participate immediately prior to the effective time of the Merger. In addition, for purposes of each benefit plan of Ultimate Parent or the surviving corporation or any of its subsidiaries on or after the closing date of the Merger providing medical, dental, pharmaceutical, vision and/or other health benefits to any Continuing Employee, Ultimate Parent will use reasonable best efforts to (i) cause to be waived all pre-existing condition exclusions and actively-at-work requirements and similar limitations, eligibility waiting periods and evidence of insurability requirements to the extent waived or satisfied by the Continuing Employee and his or her covered dependents under any of our employee plans, programs, agreements, or other arrangements as of the closing date of the Merger Agreement and (ii) for the plan year in which the effective time of the Merger occurs, cause any deductible, co-pay, co-insurance and covered out-of-pocket expenses paid by any Continuing Employee (or covered dependent of such individual) during the portion of the plan year in which the Continuing Employee participated in the applicable plan, program, agreement or other arrangement to be taken into account for purposes of satisfying the corresponding deductible, coinsurance and maximum out-of-pocket provisions after the closing date of the merger under any such applicable plan of Ultimate Parent or the surviving corporation or any of its subsidiaries in the applicable plan year.

As of the effective time of the Merger, Ultimate Parent will, or will cause the surviving corporation to, honor certain change in control, retention and severance agreements, arrangements and policies (including the Retention Agreements, as described in the section of this proxy statement entitled “The Merger — Interests of Certain Persons in the Merger” beginning on page 64) and refrain from amending or terminating any such agreement, arrangement, or policy prior to the first anniversary of the effective time of the Merger (or such later time as specified in the applicable agreement, arrangement, or policy), except any amendments necessary to avoid the imposition of a tax under Section 409A of the Code.

As soon as administratively practicable after the effective time of the Merger, all participants in any Company 401(k) plan will become participants in a comparable 401(k) plan of Ultimate Parent or an affiliate of Ultimate Parent, which will permit any rollover distributions from the Company 401(k) plan including the rollover of outstanding loans under the Company 401(k) plan.

Ultimate Parent will require that any acquirer of assets in any Potential Asset Sale Transaction provide, for a period of one year after the completion of any Potential Asset Sale Transaction, to each employee who becomes an employee or other service provider of the acquirer, base salary and bonus opportunity no less favorable in the aggregate than the base salary and bonus opportunity he or she was entitled to receive immediately prior to the effective time of the Merger, as well as employee benefits that are no less favorable than those employee benefits provided to similarly situated employees (including with respect to seniority, length of service and location of employment) of the acquirer.

Public Announcements

The Company and Ultimate Parent have agreed that we will not issue any press release or make a public announcement with respect to the Merger, Merger Agreement or other transactions contemplated by the Merger Agreement without the consent of the other party (which is not to be unreasonably withheld, conditioned or delayed) unless such press release or announcement is required by law, in which case, the applicable party must use its reasonable best efforts to provide the other party with a reasonable opportunity to review and comment on such press release or announcement prior to its issuance or in connection with a change of board recommendation made pursuant to the terms of the Merger Agreement.

Notices of Certain Events

We have agreed to promptly notify Parent of:

•	any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by the Merger Agreement;

•	any notice or other communication from any governmental authority delivered in connection with the transactions contemplated by the Merger Agreement or indicating that a material permit of ours is revoked or about to be revoked or that a permit is required in any jurisdiction in which such material permit of ours has not been obtained;

•	any actions, suits, claims, investigations or proceedings commenced or, to our knowledge, threatened against, relating to or involving or otherwise affecting us or any of our subsidiaries, that, if pending on the date of the Merger Agreement, we would have been required to disclose to Parent in connection with our representations and warranties in the Merger Agreement, or that relate to the consummation of the transactions contemplated by the Merger Agreement;

•	any inaccuracy in or breach of any representation, warranty or covenant contained in the Merger Agreement such that Ultimate Parent’s, Parent’s and Merger Sub’s conditions to consummating the Merger related to our representations and warranties would not be satisfied;

•	any written notice from NASDAQ asserting any non-compliance with any applicable listing and other rules and regulations of NASDAQ; and

•	any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions to consummation of the Merger impossible, unlikely or materially delayed.

Ultimate Parent, Parent, and Merger Sub have agreed to promptly notify us of:

•	any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by the Merger Agreement;

•	any notice or other communication from any governmental authority delivered in connection with the transactions contemplated by the Merger Agreement;

•	any actions, suits, claims, investigations or proceedings commenced or, to Parent’s knowledge, threatened against, relating to or involving or otherwise affecting Ultimate Parent, Parent, or Merger Sub that relate to the consummation of the transactions contemplated by the Merger Agreement;

•	any inaccuracy in or breach of any representation, warranty or covenant contained in the Merger Agreement such that our conditions to consummating the Merger related to the representations and warranties of Ultimate Parent, Parent, and Merger Sub would not be satisfied; and

•	any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions to consummation of the Merger impossible, unlikely or materially delayed.

Conditions to the Merger

The respective obligations of Ultimate Parent, Parent, Merger Sub and the Company to consummate the Merger are subject to the satisfaction or waiver (in writing) of the following conditions:

•	approval by our stockholders of the proposal to adopt the Merger Agreement;

•	expiration or termination of any applicable waiting periods under the HSR Act and, on the date of the closing of the Merger, there is not in effect any voluntary agreement between Ultimate Parent or its subsidiaries and the Company, on the one hand, and the FTC or the DOJ, on the other, pursuant to which the parties have agreed not to consummate the Merger for any period of time;

•	receipt of required approval or clearance under the antitrust laws of the European Union, Japan, and the People’s Republic of China (together with the preceding bullet point, the “Governmental Approvals Condition”); and

•	the absence of any order, injunction or decree issued by any court or governmental entity in effect which prohibits or prevents the consummation of the Merger on the terms contemplated in the Merger Agreement, and any law enacted or deemed applicable, that makes illegal the consummation of the Merger.

The obligations of Ultimate Parent, Parent and Merger Sub to effect the Merger are also subject to the satisfaction or waiver (in writing) by Ultimate Parent, Parent and Merger Sub at or prior to the effective time of the Merger of the following additional conditions:

•	our representations and warranties in the Merger Agreement regarding absence of certain changes must have been accurate in all respects as of the date of the Merger Agreement and as of the date of the closing of the Merger;

•	our representations and warranties in the Merger Agreement regarding our corporate existence, power and good standing, our authority to enter into the Merger Agreement, our capitalization (which will be accurate in all material respects if the Company’s fully diluted capitalization does not exceed by more than 1,200,000 shares the Company’s fully diluted capitalization as set forth in the Merger Agreement), receipt of the fairness opinion from Evercore and the inapplicability of antitakeover statutes, disregarding all qualifications and exceptions relating to materiality or similar qualifications (except for the representations and warranties regarding our corporate existence, power and good standing), must have been accurate in all material respects as of the date of the Merger Agreement and as of the date of the closing of the Merger (except for those representations and warranties made as of a specific date, in which case they shall be true and correct in all material respects, as applicable, as of such earlier date);

•	our other representations and warranties set forth in the Merger Agreement, disregarding all qualifications and exceptions relating to materiality or Company material adverse effect, must be true and correct as of the date of the Merger Agreement and as of the date of the closing of the Merger (or, to the extent expressly made as of a specific date, as of such earlier date), except where the failure to be so accurate (considered collectively) has not had and would not be reasonably expected to have, individually or in the aggregate, a Company material adverse effect;

•	our performance in all material respects of our covenants and obligations under the Merger Agreement that are required to be performed by us at or prior to the effective time of the Merger;

•	from the date of the Merger Agreement until the effective time of the Merger, there must not have occurred a Company material adverse effect that is continuing;

•	our delivery to Parent of a certificate to the effect that the conditions in the preceding five bullet points have been satisfied;

•	our delivery of written resignations of all directors of the Company, effective as of the date of the closing of the Merger;

•	our delivery of a duly executed certificate, stating that the Company is not and in the preceding five-year period has never been a “United States real property holding corporation” as defined in Section 897(c)(2) of the Code and the Treasury Regulations promulgated thereunder, and none of the equity interests in the Company constitutes a “United States real property interest” as defined in Section 897(c) of the Code and the Treasury Regulations promulgated thereunder, which certificate will be in accordance with Treasury Regulations Sections 1.897-2(h) and 1.1445-2(c)(3) and in a form reasonably satisfactory to Parent;

•	there must not be pending by any governmental authority any legal proceeding that seeks to prevent the consummation of the Merger or that seeks to require the taking of any action or the imposition of any remedy that is not required of Parent as set forth in the section of this proxy statement entitled “The Merger Agreement — Filings; Other Actions; Notification” on page 95 (the “Governmental Litigation Condition”); and

•	any review or investigation by CFIUS of the transactions contemplated by the Merger Agreement must have been concluded, and either (i) the parties have received written notice that a determination by CFIUS has been made that there are no unresolved issues of national security in connection with the transactions contemplated by the Merger Agreement, or (ii) the President of the United States has determined not to use his powers pursuant to the DPA to unwind, suspend or prohibit the consummation of the transactions contemplated by the Merger Agreement (the “CFIUS Approval Condition”).

The Company’s obligation to effect the Merger is subject to the satisfaction or waiver (in writing) by us at or prior to the effective time of the Merger of the following additional conditions:

•	the representations and warranties of Ultimate Parent, Parent and Merger Sub in the Merger Agreement regarding Ultimate Parent’s, Parent’s, and Merger Sub’s corporate existence, power and good standing, Ultimate Parent’s, Parent’s, and Merger Sub’s authority to enter into the Merger Agreement, and the absence of any required action or filing with any governmental authority, disregarding all qualifications and exceptions relating to materiality or similar qualifications, must have been accurate in all material respects, as of the date of the Merger Agreement and as of the date of the closing of the Merger (except for those representations and warranties made as of a specific date, in which case they shall be true and correct in all material respects, as applicable as of such earlier date);

•	the other representations and warranties of Ultimate Parent, Parent and Merger Sub set forth in the Merger Agreement, disregarding all qualifications and exceptions relating to materiality or similar qualifications, must be true and correct as of the date of the Merger Agreement and as of the date of the closing of the Merger, except where the failure to be so accurate (considered collectively) has not had and would not reasonably be expected to have a material adverse effect on the ability of Ultimate Parent, Parent and Merger Sub to consummate the Merger;

•	each of Ultimate Parent’s, Parent’s and Merger Sub’s performance of or compliance in all material respects with their respective covenants and obligations under the Merger Agreement required to be performed or complied with by them on or prior to the effective time of the Merger; and

•	Parent’s delivery to us of a certificate to the effect that the conditions in the preceding three bullet points have been satisfied.

Termination

We and Parent may, by mutual written agreement, terminate the Merger Agreement and abandon the Merger at any time prior to the effective time of the Merger, whether before or after the adoption of the Merger Agreement by our stockholders.

Either Parent or the Company may also terminate the Merger Agreement at any time prior to the effective time of the Merger if:

•	the Merger has not been consummated on or before May 1, 2017 (such date, as may be extended, the “end date”), provided, however, that (1) the right to terminate the Merger Agreement will not be available to any party whose material breach of the Merger Agreement has been the cause of, or resulted in, the failure of the Merger to occur on or prior to such date and (2) if the Governmental Approvals Condition, the Governmental Litigation Condition or the CFIUS Approval Condition has not been satisfied or waived but all of the other conditions to the closing of the Merger have been satisfied, such date may be extended to August 1, 2017 and subsequently to November 1, 2017 by either party at its sole and exclusive discretion by providing the other party written notice of such extension;

•	any governmental entity having competent jurisdiction has issued any order, injunction or other decree or taken any other action (including failure to have taken an action), in each case, which has become final and non-appealable and which permanently restrains, enjoins or otherwise prohibits the Merger; or

•	the affirmative vote of the holders of outstanding Company Common Stock representing at least a majority of all the votes entitled to be cast thereupon by holders of Company Common Stock to adopt the Merger Agreement is not obtained at the special meeting or any adjournment or postponement thereof at which the adoption of Merger Agreement has been voted upon, provided that a party will not be permitted to terminate the Merger Agreement for this reason if the failure to obtain such stockholder approval results from a breach of the Merger Agreement by such party at or prior to the effective time of the Merger.

We may also terminate the Merger Agreement if:

•	(i) any representation or warranty of Ultimate Parent, Parent or Merger Sub set forth in the Merger Agreement is inaccurate or becomes inaccurate following entry into the Merger Agreement or (ii) Ultimate Parent, Parent or Merger Sub breach their covenants and obligations under the Merger Agreement in any material respect, in each case, such that our closing conditions related to such representations, warranties, covenants or obligations would not be satisfied, except that if such inaccuracy or breach is curable by Ultimate Parent, Parent or Merger Sub during the 30-day period after we notify Parent of such inaccuracy or breach, we may not terminate the Merger Agreement as a result of such breach or failure before the expiration of such 30-day notice period unless Ultimate Parent, Parent or Merger Sub are no longer continuing to exercise reasonable best efforts to cure such breach or inaccuracy;

•

at any time before our stockholders adopt the Merger Agreement, (i) the Company Board determines to enter into an alternative acquisition agreement with respect to a Superior Proposal and (ii) we have complied with the non-solicitation, notice and other requirements of the Merger Agreement described in the section of this proxy statement entitled “The Merger Agreement — No Solicitation of Acquisition Proposals” beginning on page 91 (provided that we pay to Parent the termination fee of $195 million, in circumstances described in the section of this proxy statement entitled “The Merger Agreement — Termination Fee” beginning on page 101).

Parent may also terminate the Merger Agreement if:

•	there has occurred a Company material adverse effect that is continuing;

•	a triggering event, as defined below, occurs; or

•	(i) any of our representations or warranties in the Merger Agreement is inaccurate or becomes inaccurate following entry into the Merger Agreement or (ii) we breach our covenants and obligations under the Merger Agreement in any material respect, in each case such that the closing conditions of Ultimate Parent, Parent and Merger Sub related to such representations, warranties, covenants or obligations would not be satisfied except that if such breach or failure is curable by us during the 30-day period after Parent notifies us of such inaccuracy or breach, Parent may not terminate the Merger Agreement as a result of such breach or failure before the expiration of such 30-day notice period unless we are no longer continuing to exercise reasonable best efforts to cure such breach or inaccuracy.

For the purposes of the Merger Agreement, a “triggering event” will be deemed to have occurred if: (i) the Company Board has effected a change of board recommendation (it being understood that for the purposes of this definition, a change of board recommendation will be effected if the Company Board’s recommendation is no longer unanimous); (ii) we have failed to include in this proxy statement the Company Board’s recommendation that our stockholders vote to adopt the Merger Agreement or a statement to the effect that the Company Board has determined that the Merger is in the best interests of our stockholders; (iii) the Company Board has approved, endorsed or recommended any Acquisition Proposal; (iv) we have entered into any letter of intent or any other contract relating to an Acquisition Proposal, other than a confidentiality agreement permitted pursuant to the terms of our non-solicitation obligations under the Merger Agreement; (v) a tender or exchange offer relating to our securities has commenced and we have not publicly filed or disclosed, within ten business days after the commencement of such tender or exchange offer, a statement (including on a Solicitation/Recommendation Statement on Schedule 14D-9) that the Company recommends rejection of such tender or exchange offer; (vi) an Acquisition Proposal is publicly announced, and we fail to issue a press release reaffirming the Company Board’s recommendation that our stockholders vote to adopt the Merger Agreement within ten business days after such Acquisition Proposal is announced; or (vii) any of the Company, its subsidiaries or their representatives have willfully breached in any material respect our non-solicitation obligations described in the section of this proxy statement entitled “The Merger Agreement — No Solicitation of Acquisition Proposals” on page 91.

Termination Fee

We will pay Parent a termination fee equal to $195 million if the Merger Agreement is terminated:

•	by us or Parent because the Merger is not consummated by the end date, an Acquisition Proposal has been made after our entry into the Merger Agreement and has not been withdrawn prior to the termination of the Merger Agreement, and within 12 months of the termination of the Merger Agreement, we:

○	enter into a definitive agreement for the consummation of an Acquisition Proposal and such Acquisition Proposal is subsequently consummated (regardless of whether such consummation occurs within the 12-month period); or

○	consummate any Acquisition Transaction (as defined below);

•	by us or Parent because the affirmative vote of the holders of outstanding Company Common Stock representing at least a majority of all the votes entitled to be cast thereupon by holders of Company

Common Stock to adopt the Merger Agreement is not obtained at the special meeting or any adjournment or postponement thereof at which the adoption of the Merger Agreement has been voted upon, an Acquisition Proposal has been made after our entry into the Merger Agreement and has not been withdrawn prior to the date of the special meeting or any adjournment or postponement thereof at which the Merger Agreement has been voted upon, such Acquisition Proposal was publicly disclosed prior to the date of such special meeting or any adjournment or postponement thereof and within 12 months of the termination of the Merger Agreement, we:

○	enter into a definitive agreement for the consummation of an Acquisition Proposal and such Acquisition Proposal is subsequently consummated regardless of whether such consummation occurs within the 12-month period; or

○	consummate an Acquisition Transaction;

•	by Parent because a triggering event has occurred; or

•	by us prior to the adoption of the Merger Agreement by the Company stockholders because the Company Board determines to enter into an alternative acquisition agreement with respect to a Superior Proposal.

For purposes of these provisions, references to 15% in the definition of “Acquisition Transaction” are deemed to be references to 50%. For the purposes of the Merger Agreement, the term “Acquisition Transaction” is defined as, other than the transactions contemplated by the Merger Agreement, any transaction or series of transactions involving (i) the sale, lease, exchange, transfer, license, disposition (including by way of merger, consolidation, amalgamation, share exchange, business combination, issuance of securities, acquisition of securities, recapitalization, tender offer, exchange offer or other similar transaction or the liquidation or dissolution of one or more of the Company and our subsidiaries) or acquisition of any business or businesses or assets that, in any such case, constitute or account for 15% or more of the consolidated net revenues, net income or net assets of the Company and our subsidiaries, taken as a whole; or (ii) any merger, consolidation, amalgamation, share exchange, business combination, issuance of securities, acquisition of securities, recapitalization, tender offer, exchange offer or other similar transaction (other than any such transaction by any Company subsidiary by or with the Company or any other Company subsidiary) (A) in which a person or “group” (as defined in the Exchange Act) of persons directly or indirectly acquires beneficial or record ownership of securities representing more than 15% of the outstanding securities of any class of voting securities (or instruments convertible into or exercisable or exchangeable for more than 15% of any such class) of the Company or any of our subsidiaries whose businesses or assets constitute or account for 15% or more of the consolidated net revenues, net income or net assets of the Company and our subsidiaries, taken as a whole; or (B) in which the Company or any of our subsidiaries whose businesses or assets constitute or account for 15% or more of the consolidated net revenues, net income or net assets of the Company and our subsidiaries, taken as a whole issues securities representing more than 15% of any class of its outstanding voting securities (or instruments convertible into or exercisable or exchangeable for more than 15% of any such class). In no event will any Potential Asset Sale Transaction constitute an Acquisition Transaction.

If the Merger Agreement is terminated under circumstances in which the Company Termination Fee is payable, upon Parent’s receipt of the Company Termination Fee and the payment of any amounts described in the section of this proxy statement entitled “The Merger Agreement — Expenses” on page 102, the Company will not have any further liability of any kind in connection with the Merger Agreement or the transactions contemplated thereby, except for any obligation or liability arising from any willful breach by the Company. In no event will we be required to pay the Company Termination Fee on more than one occasion.

Expenses

In general, all expenses, including attorneys’ fees, incurred in connection with the Merger Agreement and the transactions contemplated therein must be paid by the party incurring them, except that Parent and we will share equally all fees and expenses, other than attorney’s fees, incurred in connection with filing the premerger notification and report forms relating to the Merger under the HSR Act and the filing of any notice or other document under any applicable foreign antitrust law or regulation.

In the event that the Company Termination Fee is payable, any amounts that we are required to pay to Parent to ensure that fees incurred in connection with filing the premerger notification and report forms relating to the Merger under the HSR Act and the filing of any notice or other document under any applicable foreign antitrust law or regulation are shared equally, are payable in addition to the Company Termination Fee.

Remedies

The parties are entitled to specific performance, including an injunction or injunctions to prevent breaches of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement, in addition to any other remedy to which they are entitled at law or in equity.

If the Merger Agreement is terminated under circumstances in which the Company Termination Fee is paid to Parent, the Company will have no further liability of any kind for any reason in connection with the Merger Agreement or the Merger other than those arising from any willful breach of the Company.

Indemnification; Directors’ and Officers’ Insurance

Parent and Merger Sub have agreed that all rights to exculpation or indemnification for acts or omissions occurring prior to the effective time of the Merger existing as of the date of the Merger agreement in favor of our and our subsidiaries’ current and former directors and officers and their heirs and personal representatives (each, a “D&O Indemnitee”), as provided in our or our subsidiaries’ respective articles or certificates of incorporation or bylaws, or comparable organizational or governing documents, or in any agreement between us or any of our subsidiaries and such D&O Indemnitee, will survive the Merger and will continue in full force and effect in accordance with their terms following the effective time of the Merger. Parent will cause the surviving corporation to fulfill and honor such obligations to the maximum extent permitted by law.

For six years following the effective time of the Merger, Parent will, and will cause the surviving corporation and its subsidiaries to, cause the certificate of incorporation and bylaws (or comparable organizational or governing documents) of the surviving corporation and its subsidiaries to contain provisions with respect to indemnification and exculpation that are at least as favorable as the indemnification and exculpation provisions contained in our and our subsidiaries’ certificates of incorporation and bylaws (or comparable organizational or governing documents) immediately prior to the effective time of the Merger, and during such six-year period, such provisions may not be amended, repealed or otherwise modified in any manner that would adversely affect the rights of any D&O Indemnitee, except as required by law.

We are required to obtain and fully pay the premium for the non-cancellable extension of the directors’ and officers’ liability coverage of the Company’s existing directors’ and officers’ insurance policies and the Company’s existing fiduciary liability insurance policies, in each case for a claims reporting or discovery period of at least six years from and after the effective time of the Merger with respect to any claim related to any period of time at or prior to the effective time of the Merger, in an amount and scope at least as favorable as the Company’s existing policies except that the cost of such policies may not exceed 250% of the last annual premium paid before the effective time of the Merger but if the annual premiums of such insurance coverage exceed this 250% cap, we must obtain a policy with the greatest coverage available for a cost not exceeding such amount.

These indemnification and directors’ and officers’ insurance requirements survive the consummation of the Merger and are intended to be for the benefit of, and enforceable by, each D&O Indemnitee. The Merger Agreement will not affect any indemnification rights that any such D&O Indemnitee may have under our or our subsidiaries’ certificate of incorporation or bylaws or any contract or under applicable law.

If the Company or the surviving corporation or any of their subsidiaries consolidates or merges with any other person and is not the surviving corporation or entity in such consolidation or merger, or transfers at least fifty percent (50%) of its properties and assets to any other person, then proper provision will be made so that the continuing or surviving corporation or entity or transferee of such assets, will assume these obligations with respect to indemnification and directors’ and officers’ insurance.

Access

Subject to certain exceptions, we will, upon reasonable notice, afford Parent and its authorized representatives reasonable access to the Company and furnish Parent information concerning our business, properties and personnel as may reasonably be requested.

Modification or Amendment

At any time prior to the effective time of the Merger, the parties to the Merger Agreement may amend or waive any provision of the Merger Agreement by action taken or authorized by their respective boards of directors, whether before or after the stockholder approval has been obtained. However, if our stockholders have adopted the Merger Agreement, no amendment or waiver may be made that pursuant to applicable law requires further approval or adoption by our stockholders without such further approval.

Company Board Recommendation and Required Vote

We are asking our stockholders to approve the adoption of the Merger Agreement. For a summary of and detailed information regarding this proposal, see the information about the Merger Agreement throughout this proxy statement, including the information set forth in the section of this proxy statement entitled “The Merger” beginning on page 31 and the section of this proxy statement entitled “The Merger Agreement” beginning on page 78. A copy of the Merger Agreement is attached as Annex A to this proxy statement. You are encouraged to read the Merger Agreement carefully and in its entirety.

Approval of the proposal to adopt the Merger Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote on the matter.

The Company Board unanimously recommends that you vote “FOR” the adoption of the Merger Agreement.

THE SUPPORT AGREEMENT

The following summary describes the material provisions of the Support Agreement. The descriptions of the Support Agreement in this summary and elsewhere in this proxy statement are not complete and are qualified in their entirety by reference to the Support Agreement, a copy of which is attached to this proxy statement as Annex D and incorporated into this proxy statement by reference. We encourage you to read the Support Agreement carefully and in its entirety because this summary may not contain all the information about the Support Agreement that is important to you. The rights and obligations of the parties are governed by the express terms of the Support Agreement and not by this summary or any other information contained in this proxy statement.

In connection with the execution of the Merger Agreement, Parent and Ultimate Parent entered into the Support Agreement with the directors and executive officers of the Company, who hold, in the aggregate, approximately 1% of the outstanding shares of Company Common Stock as of November 1, 2016.

Voting Provisions

Pursuant to the Support Agreement, each of the directors and executive officers of the Company agreed, during the term of the Support Agreement, to vote their shares of Company Common Stock (1) in favor of (a) adoption of the Merger Agreement and (b) approval of any proposal to adjourn or postpone the meeting of the stockholders to a later date, if there are not sufficient votes for the adoption of the Merger Agreement on the date on which such meeting is held; (2) against any Acquisition Proposal; and (3) in favor of any other matter considered at any such meeting of the stockholders which the Company Board has (a) determined is necessary for the consummation of the Merger, (b) disclosed in the proxy statement or other written materials distributed to all of the Company’s stockholders and (c) recommended that the Company’s stockholders adopt.

Restrictions on Transfer

Pursuant to the Support Agreement, each of the directors and executive officers of the Company agreed that, until the earlier of (1) the termination of the Merger Agreement, and (2) the date on which approval of the Company stockholders for adoption of the Merger Agreement is obtained, he or she will not, (a) create any lien on any of his or her shares of Company Common Stock, except to the extent required by applicable law or pursuant to the Support Agreement, (b) transfer, sell, assign, gift or otherwise dispose of (collectively, “Transfer”), or enter into any contract with respect to any Transfer of any such shares of Company Common Stock or any interest therein, other than any Transfer or other disposition to certain permitted transferees, but only if such permitted transferee agrees in writing to be bound by the terms of the Support Agreement, (c) grant or permit the grant of any proxy, power of attorney or other authorization in or with respect to any such shares of Company Common Stock, or (d) deposit or permit the deposit of any such shares of Company Common Stock into a voting trust or enter into a voting agreement or arrangement with respect to any such shares of Company Common Stock.

Termination

The Support Agreement terminates upon the earliest of (1) the termination of the Merger Agreement, (2) the effective time of the Merger, and (3) the date of any amendment to, or waiver or modification of, the Merger Agreement that reduces the amount or changes the form of consideration payable to the Company’s stockholders pursuant to the Merger Agreement.

MARKET PRICE DATA AND DIVIDEND INFORMATION

The Company Common Stock has traded on NASDAQ under the symbol “BRCD” since May 25, 1999. The table below shows the high and low sales prices for Company Common Stock as reported in the consolidated transaction reporting system for the fiscal quarters indicated.

	Common Stock Price ($)
	High	Low
Fiscal Year Ended October 31, 2015
First Quarter	12.43	10.66
Second Quarter	12.96	10.85
Third Quarter	12.88	9.67
Fourth Quarter	11.28	9.72
Fiscal Year Ended October 29, 2016
First Quarter	10.92	7.40
Second Quarter	10.70	7.58
Third Quarter	9.84	7.60
Fourth Quarter	10.49	8.64
Fiscal Year Ending October 28, 2017
First Quarter (through December 5, 2016)	12.50	8.68

The per share closing price of Company Common Stock on NASDAQ on November 1, 2016, the last trading day prior to the public announcement of the Merger Agreement, was $11.24. On [●], the most recent practicable date before this proxy statement was made available to our stockholders, the per share closing price for Company Common Stock on NASDAQ was $[●]. You are encouraged to obtain current market quotations for Company Common Stock in connection with voting your shares of Company Common Stock.

In the third quarter of fiscal year 2014, the Company Board approved the initiation of a quarterly cash dividend on Company Common Stock subject, in each quarter, to the approval of the Company Board, and declared the Company’s first ever dividend. Cash dividends declared per share were $0.02 for the fiscal year ended October 29, 2016, $0.16 for the fiscal year ended October 31, 2015 and $0.07 for the fiscal year ended November 1, 2014.

Under the terms of the Merger Agreement, during the period before consummation of the Merger, the Company is not permitted to declare, set aside or pay any dividend or other distribution other than its regular quarterly cash dividends in the ordinary course of business consistent with past practice in an amount not to exceed $0.055 per share of Company Common Stock and with record dates that have been agreed to between the Company and Parent.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of Company Common Stock as of November 1, 2016 by:

•	each stockholder who is known to own beneficially more than 5% of Company Common Stock;

•	each director;

•	each of our named executive officers; and

•	all directors and executive officers as a group.

Percentage of beneficial ownership is based upon 402,960,793 shares of Company Common Stock outstanding as of November 1, 2016. For each named person, this percentage includes Company Common Stock that the person has the right to acquire either currently or within 60 days of November 1, 2016, including through the exercise of Options, vesting of RSU Awards or purchases under the ESPP; however, such Company Common Stock is not deemed outstanding for the purpose of computing the percentage owned by any other person. Unless otherwise indicated in the footnotes following the table, the persons and entities named in the table have sole voting and sole investment power with respect to all shares of Company Common Stock beneficially owned, subject to community property laws where applicable.

Name of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percent
BlackRock, Inc.(2) 55 East 52nd Street New York, NY 10055	24,939,353	6.19%
Goldman Sachs Asset Management(3) 200 West Street New York, NY 10282	23,874,786	5.92%
LSV Asset Management(4) 155 N. Wacker Drive, Suite 4600 Chicago, IL 60606	21,529,617	5.34%
The Vanguard Group, Inc.(5) 100 Vanguard Blvd. Malvern, PA 19355	28,048,272	6.96%
Judy Bruner(6)	174,251	*
Lloyd A. Carney(7)	3,430,291	*
Ken K. Cheng(8)	896,999	*
Renato A. DiPentima(9)	286,577	*
Alan L. Earhart(10)	111,751	*
Gale E. England(11)	448,188	*
Daniel W. Fairfax(12)	416,880	*
John W. Gerdelman(13)	263,251	*
Kim C. Goodman	4,215	*
David L. House(14)	378,001	*
L. William Krause(15)	246,981	*
Jeffrey P. Lindholm(16)	498,203	*
David E. Roberson	50,085	*
Sanjay Vaswani(17)	252,751	*
All directors and executive officers as a group (15 individuals)(18)	7,668,201	1.90%

*	Less than one percent (1%) of the outstanding shares of Company Common Stock.

(1)	Except as otherwise noted, the address of each person listed in the table is c/o Brocade Communications Systems, Inc., 130 Holger Way, San Jose, California 95134.
(2)	Based solely on a review of Amendment No. 1 to the Schedule 13G filed with the SEC on February 10, 2016, (a) BlackRock, Inc. has the sole power to vote or to direct the vote of 22,886,353 shares, and (b) BlackRock, Inc. has the sole power to dispose or direct the disposition of 24,939,353 shares.
(3)	Based solely on a review of Schedule 13G/A filed with the SEC on February 8, 2016, (a) Goldman Sachs Asset Management has the sole power to vote or to direct the vote of 23,646,166 shares, and (b) Goldman Sachs Asset Management has the sole power to dispose or direct the disposition of 23,874,786 shares.
(4)	Based solely on a review of Schedule 13G filed with the SEC on February 12, 2016, (a) LSV Asset Management has the sole power to vote or to direct the vote of 12,554,901 shares, and (b) LSV Asset Management has the sole power to dispose or direct the disposition of 21,529,617 shares.
(5)	Based solely on a review of Amendment No. 4 to the Schedule 13G filed with the SEC on February 10, 2016, (a) The Vanguard Group, Inc. has the sole power to vote or to direct the vote of 298,316 shares; (b) The Vanguard Group, Inc. has shared power to vote or to direct the vote of 24,000 shares; (c) The Vanguard Group, Inc. has the sole power to dispose or direct the disposition of 27,751,056 shares; (d) The Vanguard Group, Inc. has shared power to dispose or to direct the disposition of 297,216 shares; (e) Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 273,216 shares as a result of its serving as investment manager of collective trust accounts; and (f) Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 49,100 shares as a result of its serving as investment manager of Australian investment offerings.
(6)	Includes Options to purchase 60,000 shares.
(7)	Includes Options to purchase 2,871,874 shares.
(8)	Includes Options to purchase 161,978 shares and 225,727 shares held in trust.
(9)	Includes Options to purchase 160,000 shares.
(10)	Includes Options to purchase 20,000 shares.
(11)	Includes Options to purchase 316,583 shares.
(12)	Includes Options to purchase 98,145 shares and 613 ESPP shares issued on December 1, 2016.
(13)	Includes Options to purchase 80,000 shares.
(14)	Includes Options to purchase 130,000 shares.
(15)	Includes Options to purchase 90,000 shares.
(16)	Includes Options to purchase 312,728 shares.
(17)	Includes Options to purchase 95,000 shares.
(18)	Includes Options to purchase 4,586,412 shares and 1,477 ESPP shares issued on December 1, 2016.

AUTHORITY TO ADJOURN THE SPECIAL MEETING (PROPOSAL NO. 2)

We may ask our stockholders to vote on a proposal to authorize the Company Board, in its discretion, to adjourn the special meeting to a later date or dates, if necessary, to solicit additional proxies if there are insufficient votes at the time of the meeting to adopt the Merger Agreement. We currently do not intend to propose that the Company Board have discretionary authority to adjourn the special meeting if there are sufficient votes to adopt the Merger Agreement. If any proposal to authorize the Company Board, in its discretion, to adjourn the special meeting for the purpose of soliciting additional proxies is submitted to our stockholders for approval, such approval requires the affirmative vote of the holders of a majority of Company Common Stock having voting power present in person or represented by proxy at the special meeting and entitled to vote on the matter.

The Company Board unanimously recommends that you vote “FOR” any proposal to authorize the Company Board, in its discretion, to adjourn the special meeting, if necessary, to solicit additional proxies.

BROCADE ADVISORY PROPOSAL ON SPECIFIED COMPENSATION (PROPOSAL NO. 3)

Section 14A of the Exchange Act, which was enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, requires that we provide our stockholders with the opportunity to vote to approve, on an advisory, non-binding basis, the payment of certain compensation that will or may become payable to our named executive officers in connection with the Merger, as disclosed in the section of this proxy statement entitled “The Merger — Specified Compensation That Will or May Become Payable to Our Named Executive Officers in Connection With the Merger” beginning on page 71 and the section of this proxy statement entitled “The Merger — Interests of Certain Persons in the Merger” as it relates to our named executive officers beginning on page 64.

We are asking our stockholders to indicate their approval of the various compensation that will or may become payable to our named executive officers in connection with the Merger. These payments are set forth in the section of this proxy statement entitled “The Merger — Specified Compensation That Will or May Become Payable to Our Named Executive Officers in Connection With the Merger” beginning on page 71 and the section of this proxy statement entitled “The Merger — Interests of Certain Persons in the Merger” as it relates to our named executive officers beginning on page 64.

Accordingly we are seeking approval of the following resolution at the special meeting:

“RESOLVED, that the stockholders of Brocade Communications Systems, Inc. approve, on a non-binding, advisory basis, the compensation that will or may become payable to our named executive officers that is based on or otherwise relates to the Merger as disclosed pursuant to Item 402(t) of Regulation S-K in the section of this proxy statement entitled “The Merger — Specified Compensation That Will or May Become Payable to Our Named Executive Officers in Connection With the Merger” and the section of this proxy statement entitled “The Merger — Interests of Certain Persons in the Merger” as relates to our named executive officers.”

Approval of the Brocade Advisory Proposal on Specified Compensation requires the affirmative vote of the holders of a majority of Company Common Stock having voting power present in person or represented by proxy at the special meeting and entitled to vote on the matter.

The vote on this non-binding proposal regarding certain Merger-related executive compensation arrangements is a vote separate and apart from the vote on the proposal to adopt the Merger Agreement and the proposal to adjourn the special meeting. Accordingly, you may vote “FOR” the proposal to adopt the Merger Agreement and the proposal to adjourn the special meeting and vote “AGAINST” or “ABSTAIN” for this non-binding proposal regarding certain Merger-related executive compensation arrangements (and vice versa).

Since your vote is advisory, it will not be binding upon the Company, the Company Board, the compensation committee of the Company Board, Parent, Ultimate Parent or any affiliate of Ultimate Parent. Further, the underlying plans and arrangements are contractual in nature and not, by their terms, subject to stockholder approval. Accordingly, regardless of the outcome of the advisory (non-binding) vote, if the Merger is consummated, our named executive officers will be eligible to receive the compensation that is based on or otherwise relates to the Merger in accordance with the terms and conditions applicable to those payments.

The Company Board believes that the compensation that will or may become payable to our named executive officers in connection with the Merger, as described in this proxy statement, is appropriate, and unanimously recommends that you vote “FOR” approval of the compensation that will or may become payable to our named executive officers in connection with the Merger as described in this proxy statement.

APPRAISAL RIGHTS

If the Merger is consummated, the Company’s stockholders who do not vote in favor of the adoption of the Merger Agreement, who properly demand an appraisal of their shares, who continuously hold such shares through the effective time of the Merger and who otherwise comply with the procedures of Section 262 of the DGCL (including with respect to certain aggregate ownership requirements) will, subject to the conditions thereof, be entitled to appraisal rights in connection with the Merger under the version of Section 262 of the DGCL that was in effect on November 2, 2016, the date of the Merger Agreement (“Section 262”). Unless the context requires otherwise, all references in Section 262 and in this summary to a “stockholder” are to a record holder of Company Common Stock.

The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, which is attached to this proxy statement as Annex C and incorporated into this proxy statement by reference. The following summary does not constitute any legal or other advice and does not constitute a recommendation that the Company stockholders exercise their appraisal rights under Section 262. Only a holder of record of shares of Company Common Stock is entitled to demand appraisal rights for the shares registered in that holder’s name. A person having a beneficial interest in shares of common stock held of record in the name of another person, such as a bank, broker or other nominee, must act promptly to cause the record holder to demand an appraisal of such holder’s shares. If you hold your shares of Company Common Stock through a bank, broker or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker or the other nominee.

Under Section 262, holders of record of shares of Company Common Stock who (1) submit a written demand for appraisal of such stockholder’s shares to the Company prior to the vote on the adoption of the Merger Agreement; (2) do not vote in favor of the adoption of the Merger Agreement; (3) continuously are the record holders of such shares through the effective time of the Merger; and (4) otherwise comply with the procedures set forth in Section 262 may be entitled to have their shares of Company Common Stock appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of the shares of Company Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid on the amount determined to be fair value as determined by the Delaware Court of Chancery. However, after an appraisal petition has been filed, the Delaware Court of Chancery will dismiss appraisal proceedings as to all Company stockholders who asserted appraisal rights unless (a) the total number of shares of Company Common Stock for which appraisal rights have been pursued and perfected exceeds 1% of the outstanding shares of Company Common Stock as measured in accordance with subsection (g) of Section 262 or (b) the value of the merger consideration in respect of such shares exceeds $1 million (“ownership thresholds”). Unless the Delaware Court of Chancery, in its discretion, determines otherwise for good cause shown, interest on an appraisal award will accrue and compound quarterly from the effective time of the Merger through the date the judgment is paid at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during such period; provided, however, that if at any time before the Delaware Court of Chancery enters judgment in the appraisal proceeding, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case any such interest will accrue after the time of such payment only on the amount that equals the sum of (1) the difference, if any, between the amount so paid and the “fair value” of the shares as determined by the Court of Chancery and (2) any interest accrued prior to the time of such voluntary payment, unless paid at such time. The surviving corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment.

Under Section 262, where a merger agreement is to be submitted for adoption at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders of record as of the record date for notice of such meeting that appraisal rights are available and include in the notice a copy of Section 262. This proxy statement constitutes the Company’s notice to stockholders that appraisal rights are available in connection with the Merger, and the full text of Section 262 is attached to this proxy statement as Annex C. In connection with the Merger, any holder of shares of Company Common Stock who wishes to exercise appraisal rights, or who wishes to preserve such holder’s right to do so, should review Annex C carefully. Failure to strictly comply with the requirements of Section 262 in a timely and proper manner may result in the loss of appraisal rights under the DGCL. A stockholder who loses his, her or its appraisal rights will be entitled to receive the Merger Consideration without interest, less any required tax withholding. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal of shares of Company Common Stock, the Company believes that if a stockholder considers exercising such rights, that stockholder should seek the advice of legal counsel.

Stockholders wishing to exercise the right to seek an appraisal of their shares of Company Common Stock must do ALL of the following:

•	the stockholder must not vote in favor of the proposal to adopt the Merger Agreement;

•	the stockholder must deliver to the Company a written demand for appraisal before the vote on the Merger Agreement at the special meeting;

•	the stockholder must continuously hold the shares from the date of making the demand through the effective time of the Merger (a stockholder will lose appraisal rights if the stockholder transfers the shares before the effective time of the Merger); and

•	a stockholder (or any person who is the beneficial owner of shares of Company Common Stock held either in a voting trust or by a nominee on behalf of such person) or the surviving corporation must file a petition in the Delaware Court of Chancery demanding a determination of the value of the stock of all such stockholders within 120 days after the effective time of the Merger. The surviving corporation is under no obligation to file any petition and has no intention of doing so.

In addition, one of the ownership thresholds must be met by the stockholders wishing to exercise the right to seek an appraisal of their shares of Company Common Stock.

Because a proxy that does not contain voting instructions will, unless revoked, be voted in favor of the adoption of the Merger Agreement, a stockholder who votes by proxy and who wishes to exercise appraisal rights must vote against the adoption of the Merger Agreement, abstain or not vote his, her or its shares.

Filing Written Demand

A stockholder wishing to exercise appraisal rights must deliver to the Company, before the vote on the adoption of the Merger Agreement at the special meeting at which the proposal to adopt the Merger Agreement will be submitted to the stockholders, a written demand for the appraisal of such stockholder’s shares, and that stockholder must not vote, in person or by proxy, in favor of the adoption of the Merger Agreement. A vote in favor of the adoption of the Merger Agreement, in person at the special meeting or by proxy (whether by mail or via the Internet), will constitute a waiver of your appraisal rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal. A stockholder exercising appraisal rights must hold of record the shares on the date the written demand for appraisal is made and must continue to hold the shares of record through the effective time of the Merger. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the adoption of the Merger Agreement, and it will constitute a waiver of the stockholder’s right of appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against the adoption of the Merger Agreement or abstain from voting on the adoption of the Merger Agreement. Neither voting against the adoption of the Merger Agreement nor abstaining from voting or failing to vote on the proposal to adopt the Merger Agreement will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the adoption of the Merger Agreement. A proxy or vote against the adoption of the Merger Agreement will not constitute a demand. A stockholder’s failure to make the written demand prior to the taking of the vote on the adoption of the Merger Agreement at the special meeting will constitute a waiver of appraisal rights.

Only a holder of record of shares of Company Common Stock is entitled to demand appraisal rights for the shares registered in that holder’s name. A demand for appraisal in respect of shares of Company Common Stock should be executed by or on behalf of the holder of record, and must reasonably inform the Company of the identity of the holder and state that the stockholder intends thereby to demand an appraisal of such stockholder’s shares. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, such demand must be executed by or on behalf of the record owner, and if such shares are owned of record by more than one person, as in a joint tenancy and tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose that, in executing the demand, the agent is acting as agent for the record owner or owners.

STOCKHOLDERS WHO HOLD THEIR SHARES IN BROKERAGE OR BANK ACCOUNTS OR OTHER NOMINEE FORMS AND WHO WISH TO EXERCISE APPRAISAL RIGHTS SHOULD CONSULT WITH THEIR BANK, BROKER OR OTHER NOMINEES, AS APPLICABLE, TO DETERMINE THE APPROPRIATE PROCEDURES FOR THE BANK, BROKER OR OTHER NOMINEE TO MAKE A DEMAND FOR APPRAISAL OF THOSE SHARES. A PERSON HAVING A BENEFICIAL INTEREST IN SHARES HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A BANK, BROKER OR OTHER NOMINEE, MUST ACT PROMPTLY TO CAUSE THE RECORD HOLDER TO FOLLOW PROPERLY AND IN A TIMELY MANNER THE STEPS NECESSARY TO PERFECT APPRAISAL RIGHTS.

All written demands for appraisal pursuant to Section 262 should be mailed or delivered to:

Brocade Communications Systems, Inc.

130 Holger Way

San Jose, California 95134

(408) 333-8000

Attention: Corporate Secretary

Any holder of shares of Company Common Stock may withdraw his, her or its demand for appraisal and accept the Merger Consideration by delivering to the Company a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than 60 days after the effective time of the Merger will require written approval of the surviving corporation. Notwithstanding the foregoing, no appraisal proceeding in the Delaware Court of Chancery will be dismissed without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just; provided, however, that this shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the merger consideration within 60 days after the effective time of the merger.

Notice by the Surviving Corporation

If the Merger is completed, within 10 days after the effective time of the Merger, the surviving corporation will notify each record holder of shares of Company Common Stock who has made a written demand for appraisal pursuant to Section 262, and who has not voted in favor of the adoption of the Merger Agreement, that the Merger has become effective and the effective date thereof.

Filing a Petition for Appraisal

Within 120 days after the effective time of the Merger, but not thereafter, the surviving corporation or any holder of shares of Company Common Stock who has complied with Section 262 and is entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of

Chancery, with a copy served on the surviving corporation in the case of a petition filed by a stockholder, demanding a determination of the fair value of the shares held by all stockholders entitled to appraisal. The surviving corporation is under no obligation, and has no present intention, to file a petition, and holders should not assume that the surviving corporation will file a petition or initiate any negotiations with respect to the fair value of the shares of Company Common Stock. Accordingly, any holders of shares of Company Common Stock who desire to have their shares appraised should initiate all necessary action to perfect their appraisal rights in respect of their shares of Company Common Stock within the time and in the manner prescribed in Section 262. The failure of a holder of Company Common Stock to file such a petition within the period specified in Section 262 could nullify the stockholder’s previous written demand for an appraisal of such stockholder’s shares.

Within 120 days after the effective time of the Merger, any holder of shares of Company Common Stock who has complied with the requirements for an appraisal of such holder’s shares pursuant to Section 262 will be entitled, upon written request, to receive from the surviving corporation a statement setting forth the aggregate number of shares not voted in favor of the adoption of the Merger Agreement and with respect to which the Company has received demands for appraisal, and the aggregate number of holders of such shares. The surviving corporation must mail this statement to the requesting stockholder within 10 days after receipt of the written request for such a statement or within 10 days after the expiration of the period for delivery of demands for appraisal, whichever is later. A beneficial owner of shares held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition seeking appraisal or request from the surviving corporation the foregoing statements. As noted above, however, the demand for appraisal can only be made by a stockholder of record.

If a petition for an appraisal is duly filed by a holder of shares of Company Common Stock and a copy thereof is served upon the surviving corporation, the surviving corporation will then be obligated within 20 days after such service to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached. After notice to the stockholders as required by the court, at the hearing on such petition, the Delaware Court of Chancery will determine the stockholders who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the stockholders who demanded appraisal for their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with the direction, the Delaware Court of Chancery may dismiss the proceedings as to such stockholder.

The Delaware Court of Chancery will dismiss appraisal proceedings as to all Company stockholders who assert appraisal rights unless (a) the total number of shares for which appraisal rights have been pursued and perfected exceeds 1% of the outstanding shares of Company Common Stock as measured in accordance with subsection (g) of Section 262 or (b) the value of the Merger Consideration in respect of the shares for which appraisal rights have been pursued and perfected exceeds $1 million.

Determination of Fair Value

After the Delaware Court of Chancery determines the holders of Company Common Stock entitled to appraisal, and that at least one of the ownership thresholds above has been satisfied in respect of the Company stockholders seeking appraisal rights, the appraisal proceeding will be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding, the Delaware Court of Chancery will determine the “fair value” of the shares of Company Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining fair value, the Delaware Court of Chancery will take into account all relevant factors. In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”

Unless the court in its discretion determines otherwise for good cause shown, interest from the effective date of the Merger through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the Merger and the date of payment of the judgment. However, the surviving corporation has the right, at any point prior to the Delaware Court of Chancery’s entry of judgment in the proceedings, to make a voluntary cash payment to each stockholder seeking appraisal. If the surviving corporation makes a voluntary cash payment pursuant to subsection (h) of Section 262, interest will accrue thereafter only on the sum of (i) the difference, if any, between the amount paid by the surviving corporation in such voluntary cash payment and the fair value of the shares as determined by the Delaware Court of Chancery and (ii) interest accrued before such voluntary cash payment.

Stockholders considering seeking appraisal should be aware that the fair value of their shares as so determined by the Delaware Court of Chancery could be more than, the same as or less than the consideration they would receive pursuant to the Merger if they did not seek appraisal of their shares and that an opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a merger is not an opinion as to, and may not in any manner address, fair value under Section 262. Although the Company believes that the Merger Consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the Merger Consideration. Neither the Company nor Parent anticipates offering more than the Merger Consideration to any stockholder exercising appraisal rights, and each of the Company and Parent reserves the right to make a voluntary cash payment pursuant to subsection (h) of Section 262 and to assert, in any appraisal proceeding, that for purposes of Section 262, the “fair value” of a share of Company Common Stock is less than the Merger Consideration. If a petition for appraisal is not timely filed, or if neither of the ownership thresholds above has been satisfied in respect of the Company stockholders seeking appraisal rights, then the right to an appraisal will cease. The costs of the appraisal proceedings (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. Upon application of a stockholder, the Delaware Court of Chancery may also order that all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, be charged pro rata against the value of all the shares entitled to an appraisal.

If any stockholder who demands appraisal of his, her or its shares of Company Common Stock under Section 262 fails to perfect, or loses or validly withdraws, such holder’s right to appraisal, the stockholder’s shares of Company Common Stock will be deemed to have been converted at the effective time of the Merger into the right to receive the Merger Consideration as provided in the Merger Agreement. A stockholder will fail to perfect, or effectively lose such holder’s right to appraisal if no petition for appraisal is filed within 120 days after the effective time of the Merger, if neither of the ownership thresholds above has been satisfied in respect of the Company stockholders seeking appraisal rights or if the stockholder delivers to the surviving corporation a written withdrawal of such holder’s demand for appraisal and an acceptance of the Merger Consideration as provided in the Merger Agreement in accordance with Section 262.

From and after the effective time of the Merger, no stockholder who has demanded appraisal rights will be entitled to vote such shares of Company Common Stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the Merger); provided, however, that if no petition for an appraisal is filed within the time provided in Section 262, if neither of the ownership thresholds above has been satisfied in respect of the Company stockholders seeking appraisal rights or if such stockholder delivers to the surviving corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the Merger, either within 60 days after the effective date of the Merger or thereafter with the written approval of the surviving corporation, then the right of such stockholder to an appraisal will cease. Notwithstanding the foregoing, no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however, that the foregoing shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation.

Failure to comply strictly with all of the procedures set forth in Section 262 may result in the loss of a stockholder’s statutory appraisal rights. Consequently, any stockholder wishing to exercise appraisal rights is encouraged to consult legal counsel before attempting to exercise those rights.

DELISTING AND DEREGISTRATION OF COMPANY COMMON STOCK

If the Merger is completed, the Company Common Stock will be delisted from NASDAQ and deregistered under the Exchange Act and we will no longer file periodic reports with the SEC.

CONDUCT OF OUR BUSINESS IF THE MERGER IS NOT COMPLETED

In the event that the Merger Agreement is not adopted by our stockholders or if the Merger is not completed for any other reason, our stockholders would not receive any consideration from Parent, Ultimate Parent or Merger Sub for their shares of Company Common Stock. Instead, we would remain an independent public company, Company Common Stock would continue to be listed and traded on NASDAQ, we would continue to file periodic reports with the SEC, and our stockholders would continue to be subject to the same risks and opportunities as they currently are subject to with respect to their ownership of Company Common Stock. If the Merger is not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of our shares, including the risk that the market price of Company Common Stock may decline to the extent that the current market price of our stock reflects a market assumption that the Merger will be completed. If the Merger is not completed, our business could be disrupted, including our ability to retain and hire key personnel, potential adverse reactions or changes to our business relationships and uncertainty surrounding our future plans and prospects.

Pursuant to the Merger Agreement, under certain circumstances, we are permitted to terminate the Merger Agreement and to accept a superior offer. See the section of this proxy statement entitled “The Merger Agreement — Termination” beginning on page 100.

Pursuant to the Merger Agreement, under certain circumstances, if the Merger is not completed, we may be obligated to pay the Company Termination Fee. See the section of this proxy statement entitled “The Merger Agreement —Termination Fee” beginning on page 101.

OTHER MATTERS

Other Matters for Action at the Special Meeting

As of the date of this proxy statement, the Company Board knows of no other matters that will be presented for consideration at the special meeting other than as described in this proxy statement.

Future Stockholder Proposals

If the Merger is consummated, we will not have public stockholders and there will be no public participation in any future meeting of stockholders. However, if the Merger is not completed, stockholders will continue to be entitled to attend and participate in stockholder meetings. We will hold an annual meeting in 2017 only if the Merger has not already been completed. Pursuant to Rule 14a-8 under the Exchange Act, some stockholder proposals may be eligible for inclusion in our proxy statement relating to our 2017 annual meeting, if held. These stockholder proposals must be submitted, along with proof of ownership of our stock in accordance with Rule 14a-8(b)(2), to our principal executive offices, in care of our Corporate Secretary. Failure to deliver a proposal by one of these means may result in it not being deemed timely received. In order to be included in our proxy materials for our 2017 annual meeting, we must have received stockholder proposals prepared in accordance with the proxy rules on or before October 29, 2016, unless the date of our 2017 annual meeting is held more than 30 days before or after April 7, 2017, in which case stockholder proposals must be received at a reasonable time before we begin to print and send our proxy statement for the annual meeting.

Under our bylaws, any stockholder who intends to present a proposal or a nomination for director for our 2017 annual meeting that is not intended to be included in our proxy statement and form of proxy relating to the 2017 annual meeting must give notice to us in accordance with the requirements set forth in our bylaws not later than the 45th day or earlier than the 75th day before the first anniversary of the date that we first mailed our proxy materials for our previous year’s annual meeting. If the date of the 2017 annual meeting is advanced more than 30 days prior to or delayed by more than 60 days after the first anniversary of the date of our 2016 annual meeting, then, in order to be timely, notice by the stockholder must be so received by our Corporate Secretary not earlier than the close of business on the 90th day prior to the 2017 annual meeting and not later than the close of business on the later of (i) the 60th day prior to the 2017 annual meeting, or (ii) the 10th day following the day on which we first make a public announcement of the date of the 2017 annual meeting. You can obtain a copy of the full text of the bylaw provisions by writing to our Corporate Secretary, Brocade Communications Systems, Inc., 130 Holger Way, San Jose, California 95134.

In order for a stockholder to nominate one or more director candidates to be included in our proxy statement and form of proxy relating to the 2017 annual meeting pursuant to the “proxy access” provisions set forth in Section 2.15 of our bylaws, the stockholder must give us notice in accordance with the requirements set forth in our bylaws within the time periods set forth above.

Our bylaws require that certain information, acknowledgments, representations and/or undertakings with respect to the proposal or the nominee, as applicable, and the stockholder making the proposal or the nomination be set forth in or provided with the notice. You can obtain a copy of the full text of the bylaw provisions by writing to our Corporate Secretary, Brocade Communications Systems, Inc., 130 Holger Way, San Jose, California 95134. Our bylaws have been publicly filed with the SEC and can also be found on our website at www.brocade.com, in the Corporate Governance section of our Investor Relations webpage.

If a stockholder fails to meet these deadlines and fails to satisfy the requirements of Rule 14a-4 under the Exchange Act, the Company may exercise discretionary voting authority under proxies it solicits to vote on any such proposal as it determines appropriate. Further, the Company reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with the requirements described above and other applicable requirements.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC website at www.sec.gov. You also may obtain free copies of the documents we file with the SEC, including this proxy statement, by going to the Investor Relations page of our corporate website at www.brcd.com/financials.cfm. Our website address is provided as an inactive textual reference only. The information provided on our website, other than copies of the documents listed below that have been filed with the SEC, is not part of this proxy statement, and therefore is not incorporated herein by reference.

Statements contained in this proxy statement, or in any document incorporated by reference in this proxy statement, regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows us to “incorporate by reference” into this proxy statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the SEC will update and supersede that information. We incorporate by reference the documents listed below and any documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and before the date of the special meeting.

•	Annual Report on Form 10-K for the fiscal year ended October 31, 2015 (filed with the SEC on December 22, 2015);

•	Quarterly Reports on Form 10-Q for the quarters ended January 30, 2016, April 30, 2016, and July 30, 2016 (filed with the SEC on March 4, 2016, June 3, 2016 and September 2, 2016, respectively);

•	Current Reports on Form 8-K and Form 8-K/A filed with the SEC on January 29, 2016, February 9, 2016, April 4, 2016, April 13, 2016, May 2, 2016, May 19, 2016, May 27, 2016, June 10, 2016, September 22, 2016 and November 2, 2016; and

•	Definitive Proxy Statement for our 2016 Annual Meeting filed with the SEC on February 25, 2016.

Information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, including related exhibits, is not and will not be incorporated by reference into this proxy statement.

Any person, including any beneficial owner of Company Common Stock, to whom this proxy statement is delivered may request copies of proxy statements and any of the documents incorporated by reference in this document or other information concerning us, without charge, by written request directed to the Corporate Secretary, Brocade Communications Systems, Inc., 130 Holger Way, San Jose, California 95134 or by telephonic request by calling (408) 333-8000, or from our proxy solicitor, Innisfree M&A Incorporated, at 501 Madison Avenue, 20th Floor, New York, New York 10022, or from the SEC through the SEC website at the address provided above. Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES OF COMPANY COMMON STOCK AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED [●]. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

Annex A

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

BROADCOM LIMITED,

BROADCOM CORPORATION,

BOBCAT MERGER SUB, INC.

AND

BROCADE COMMUNICATIONS SYSTEMS, INC.

NOVEMBER 2, 2016

Page

ARTICLE 1. Definitions		A-1

Section 1.01	Definitions	A-1

A-i

A-ii

Schedules
Schedule 1.01	Top OEM Customers
Schedule 6.08	Potential Sale Assets
Schedule 7.01(e)	Certain Regulatory Matters
Schedule 8.01(b)	Antitrust Jurisdictions

Exhibits
Exhibit A	Certificate of Merger
Exhibit B	Form of Amended and Restated Certificate of Incorporation of the Surviving Corporation

A-iii

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of November 2, 2016, is entered into by and among Brocade Communications Systems, Inc., a Delaware corporation (the “Company”), Broadcom Limited, a limited company organized under the laws of the Republic of Singapore (“Ultimate Parent”), Broadcom Corporation, a California corporation and an indirect subsidiary of Ultimate Parent (“Parent”), and Bobcat Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent (“Merger Sub”).

RECITALS

WHEREAS, the board of directors of Merger Sub and the board of directors of the Company (the “Company Board of Directors”) have unanimously approved and declared advisable and in the best interests of each corporation and its respective stockholders, and the board of directors of Ultimate Parent and the board of directors of Parent have unanimously approved and declared advisable, this Agreement and the transactions contemplated hereby, including the merger of Merger Sub with and into the Company, with the Company as the surviving corporation (the “Merger”), as more fully provided in this Agreement and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”);

WHEREAS, the Company Board of Directors has unanimously recommended the adoption of this Agreement to its stockholders;

WHEREAS, contemporaneously with the execution and delivery of this Agreement, and as an inducement to Parent’s willingness to enter into this Agreement, certain stockholders of the Company are executing a support agreement in favor of Parent (the “Support Agreement”); and

WHEREAS, Ultimate Parent, Parent, Merger Sub and the Company desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, Ultimate Parent, Parent, Merger Sub and the Company hereby agree as follows:

ARTICLE 1.

Definitions

Section 1.01     Definitions.

(a)      As used in this Agreement, the following terms have the following meanings:

“Acquired Companies” means, collectively, the Company and each of its Subsidiaries.

“Acquired Company Employees” mean all employees of the Acquired Companies who (i) as of immediately following the Effective Time, continue to be employed by any Acquired Company, or (ii) remain or become, as of immediately following the Effective Time, employees of the Surviving Corporation.

“Acquired Company Service Providers” mean all non-employee service providers of the Acquired Companies who, as of immediately following the Effective Time, continue their service with the Acquired Companies, other than any such service providers who are ineligible to be included on a registration statement filed by Ultimate Parent on Form S-8.

“Acquisition Proposal” means, other than any proposal (which may be in the form of an expression of interest) or offer from Ultimate Parent, Parent or any of their Subsidiaries, any proposal (which may be in the form of an expression of interest) or offer (whether or not in writing) contemplating an Acquisition Transaction.

“Acquisition Transaction” means, other than the transactions contemplated by this Agreement, any transaction or series of transactions involving:

(i) the sale, lease, exchange, transfer, license, disposition (including by way of merger, consolidation, amalgamation, share exchange, business combination, issuance of securities, acquisition of securities, recapitalization, tender offer, exchange offer or other similar transaction or the liquidation or dissolution of one or more of the Acquired Companies) or acquisition of any business or businesses or assets that, in any such case, constitute or account for 15% or more of the consolidated net revenues, net income or net assets of the Acquired Companies, taken as a whole; or

(ii) any merger, consolidation, amalgamation, share exchange, business combination, issuance of securities, acquisition of securities, recapitalization, tender offer, exchange offer or other similar transaction (other than any such transaction by any Company Subsidiary by or with the Company or any other Company Subsidiary) (A) in which a Person or “group” (as defined in the Exchange Act) of Persons directly or indirectly acquires beneficial or record ownership of securities representing more than 15% of the outstanding securities of any class of voting securities (or instruments convertible into or exercisable or exchangeable for more than 15% of any such class) of the Company or any of its Subsidiaries whose businesses or assets constitute or account for 15% or more of the consolidated net revenues, net income or net assets of the Acquired Companies, taken as a whole; or (B) in which the Company or any of its Subsidiaries whose businesses or assets constitute or account for 15% or more of the consolidated net revenues, net income or net assets of the Acquired Companies, taken as a whole issues securities representing more than 15% of any class of its outstanding voting securities (or instruments convertible into or exercisable or exchangeable for more than 15% of any such class).

provided, that in no event shall any Potential Asset Sale Transaction constitute an Acquisition Transaction.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person. For purposes of this definition, “control,” when used with respect to any specified Person, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through ownership of voting securities or by contract or otherwise, and the terms “controlling” and “controlled by” have correlative meanings to the foregoing.

“Applicable Law” means, with respect to any Person, any federal, state, local, municipal, foreign or other law, constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority that is binding upon or applicable to such Person, as amended unless expressly specified otherwise.

“Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in New York, New York or the Republic of Singapore are authorized or required by Applicable Law to close.

“CFIUS” means the Committee on Foreign Investment in the United States or any successor body.

“CFIUS Clearance” means that any review or investigation by CFIUS of the transactions contemplated by this Agreement shall have been concluded, and either (i) the parties shall have received written notice that a determination by CFIUS has been made that there are no unresolved issues of national security in connection with the transactions contemplated by this Agreement, or (ii) the President of the United States shall have determined not to use his or her powers pursuant to Exon-Florio to unwind, suspend or prohibit the consummation of the transactions contemplated by this Agreement.

“Closing Date Payments” means (i) the payment in full, in cash, of the aggregate Merger Consideration, RSU Consideration, PSU Consideration and Option Consideration required to be paid by Parent and Merger Sub in connection with the consummation of the Transaction, (ii) the payment of all costs, fees and expenses required to be paid by Parent and Merger Sub in connection with the Merger and (iii) the payment of any other amounts required to be paid by Parent and Merger Sub in connection with the consummation of the Transaction.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Balance Sheet” means the consolidated unaudited balance sheet of the Company as of the Company Balance Sheet Date and the notes thereto, as contained in the Company SEC Documents.

“Company Balance Sheet Date” means July 30, 2016.

“Company Capital Stock” means the Company Common Stock and the Company Preferred Stock.

“Company Common Stock” means the common stock, $0.001 par value, of the Company.

“Company Compensatory Award” means each Company Option, Company PSU Award, Company RSU Award and other equity-based award denominated in Company Common Stock that was granted pursuant to a Company Stock Plan.

“Company Disclosure Schedule” means the disclosure schedule dated the date of this Agreement regarding this Agreement that has been provided by the Company to Parent.

“Company ESPP” means the Company’s 2009 Employee Stock Purchase Plan, as amended and restated.

“Company IP” means all Intellectual Property Rights owned or purported to be owned by any Acquired Company.

“Company IP Contract” means any Contract to which any Acquired Company is party or by which any Acquired Company is bound, that contains any assignment or license of, or covenant not to assert or enforce, any Intellectual Property Right or that otherwise relates to any Company IP or any Technology or Intellectual Property Rights developed by, with, or for any Acquired Company, or licensed by, with or to any Acquired Company.

“Company Material Adverse Effect” means any effect, event, change, occurrence, development or state of facts (whether or not foreseeable as of the date of this Agreement) that, individually or when taken together with all other effects, events, changes, occurrences, developments or states of facts, is or would reasonably be expected to be materially adverse to the business, assets, liabilities, results of operations or financial condition of the Acquired Companies, taken as a whole; provided, that in no event shall any of the following be considered in determining whether such material adverse effect has occurred or would reasonably be expected to occur:

(i) any change in general economic or political conditions in the United States or any other country or region in the world in which the Acquired Companies conduct business (but only, in each case, to the extent such changes do not, individually or in the aggregate, have a disproportionate impact on the Acquired Companies, taken as a whole, relative to other Persons in similar businesses);

(ii) any change in the financial, credit or securities markets in general (including changes in interest rates and exchange rates) in the United States or any other country or region in the world in which the Acquired Companies conduct business (but only, in each case, to the extent such changes do not, individually or in the aggregate, have a disproportionate impact on the Acquired Companies, taken as a whole, relative to other Persons in similar businesses);

(iii) any events, circumstances, changes or effects that generally affect the industries in which any of the Acquired Companies operate (but only, in each case, to the extent such events, circumstances, changes or effects do not, individually or in the aggregate, have a disproportionate impact on the Acquired Companies, taken as a whole, relative to other Persons in similar businesses);

(iv) any change after the date hereof in GAAP, other applicable accounting rules or Applicable Law which is applicable to the Acquired Companies, the operation of the business of any Acquired Company, or any of their respective properties or assets (but only, in each case, to the extent such changes do not, individually or in the aggregate, have a disproportionate impact on the Acquired Companies, taken as a whole, relative to other Persons in similar businesses);

(v) any changes in the market price or trading volume of Company Common Stock or any failure to meet internal or published projections, forecasts or revenue or earning predictions for any period (provided that the underlying causes of such changes or failures may be considered in determining whether there has been or would reasonably be expected to be a Company Material Adverse Effect);

(vi) acts of war or terrorism, earthquakes, hurricanes, tsunamis, tornados, floods, mudslides, wild fires or other natural disasters and other similar events in the United States or any other country or region in the world in which the Acquired Companies conduct business (but only, in each case, to the extent such disasters or events do not, individually or in the aggregate, have a disproportionate impact on the Acquired Companies, taken as a whole, relative to other Persons in similar businesses);

(vii) the entry into, announcement and pendency of this Agreement and the transactions contemplated hereby and the performance of this Agreement by the Acquired Companies (including, for the avoidance of doubt, (A) any loss of revenue or earnings, (B) any loss of, or change in, the relationship of the Company or any of its Subsidiaries, contractual or otherwise, with its customers, suppliers, vendors, lenders, employees or investors, or (C) any impact to the extent resulting from the actions or transactions contemplated by Section 6.08, in either case, arising out of the execution, delivery or performance of this Agreement and the pendency of the transactions contemplated hereby); or

(viii) the existence of any litigation, in and of itself (but, for the avoidance of doubt, not the facts or circumstances underlying such litigation), arising from allegations of a breach of fiduciary duty relating to this Agreement or the transactions contemplated by this Agreement.

“Company Option” means any option to purchase Company Common Stock which was granted pursuant to a Company Stock Plan.

“Company Preferred Stock” means the preferred stock, $0.001 par value, of the Company.

“Company Products” means the products and services currently designed, developed, manufactured, offered, provided, marketed, licensed, sold, distributed, supported or otherwise made available by or for any Acquired Company, including any product or service currently under development by any Acquired Company.

“Company PSU Award” means any award of restricted stock units (or the portion of such award, as applicable) with respect to Company Common Stock which was granted pursuant to a Company Stock Plan and as of immediately prior to the Closing Date, is subject to vesting based on the achievement of any performance goals or market-based conditions.

“Company RSU Award” means any award of restricted stock units with respect to Company Common Stock which was granted pursuant to a Company Stock Plan that, as of immediately prior to the Closing Date, is not subject to vesting based on the achievement of any performance goals or market-based conditions.

“Company Software” means Software the Copyright in which is owned by an Acquired Company.

“Company Stock Plans” means the Company’s 1999 Stock Plan, as amended and restated, the Company’s 1999 Director Plan, as amended and restated, the Company’s 2009 Stock Plan, as amended and restated, the Company’s 2009 Director Plan, as amended and restated, the 2001 McDATA Equity Incentive Plan, and the Company’s Inducement Award Plan, as amended and restated.

“Company Termination Fee” means an amount equal to $195,000,000.

“Consent” means any approval, consent, ratification, permission, waiver or authorization (including any Permit).

“Contract” means any contract, agreement, indenture, note, bond, loan, license, sublicense, subcontract, purchase order, instrument, lease or any other binding commitment, arrangement or undertaking of any nature, whether oral or written.

“Convertible Note Hedge Obligations” means, collectively, (i) the call option transaction confirmations, each dated January 8, 2015, between the Company and each of JPMorgan Chase Bank, National Association, London Branch, Deutsche Bank AG, London Branch, and Wells Fargo Bank, National Association, as amended by those side letters, each dated January 8, 2015, between the Company and each of JPMorgan Chase Bank, National Association, London Branch, Deutsche Bank AG, London Branch, and Wells Fargo Bank, National Association and (ii) the additional call option transaction confirmations, each dated January 9, 2015, between the Company and each of JPMorgan Chase Bank, National Association, London Branch, Deutsche Bank AG, London Branch, and Wells Fargo Bank, National Association, as amended by those side letters, each dated January 9, 2015, between the Company and each of JPMorgan Chase Bank, National Association, London Branch, Deutsche Bank AG, London Branch, and Wells Fargo Bank, National Association.

“Credit Agreement” means the Credit Agreement, dated as of May 27, 2016, by and among the Company, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent.

“Environmental Laws” means Applicable Laws governing pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata and natural resources), including Applicable Laws governing production, use, storage, treatment, transportation, disposal, handling, emissions, discharges, releases or threatened releases of, or exposure to, Hazardous Substances or the investigation, clean-up or remediation of Hazardous Substances.

“Environmental Permits” means applicable permits, licenses, certificates, approvals and authorizations of Governmental Authorities required by Environmental Laws for the business of the Acquired Companies.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder, or any successor statute, rules and regulations thereto.

“ERISA Affiliate” means, with respect to any entity, trade or business, any other entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the first entity, trade or business, or that is a member of the same “controlled group” as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

“Exchange Act” means the Securities Exchange Act of 1934.

“FCPA” means the Foreign Corrupt Practices Act of 1977.

“GAAP” means generally accepted accounting principles in the United States.

“Government Contract” means any prime contract, subcontract, purchase order, task order, delivery order, teaming agreement, joint venture agreement, basic ordering agreement, pricing agreement, letter contract or other similar arrangement of any kind that is currently active in performance or that has been active in performance at any time in the five year period prior to the Effective Time with (i) any Governmental Authority; (ii) any prime contractor of a Governmental Authority in its capacity as a prime contractor; or (iii) any higher-tier subcontractor with respect to any contract of a type described in clauses (i) or (ii) above. A task, purchase or delivery order under a Government Contract shall not constitute a separate Government Contract, for purposes of this definition, but shall be part of the Government Contract to which it relates.

“Governmental Authority” means any: (i) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (ii) federal, state, local, municipal, foreign or other government; (iii) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, organization, unit or body and any court or other tribunal); (iv) any non-governmental agency, tribunal or entity that is vested by a governmental agency with applicable jurisdiction; or (v) self-regulatory organization (including NASDAQ).

“Hazardous Substances” means any hazardous or toxic pollutant, contaminant, waste or chemical or any toxic, radioactive, ignitable, corrosive, or reactive substance, waste or material, including petroleum, its derivatives, by-products and petroleum hydrocarbons, regulated under applicable Environmental Law.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

“In-the-Money Company Options” means Company Options with an exercise price per share of Company Common Stock subject thereto that is less than the Merger Consideration.

“Intellectual Property Rights” means and includes all past, present and future rights of the following types anywhere in the world, whether now known or hereafter existing under the laws of any jurisdiction: (i) United States and foreign patents, including utility models, industrial designs and design patents, and applications and disclosures relating thereto (and any patents that issue as a result of those patent applications), and any renewals, reissues, reexaminations, extensions, continuations, continuations-in-part, continuing prosecution applications, provisionals, divisions and substitutions relating to any of the patents and patent applications, as well as all related foreign patent and patent applications that are counterparts to such patents and patent applications (collectively, “Patents”), including all members of the Patent Families of such Patents; (ii) United States and foreign trademarks, trade names, service marks, service names, trade dress, logos, slogans, corporate names, brand names, collective membership marks, certification marks, and other forms of indicia of origin, whether registered or unregistered, and the goodwill associated therewith, together with any registrations and applications for registration thereof (collectively, “Trademarks”); (iii) rights in works of authorship including any United States and foreign copyrights and rights under copyrights, whether registered or unregistered, including exclusive exploitation rights and moral rights, and any registrations and applications for registration thereof (collectively, “Copyrights”); (iv) United States and foreign mask work rights or equivalents, and registrations and applications for registration thereof; (v) rights in databases and data collections (including knowledge databases, customer lists and customer databases) under the laws of the United States or any other jurisdiction, whether registered or unregistered, and any applications for registration therefor; (vi) trade secret rights and other rights in know-how and confidential or proprietary information (including any rights resulting from research and development, and rights in discoveries, improvements, formulas, compositions, commercially practiced processes, business plans, designs, drawings, specifications, technical data, customer data, financial information, pricing and cost information, bills of material, or other similar information); (vii) URLs and domain names, including any registrations thereof; (viii) inventions (whether or not patentable) and improvements thereto; (ix) all claims and causes of action arising out of or related to any past, current or future infringement, misappropriation, interference or violation of any of the foregoing; and (x) other proprietary or intellectual property rights now known or hereafter recognized in any jurisdiction worldwide.

“Intervening Event” means any event, fact, circumstance, development or occurrence that is material to the Acquired Companies, taken as a whole (other than any event, fact, circumstance, development or occurrence resulting from a breach of this Agreement by the Company) that was not known to the Company Board of Directors on or prior to the date of this Agreement which event, fact, circumstance, development or occurrence becomes known to the Company Board of Directors prior to receipt of the Required Company Stockholder Approval; provided, however, that in no event shall any event, fact, circumstance, development or occurrence resulting from or relating to any of the following give rise to an Intervening Event: (i) any Acquisition Proposal; (ii) the public announcement of discussions among the parties regarding a potential transaction, the public announcement, execution, delivery or performance of this Agreement, the identity of Ultimate Parent, Parent or Merger Sub, or the public announcement, pendency or consummation of the transactions contemplated hereby; (iii) any change in the trading price or trading volume of Company Common Stock on NASDAQ or any change in the Company’s credit rating (although for purposes of clarity, any underlying facts, events, changes, developments or set of circumstances, with respect to this clause (iii) relating to or causing such change may be considered, along with the effects or consequences thereof); (iv) the fact that the Company has exceeded or met any projections, forecasts, revenue or earnings predictions or expectations of the Company or any securities analysts for any period ending (or for which revenues or earnings are released) on or after the date hereof (although for purposes of clarity, any underlying facts, events, changes, developments or set of circumstances relating to or causing such material improvement or improvements may be considered, along with the effects or consequences thereof); (v) changes in GAAP, other applicable accounting rules or Applicable Law (including the accounting rules and regulations of the SEC) or, in any such case, changes in the interpretation thereof after the date hereof; or (vi) any changes in general economic or political conditions, or in the financial, credit or securities markets in general (including changes in interest rates, exchange rates, stock, bond and/or debt prices).

“IRS” means the United States Internal Revenue Service or any successor thereto.

“Knowledge” means, (i) with respect to the Acquired Companies the actual knowledge of each of Lloyd A. Carney, Ken K. Cheng, Gale E. England, Daniel W. Fairfax, Jeffrey P. Lindholm and Ellen A. O’Donnell, and (ii) with respect to Ultimate Parent, Parent and Merger Sub, the actual knowledge of each of Hock E. Tan, Thomas H. Krause, Jr., Charles B. Kawwas, Henry S. Samueli, Bryan T. Ingram and Patricia H. McCall.

“Leased Real Property” means each parcel of real property leased by the Company or one of the other Acquired Companies.

“Lien” means any mortgage, lien (statutory or otherwise), pledge, charge, security interest, deed of trust, deed to secure debt, deed of restriction, right of first offer or right of first refusal, easement, right-of-way, title defect, encumbrance, lease, sublease, collateral assignment, hypothecation or other adverse claim of any kind (excluding licenses of or other grants of rights to use Intellectual Property Rights), including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership. For purposes of this Agreement, a Person shall be deemed to own subject to a Lien any property or asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.

“OFAC” means the Office of Foreign Assets Control of the U.S. Treasury Department.

“Owned Real Property” means the real property owned, or reflected as owned on the Company Balance Sheet, by any Acquired Company, together with all buildings and other structures, facilities or improvements located thereon.

“Patent Family” means (i) all Patents in the same priority chain (i.e., all Patents that claim priority to the same non-provisional application or applications, and all Patents from which priority is claimed by the identified Patent); (ii) all corresponding foreign Patents; and (iii) all Patents that are subject to a terminal disclaimer that disclaims the term of any such Patent beyond the term of any member of the family.

“Pending Reorganization” means the integration and legal rationalization project by the Acquired Companies currently in progress as of the date hereof, which includes, among other things, the reorganization, formation, merger, liquidation and/or dissolution of certain Subsidiaries of the Company, the transfer of employees of the Company and its Subsidiaries among various Subsidiaries and the transfer of assets and liabilities among various Subsidiaries of the Company.

“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a Governmental Authority.

“Proceeding” means any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit or examination commenced, brought, conducted or heard by or before, or otherwise involving, any arbitrator, arbitration panel, court or other Governmental Authority.

“Proxy Statement” means the proxy statement to be sent to the Company’s stockholders in connection with the Company Stockholder Meeting.

“Qualifying Compensatory Company Award” means any Compensatory Company Award the vesting of which is not subject to acceleration as a result of the consummation of the transactions contemplated by this Agreement.

“Registered IP” means all Intellectual Property Rights that are registered, recorded, filed or issued under the authority of any Governmental Authority, including all Patents, registered Copyrights, applications to register Copyrights, registered Trademarks, applications to register Trademarks (including intent-to-use applications), registered mask works, domain names and all applications for any of the foregoing.

“Related Person” means any director, officer, or member of any of their “immediate family” (as such term is defined in Rule 16a-1 of the Exchange Act), of any Acquired Company.

“Representatives” means a Person’s officers, directors, employees, agents, attorneys, accountants, advisors and other authorized representatives.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933.

“Software” means any and all computer programs, operating systems, applications systems, firmware or software code of any nature, which is currently operational, including all object code, Source Code, RTL code, Gerber files, GDSII files, executable code or data files; rules, definitions or methodology derived from any of the foregoing; and any derivations, updates, enhancements and customizations of any of the foregoing, and any related processes, know-how, APIs, user interfaces, command structures, menus, buttons and icons, flow-charts, and related documentation, operating procedures, methods, tools, developers’ kits, utilities, developers’ notes, technical manuals, user manuals and other documentation thereof, including comments and annotations related thereto; whether in machine-readable form, programming language or any other language or symbols and whether stored, encoded, recorded or written on disk, tape, film, memory device, paper or other media of any nature.

“Source Code” means Software in human-readable form, including related programmer comments and annotations, build scripts, test scripts, help text, data and data structures, instructions and other documentation for such computer software code that enables a programmer to understand and modify such Software.

“Standard Software” means generally commercially available, “off-the-shelf” or “shrink-wrapped” Software that is not redistributed with or used in the development or provision of the Company Products.

“Standards Body” means any, standard setting organization, industry body or other group that is involved in setting, publishing or developing any industry standards applicable to the products or services offered, provided, distributed or sold by the Acquired Companies or the Patents included in the Company IP.

“Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at any time directly or indirectly owned by such Person. For avoidance of doubt, Guizhou Huiling Technology Co., Ltd shall not be deemed a Subsidiary of the Company.

“Superior Proposal” means any bona fide written Acquisition Proposal (with all references to 15% in the definition of Acquisition Transaction being treated as references to 50% for these purposes) that is made by a third party that the Company Board of Directors determines in good faith, after consultation with its outside legal counsel and financial advisors, is reasonably capable of being consummated, and if consummated would be more favorable to the Company’s stockholders (in their capacity as such) from a financial point of view than the Transaction, taking into account (i) all financial, regulatory, legal and other aspects of such Acquisition Proposal (including the existence of financing conditions, the conditionality of any financing commitments and the likelihood and timing of consummation) and (ii) any adjustment to the terms and conditions of this Agreement agreed to by Parent and Ultimate Parent in writing pursuant to Section 6.03(g) in response to such Acquisition Proposal.

“Tax” means any and all taxes, including any net income, alternative or add-on minimum, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, registration, recording, documentary, conveyancing, gains, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit, custom duty, escheat or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, penalty, addition to tax or additional amount imposed by any governmental authority responsible for the imposition of any such tax (United States (federal, state or local) or foreign).

“Tax Costs” means (i) any Taxes resulting from any action requested by Parent pursuant to Section 6.07 (taking into account the tax benefit of any deductions or credits associated with the incurrence or payment of such Taxes and including a full gross-up for any additional Taxes imposed with respect to amounts payable pursuant to Section 6.07(e)), and (ii) the amount that is the product of (A) any reduction, utilization or elimination of net operating losses, credits or other Tax attributes by reason of any action taken at the direction of Parent pursuant to Section 6.07 multiplied by (B) the highest U.S. federal, state and local marginal income tax rate in effect for a corporation organized in the United States.

“Tax Return” means any return, report, declaration, claim for refund, information return or other document (including schedules thereto, other attachments thereto, amendments thereof, or any related or supporting information) filed or required to be filed with any taxing authority in connection with the determination, assessment or collection of any Tax, or the administration of any laws, regulations or administrative requirements relating to any Tax.

“Technology” means and includes diagrams, inventions (whether or not patentable), invention disclosures, know-how, methods, network configurations and architectures, proprietary information, protocols, layout rules, schematics, semiconductor design information, including, bills of material, build instructions, test instructions, test reports, performance data, tooling requirements, procedures, manufacturing processes, packaging and other specifications, verification tools, development tools, technical data, Software, algorithms, subroutines, methods, techniques, URLs, IP cores, net lists, photomasks, domain names, web sites, works of authorship, drawings, graphics, documentation (including lab notebooks, instruction manuals, samples, studies and summaries), databases and data collections, advertising copy, marketing materials, product roadmaps, personnel information, supplier information, customer lists, customer contact and registration information, customer correspondence, customer purchasing histories and any other forms of technology, in each case whether or not embodied in any tangible form and including all tangible embodiments of any of the foregoing.

“Top OEM Customers” means those parties identified as “Top OEM Customers” on Schedule 1.01 hereto and each of their respective Affiliates.

“Transaction” means the Merger and the other transactions contemplated by this Agreement.

“Triggering Event” shall be deemed to have occurred if: (i) the Company Board of Directors shall have effected a Change of Board Recommendation (it being understood that for purposes of this definition, a Change of Board Recommendation shall be effected if the Company Board Recommendation shall no longer be unanimous); (ii) the Company shall have failed to include in the Proxy Statement the Company Board Recommendation or a statement to the effect that the Company Board of Directors has determined that the Transaction is in the best interests of the Company’s stockholders; (iii) the Company Board of Directors shall have approved, endorsed or recommended any Acquisition Proposal; (iv) the Company shall have entered into any letter of intent or any other Contract relating to any Acquisition Transaction (other than a confidentiality agreement permitted pursuant to Section 6.03(d)); (v) a tender or exchange offer relating to securities of the Company shall have been commenced and the Company shall not have publicly filed or disclosed, within ten Business Days after the commencement of such tender or exchange offer, a statement (including on a Solicitation/Recommendation Statement on Schedule 14D-9) that the Company recommends rejection of such tender or exchange offer; (vi) an Acquisition Proposal is publicly announced, and the Company fails to issue a press release reaffirming the Company Board Recommendation within ten Business Days after such Acquisition Proposal is announced; or (vii) any of the Acquired Companies or any Representative of any of the Acquired Companies shall have willfully breached in any material respect any provision of Section 6.03.

“Ultimate Parent Ordinary Shares” means the ordinary shares in the capital of Ultimate Parent.

“Warrants” means, collectively, (i) the base warrant confirmations, each dated January 8, 2015, between the Company and each of JPMorgan Chase Bank, National Association, London Branch, Deutsche Bank AG, London Branch, and Wells Fargo Bank, National Association, in reference to the Notes and (ii) the additional warrant confirmations, each dated January 9, 2015, between the Company and each of JPMorgan Chase Bank, National Association, London Branch, Deutsche Bank AG, London Branch, and Wells Fargo Bank, National Association, in reference to the Notes.

“Willful Breach” means a willful, intentional and material breach of this Agreement by a party hereto having knowledge that the action taken or not taken constitutes a breach of this Agreement.

(b)      Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
401(k) Plan	6.05
4062(e) Event	4.18(d)
Agreement	Preamble
Alternative Acquisition Agreement	6.03(g)(i)
Anti-Takeover Law	4.24
Antitrust Laws	4.03
Assumed Option	3.05(b)
Assumed PSU Award	3.05(f)
Assumed RSU Award	3.05(d)
Book-Entry Shares	3.01(b)
Call Spread Dealers	7.10(b)
Cancelled Shares	3.01(d)
Capitalization Date	4.05(a)
Cashed Out Company Options	3.05(a)
Cashed Out Company PSU Award	3.05(g)
Cashed Out Company RSU Award	3.05(e)
Cashed Out Compensatory Award	3.05(g)
Certificate	3.01(b)
Certificate of Merger	2.02(a)
Change of Board Recommendation	6.02(c)
Closing	2.01
Closing Date	2.01
Company	Preamble
Company Board of Directors	Recitals
Company Board Recommendation	4.02(b)
Company Closing Certificate	8.02(d)(i)
Company Cure Period	9.01(h)
Company ESPP Rights	7.04(b)
Company Financial Advisor	4.22
Company Financial Statements	4.06(c)
Company Fundamental Representations	8.02(a)(ii)

Term	Section
Company Material Contract	4.09(a)
Company SEC Documents	4.06(a)
Company Securities	4.05(c)
Company Retention Agreement	7.08(d)
Company Stockholder Meeting	6.02(a)
Company Technology	4.14(b)
Confidentiality Agreement	7.03(a)
Copyrights	1.01
D&O Indemnitee	7.05(a)
D&O Insurance	7.05(b)
Debt Financing	6.07(a)
Delaware Secretary of State	2.02(a)
DGCL	Recitals
Dissenting Shares	3.06(a)
DSS	4.10(e)
Effective Time	2.02(a)
Employee Plans	4.18(b)
End Date	9.01(b)
Enforceability Exceptions	4.02(a)
Exchange Fund	3.02(a)
Exchange Ratio	3.05(b)
Exon-Florio	7.01(c)
Final Exercise Date	7.04(b)
Foreign Plan	4.18(c)
Indenture	7.10(a)
Intervening Event Notice Period	6.03(f)(i)
Malicious Code	4.14(h)
Merger	Recitals
Merger Consideration	3.01(a)
Merger Sub	Preamble
NDA	4.09(a)(ii)
Notes	7.10(a)
Notice Period	6.03(g)(i)
Option Consideration	3.05(a)
Original Date	6.02(b)
Other Interested Party	6.03(c)
Parent	Preamble
Parent Closing Certificate	8.03(c)
Parent Cure Period	9.01(i)
Parent Fundamental Representations	8.03(a)(i)
Parent Plans	7.08(b)
Patents	1.01
Paying Agent	3.02(a)
PBGC	4.18(d)
Pension Plan	4.18(d)
Permits	4.16
Permitted Liens	4.13(a)(vi)
Potential Asset Sale Transaction	6.08(a)
Potential Sale Assets	6.08(a)
PSU Consideration	3.05(g)

Term	Section
Quarter-End Deferral Period	2.01
Real Property Lease	4.12(b)
Required Company Stockholder Approval	4.02(a)
RSU Consideration	3.05(e)
Sarbanes-Oxley Act	4.06(e)
Significant Customer	4.21(a)
Significant Supplier	4.21(b)
Support Agreement	Recitals
Surviving Corporation	2.02(a)
Trade Sanctions	4.10(c)
Trademarks	1.01
U.S. Employee Plans	4.18(f)
Ultimate Parent	Preamble
WARN Act	4.18(m)

Section 1.02     Definitional and Interpretative Provisions.

(a)      The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(b)      The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified.

(c)      All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement.

(d)      Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular, and words denoting either gender shall include both genders as the context requires. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

(e)      Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import.

(f)      The use of the word “or” shall not be exclusive unless expressly indicated otherwise.

(g)      The word “party” shall, unless the context otherwise requires, be construed to mean a party to this Agreement. Any reference to a party to this Agreement or any other agreement or document contemplated hereby shall include such party’s successors and permitted assigns.

(h)      Unless otherwise specifically indicated, all references to “dollars” or “$” shall refer to the lawful currency of the United States.

(i)      A reference to any legislation or to any provision of any legislation shall include any modification, amendment, re-enactment thereof, any legislative provision substituted therefor and all rules, regulations and statutory instruments issued or related to such legislation.

(j)      The word “will,” when referring to an action by a party, shall be construed to have the same meaning and effect as the word “shall.”

(k)      Unless otherwise specifically indicated, any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein shall mean such agreement or instrument as from time to time amended, modified or supplemented, including by waiver or consent.

(l)      Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement. No prior draft of this Agreement nor any course of performance or course of dealing shall be used in the interpretation or construction of this Agreement. No parol evidence shall be introduced in the construction or interpretation of this Agreement unless the ambiguity or uncertainty in issue is plainly discernable from a reading of this Agreement without consideration of any extrinsic evidence. Although the same or similar subject matters may be addressed in different provisions of this Agreement, the parties intend that, except as reasonably apparent on the face of the Agreement or as expressly provided in this Agreement, each such provision shall be read separately, be given independent significance and not be construed as limiting any other provision of this Agreement (whether or not more general or more specific in scope, substance or content). The doctrine of election of remedies shall not apply in constructing or interpreting the remedies provisions of this Agreement or the equitable power of a court considering this Agreement or the transactions contemplated hereby.

(m)      Other than any Company SEC Document publicly available on the SEC’s Electronic Data Gathering Analysis and Retrieval System, a document shall be deemed to have been “made available” to Parent only if such document has been made available in the virtual data room established by the Company for the purposes of the transactions contemplated by this Agreement or if such document has been directly made available or delivered to Parent or one of its Representatives, including via email or via in-person review no later than 11:59 p.m. (Pacific Time) on October 31, 2016.

ARTICLE 2.

Description of the Transaction

Section 2.01     The Closing.  The consummation of the Transaction (the “Closing”) shall take place at the offices of Latham & Watkins LLP, 140 Scott Drive, Menlo Park, California 94025 at 8:00 a.m. Pacific Time on a date to be specified by the parties, which shall be no later than the fourth Business Day after the satisfaction or waiver (to the extent permitted hereunder) of the last of the conditions set forth in Article 8 to be satisfied or waived (other than those conditions that by their nature are to be satisfied or waived at the Closing, but subject to the satisfaction or waiver (to the extent permitted hereunder) of such conditions), or at such other date, time or location as Parent and the Company may otherwise agree in writing; provided that, in the event that pursuant to the foregoing terms, the Closing would occur on a date that is within the 15-day period prior to the closing of any Ultimate Parent fiscal quarter (“Quarter-End Deferral Period”), at Parent’s written election delivered to the Company no later than three Business Days prior to the date on which the Closing would have otherwise occurred (and provided, that (i) such election shall be irrevocable upon delivery and effective as of 12:01 A.M., Pacific Time on the date on which the Closing would have otherwise occurred, and (ii) upon effectiveness thereof, each of the conditions to the obligations of Ultimate Parent, Parent and Merger Sub set forth in Article 8 (other than Section 8.01(c) and Section 8.02(b) solely with respect to a Willful Breach occurring after the date of such election), shall be deemed to have been irrevocably fulfilled in all respects and Parent shall have irrevocably waived its right to terminate this Agreement pursuant to Article 9 (other than pursuant to Section 9.01(a), Section 9.01(c) and Section 9.01(h)(ii) solely for a Willful Breach by the Company occurring after the date of such election), the Closing shall take place as of the opening of business on the first Business Day of the immediately succeeding fiscal quarter (provided, that in the case of such election, the Company shall have no right to terminate pursuant to Section 9.01(b) until the second Business Day of the immediately succeeding fiscal quarter), unless another time, date or place is agreed to in writing by Parent and Company. The date on which the Closing actually takes place is referred to in this Agreement as the “Closing Date.”

Section 2.02     The Merger.

(a)      Contemporaneously with, or as promptly as practicable after the Closing, the parties shall cause the Merger to be consummated by filing with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”) a certificate of merger in the form attached hereto as Exhibit A (the “Certificate of Merger”) and executed in accordance with the relevant provisions of the DGCL, and shall make all other filings or recordings required under the DGCL in order to consummate the Merger. The Merger shall become effective at the time the Certificate of Merger has been filed with the Delaware Secretary of State or at such later time as shall be agreed upon by Parent and the Company and specified in the Certificate of Merger (the “Effective Time”). As a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue its existence as a wholly owned subsidiary of Parent under the laws of the State of Delaware. The Company, in its capacity as the corporation surviving the Merger, is sometimes referred to in this Agreement as the “Surviving Corporation.”

(b)      The Merger shall have the effects set forth in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL.

(c)      Subject to Section 7.05, at the Effective Time, (i) the certificate of incorporation of the Company, as in effect immediately prior to the Effective Time, shall be amended and restated in its entirety to read in the form attached hereto as Exhibit B, and as so amended, shall be the certificate of incorporation of the Surviving Corporation and (ii) the bylaws of Merger Sub in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation, except that the name of the corporation set forth therein shall be changed to the name of the Company, in each case, until thereafter amended in accordance with the DGCL and as provided in such certificate of incorporation or bylaws.

(d)      From and after the Effective Time, unless otherwise determined by Parent prior to the Effective Time, the officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation and, unless otherwise determined by Parent prior to the Effective Time, the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, in each case, until their respective successors are duly elected, appointed or qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation. On or prior to the Closing Date, the Company shall deliver to Parent resignations of the directors of the Company to be effective as of the Effective Time, in a form reasonably acceptable to Parent.

(e)      If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any further deeds, assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the property, rights, privileges, powers and franchises of the Company or (ii) otherwise carry out the provisions of this Agreement, the Company and its officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such deeds, assignments or assurances in law and to take all acts necessary, proper or desirable to vest, perfect or confirm title to and possession of such property, rights, privileges, powers and franchises in the Surviving Corporation and otherwise to carry out the provisions of this Agreement, and the officers and directors of the Surviving Corporation are authorized in the name of the Company or otherwise to take any and all such action.

ARTICLE 3.

Conversion of Securities

Section 3.01     Effect of Merger on Capital Stock.

(a)      At the Effective Time, by virtue of the Merger and without any action on the part of Ultimate Parent, Parent, Merger Sub or the Company or their respective stockholders, each share of Company Common

Stock issued and outstanding immediately prior to the Effective Time (other than the Cancelled Shares, any Subsidiary-held Shares, and except for any Dissenting Shares) shall be cancelled and extinguished and automatically converted into and shall thereafter represent the right to receive an amount in cash equal to $12.75 (such amount of cash hereinafter referred to as the “Merger Consideration”), payable to the holder thereof, without interest, in accordance with Section 3.02.

(b)      From and after the Effective Time, all of the shares of Company Common Stock converted into the Merger Consideration pursuant to this Article 3 shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate (each, a “Certificate”) and each holder of a non-certificated share of Company Common Stock represented by book-entry (each, a “Book-Entry Share”) outstanding immediately prior to the Effective Time previously representing any such shares of Company Common Stock shall thereafter cease to have any rights with respect to such securities, except the right to receive the Merger Consideration, without interest.

(c)      Without limiting the other provisions of this Agreement, if at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of the Company shall occur by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, or any stock dividend thereon with a record date during such period, the Merger Consideration shall be equitably adjusted to reflect such reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, or stock dividend thereon.

(d)      At the Effective Time, all shares of Company Common Stock that are (i) owned directly by Ultimate Parent, Parent, Merger Sub or any other direct or indirect Subsidiary of Ultimate Parent or (ii) held in treasury of the Company immediately prior to the Effective Time (the “Cancelled Shares”) shall, by virtue of the Merger, and without any action on the part of the holder thereof, be cancelled and retired without any conversion thereof and shall cease to exist and no payment shall be made in respect thereof. Each share of Company Common Stock held by any Subsidiary of the Company immediately prior to the Effective Time (the “Subsidiary-held Shares”) shall be converted into such number of shares of common stock, par value $0.001 per share, of the Surviving Corporation to ensure that each such Subsidiary owns the same percentage of the Surviving Corporation immediately following the Effective Time as such Subsidiary owned in the Company immediately prior to the Effective Time and no cash or other consideration shall be delivered in exchange therefor.

(e)      At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each issued and outstanding share of common stock, par value $0.001 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of common stock, par value $0.001 per share, of the Surviving Corporation.

Section 3.02     Surrender and Payment.

(a)      Prior to the Effective Time, Parent shall select a reputable bank or trust company to act as Paying Agent in the Merger (the “Paying Agent”) for the payment of (i) the Merger Consideration in respect of each share of Company Common Stock outstanding immediately prior to the Effective Time represented by a Certificate and each Book-Entry Share outstanding immediately prior to the Effective Time, in each case, other than the Cancelled Shares and the Subsidiary-held Shares, and except for any Dissenting Shares and (ii) the Option Consideration, PSU Consideration and RSU Consideration payable by the Paying Agent pursuant to Section 3.05. At or immediately after the Effective Time, Ultimate Parent shall cause Parent to, and Parent shall, deposit or cause to be deposited with the Paying Agent cash in an amount sufficient to pay the aggregate Merger Consideration, RSU Consideration, PSU Consideration and Option Consideration required to be paid by the Paying Agent in accordance with this Agreement (such cash shall be referred to in this Agreement as the “Exchange Fund”). In the event the Exchange Fund shall be insufficient to make the payments in connection with the Merger Consideration contemplated by Section 3.01 or the Option Consideration, PSU Consideration or RSU

Consideration contemplated by Section 3.05, Ultimate Parent shall cause Parent to, and Parent shall, promptly (and in any case within two Business Days of learning of any such insufficiency) deposit or cause to be deposited additional funds with the Paying Agent in an amount that is equal to the deficiency in the amount required to make such payment. The Paying Agent shall, pursuant to irrevocable instructions, deliver the Merger Consideration contemplated to be issued pursuant to Section 3.01 and the Option Consideration, PSU Consideration and RSU Consideration contemplated to be issued pursuant to Section 3.05 out of the Exchange Fund. The Exchange Fund shall not be used for any other purpose.

(b)      As soon as reasonably practicable after the Effective Time and in any event not later than the third Business Day following the Effective Time, Parent will cause the Paying Agent to send to each holder of record of shares of Company Common Stock (other than the Cancelled Shares and the Subsidiary-held Shares and except for any Dissenting Shares) (i) a letter of transmittal (which shall specify that delivery of such Certificates or transfer of such Book-Entry Shares shall be deemed to have occurred, and risk of loss and title to the Certificates or Book-Entry Shares, as applicable, shall pass, only upon proper delivery of the Certificates (or effective affidavits of loss in lieu thereof) or transfer of the Book-Entry Shares to the Paying Agent) in such form as Parent and the Company may reasonably agree, for use in effecting delivery of shares of Company Common Stock to the Paying Agent, and (ii) instructions for use in effecting the surrender of Certificates (or effective affidavits of loss in lieu thereof) or transfer of the Book-Entry Shares in exchange for the Merger Consideration.

(c)      Upon (i) surrender to the Paying Agent of Certificates (or effective affidavits of loss in lieu thereof) for cancellation, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be reasonably required pursuant to such instructions or (ii) compliance with the reasonable procedures established by the Paying Agent for delivery of Book-Entry Shares, the holder of such Certificates or Book-Entry Shares shall be entitled to receive in exchange therefor, in cash, the Merger Consideration in respect of the Company Common Stock formerly represented by such Certificate or Book-Entry Share, and the Certificates or Book-Entry Shares so surrendered shall forthwith be cancelled. No interest shall be paid or will accrue on any cash payable to holders of Certificates or Book-Entry Shares pursuant to the provisions of this Article 3.

(d)      If any cash payment is to be made to a Person other than the Person in whose name the applicable surrendered Certificate is registered, it shall be a condition precedent to such payment that the Person requesting such payment shall pay any transfer Taxes required by reason of the making of such cash payment to a Person other than the registered holder of the surrendered Certificate or shall establish to the satisfaction of the Paying Agent that such Tax has been paid or is not payable. If any portion of the Merger Consideration is to be registered in the name of a Person other than the Person in whose name the applicable surrendered Certificate is registered, it shall be a condition to the registration thereof that the surrendered Certificate shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such delivery of the Merger Consideration shall pay to the Paying Agent any transfer Taxes required as a result of such registration in the name of a Person other than the registered holder of such Certificate or establish to the satisfaction of the Paying Agent that such Tax has been paid or is not payable.

(e)      After the Effective Time, there shall be no further registration of transfers of shares of Company Common Stock. From and after the Effective Time, the holders of Certificates or Book-Entry Shares representing shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Common Stock except as otherwise provided in this Agreement or by Applicable Law. If, after the Effective Time, Certificates are presented to the Paying Agent, the Surviving Corporation or Parent, they shall be cancelled and exchanged for the consideration provided for, and in accordance with the procedures set forth, in this Article 3.

(f)      Any portion of the Exchange Fund that remains unclaimed by the holders of shares of Company Common Stock or holders of Cashed Out Compensatory Awards after the date which is one year following the Effective Time shall be returned to Parent upon demand. Any holder of shares of Company Common Stock who has not exchanged such holder’s shares of Company Common Stock for the Merger Consideration in accordance with this Section 3.02 and any holder of a Cashed Out Compensatory Award who has not received the Option Consideration, PSU Consideration and RSU Consideration in accordance with Section 3.05 prior to that time shall thereafter look only to Parent for delivery of the Merger Consideration, RSU Consideration, PSU Consideration or Option Consideration in respect of such holder’s shares of Company Common Stock or Cashed Out Compensatory Award. Notwithstanding the foregoing, none of Ultimate Parent, Parent, the Company or the Surviving Corporation shall be liable to any holder of shares of Company Common Stock or Cashed Out Compensatory Awards for any Merger Consideration, RSU Consideration, PSU Consideration or Option Consideration delivered to a public official pursuant to applicable abandoned property, escheat or similar laws. Any Merger Consideration, RSU Consideration, PSU Consideration or Option Consideration remaining unclaimed by holders of shares of Company Common Stock or holders of Cashed Out Compensatory Awards immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Authority shall, to the extent permitted by Applicable Law, become property of Parent free and clear of any claims or interest of any Person previously entitled thereto.

(g)      Any portion of the Merger Consideration deposited with the Paying Agent pursuant to this Section 3.02 to pay for shares of Company Common Stock for which appraisal rights shall have been properly and validly demanded in compliance with the provisions of Section 262 of the DGCL shall be returned to Parent upon demand.

(h)      All Merger Consideration, RSU Consideration, PSU Consideration or Option Consideration issued and paid upon conversion of the Company Common Stock or the Cashed Out Compensatory Awards, respectively, in accordance with the terms of this Agreement, shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such Company Common Stock or Cashed Out Compensatory Awards, as the case may be.

Section 3.03      Lost Certificates.  If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent or the Surviving Corporation, the posting by such Person of a bond, in such reasonable amount as the Surviving Corporation may reasonably direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration to be paid in respect of the shares of Company Common Stock represented by such Certificate as contemplated by this Article 3.

Section 3.04     Withholding Rights.  Each of Ultimate Parent, Parent, Merger Sub and the Surviving Corporation shall be entitled to deduct and withhold, or cause the Paying Agent to deduct and withhold, from any amount otherwise payable to any Person pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment pursuant to the Code or under any provision of federal, state, local or foreign Applicable Law. To the extent that amounts are so deducted or withheld and paid over to the appropriate taxing authority by Ultimate Parent, Parent, Merger Sub, the Surviving Corporation or the Paying Agent, as the case may be, such deducted or withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

Section 3.05      Treatment of Company Compensatory Awards.

(a)      At the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, each In-the-Money Company Option that is outstanding and vested (including any unvested In-the-Money Company Options that are outstanding as of immediately prior to the Effective Time, not assumed pursuant to Section 3.05(b) and vest in connection with the Transaction contemplated by this Agreement by virtue of such non-assumption pursuant to the terms of the applicable Company Stock Plan) as of immediately prior to the Effective Time (“Cashed Out Company Options”) shall be cancelled immediately prior to the Effective Time and converted into the right to receive an amount in cash equal to the product obtained by multiplying (i) the aggregate number of shares of Company Common Stock subject to such Company Option immediately prior to the Effective Time and (ii) the excess of the Merger Consideration less the exercise price per share of such Company Option (the “Option Consideration”), without interest and subject to applicable tax withholdings. Each holder of a Cashed Out Company Option shall be entitled to receive in exchange for the cancellation thereof the Option Consideration with respect to each share of Company Common Stock subject to such outstanding Cashed Out Company Option and the Company shall cause such payment to be made to the holder of such Company Option, if a current or former employee of the Company, through the payroll system of the Surviving Corporation or, if not a current or former employee of the Company, through the Paying Agent, in each case, payable as soon as practicable following the Closing Date (and, in the case of current or former employees of the Company, in no event later than the next regularly scheduled payroll run of the Surviving Corporation following the Closing Date), provided that in the event that any Cashed Out Company Option is subject to Section 409A of the Code, as jointly determined by Parent and the Company, the payment of the amount of cash with respect thereto shall be delayed to the extent necessary to comply with Section 409A of the Code.

(b)      At the Effective Time, each In-the-Money Company Option that is outstanding and unvested, and each Company Option that is not an In-the-Money Company Option that is outstanding, as of immediately prior to the Effective Time and, in each case, is held by an Acquired Company Employee or Acquired Company Service Provider shall be assumed by Ultimate Parent and converted automatically at the Effective Time into an option denominated in Ultimate Parent Ordinary Shares having, subject to Applicable Law, the same terms and conditions as the Company Option (each, an “Assumed Option”), except that (i) each such Assumed Option will be exercisable (or will become exercisable in accordance with its terms) for that number of whole Ultimate Parent Ordinary Shares equal to the product of (A) the number of shares of Company Common Stock that were issuable upon exercise of such Company Option immediately prior to the Effective Time, multiplied by (B) a fraction (such ratio, the “Exchange Ratio”), the numerator of which is the Merger Consideration and the denominator of which is the volume weighted average price for an Ultimate Parent Ordinary Share for the twenty trading days immediately prior to (and excluding) the Closing Date as reported by Bloomberg, L.P., and rounding such product down to the nearest whole number of Ultimate Parent Ordinary Shares, (ii) the per share exercise price for the Ultimate Parent Ordinary Shares issuable upon exercise of such Assumed Option will be equal to the quotient determined by dividing (A) the exercise price per share of Company Common Stock at which such Company Option was exercisable immediately prior to the Effective Time by (B) the Exchange Ratio, and rounding such quotient up to the nearest whole cent and (iii) all references to the “Company” in the applicable Company Stock Plans and the stock option agreements will be references to Ultimate Parent. The Company will not take any action to accelerate the vesting of any Company Options (other than to implement any existing agreements or arrangements for such acceleration in effect as of the date of this Agreement). As soon as reasonably practicable, Ultimate Parent will use reasonable best efforts to issue to each Person who holds an Assumed Option a document evidencing the foregoing assumption of such Company Option by Ultimate Parent.

(c)      All Company Options which are not Cashed Out Company Options or Assumed Options shall be cancelled as of immediately prior to the Effective Time in exchange for no consideration. In no event shall the Company Options described in this Section 3.05(c) be assumed by Ultimate Parent.

(d)      At the Effective Time each Company RSU Award that is outstanding immediately prior to the Effective Time and is held by an Acquired Company Employee or Acquired Company Service Provider shall be assumed by Ultimate Parent and converted automatically at the Effective Time into an award consisting of that number of restricted share units denominated in Ultimate Parent Ordinary Shares having, subject to Applicable Law, the same terms and conditions as the Company RSU Award (each assumed and converted Company RSU Award, an “Assumed RSU Award”), except that (i) each such Assumed RSU Award will entitle the holder, upon settlement, to that number of whole Ultimate Parent Ordinary Shares equal to the product of (A) the number of shares of Company Common Stock that were issuable with regard to the related Company RSU Award immediately prior to the Effective Time, multiplied by (B) the Exchange Ratio, and rounding such product down to the nearest whole number of Ultimate Parent Ordinary Shares and (ii) all references to the “Company” in the applicable Company Stock Plans and the Company RSU Award agreements will be references to Ultimate Parent. The Company will not take any action to accelerate the vesting of any portion of any Company RSU Award (other than to implement any existing agreements or arrangements for such acceleration in effect as of the date of this Agreement). As soon as reasonably practicable, Ultimate Parent will issue to each Person who holds an Assumed RSU Award a document evidencing the foregoing assumption of the related Company RSU Award by Ultimate Parent.

(e)      At the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, each Company RSU Award that is not an Assumed RSU Award (“Cashed Out Company RSU Award”) shall vest in full and be cancelled immediately prior to the Effective Time and converted into the right to receive an amount in cash equal to the product obtained by multiplying (i) the aggregate number of shares of Company Common Stock subject to such Company RSU Award immediately prior to the Effective Time and (ii) the Merger Consideration (the “RSU Consideration”), without interest and subject to applicable tax withholdings. Each holder of an outstanding Cashed Out Company RSU Award shall be entitled to receive in exchange for the cancellation thereof the RSU Consideration with respect to each share of Company Common Stock subject to such outstanding Company RSU Award and the Company shall cause such payment to be made to the holder of such Company RSU Award, if a current or former employee of the Company, through the payroll system of the Surviving Corporation or, if not a current or former employee of the Company, through the Paying Agent, in each case, payable as soon as practicable following the Closing Date (and, in the case of current or former employees of the Company, in no event later than the next regularly scheduled payroll run of the Surviving Corporation following the Closing Date), provided, that in the event that any Cashed Out Company RSU Award is subject to Section 409A of the Code, as jointly determined by Parent and the Company, the payment of the amount of cash with respect thereto shall be delayed to the extent necessary to comply with Section 409A of the Code.

(f)      As of the Closing Date, each Company PSU Award shall be treated in accordance with the terms of the Company PSU Award agreement governing such Company PSU Award, including that (i) the Performance Period (as defined in the applicable Company PSU Award agreement) in respect of such Company PSU Award shall be deemed to end on the Closing Date, (ii) the number of Calculated RSUs (as defined in the applicable Company PSU Award agreement) shall be determined as of the Closing Date, (iii) 50% of the Calculated RSUs under the Company PSU Award shall become vested as of immediately prior to the Effective Time, (iv) the portion of the Company PSU Award covering the Calculated RSUs shall be treated as a Company RSU Award and in the manner as specified in Section 3.05(d) or 3.05(e), as applicable, provided that any such Calculated RSUs that shall be subject to the treatment specified in Section 3.05(d) shall be scheduled to vest on the one (1) year anniversary of the Closing Date based on continued Service Provider (as defined in the Company’s 2009 Stock Plan) status through such date, subject to any accelerated vesting as may be specified under any plan, agreement or other arrangement applicable to such Company PSU Award. The Company will not take any action to accelerate the vesting of any portion of any Company PSU Award (other than to implement any existing agreements or arrangements for such acceleration in effect as of the date of this Agreement).

(g)      Not less than 30 days prior to the Effective Time, the Company shall send a written notice in a form reasonably acceptable to Parent to each holder of an outstanding Company Option, Company PSU Award or Company RSU Award that shall inform such holder of the treatment of the Company Options, Company PSU Awards and Company RSU Awards provided in this Section 3.05.

(h)      Notwithstanding anything in this Section 3.05 or otherwise in this Agreement to the contrary, the conversion of Company Options, Company PSU Award and Company RSU Awards provided for in this Section 3.05 shall be effected in a manner consistent with Section 409A of the Code.

(i)      Following the Effective Time, no holder of a Company Compensatory Award or any participant in any Company Stock Plan, or other Company Employee Plan or employee benefit arrangement of the Company or under any employment agreement shall have any right hereunder to acquire any capital stock or other equity interests (including any “phantom” stock or stock appreciation rights) in the Company, any of its Subsidiaries or the Surviving Corporation.

Section 3.06     Dissenting Shares.

(a)      Notwithstanding anything to the contrary in this Agreement, shares of Company Common Stock that are outstanding immediately prior to the Effective Time and that are held by any Person who is entitled to demand and properly demands appraisal of such shares pursuant to, and who complies in all respects with, Section 262 of the DGCL (any such shares being referred to as “Dissenting Shares”) shall not be converted into or represent the right to receive the Merger Consideration as provided in Section 3.01(a), but shall be entitled only to such rights as are granted by the DGCL to a holder of Dissenting Shares. If any such Person shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under Section 262 of the DGCL, then the right of such Person to receive those rights under Section 262 of the DGCL shall cease and such shares shall be deemed automatically to have been converted into, as of the Effective Time, and to represent only, the right to receive the Merger Consideration in accordance with Section 3.01(a), without interest thereon, upon surrender of a Stock Certificate or Book-Entry Share representing such shares in accordance with Section 3.02.

(b)      The Company shall give Parent prompt notice of any written demands received by the Company for appraisal of any shares of Company Common Stock pursuant to the DGCL, any withdrawal of any such demand and any other demand, notice or instrument delivered to the Company pursuant to the DGCL. Parent shall have the right to participate in, direct and control all negotiations and Proceedings with respect to such demands for appraisal under Section 262 of the DGCL. The Company shall not, except with the prior written consent of Parent, (i) voluntarily make any payment or settlement offer with respect to any demands, applications, notices or instruments for appraisal for Dissenting Shares, (ii) settle or offer to settle any such demands, (iii) waive any failure to timely deliver a written demand or to timely take any other action for appraisal in accordance with the DGCL or (iv) agree to do any of the foregoing.

ARTICLE 4.

Representations and Warranties of the Company

Subject to Section 10.05, except (i) as set forth in the Company Disclosure Schedule or (ii) as disclosed in the Company SEC Documents filed by the Company with the SEC or furnished by the Company to the SEC, in each case, on or after January 1, 2014 but prior to the date hereof (but, in each case, (A) without giving effect to any amendment thereof filed with, or furnished to the SEC on or after the date hereof and (B) excluding any disclosures contained under the heading “Risk Factors,” any disclosure of risks included in any “forward-looking statements” disclaimer and any other disclosures contained or referenced therein that are general, cautionary, predictive or forward-looking in nature), but only to the extent such Company SEC Documents are publicly available on the SEC’s Electronic Data Gathering Analysis and Retrieval System and such disclosure is reasonably apparent from a reading of such Company SEC Documents that such disclosure relates to such Section of Article 4 below (it being understood that this clause (ii) shall not be applicable to Section 4.02, Section 4.05 or Section 4.22), the Company represents and warrants to Ultimate Parent, Parent and Merger Sub:

Section 4.01     Corporate Existence and Power.

(a)      The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate power and authority required to carry on its business as currently conducted. The Company is duly qualified to do business as a foreign corporation and, where such concept is recognized, is in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing has not had, either individually or in the aggregate, a Company Material Adverse Effect.

(b)      Section 4.01(b) of the Company Disclosure Schedule sets forth a true, correct and complete list of the Company’s Subsidiaries as of the date of this Agreement. Each of the Subsidiaries of the Company (i) has been duly organized and is validly existing and, where such concept is recognized, in good standing under the Applicable Laws of the jurisdiction of its organization; (ii) is duly licensed or qualified to do business and, where such concept is recognized, is in good standing as a foreign entity in all jurisdictions in which the conduct of its business or the activities it is engaged makes such licensing or qualification necessary, except where the failure to be so licensed, qualified and in good standing has not had, either individually or in the aggregate, a Company Material Adverse Effect; and (iii) has all corporate or other organizational power and authority required to carry on its business as now conducted.

(c)      The Company has made available to Parent accurate and complete copies of: (i) the certificate of incorporation and bylaws, including all amendments thereto through the date hereof, of the Company and (ii) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the stockholders of the Company, the Company Board of Directors and all committees thereof since January 1, 2014 through the date hereof. No Acquired Company is in violation of any of the provisions of the certificate of incorporation or bylaws (or equivalent constituent documents), including all amendments thereto, of such Acquired Company.

Section 4.02     Corporate Authorization.

(a)      The Company has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. The execution, delivery and performance by the Company of this Agreement have been duly and validly authorized by all necessary corporate action on the part of the Company and the Company Board of Directors, subject only to the approval of the Company’s stockholders as described below, and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement or for the Company to consummate the transactions contemplated by this Agreement (other than, with respect to the Merger, the filing of the Certificate of Merger with the Delaware Secretary of State). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Ultimate Parent, Parent and Merger Sub, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency the relief of debtors, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditor’s rights and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies (collectively, the “Enforceability Exceptions”). The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock is the only vote of the holders of any of the Company Capital Stock necessary to adopt this Agreement and thereby approve the Merger and the other transactions contemplated hereby (the “Required Company Stockholder Approval”).

(b)      At a meeting duly called and held, the Company Board of Directors has (i) unanimously determined that this Agreement and the Merger, are fair to, advisable and in the best interests of the Company’s stockholders, (ii) unanimously approved this Agreement and the transactions contemplated hereby and (iii) unanimously resolved (subject to Section 6.03(f)) to recommend adoption of this Agreement and approval of the Merger and the other transactions contemplated hereby by the stockholders of the Company (such recommendation, the “Company Board Recommendation”).

Section 4.03     Governmental Authorization.  The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby require no action by or in respect of, or filing with, any Governmental Authority other than (i) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (ii) compliance with any applicable requirements of the HSR Act and any other laws analogous to the HSR Act existing in foreign jurisdictions (together with the HSR

Act, “Antitrust Laws”), (iii) compliance with any applicable requirements of the Exchange Act and any other applicable U.S. state or federal securities, takeover or “blue sky” laws, (iv) compliance with any applicable requirements of Exon-Florio and (v) compliance with any applicable rules of NASDAQ, and except where failure to take any such actions or filings would not materially impair the ability of the Company to consummate the transactions contemplated by this Agreement or have, individually or in the aggregate, a Company Material Adverse Effect.

Section 4.04     Non-Contravention. The execution, delivery and performance by the Company of this Agreement, the consummation by the Company of the transactions contemplated hereby and the compliance by the Company with any of the provisions of this Agreement do not and will not (i) contravene, conflict with or result in any violation or breach of any provision of the certificate of incorporation or bylaws (or comparable organizational documents) of any Acquired Company, (ii) assuming compliance with the matters referred to in Section 4.03, and subject to obtaining the Required Company Stockholder Approval, contravene, conflict with or result in a violation or breach of any Applicable Law, (iii) assuming compliance with the matters referred to in Section 4.03, and subject to obtaining the Required Company Stockholder Approval, require any consent or other action by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default, under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which any Acquired Company is entitled under any Company Material Contract or any Permit governing the operation of the business by the Acquired Companies or (iv) result in the creation or imposition of any Lien (other than a Permitted Lien) on any asset of any Acquired Company, except in the case of clauses (ii), (iii), and (iv) above, any such violation, breach, default, right, termination, amendment, acceleration, cancellation, loss or Lien that would not have, individually or in the aggregate, a Company Material Adverse Effect or prevent, materially delay or materially impair the ability of the Company to perform its obligations under this Agreement or to consummate the Merger.

Section 4.05     Capitalization; Subsidiaries.

(a)      The authorized capital stock of the Company consists of 800,000,000 shares of Company Common Stock and 5,000,000 shares of Company Preferred Stock. As of October 31, 2016 (the “Capitalization Date”), there were outstanding (i) 402,322,145 shares of Company Common Stock, (ii) zero shares of Company Preferred Stock, (iii) Company Options to purchase an aggregate of 7,666,426 shares of Company Common Stock (of which options to purchase an aggregate of 5,374,559 shares of Company Common Stock were exercisable), (iv) 3,051,554 shares of Company Common Stock underlying Company PSU Awards (based on maximum achievement), and (v) 25,864,403 shares of Company Common Stock underlying Company RSU Awards. 24,469,180 shares of Company Common Stock were authorized for issuance pursuant to the Company ESPP, of which a maximum of 5,995,413 shares of Company Common Stock will be issued with respect to the purchase period in effect under the Company ESPP on the date of this Agreement.

(b)      As of the Capitalization Date, the Company has reserved 41,021,082 shares of Company Common Stock for issuance on exercise, vesting or other conversion to Company Common Stock of Company Compensatory Awards. All outstanding shares of Company Common Stock have been, and all shares that may be issued pursuant to the Company Stock Plans will be, when issued in accordance with the respective terms thereof, duly authorized and validly issued and are fully paid and nonassessable. There are no shares of Company Common Stock that are subject to vesting or forfeiture restrictions. Section 4.05(b) of the Company Disclosure Schedule contains, as of the Capitalization Date, a complete and correct list of each outstanding Company Option, Company PSU Awards and Company RSU Awards, including, the holder’s name (except for employees of the Acquired Companies at a level below senior director or as prohibited by Applicable Law), the holder’s employee identification number, date of grant, the number of shares of Company Common Stock subject to such Company Compensatory Award as of the date of this Agreement, exercise price, vesting schedule (including the number of vested and unvested shares as of the date of this Agreement), the number of shares of Company Common Stock vested and unvested as of the date of this Agreement, whether such Company Compensatory Award is an “incentive stock option” within the meaning of Section 422 of the Code, and the date on which such

Company Compensatory Award expires and whether the vesting of such Company Compensatory Award shall be subject to any acceleration in connection with the Transaction.

(c)      Except as provided in Section 4.05(a) and for changes since the Capitalization Date resulting from (w) the exercise, vesting or other conversion to Company Common Stock of Company Compensatory Awards outstanding on such date or granted after the date of this Agreement in accordance with the terms of this Agreement, (x) the grant of Company Compensatory Awards after the date of this Agreement in accordance with the terms of this Agreement, (y) the right of employees of any Acquired Company to purchase shares of Company Common Stock pursuant to the Company ESPP, and (z) conversion of the Notes and exercise of the Warrants, there are no outstanding (i) shares of capital stock or voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company or (iii) options or other rights to acquire from the Company, or other obligation of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company (the items in clauses (i), (ii) and (iii) being referred to collectively as the “Company Securities”).

(d)      All outstanding shares of Company Common Stock have been issued and granted in compliance with (i) all applicable securities laws and other Applicable Laws and (ii) all requirements set forth in applicable Contracts.

(e)      All shares of the Company’s capital stock that the Company has repurchased, redeemed or otherwise reacquired were reacquired in compliance with (i) the applicable provisions of the DGCL and all other Applicable Law and (ii) all requirements set forth in applicable restricted stock purchase agreements and other applicable Contracts. Other than obligations to settle or repurchase the Warrants, Notes and the 4.625% Senior Notes due 2023 issued pursuant to the Indenture, dated January 22, 2013, among the Company, the guarantors party thereto and Wells Fargo Bank, National Association, there are no outstanding obligations of the Company to repurchase or redeem any of its securities.

(f)      All outstanding shares of capital stock of the Subsidiaries of the Company are validly issued, fully paid (to the extent required under the applicable governing documents), nonassessable, and free and clear of any Liens (other than Permitted Liens). There are no outstanding contractual obligations of any Subsidiary of the Company to repurchase, redeem or otherwise acquire any of its capital stock or other equity interests.

(g)      All outstanding shares of capital stock of the Subsidiaries of the Company are owned, directly or indirectly, by the Company. No Subsidiary of the Company has or is bound by any outstanding subscriptions, options, warrants, calls, commitments, rights agreements or agreements of any character calling for it to issue, deliver or sell, or cause to be issued, delivered or sold any of its equity securities or any securities convertible into, exchangeable for or representing the right to subscribe for, purchase or otherwise receive any such equity security or obligating such Subsidiary to grant, extend or enter into any such subscriptions, options, warrants, calls, commitments, rights agreements or other similar agreements (except, in each case, to or with an Acquired Company).

(h)      None of the Acquired Companies has agreed or is obligated to, directly or indirectly, make any future investment in or capital contribution or advance to any Person, other than any investments or capital contributions solely among the Acquired Companies in the ordinary course of business.

Section 4.06     Company SEC Documents; Company Financial Statements.

(a)      The Company has filed or furnished all registration statements, proxy statements and other statements, reports, schedules, forms and other documents (including all exhibits and all other information incorporated by reference) required to be filed or furnished by it with the SEC during the period since January 1, 2014, and all amendments thereto (the “Company SEC Documents”). All statements, reports, schedules, forms and other documents required to have been filed by the Company with the SEC have been so filed on a timely basis. None of the Company’s Subsidiaries is required to file any documents with the SEC. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Company SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be) and (ii) none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, or are to be made, not misleading.

(b)      There are no outstanding unresolved comments with respect to the Company or the Company SEC Documents noted in comment letters or other correspondence received by the Company or its attorneys from the SEC, and, to the Knowledge of the Company, none of the Company SEC Documents is the subject of outstanding SEC comments and there are no pending (i) formal or informal investigations of the Company by the SEC or (ii) inspection of an audit of the Company’s financial statements by the Public Company Accounting Oversight Board. Since January 1, 2014, there has been no material written complaint, allegation, assertion or claim that any Acquired Company has engaged in illegal accounting or auditing practices. Since January 1, 2014, no current or former attorney representing any Acquired Company has reported in writing evidence of a material violation of securities laws or breach of fiduciary duty by the Company or any of its officers, directors, employees or agents to the board of directors of the Company or any committee thereof or to any director or executive officer of the Company. Since January 1, 2014, no Acquired Company has received from the SEC any requests (whether formal or informal) for the production of documents.

(c)      The financial statements (including any related notes and schedules) included in the Company SEC Documents (collectively, the “Company Financial Statements”): (i) complied, at the time of their respective filing with the SEC, in all material respects with the applicable accounting requirements and published rules and regulations of the SEC, the Exchange Act and the Securities Act applicable thereto, (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such Company Financial Statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, and except that the unaudited Company Financial Statements may not contain footnotes and are subject to normal and recurring year-end adjustments, none of which individually or in the aggregate will be material in amount) and (iii) fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of the Company and its consolidated Subsidiaries for the periods covered thereby (except that the unaudited Company Financial Statements may not contain footnotes and are subject to normal and recurring year-end adjustments, none of which individually or in the aggregate will be material in amount).

(d)      The Company has established and maintains, adheres to and enforces a system of internal controls over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) which are effective in providing reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP, including policies and procedures that (i) require the maintenance of records that in reasonable detail accurately and fairly reflect the material transactions and dispositions of the assets of the Acquired Companies, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the Acquired Companies are being made only in accordance with appropriate authorizations of management and the Company Board of Directors and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Acquired Companies. The Company is, and at all times since January 1, 2014, has been in compliance in all material respects with the applicable listing and other rules and regulations of NASDAQ, and has not since January 1, 2014 through the date hereof received any written notice from NASDAQ asserting any non-compliance with any such rules and regulations that remains unresolved.

(e)      With respect to each annual report on Form 10-K and each quarterly report on Form 10-Q included in the Company SEC Documents, the chief executive officer and chief financial officer of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the SEC and, since January 1, 2014, NASDAQ, as of their respective dates, and the statements contained in any such certifications are complete and correct as of their respective dates.

(f)      The “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) of the Company are reasonably designed to ensure that all information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to the management of the Company, including its principal executive and principal financial officer, to allow timely decisions regarding required disclosure.

(g)      Neither the Company nor any of its Subsidiaries is a party to, nor does it have any commitment to become a party to, any off-balance sheet joint-venture, off-balance sheet partnership or any other “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K of the SEC).

Section 4.07      Absence of Certain Changes. Between the Company Balance Sheet Date and the date of this Agreement, (a) a Company Material Adverse Effect has not occurred, (b) the business of the Acquired Companies has been conducted in the ordinary course consistent with past practices and (c) no Acquired Company has taken any action that, if taken after the date of this Agreement, would require consent pursuant to Section 6.01.

Section 4.08     No Undisclosed Liabilities.  Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, no Acquired Company has any liabilities or obligations of a type required to be reflected on a balance sheet in accordance with GAAP other than (a) liabilities or obligations disclosed and provided for in the Company Balance Sheet or in the notes thereto; (b) liabilities or obligations that have been incurred by the Acquired Companies since the Company Balance Sheet Date in the ordinary course of business and consistent with past practice; (c) liabilities or obligations under the Contracts identified in Section 4.09(a) of the Company Disclosure Schedule (but not from any breach or default thereunder); (d) the liabilities or obligations identified in Section 4.08 of the Company Disclosure Schedule; and (e) liabilities or obligations arising under or contemplated or permitted by this Agreement.

Section 4.09     Company Material Contracts.

(a)      As of the date of this Agreement, no Acquired Company is party to or bound by any of the following Contracts currently in effect (a Contract responsive to any of the following categories being hereinafter referred to as a “Company Material Contract”):

(i)      any lease (whether of real or personal property) providing for annual rentals of $2,000,000 or more;

(ii)      any Contract pursuant to which any material Intellectual Property Rights or material Technology that are used, or held for use by any Acquired Company in connection with (I) the Company Products or (II) the current conduct of the business of any Acquired Company is, or is required to be, licensed, sold, assigned or otherwise conveyed or provided to any Acquired Company (other than (A) Contracts for Standard Software, (B) non-disclosure agreements entered into in the ordinary course of business consistent with past practice (each, an “NDA”), (C) customary invention assignment agreements with employees and independent contractors entered into in the ordinary course of business consistent with past practice (“Invention Assignment Agreements”) and (D) Contracts related to membership in any Standards Body);

(iii)      other than (A) NDAs and (B) Contracts for the purchase, sale or non-exclusive license of Company Products or Technology used with the Company Products entered into in the ordinary course of business consistent with past practice, any Contract pursuant to which any material Intellectual

Property Right or material Technology or any other material right (whether or not currently exercisable) or interest in any material Company IP is required to be licensed (whether or not such license is currently exercisable), sublicensed, sold, assigned or otherwise conveyed or provided to a third party by any Acquired Company, or pursuant to which any Acquired Company has agreed not to enforce any Intellectual Property Right against any third party;

(iv)      any Contract imposing any material restriction on any Acquired Company’s right or ability, or, after the Effective Time, the right or ability of the Surviving Corporation or any of its Subsidiaries (A) to compete in any line of business or market or in any geographic area or with any Person or which would so limit the freedom of the Surviving Corporation or any of its Subsidiaries after the Closing Date (including granting exclusive rights or rights of first refusal to license, market, sell or deliver any of the Company Products or any related Technology or Intellectual Property Right), (B) to acquire any product, asset or services from any other Person, to sell any product or other asset to or perform any services for any other Person or to transact business or deal in any other manner with any other Person, in each case, with whom the Acquired Companies conduct business or (C) to develop or distribute any material Company IP or material Company Technology, in each case, other than pursuant to Contracts for Standard Software and NDAs;

(v)      any (A) Contract that includes a covenant not to sue, other than Contracts relating to membership in any Standards Body or which are licenses to Intellectual Property Rights or (B) any settlement agreement (x) requiring payment of $2,000,000 or more by any Acquired Company that has not been fully performed or (y) imposing material restrictions on the operation of the business of the Acquired Companies as currently conducted, in each case, other than non-exclusive licenses of Company IP;

(vi)      any Contract (including any Government Contract) that has not been fully performed for the purchase of materials, supplies, goods, services, equipment or other assets, in connection with which any Acquired Company has made payments to the applicable counterparty of $10,000,000 or more in the 12 month period ending July 30, 2016, except any Contract that is a purchase order for materials, supplies, goods, services, equipment or other assets entered into by any Acquired Company in the ordinary course of business consistent with past practice or Contracts contemplated by Section 4.09(a)(xi);

(vii)      any Contract (including any Government Contract) that has not been fully performed for the sale or distribution by any Acquired Company of materials, supplies, goods, services, equipment or other assets, in connection with which any Acquired Company has received payments from the applicable counterparty of $10,000,000 or more in the 12 month period ending July 30, 2016, except other than any Contract that is a purchase order for materials, supplies, goods, services, equipment or other assets entered into by any Acquired Company in the ordinary course of business consistent with past practice;

(viii)      any Contract with the Company’s Top OEM Customers in such Top OEM Customer’s capacity as a Top OEM Customer;

(ix)      any Contract providing for any other Person with “most favored nation” terms, including such terms for pricing;

(x)      any material partnership, joint venture or any sharing of revenues, profits, losses, costs or liabilities or any other similar Contract (including any material Contract providing for joint research, development, marketing or distribution) other than the sharing of costs in the ordinary course of business consistent with past practice;

(xi)      any Contract relating to the acquisition or disposition by any Acquired Company of any business (whether by merger, sale of stock, sale of assets or otherwise) entered into after January 1, 2014;

(xii)      any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other Contracts relating to indebtedness or the borrowing of money or extension of credit (including reimbursement obligations in respect of letters of credit) or the deferred purchase price of property (in either case, whether incurred, assumed, guaranteed or secured by any asset), in each case, in excess of $3,000,000 and other than any Contract only between or among Acquired Companies;

(xiii)      any Contract relating to the acquisition, issuance or transfer of any Company Securities and/or amounts of cash determined by reference to the value of any Company Securities, options relating to any Company Securities and/or any such Contract (other than Company Compensatory Awards outstanding as of the date of this Agreement or granted after the date hereof in accordance with the terms of this Agreement and other than the Convertible Note Hedge Obligations and the Warrants);

(xiv)      any Contract relating to any equity, interest rate, currency or commodity derivatives or hedging transaction, other than the Convertible Note Hedge Obligations, the Warrants and Employee Plans;

(xv)      any Contract under which (A) any Person (other than any Acquired Company) is guaranteeing any liabilities or obligations of any Acquired Company, (B) any Acquired Company is directly or indirectly guaranteeing liabilities or obligations of any other Person other than any Acquired Company (in each case other than endorsements for the purposes of collection in the ordinary course of business) or (C) any Acquired Company has “take-or-pay” obligations;

(xvi)      any Contract providing for the creation of any Lien, other than a Permitted Lien, with respect to any asset (including Intellectual Property Rights or other intangible assets) material to the conduct of the business of the Acquired Companies as currently conducted, taken as a whole;

(xvii)      any Contract which contains any provisions requiring any Acquired Company to indemnify any other party (excluding indemnities contained in agreements for the purchase, sale or license of Company Products or indemnities in connection with the licensing of Technology to vendors in the ordinary course of business consistent with past practice or Real Property Leases), which indemnity is material to the Acquired Companies, taken as a whole;

(xviii)      any material Contract with any Related Person, other than any Employee Plans; and

(xix)      any employment, severance, retention, bonus or other similar agreement with any current or former employee, officer, director, advisor or individual consultant of any Acquired Company pursuant to which any Acquired Company has any material current or future rights or obligations, other than any Employee Plans.

(b)      The Company has made available to Parent accurate and complete copies of all written Company Material Contracts required to be identified in Section 4.09(a) of the Company Disclosure Schedule, including all material amendments thereto and any extensions of the term of such Contract. Section 4.09(a) of the Company Disclosure Schedule provides an accurate description of the material terms of each Company Material Contracts required to be identified in Section 4.09(a) of the Company Disclosure Schedule that is not in written form.

(c)      Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, (A) each Company Material Contract is a valid and binding agreement of the Acquired Company party thereto, and (except for any such Company Material Contract that has expired or terminated in accordance with its terms after the date hereof) is in full force and effect, subject to the Enforceability Exceptions and (B) no Acquired Company is and, to the Knowledge of the Company, no other party thereto is in default or breach in any material respect under the terms of any such Company Material Contract and, to the Knowledge of the Company, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or would reasonably be expected to, (i) result in a violation or breach of any such Company Material Contract, (ii) give any Person the right to declare a default under any Company Material Contract, (iii) give any Person the right to accelerate the maturity or performance of any Company Material Contract or (iv) give any Person the right to cancel, terminate or modify any Company Material Contract.

(d)      Since January 1, 2014 through the date hereof, no Acquired Company has received any written notice of any material violation or breach of, default under or intention to cancel any Company Material Contract, except as would not have, individually or in the aggregate, a Company Material Adverse Effect.

(e)      Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, as of the date hereof, no Person is renegotiating, or has a right (or, to the Knowledge of the Company, has asserted a right) pursuant to the terms of any Company Material Contract to renegotiate, any amount paid or payable to any Acquired Company under any Company Material Contract or any other material term or provision of any Company Material Contract (other than pricing discussions in the ordinary course of business).

(f)      Section 4.09(f) of the Company Disclosure Schedule sets forth a list of the Acquired Companies’ top ten distributors by revenue for the nine-month period ending July 30, 2016.

(g)      Section 4.09(g) of the Company Disclosure Schedule sets forth a list of the Acquired Companies’ top 20 direct customers who the Company has identified as Governmental Authorities (other than any customers whose identities the Acquired Companies are not permitted to disclose pursuant to Applicable Law or the applicable Government Contracts).

Section 4.10     Compliance with Applicable Laws.

(a)      Each Acquired Company (i) is, and has at all times since October 27, 2013 through the date hereof been, in compliance with Applicable Laws; and (ii) to the Knowledge of the Company, since January 1, 2014 through the date hereof has not received written notice from any Governmental Authority alleging that any Acquired Company is in violation of any Applicable Law, except, in the case of each of clauses (i) and (ii), for such non-compliance and violations that would not have, individually or in the aggregate, a Company Material Adverse Effect.

(b)      Each Acquired Company is, and has at all times during the past five years been, in material compliance with (i) United States and (ii) to the Knowledge of the Company, foreign export control laws and regulations, including: the U.S. Export Administration Act and implementing Export Administration Regulations; the U.S. Arms Export Control Act and implementing International Traffic in Arms Regulations; and the EU Dual-Use Regulation, Council Regulation (EC) No 428/2009 (and associated amendments). Without limiting the foregoing, as of the date hereof, there are no pending or, to the Knowledge of the Company, threatened claims or investigations by any Governmental Authority of potential violations against any Acquired Company with respect to export activity or licenses or other approvals.

(c)      Each Acquired Company and, to the Knowledge of the Company, their respective officers, directors, and employees, is, and has at all times in the past five years been, in compliance with all Applicable Laws relating to economic or trade sanctions, including, without limitation, all economic or trade sanctions imposed, administered, or enforced by (i) the U.S. government, including those administered by OFAC or the U.S. Department of State, or (ii) the United Nations Security Council, the European Union, or Her Majesty’s Treasury of the United Kingdom (“Trade Sanctions”). No Acquired Company, or, to the Knowledge of the Company, their respective officers, directors, or employees, nor any agent or other Person associated with or acting on behalf of any Acquired Company is, or is owned by one or more Persons that are, currently or the in the past five years, (a) the target of Trade Sanctions, nor (b) located, organized, or resident in a country or territory that is the target of Trade Sanctions, including Cuba, Iran, North Korea, Sudan, Syria, and the Crimea Region of Ukraine. No Acquired Company, or, to the Knowledge of the Company, their respective officers, directors, or employees, nor any agent or other Person associated with or acting on behalf of any Acquired Company has, directly or indirectly, participated in the past five years in any prohibited or unlawful transaction or dealing involving a Person or entity that is the target of Trade Sanctions, or with any Person or entity located, organized, or resident in a country or territory that is the target of Trade Sanctions.

(d)      In the past five years, no Acquired Company has and, to the Knowledge of the Company, no agent, employee or other Person acting on behalf of any Acquired Company has, directly or indirectly:

(i)      made or agreed to make any unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity and related in any way to any Acquired Company’s business;

(ii)      made or agreed to make any unlawful payment to any foreign or domestic government official or employee, foreign or domestic political parties or campaigns, official of any public international organization, or official of any state-owned enterprise;

(iii)      violated any provision of the FCPA, or any other Applicable Laws relating to anti-corruption or anti-bribery; or

(iv)      made or agreed to make any bribe, payoff, influence payment, kickback or other similar unlawful payment.

(e)      Section 4.10(e) of the Company Disclosure Schedule sets forth all facility security clearances held by the Acquired Companies that the Company is permitted by Applicable Law to disclose. Except as set forth in Section 4.10(e) of the Company Disclosure Schedule, to the Knowledge of the Company: (i) the Acquired Companies are in compliance in all material respects with all applicable national security laws and obligations, including those specified in the National Industrial Security Program Operating Manual (DOD 5220.22-M); (ii) there are no facts or circumstances that currently exist that would reasonably be expected to result in the suspension or termination of any facility security clearance held by any Acquired Company or any personnel security clearance held by any Acquired Company Employee; (iii) each Acquired Company holds and, since January 1, 2014, has held, at least a “satisfactory” rating from the Defense Security Service (“DSS”) with respect to such Acquired Company’s facility security clearances and there are no liabilities or obligations relating to or arising from any failure which may have occurred to maintain at least a “satisfactory” rating from DSS; and (iv) since January 1, 2014, there has been no unauthorized disclosure of classified information by Acquired Company Employees.

Section 4.11     Litigation.

(a)      As of the date of this Agreement, there is no pending Proceeding or, to the Knowledge of the Company, investigation, and, to the Knowledge of the Company, since October 27, 2013 through the date hereof, no Person has threatened in writing to commence any Proceeding or, to the Knowledge of the Company, investigation: (i) against any Acquired Company or any of the assets owned by any Acquired Company or any Person whose liability any Acquired Company has or may have retained or assumed, either contractually or by operation of law, in each case, as would have, individually or in the aggregate, a Company Material Adverse Effect or that would or would reasonably be expected to require the payment of $5,000,000 or more by an Acquired Company; or (ii) that challenges, or that would reasonably be expected to have the effect of preventing, materially delaying, making illegal or materially impeding the Transaction.

(b)      There is no order, writ, injunction, judgment or decree to which any Acquired Company or any of the assets owned or used by any Acquired Company is subject or which materially interferes with the right of the Acquired Companies, taken as a whole, to conduct their business.

Section 4.12     Real Property.

(a)      Section 4.12(a) of the Company Disclosure Schedule contains a complete and correct list of the Owned Real Property (including the owner thereof and the street address of each parcel of Owned Real Property). The Company or one or more of the Acquired Companies has good and marketable fee simple title (or the equivalent in the applicable jurisdiction) to the Owned Real Property free and clear of any and all Liens, other than Permitted Liens. No Owned Real Property is being marketed for sale, or is under contract to be sold. No Acquired Company is obligated under or a party to any option, right of first refusal or other contractual right to purchase, acquire, sell, assign or dispose of any Owned Real Property or any portion thereof or interest therein. Except as set forth on Section 4.12(a)(i) of the Company Disclosure Schedule or non-monetary liens set forth in title reports, commitments or policies made available to Parent or that are recorded against the Owned Real Property in the public record, none of the Acquired Companies have leased or otherwise granted any Person the right to use or occupy any Owned Real Property. No Acquired Company has received written notice of a material violation of any material ordinances, regulations or building, zoning or other similar laws with respect to the Owned Real Property.

(b)      The Company or one of the other Acquired Companies has a valid leasehold interest in the Leased Real Property. Section 4.12(b) of the Company Disclosure Schedule lists each lease, sublease, license or other occupancy agreement or arrangement relating to the occupancy of any Leased Real Property by any Acquired Company (each, a “Real Property Lease”) and sets forth the address for each lease.

(c)      The applicable Acquired Company’s interest in the Leased Real Property is not subject to any Liens, except for Permitted Liens. No Acquired Company has received written notice from a Governmental Authority of a material violation of any material ordinances, regulations or building, zoning or other similar laws with respect to the Leased Real Property material to the conduct of the business of the Acquired Companies as currently conducted, taken as a whole. An Acquired Company has the right to use and occupy the Leased Real Property for the full term of the Real Property Lease relating thereto. None of the Acquired Companies have subleased or otherwise granted any Person the right to use or occupy any Leased Real Property.

(d)      To the Knowledge of the Company, there is no pending or threatened condemnation proceeding or special assessment with respect to any of the Owned Real Property or any Leased Real Property.

(e)      Except as set forth on Section 4.12(e) of the Company Disclosure Schedule, all improvements located on the Owned Real Property are, in the aggregate, in good condition and repair (normal wear and tear accepted), other than as would not materially impair the conduct of the Acquired Companies’ business at such Owned Real Property.

Section 4.13     Properties.

(a)      Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, as of the date hereof, the Company or one of the other Acquired Companies has good and marketable, indefeasible, fee simple title to, or in the case of leased property and assets, has valid leasehold interests in, all tangible personal property and assets reflected on the Company Balance Sheet or acquired after the Company Balance Sheet Date, except for personal property and assets sold since the Company Balance Sheet Date in the ordinary course of business consistent with past practices. None of such property or assets is subject to any Lien, except:

(i)      Liens disclosed on the Company Balance Sheet;

(ii)      statutory Liens for current taxes not yet due or not yet delinquent or Taxes that are being contested in good faith by appropriate proceedings (and for which accruals or reserves have been established in accordance with GAAP on the Company Balance Sheet);

(iii)      Liens imposed by Applicable Laws such as materialmen’s, mechanics’, carriers’, workmen’s and repairmen’s liens (and in the case of materialmen’s, mechanics’, carriers’, workmen’s and repairmen’s liens, such Liens are for amounts not yet delinquent or that are being contested in good faith by appropriate proceedings and for which accruals or reserves have been established in accordance with GAAP on the Company Balance Sheet);

(iv)      Liens arising under conditional sale agreements, capital leases or other title retention agreements with a vendor or lessor;

(v)      restrictions on transfer of securities imposed by applicable state and U.S. federal securities laws;

(vi)      with respect to Intellectual Property Rights, nonexclusive licenses granted in the ordinary course of business;

(vii)      Liens granted pursuant to the Credit Agreement and related guarantees, pledge agreements or security documents that have or may be entered into pursuant to the terms of the Credit Agreement; or

(viii)      Liens which do not, individually or in the aggregate, materially detract from the value to the Acquired Companies or materially interfere with any present or intended use or occupancy of such property or assets by the Acquired Companies (clauses (i) through (viii) of this Section 4.13 are, collectively, the “Permitted Liens”).

(b)      The equipment owned by each Acquired Company that is material to the operation of business by the Acquired Companies as currently conducted taken as a whole is in good operating condition and repair and has been reasonably maintained (giving due account to the age and length of use of same, ordinary wear and tear excepted), and is adequate and suitable for its present uses.

Section 4.14      Intellectual Property.

(a)      Section 4.14(a) of the Company Disclosure Schedule accurately identifies as of November 1, 2016 (i) each material item of Registered IP in which any Acquired Company has or purports to have an ownership interest of any nature (whether exclusively, jointly with another Person, or otherwise), (ii) the jurisdiction in which such item of Registered IP has been registered or filed and the applicable application, registration, or serial or other similar identification number, (iii) any other Person that has an ownership interest in such item of material Registered IP and the nature of such ownership interest and (iv) all material unregistered Trademarks used in connection with any Company Product.

(b)      No Acquired Company has transferred ownership of (whether a whole or partial interest), or granted any exclusive right to use, any material Company IP to any Person. No Acquired Company has transferred ownership of (whether a whole or partial interest), or granted any exclusive right to use, any material Technology in which the Company owns or purports to own the underlying Intellectual Property Rights to any other Person, other than that Technology the Acquired Companies have sold, distributed or licensed, in the form of Company Products, or transferred, distributed, or licensed in the form of copies of such Company Technology, in each case, in the ordinary course of business (“Company Technology”).

(c)      The Acquired Companies exclusively own all right, title and interest to and in the material Company IP and Company Technology free and clear of any Liens (other than Permitted Liens and non-exclusive licenses granted by the Acquired Companies in the ordinary course consistent with past practice). The Acquired Companies have a policy requiring each Person who is or was an employee, officer, director, consultant or contractor of any Acquired Company and who is or was involved in the creation or development of any material Company IP or material Company Technology has signed an agreement containing (i) an assignment to the applicable Acquired Company of all Intellectual Property Rights in such Person’s contribution to the Company IP and Company Technology, and (ii) non-disclosure obligations for the protection of trade secrets of the Acquired Companies.

(d)      To the Knowledge of the Company, no material Company IP is invalid or not subsisting, or unenforceable. To the Knowledge of the Company, the Acquired Companies have made all filings and payments and taken all other actions required to be made or taken to maintain each item of material Company IP that is Registered IP in full force and effect by the applicable deadline and otherwise in accordance with all Applicable Laws. No application for any material Registered IP that has been filed by or on behalf of any of the Acquired Companies at any time since January 1, 2014 through the date hereof has been abandoned or allowed to lapse.

(e)      Each of the Acquired Companies owns or otherwise has the right to use all Technology and Intellectual Property Rights which are material to the conduct of business of the Acquired Companies as currently conducted, taken as a whole, and is used in, held for use in, or necessary for the conduct the business of the Acquired Companies as currently conducted; provided that the foregoing is not a representation or warranty of non-infringement which representation and warranty is solely as set forth in Section 4.14(f).

(f)      To the Knowledge of the Acquired Companies, the (i) material Company Products currently offered for sale and (ii) conduct of the business of the Acquired Companies as currently conducted have not and do not (A) infringe, misappropriate, use or disclose without authorization, or otherwise violate any Intellectual Property Right of any other Person, or (B) constitute unfair competition or trade practices under the laws or any relevant jurisdiction. To the Knowledge of the Company, no material claims of infringement, misappropriation, or similar claim involving Intellectual Property Rights of another Person or related Proceeding or investigation is pending or threatened against any Acquired Company or against any Person who would be entitled to be indemnified or reimbursed by any Acquired Company with respect to such claim, Proceeding or investigation. To the Knowledge of the Company, no Acquired Company has from January 1, 2014 through the date hereof, received any written notice alleging infringement, misappropriation, or violation of any Intellectual Property Right of another Person that the Acquired Companies have reason to believe is, individually or in the aggregate, material to the business of the Acquired Companies.

(g)      The Acquired Companies take commercially reasonable measures to protect, safeguard and maintain the confidentiality of, and otherwise protect and enforce their rights in all material proprietary information which is owned by an Acquired Company and which the Acquired Companies hold as a trade secret.

(h)      Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, to the Knowledge of the Company, none of the Company Software (or third party Software incorporated in Company Products) contains any bug, defect or error that materially and adversely affects the use, functionality or performance of such Software or any product or system containing or used in conjunction with such Software in any material respect. To the Knowledge of the Company, no material Company Software or material third party Software incorporated in Company Products contains any “back door,” “drop dead device,” “time bomb,” “Trojan horse,” “virus,” “worm,” “spyware” or “adware” (as such terms are commonly understood in the software industry) or any other code designed or intended to have, any of the following functions: (i) disrupting, disabling, harming or otherwise impeding in any manner the operation of, or providing unauthorized access to, a computer system or network or other device on which such code is stored or installed or (ii) compromising the privacy or data security of user data or damaging or destroying any data or file without the user’s consent (collectively, “Malicious Code”). Each Acquired Company implements commercially reasonable measures designed to prevent the introduction of Malicious Code into material Company Software, including firewall protections and regular virus scans consistent with industry practice.

(i)      To the Knowledge of the Company, no material Source Code for any Company Software embodied in any Company Product, has been delivered, licensed, or made available to any escrow agent or any other Person who is not either a current or former employee of any Acquired Company, or a Person to whom any Acquired Company has otherwise made any such Source Code available in the ordinary course of business pursuant to reasonable confidentiality terms. To the Knowledge of the Company, no Acquired Company has any duty or obligation (whether present, contingent, or otherwise) to deliver, license, or make available the material Source Code for any Company Product to any escrow agent or other Person. The consummation of the transactions contemplated by this Agreement will not result in the delivery, license or disclosure of any material Source Code for any Company Product to any other Person who is not, as of the date of this Agreement, either an employee of any Acquired Company, or a Person to whom any Acquired Company otherwise makes any such material Source Code available in the ordinary course of business pursuant to reasonable confidentiality terms.

(j)      To the Knowledge of the Company as of the date of this Agreement, no Company Software incorporated into or otherwise distributed with Company Products is subject to any “copyleft” or other obligation or condition (including any obligation or condition under any “open source” license such as the GNU Public License, Lesser GNU Public License, or Mozilla Public License) that could require, or could condition the use or distribution of such Company Software or portion thereof on, (A) the disclosure, licensing or distribution of any Source Code for any portion of such Company Software, or (B) the granting to licensees of the right to make derivative works or other modifications to such Company Software or portions thereof, (C) the licensing under terms that allow the Company Software or portions thereof or interfaces therefor to be reverse engineered, reverse assembled or disassembled (other than by operation of law), or (D) redistribution at no license fee.

(k)      No Governmental Authority or any public or private university, college or other educational or research institution has or could claim material rights in any material Company IP as a result of funding, facilities or personnel of such Governmental Authority, public or private university, college or other educational or research institution which were used, directly or indirectly, to develop or create, in whole or in part, such Company IP.

(l)      Section 4.14(l) of the Company Disclosure Schedule contains a list of all Standards Bodies which, to the Knowledge of the Company, any of the Acquired Companies participates in or contributes to.

Section 4.15      Insurance Coverage.  The Company has made available to Parent a list of, and accurate and complete copies of, all material insurance policies and fidelity bonds relating to the assets, business, operations, employees, officers or directors of the Acquired Companies, taken as a whole, each of which is in full force and effect as of the date hereof. There is no claim in excess of $25,000,000 by any Acquired Company pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds or in respect of which such underwriters have reserved their rights. All premiums payable under all such policies and bonds have been paid and each Acquired Company has otherwise complied in all material respects with the terms and conditions of all such policies and bonds. As of the date hereof, the Company has no Knowledge of any termination of, material premium increase (other than ordinary course premium increases) with respect to, or material alteration of coverage under, any of such policies or bonds threatened in writing.

Section 4.16      Licenses and Permits. Except in each case as would not have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Acquired Companies have, and at all times since October 27, 2013 have had, all licenses, permits, qualifications, accreditations, approvals and authorizations of any Governmental Authority (collectively, the “Permits”), and have made all necessary filings required under Applicable Law, necessary to conduct the business of the Acquired Companies; (ii) since January 1, 2013 through the date hereof, no Acquired Company has received any written notice of any violation of or failure to comply with any Permit or any actual or possible revocation, withdrawal, suspension, cancellation, termination or material modification of any Permit which is unresolved as of the date hereof; and (iii) each such Permit has been validly issued or obtained and is in full force and effect.

Section 4.17     Tax Matters.  Except as would not have or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect,

(a)      all Tax Returns required to be filed by or with respect to an Acquired Company have been timely filed (taking into account any extension of time within which to file) and all such Tax Returns are true, correct and complete in all respects and have been completed in accordance with Applicable Law;

(b)      all Taxes of each Acquired Company (whether or not shown to be due and payable on any Tax Return) have been timely paid (other than Taxes being contested in good faith by appropriate proceedings and for which adequate reserves have been established on the Company Financial Statements in accordance with GAAP), no Acquired Company has incurred any liability for Taxes since the date of the most recent Company Financial Statements other than in the ordinary course of business consistent with past practice, and each Acquired Company has made available to Parent or its legal counsel copies of all U.S. federal income and other material Tax Returns for such Acquired Company filed since the fiscal year ended October 31, 2012;

(c)      no deficiency for, or adjustment in respect of, any amount of Taxes has been proposed or asserted in writing or assessed by any Governmental Authority against any Acquired Company that remains unpaid;

(d)      there are no audits, suits, proceedings, claims, examinations or other administrative or judicial proceedings ongoing, pending, or, to the Knowledge of the Company, threatened or proposed with respect to any Taxes of any Acquired Company;

(e)      there are no waivers or extensions of any statute of limitations currently in effect with respect to Taxes of any Acquired Company and no written claim has ever been made by any Governmental Authority in a jurisdiction where an Acquired Company does not file Tax Returns that such Acquired Company is or may be subject to Tax in that jurisdiction, which claim has not subsequently resolved;

(f)      all Taxes required to be withheld or collected by an Acquired Company have been withheld and collected and, to the extent required by Applicable Law, timely paid to the appropriate Governmental Authority, including in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party;

(g)      there are no Liens for Taxes upon any property or assets of any Acquired Company, except for Liens for Taxes not yet due and payable and for which adequate reserves have been established in accordance with GAAP;

(h)      in the last three years, no Acquired Company has been a party to any transaction treated by the parties as a distribution to which Section 355 of the Code applies;

(i)      no Acquired Company (i) has during the past six years been a member of an affiliated group (within the meaning of Section 1504(a) of the Code) or filed or been included in a combined, a consolidated, unitary or other group foreign, state or local Tax Return (other than the affiliated group of which an Acquired Company is the common parent) or (ii) has any liability for the Taxes of any other Person (other than an Acquired Company) under (A) Treasury Regulations Section 1.1502-6 or any similar provision of state, local or foreign Tax law or as a transferee or successor, (B) by contract (other than pursuant to customary provisions in contracts entered into the ordinary course of business the primary purpose of which does not relate to Tax) or (C) otherwise. No Acquired Company is a party to any Tax sharing agreement, Tax allocation agreement or similar arrangement (including Tax indemnity arrangement) (other than pursuant to customary provisions in contracts entered into the ordinary course of business the primary purpose of which does not relate to Tax);

(j)      no Acquired Company has engaged in a listed transaction within the meaning of Treasury Regulations Section 1.6011-4(b)(2); and

(k)      the Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the past five years.

Section 4.18     Employees and Employee Benefit Plans.

(a)      Section 4.18(a) of the Company Disclosure Schedule sets forth an accurate and complete list of the individual’s name (except for employees of the Acquired Companies at a level below senior director or as prohibited by Applicable Law), employee identification number, titles, annual base salary (or wage rate), commission and any other cash compensation or bonus opportunity of all employees of the Acquired Companies as of the date of this Agreement, principal work location, work visa status, accrued vacation time and classification. The services provided by each such employee are terminable at the will of the Acquired Company employing such individual.

(b)      Section 4.18(b) of the Company Disclosure Schedule sets forth an accurate and complete list identifying each material “employee benefit plan,” as defined in Section 3(3) of ERISA, each material employment, severance or similar Contract and each other plan or arrangement (written or oral) providing for compensation, bonuses, commission, profit-sharing, stock option or other stock related rights or other forms of incentive or deferred compensation, vacation benefits, insurance (including any self-insured arrangements), health or medical benefits, employee assistance program, disability or sick leave benefits, workers’ compensation, supplemental unemployment benefits, severance benefits, retention benefits, change of control payments, post-employment or retirement benefits and other time-off benefits (including compensation, pension, health, medical or life insurance benefits) which is maintained, administered or contributed to by any Acquired Company or any ERISA Affiliate of the Acquired Companies and covers any employee or former employee of any Acquired Company, or with respect to which such Acquired Company has any liability, other than governmentally administered plans and plans mandated by Applicable Law. Such plans are referred to collectively herein as the “Employee Plans.”

(c)      The Company has furnished or made available to Parent (i) accurate and complete copies of all documents constituting each Employee Plan (or a written summary thereof with respect to any Employee Plan that is maintained for the benefit of any employee or service provider (or former employee or service provider) who performs services outside the United States (each, a “Foreign Plan”) or to any other Employee Plan that has not been documented in writing) to the extent currently effective, including all amendments thereto and all related trust documents, (ii) the three most recent available annual reports (Form 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Employee Plan, (iii) if the Employee Plan is funded, the most recent annual and periodic accounting of Employee Plan assets, (iv) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, required under ERISA with respect to each Employee Plan, (v) material correspondence within the past two years to or from any Governmental Authority relating to any Employee Plan and (vi) accurate and complete copies of the most recent IRS determination (or opinion) letters with respect to each such applicable Employee Plan. The Company will furnish or make available to Parent, promptly upon request by Parent after the date hereof, any material written Contracts requested by Parent relating to each Employee Plan to the extent currently effective, including administrative service agreements and group insurance contracts.

(d)      Section 4.18(d) of the Company Disclosure Schedule sets forth each Employee Plan any Acquired Company or any ERISA Affiliate of the Acquired Companies (or any predecessor thereof) sponsors, maintains or contributes to, or has in the preceding six years sponsored, maintained or contributed to, subject to Title IV of ERISA or Section 412 or 430 of the Code (each, a “Pension Plan”). With respect to each Pension Plan: as of the date hereof, (i) no liability to the Pension Benefit Guaranty Corporation (the “PBGC”) has been incurred (other than for premiums payable in the ordinary course); (ii) no notice of intent to terminate any such Pension Plan has been filed with the PBGC or distributed to participants therein and no amendment terminating any such Pension Plan has been adopted; (iii) no proceedings to terminate any such Pension Plan instituted by the PBGC are pending or, to the Knowledge of the Company, are threatened and no event or condition has occurred which would reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any such Pension Plan; (iv) no such Pension Plan is in “at risk” status, within the meaning of Section 430 of the Code or Section 303 of ERISA; (v) except for the execution and delivery of this Agreement and the transactions contemplated by this Agreement, no “reportable event” within the meaning of Section 4043 of ERISA (for which the 30-day notice requirement has not been waived by the PBGC) has occurred within the last six years; (vi) no Lien has arisen or would reasonably be expected to arise as a result of actions or inactions under ERISA or the Code on the assets of the Company or its Subsidiaries (other than any Lien imposed by the PBGC to the extent arising under Section 4062(e) of ERISA as a result of the transactions contemplated by this Agreement); (vii) there has been no cessation of operations at a facility subject to the provisions of Section 4062(e) of ERISA (“4062(e) Event” ) within the last six years (other than a 4062(e) Event to the extent arising from the execution and delivery of this Agreement and the transactions contemplated by this Agreement); and (viii) no such Pension Plan has failed to satisfy the minimum funding standards set forth in Sections 412 and 430 of the Code or Sections 302 and 303 of ERISA.

(e)      No Acquired Company or any ERISA Affiliate of the Acquired Companies (nor any predecessor thereof) contributes to, or has in the preceding six years contributed to, any multiemployer plan, as defined in Section 3(37) or 4001(a)(3) of ERISA, a multiple employer plan, as defined in Section 413(c) of the Code, or a multiple employer welfare arrangement, as defined in Section 3(40) of ERISA.

(f)      Except as would not have a Company Material Adverse Effect, each Acquired Company (i) has performed all material obligations required to be performed by such Acquired Company under each Employee Plan established or maintained for the benefit of any employee or service provider (or former employee or service provider) who performs services in the United States of America (the “U.S. Employee Plans”) and (ii) is not in material default with respect to or in material violation of, and has no Knowledge of any material default or violation by any other party to, any U.S. Employee Plan. Except as would not have a Company Material Adverse Effect, each U.S. Employee Plan (i) has been established and maintained in accordance with its terms and in compliance in all material respects with Applicable Law, including ERISA and the Code and (ii) that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter (or opinion letter, if applicable), or has pending or has time remaining in which to file, an application for such determination from the IRS, and, to the Knowledge of the Company, there is no reason why any such determination (or opinion) letter should be revoked or not be reissued.

(g)      Except as provided in this Agreement or as required by Applicable Law, the consummation of the transactions contemplated by this Agreement will not (either alone or together with any other event, including a subsequent termination of employment or services) entitle any current or former employee or independent contractor of any Acquired Company to severance pay or accelerate the time of payment or vesting or trigger any payment of funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any Employee Plan (including any acceleration of vesting with respect to a Company Compensatory Award held by employees of an Acquired Company as a result of the Transaction or any termination of employment in connection therewith). No payment or benefit (including vesting of Company Compensatory Awards) that will or may be made by any Acquired Company or their ERISA Affiliates to any current or former employee or other service provider of any Acquired Company is reasonably expected to be characterized as a “parachute payment” within the meaning of Section 280G(b)(2) of the Code. There is no Contract by which any Acquired Company is bound to compensate any employee for excise taxes paid pursuant to Section 4999 of the Code.

(h)      Except as set forth on the Company Balance Sheet, no Acquired Company or ERISA Affiliate of the Acquired Companies has any material current or projected liability in respect of post-employment or post-retirement health, medical or life insurance benefits for retired, former or current employees of any Acquired Company or any ERISA Affiliate of the Acquired Companies, except as required to avoid excise tax under Section 4980B of the Code or except for the continuation of coverage through the end of the calendar month in which termination from employment occurs. No condition exists that would prevent any Acquired Company or any ERISA Affiliate of the Acquired Companies from amending or terminating any Employee Plan that is an “employee welfare benefit plan” as defined in Section 3(1) of ERISA in accordance with its terms.

(i)      Except as would not have a Company Material Adverse Effect, with respect to each Employee Plan which is maintained for the benefit of any employee or service provider (or former employee or service provider) who performs services outside the United States, each Foreign Plan (i) is in material compliance with the provisions of the Applicable Laws of each jurisdiction in which such Foreign Plan is maintained and has been administered in all material respects in accordance with its terms; (ii) has no material unfunded liabilities that, as of the Effective Time will not be offset by insurance or fully accrued; and (iii) which, under the Applicable Laws of the applicable foreign country, is required to be registered or approved by any Governmental Authority has been so registered or approved.

(j)      Each material “nonqualified deferred compensation plan” (as defined in Section 409A(d)(1) of the Code) maintained or sponsored by any Acquired Company has been operated in material compliance with Section 409A of the Code and the guidance issued thereunder.

(k)      No Acquired Company is a party to or bound by, or is currently negotiating in connection with entering into, any collective bargaining agreement or other labor-related contract or arrangement with a labor union, works council or similar organization. Since October 31, 2010, to the Knowledge of the Company, there have been no attempts by any labor union, works council or similar organization to organize any employees of the Acquired Companies. Each Acquired Company is in compliance with all Applicable Laws regarding employment, employment practices, terms and conditions of employment, employment safety and health, immigration, wages and hours, and employee-independent contractor classification, and with respect to employees each Acquired Company (i) is not liable for any arrears of wages, severance pay or any Taxes or any penalty for failure to comply with any of the foregoing and (ii) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Authority, with respect to unemployment compensation benefits, social security or other benefits for employees (in each case, other than routine payments to be made in the ordinary course of business and consistent with past practice), except in each case, for any non-compliance or failure to withhold, report or pay which would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. There are no pending, or the Knowledge of the Company, threatened Proceedings or, to the Knowledge of the Company, investigations, pertaining to employment or employment practices between any Acquired Company and any of its respective current or former employees, in each case, as would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(l)      To the Knowledge of the Company, no employee of any Acquired Company at the level of director or above is in material violation of any term of any employment agreement, noncompetition agreement or any restrictive covenant to a former employer relating to the right of any such employee to be employed by any Acquired Company because of the nature of the business conducted or to the use of trade secrets or proprietary information of any former employer.

(m)      Each Acquired Company is in compliance in all material respects with the Worker Adjustment and Retraining Notification Act of 1988, as amended (“WARN Act”), or any similar Applicable Law relating to plant closings and layoffs.

Section 4.19     Environmental Matters.

(a)      Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (i) no written notice, notification, demand, request for information, citation, summons or order has been received, no complaint has been filed, no penalty has been assessed and no Proceeding or, to the Knowledge of the Company, investigation, is pending or, to the Knowledge of the Company, is threatened by any Governmental Authority or other Person affecting any Acquired Company and, with respect to any of the foregoing, alleging violation of any Environmental Law; (ii) each Acquired Company is, and has at all times since January 1, 2014 been, in material compliance with applicable Environmental Laws and applicable Environmental Permits; (iii) none of the properties currently or, to the Company’s Knowledge, formerly owned, leased or operated by the Company or any of its Subsidiaries contains any Hazardous Substance in amounts exceeding levels which would constitute violations of applicable Environmental Laws by the Company or any of its Subsidiaries; (iv) there have been no releases of any Hazardous Substance at, onto, or from any properties presently or, to the Company’s Knowledge, formerly owned, leased or operated (during or resulting or arising from the time such former properties were owned, leased or operated) by the Company, in violation of applicable Environmental Laws; and (v) to the Knowledge of the Company, there are no pending liabilities or obligations of any Acquired Company under applicable Environmental Law for release of any Hazardous Substance.

(b)      The Company has made available to Parent material, applicable and relevant environmental reports and results of investigations of which the Company has Knowledge and that are in its possession pertaining to the business of any Acquired Company or any property or facility of any Acquired Company for which such Acquired Company has ongoing liability.

The representations set forth in this Section 4.19 constitute the sole and exclusive representations and warranties of the Company relating to environmental matters.

Section 4.20      Related Person Transactions. Except for compensation or other employment arrangements in the ordinary course of business, there are no Contracts, transactions, arrangements or understandings between the Company or any of its Subsidiaries, on the one hand, and any Related Person, on the other hand, that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC in the Company’s Form 10-K or proxy statement pertaining to an annual meeting of stockholders.

Section 4.21     Customers; Suppliers.

(a)      Section 4.21(a) of the Company Disclosure Schedule sets forth an accurate and complete list of each customer who, in either the year ended October 31, 2015 or the nine months ended July 30, 2016 was one of the 20 largest sources of revenues for the Acquired Companies, based on amounts paid or payable (each, a “Significant Customer”). None of the Acquired Companies has any outstanding material disputes with a Significant Customer other than in the ordinary course of business consistent with past practice, and, to the Knowledge of the Company, no Acquired Company has received written notice of the intention of a Significant Customer to seek to materially reduce the scale of the business conducted with the Acquired Companies. To the Knowledge of the Company, as of the date hereof, none of the Acquired Companies has received written notice from any Significant Customer that such customer shall not continue as a customer of the Acquired Companies (or the Surviving Corporation or Parent) after the Closing or that such customer intends to terminate or materially modify any existing material Contract with the Acquired Companies (or the Surviving Corporation or Parent).

(b)      Section 4.21(b) of the Company Disclosure Schedule sets forth an accurate and complete list of the accounts payable incurred in respect of, each supplier or other service provider of the Acquired Companies that accounted for more than $25,000,000 of the accounts payable incurred by the Acquired Companies, on a consolidated basis, for the year ended October 31, 2015 or the nine months ended July 30, 2016 (each a “Significant Supplier”). As of the date hereof, none of the Acquired Companies has received any written notice from any Significant Supplier that such supplier shall not continue as a supplier of the Acquired Companies (or the Surviving Corporation or Parent) after the Closing or that such supplier intends to terminate or materially modify existing Contracts with the Acquired Companies (or the Surviving Corporation or Parent).

Section 4.22     No Brokers.  Except for Evercore Group L.L.C. (the “Company Financial Advisor”), an accurate and complete copy of whose engagement agreement (and all indemnification and other agreements related to such agreement pursuant to which the Company Financial Advisor would be entitled to any payment, commission, fees or expenses in connection with the Merger or any other transactions contemplated by this Agreement) has been provided to Ultimate Parent, there is no investment banker, broker, finder or other financial intermediary that has been retained by or is authorized to act on behalf of any Acquired Company who might be entitled to any fee or commission from any Acquired Company in connection with the transactions contemplated by this Agreement.

Section 4.23     Fairness Opinion.  The Company Board of Directors has received the opinion of the Company Financial Advisor to the effect that, as of the date of such opinion, and based upon and subject to the various qualifications and assumptions set forth therein, the Merger Consideration is fair, from a financial point of view, to the holders of the shares of Company Common Stock entitled to receive such Merger Consideration. The Company has been authorized by the Company Financial Advisor to permit the inclusion of such opinion in its entirety in the Proxy Statement. A signed copy of the written opinion will be delivered to Parent promptly after receipt thereof by the Company.

Section 4.24      Takeover Statutes. Assuming the accuracy of the representation contained in Section 5.07, the Company Board of Directors has taken all actions so that the restrictions applicable to business combinations contained in Section 203 of the DGCL are, and will be, inapplicable to the execution, delivery and performance of this Agreement and to the consummation of the transactions contemplated by this Agreement. No other “fair price,” “moratorium,” “control share acquisition,” “business combination” or other similar anti-takeover statute or regulation of any Governmental Authority (each, an “Anti-Takeover Law”) is applicable to the Company or the Transaction.

ARTICLE 5.

Representations and Warranties of Ultimate Parent,

Parent and Merger Sub

Subject to Section 10.05, Ultimate Parent, Parent and Merger Sub each represent and warrant to the Company:

Section 5.01     Corporate Existence and Power.  Each of Ultimate Parent, Parent and Merger Sub is a limited company or corporation, as applicable, in each case duly organized or incorporated, as applicable, validly existing and in good standing under the laws of the jurisdiction of its organization or incorporation, as applicable.

Section 5.02     Corporate Authorization.  Each of Ultimate Parent, Parent and Merger Sub has all requisite limited company or corporate power and authority, as applicable, to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. The execution, delivery and performance by each of Ultimate Parent, Parent and Merger Sub of this Agreement have been duly and validly authorized by all necessary action on the part of Ultimate Parent, Parent and Merger Sub (subject, with respect to Merger Sub, only to approval by its sole stockholder), and no other corporate proceedings on the part of Ultimate Parent, Parent and Merger Sub are necessary to authorize the execution and delivery of this Agreement or for each of Ultimate Parent, Parent and Merger Sub to consummate the transactions contemplated by this Agreement (other than, with respect to the Merger, the filing of the Certificate of Merger with the Delaware Secretary of State). This Agreement has been duly and validly executed and delivered by Ultimate Parent, Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company of this Agreement, constitutes the legal, valid and binding obligation of each of Ultimate Parent, Parent and Merger Sub, enforceable against each of them in accordance with its terms, subject to the Enforceability Exceptions.

Section 5.03     Governmental Authorization.  The execution, delivery and performance by each of Ultimate Parent, Parent and Merger Sub of this Agreement and the consummation by Ultimate Parent, Parent and Merger Sub of the transactions contemplated hereby require no action by or in respect of, or filing with, any Governmental Authority other than (i) the filing of the Certificate of Merger with the Delaware Secretary of State, (ii) compliance with Antitrust Laws, (iii) compliance with any applicable requirements of the Securities Act, the Exchange Act and any other applicable U.S. state or federal securities, takeover or “blue sky” laws, (iv) compliance with any applicable requirements of Exon-Florio, (v) compliance with any applicable rules of NASDAQ and (vi) except where failure to take any such actions or filings would not materially impair the ability of Ultimate Parent, Parent or Merger Sub to consummate the transactions contemplated by this Agreement.

Section 5.04     Non-Contravention.  The execution, delivery and performance by each of Ultimate Parent, Parent and Merger Sub of this Agreement, the consummation by each of Ultimate Parent, Parent or Merger Sub of the transactions contemplated hereby and the compliance by each of Ultimate Parent, Parent or Merger Sub with any of the provisions of this Agreement does not and will not (i) contravene, conflict with or result in any violation or breach of any provision of the certificate of incorporation or bylaws (or comparable organizational documents) of Ultimate Parent, Parent or Merger Sub, nor (ii) assuming the consents, approvals, authorizations and compliance with the matters referred to in Section 5.03 have been received and any condition precedent to such consents, approvals, authorizations and compliance has been satisfied, conflict with or result in a violation or breach of any Applicable Law to each of Ultimate Parent, Parent or Merger Sub or by which any property or asset of Ultimate Parent, Parent or Merger Sub is bound or affected, except in the case of this clause (ii), any such conflict or violation that would not prevent, materially delay or materially impair the ability of Ultimate Parent, Parent or Merger Sub to perform its obligations under this Agreement or to consummate the Transaction.

Section 5.05     Litigation.

(a)      As of the date of this Agreement, there is no pending Proceeding or, to the Knowledge of Ultimate Parent, Parent or Merger Sub, investigation, or, to the Knowledge of Ultimate Parent, Parent or Merger Sub, threatened in writing against Ultimate Parent, Parent or Merger Sub that challenges, or that would reasonably be expected to have the effect of preventing, materially delaying or making illegal, the Transaction.

(b)      There is no order, writ, injunction, judgment or decree to which any of Ultimate Parent, Parent or Merger Sub are subject and which would materially impair the ability of Ultimate Parent, Parent or Merger Sub to consummate the transactions contemplated by this Agreement.

Section 5.06     No Brokers.  Except for BMO Capital Markets, there is no investment banker, broker, finder or other financial intermediary that has been retained by or is authorized to act on behalf of any of Ultimate Parent or its Subsidiaries who might be entitled to any fee or commission from Ultimate Parent or any of its Subsidiaries in connection with the transactions contemplated by this Agreement.

Section 5.07     Ownership of Company Capital Stock.  Ultimate Parent, Parent and Merger Sub and their respective Subsidiaries do not beneficially own (as such term is used in Rule 13d-3 promulgated under the Exchange Act) any shares of Company Common Stock or other securities of the Company or any options, warrants or other rights to acquire Company Common Stock or other securities of, or any other economic interest (through derivative securities or otherwise) in, the Company.

Section 5.08     Sufficient Funds.  Parent has currently available cash funds or available borrowing capacity under committed credit facilities in the aggregate sufficient to satisfy all of Parent’s and Merger Sub’s obligations under this Agreement, including to consummate the Merger and to pay the Merger Consideration, to repay all obligations of the Company under the Credit Agreement and to pay all amounts payable pursuant to Article 3.

ARTICLE 6.

Covenants of the Company

Section 6.01     Conduct of the Company.  From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with Section 9.01, except as expressly contemplated by this Agreement (including as contemplated by Section 6.08), the Company shall, and shall cause each Acquired Company to, conduct its business in the ordinary course consistent with past practice and use its reasonable best efforts to (i) preserve intact its present business organization, operations and assets, (ii) maintain in effect all of its material foreign, federal, state and local Permits, (iii) keep available the services of present officers and key employees of the Acquired Companies and (iv) preserve intact its relationships with the customers, lenders and suppliers of the Acquired Companies and others having material business relationships with them. Without limiting the generality of the foregoing, except as expressly contemplated by this Agreement (including as contemplated by Section 6.08), as set forth on Section 6.01 of the Company Disclosure Schedule, or pursuant to the written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed other than with respect to (A) Section 6.01(b) to the extent relating to dividends or distributions by the Company and (B) Section 6.01(r)), the Company shall not, and shall cause each of the other Acquired Companies not to:

(a)      amend its certificate of incorporation, bylaws or other similar organizational documents (whether by merger, consolidation or otherwise);

(b)      declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any Company Securities or securities of any other Acquired Company, or redeem, repurchase or otherwise acquire or offer to redeem, repurchase or otherwise acquire any Company Securities or securities of any other Acquired Company, other than (i) regular quarterly cash dividends payable by the Company in respect of Company Common Stock in the ordinary course of business consistent with past practice in an amount not exceeding $0.055 per share of Company Common Stock in any fiscal quarter and with a record date set forth on Section 6.01(b) of the Company Disclosure Schedule, (ii) dividends declared and paid by any Subsidiary of the Company to the Company or another Subsidiary of the Company, and (iii) settlement or termination of the Warrants in accordance with Section 7.10 and conversions of the Notes in accordance with the terms of such Notes on the date of this Agreement;

(c)      (i) issue, deliver or sell, or authorize the issuance, delivery or sale of, any shares of any Company Securities or securities of any other Acquired Company, other than the issuance of any shares of Company Common Stock in accordance with the Company ESPP, upon the exercise of Company Options, settlement of Company PSU Awards or Company RSU Awards or conversion of the Notes that, in each case, are outstanding on the date of this Agreement in accordance with the terms of such awards or securities on the date of this Agreement or granted after the date hereof in accordance with the terms of this Agreement; (ii) settlement or termination of the Warrants in accordance with Section 7.10, or (iii) amend any term of any Company Security or the security of any other Acquired Company (whether by merger, consolidation or otherwise) including an amendment of a Company Compensatory Award to provide for acceleration of vesting as a result of the Transaction or a termination of employment or service related to the Transaction (other than as required by the terms of any Employee Plan in effect as of October 31, 2016 and other than an amendment of the Warrants in accordance with Section 7.10);

(d)      incur any capital expenditures except as contemplated by the Company’s fiscal 2017 budget and capital expenditure plan in effect as of the date of this Agreement and made available to Parent prior to the date of this Agreement (provided, that for purposes of Section 4.07, the reference to the fiscal 2017 budget and capital expenditure plan shall be deemed to be the fiscal 2016 budget and capital expenditure plan with respect to the 2016 fiscal year);

(e)      acquire (by merger, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, any businesses, divisions of businesses or material portion of assets thereof, other than the acquisition of properties or assets of any Acquired Company by any other Acquired Company;

(f)      sell, lease, license or otherwise transfer, or create or incur any Lien (other than Permitted Liens) on, any of the material assets (including any material Intellectual Property Rights and other material intangible assets), securities, properties, interests or businesses of the Acquired Companies other than (i) purchases of Patents with a fair market value of less than $1,000,000, (ii) non-exclusive licenses in the ordinary course of business consistent with past practice of less than $2,000,000, (iii) grant licenses to any Intellectual Property Rights required by any Standards Body of which any Acquired Company is a member or (iv) settlements not to exceed $3,000,000; provided that in no event shall the Acquired Companies grant any exclusive licenses of any Intellectual Property Rights without Parent’s prior written consent;

(g)      make any loans, advances or capital contributions to, or investments in, (i) any Affiliate (excluding an Affiliate that is an Acquired Company) of any Acquired Company other than in the ordinary course of business consistent with past practice, except as may be required under the Credit Agreement, and (ii) any Person other than an Affiliate of any Acquired Company in an amount in excess of $2,000,000;

(h)      make any payments to any Related Person, other than in the ordinary course of business consistent with past practice or pursuant to an Employee Plan in effect as of the date hereof or otherwise permitted to be established after the date hereof in accordance with the terms of this Agreement;

(i)      create, incur, assume, suffer to exist or otherwise be liable with respect to any indebtedness for borrowed money other than (i) letters of credit issued and maintained by the Company in the ordinary course of business, (ii) loans or advances from one Acquired Company to another Acquired Company and (iii) indebtedness outstanding as of the date of this Agreement;

(j)      (i) other than in the ordinary course of business consistent with past practice (including renewals consistent with the terms thereof) amend or modify in any material respect or terminate (excluding terminations upon expiration of the term thereof in accordance with the terms thereof) any Company Material Contract or (ii) enter into any Contract (other than any non-material amendments entered into in the ordinary course of business consistent with past practice) that would have been a Company Material Contract had it been entered into prior to the date of this Agreement, provided, that if another subsection of this Section 6.01 governs conduct or actions of the same type or nature as this Section 6.01(j), and such other subsection expressly permits such conduct or actions to be taken by the Acquired Companies in conflict with this Section 6.01(j), then the Acquired Companies shall be permitted to take such conduct or action;

(k)      fail to maintain, or allow to lapse, or abandon, including by failure to pay the required fees in any jurisdiction, any material Intellectual Property Rights used in or otherwise material to the conduct of business of the Acquired Companies as currently conducted;

(l)      other than pursuant to the terms of an applicable plan or agreement identified on Section 6.01(l) or Section 4.18 of the Company Disclosure Schedule, or as required by Applicable Law (including to avoid adverse tax consequences under Section 409A of the Code, but, in such case, subject to Parent’s prior review): (i) grant or increase any change-in-control, severance or termination pay to (or amend any such existing arrangement with) any director, officer, consultant or employee of any Acquired Company, (ii) increase benefits payable under any existing change-in-control, severance or termination pay policies, (iii) establish, adopt or amend (except as required by Applicable Law) any collective bargaining or work council agreement, (iv) establish, adopt or amend (except as required by Applicable Law) any bonus, commission, profit-sharing, thrift, pension, retirement, deferred compensation, stock option, restricted stock or other Employee Plan covering any director, officer, advisor, consultant or employee of any Acquired Company; (v) promote any employee at the level of senior director or above; (vi) increase compensation, bonus, commission or other benefits payable to any director, officer or employee of any Acquired Company; (vii) enter into any employment or consulting agreement with any existing or prospective employee or other service provider of the Acquired Companies (except for arrangements entered into in the ordinary course of business consistent with past practices that are either (A) terminable at will where permitted by Applicable Law or (B) consistent with the Company’s past practices with respect to notice periods, termination payments and similar provisions where at-will employment is not permitted by Applicable Law); or (viii) terminate any employee at the level of Vice President or above of any Acquired Company, or in respect of the SAN Business, at the level of senior director or above (in each case, other than for cause).

(m)      change any Acquired Company’s methods of accounting or accounting practices, except as required by concurrent changes in GAAP or SEC rules and regulations, in either case as agreed to by its independent public accountants;

(n)      commence, settle or offer or propose to settle, (i) any Proceeding involving or against any Acquired Company (other than (A) Proceedings set forth in Section 6.01(n) of the Company Disclosure Schedule, or (B) any other settlement that does not require payment by the Acquired Companies in excess of $3,000,000 as its sole remedy), (ii) any stockholder litigation or dispute against any Acquired Company or any of its officers or directors or (iii) any Proceeding that relates to the transactions contemplated hereby, in each case, other than in the ordinary course of business;

(o)      make or change any material Tax election; settle or compromise any claim, notice, audit report, proceeding or assessment in respect of material Taxes; change (or file a request to change) any annual Tax accounting period; adopt or change any material accounting method for Taxes; file any material amended Tax Return; enter into any Tax allocation agreement, Tax sharing agreement, Tax indemnity agreement (other than pursuant to customary provisions in contracts entered into in the ordinary course of business the primary purpose of which does not relate to Tax), pre-filing agreement, advance pricing agreement, cost sharing agreement or closing agreement relating to any material Tax; surrender or forfeit any right to claim a material Tax refund; make any application for, negotiate or conclude any material Tax ruling or arrangement with a Governmental Authority; or consent to any extension or waiver of the statute of limitations period applicable to any material Tax claim or assessment;

(p)      form or acquire any Subsidiaries;

(q)      (i) adopt a plan of complete or partial liquidation or dissolution, or (ii) consummate any merger, amalgamation, consolidation, restructuring, recapitalization or other reorganization (other than the Merger);

(r)      (i) transfer a material amount of cash or cash equivalents to the United States from any foreign jurisdiction other than pursuant to Section 6.07(d) or (ii) take any action in furtherance of the Pending Reorganization; or

(s)      agree, resolve or commit to do any of the foregoing.

Section 6.02     Stockholder Approval; Notice.

(a)      The Company shall take all action in accordance with Applicable Law and the certificate of incorporation and bylaws of the Company to establish a record date, duly call, give notice of, convene and hold a meeting of the holders of shares of Company Common Stock to vote on the adoption of this Agreement (the “Company Stockholder Meeting”). The Company Stockholder Meeting shall be held on a date selected by the Company in consultation with Parent as promptly as reasonably practicable, and in any event (to the extent permissible under Applicable Law) the Original Date shall be within 45 days following the date on which the Proxy Statement is cleared by the SEC, for the purpose of obtaining the Required Company Stockholder Approval. The Company shall (i) ensure that the Company Stockholder Meeting is called, noticed, convened, held and conducted, and that all Persons solicited in connection with the Company Stockholder Meeting are solicited, in compliance with all Applicable Law and (ii) subject to and without limiting the rights of the Company Board of Directors to effect a Change of Board Recommendation pursuant to Section 6.03(f) or Section 6.03(g), use reasonable best efforts to solicit from its stockholders proxies in favor of the adoption of this Agreement and to obtain the Required Company Stockholder Approval, including such actions as are required by Applicable Law. The adoption of this Agreement, the adjournment of the Company Stockholder Meeting, as necessary, to solicit additional proxies if there are insufficient votes in favor of adoption of this Agreement, and the advisory vote required by Rule 14a-21(c) under the Exchange Act shall be the only matters which the Company shall propose to be acted on by the Company’s stockholders at the Company Stockholder Meeting unless otherwise approved in writing by Parent.

(b)      The Company shall consult with Parent regarding the date of the Company Stockholder Meeting and shall not postpone or adjourn the Company Stockholder Meeting without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed); provided, however, if on the date for which the Company Stockholder Meeting is scheduled (the “Original Date”), the Company has not received proxies representing a sufficient number of shares for the Required Company Stockholder Approval, whether or not a quorum is present, Parent shall have the right to require the Company, and the Company shall have the right, to postpone or adjourn the Company Stockholder Meeting to a date which shall not be more than 30 days after the Original Date. If the Company continues not to receive proxies representing a sufficient number of shares for the Required Company Stockholder Approval, whether or not a quorum is present, the Company may, in its sole discretion, make one or more successive postponements or adjournments of the Company Stockholder Meeting as long as the date of the Company Stockholder Meeting is not postponed or adjourned to a date beyond the End Date in reliance on this subsection. Notwithstanding the foregoing, the Company may postpone or adjourn the Company Stockholder Meeting if (i) the Company is required to postpone or adjourn the Company Stockholder Meeting by Applicable Law or (ii) the Company Board of Directors or any authorized committee thereof shall have determined in good faith (after consultation with outside legal counsel) that it is necessary or appropriate to postpone or adjourn the Company Stockholder Meeting in order to give holders of shares of Company Common Stock sufficient time to evaluate any information or disclosure that the Company has sent or otherwise made available to such holders by issuing a press release, filing materials with the SEC or otherwise (including in connection with any Change of Board Recommendation).

(c)      Subject to Section 6.03: (i) the Proxy Statement shall include the Company Board Recommendation and (ii) the Company Board Recommendation shall not be withdrawn, modified or qualified in any manner adverse to Parent, and no resolution by the Company Board of Directors or any committee thereof to withdraw or modify the Company Board Recommendation in a manner adverse to Parent shall be adopted or publicly proposed (any of the foregoing a “Change of Board Recommendation”).

(d)      Nothing contained in this Section 6.02 shall prohibit the Company Board of Directors from disclosing to the stockholders of the Company a position contemplated by Rule 14e-2(a) and Rule 14d-9 promulgated under the Exchange Act; provided, however, that any disclosure other than a “stop, look and listen” or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act, an express rejection of any applicable Acquisition Proposal or an express reaffirmation of the Company’s recommendation to the stockholders of the Company in favor of the adoption of the Agreement, together with a factual description of events or actions leading up to such disclosure that have been taken by the Company and that are permitted under Section 6.03 or actions taken or notices delivered to Ultimate Parent or Parent by the Company that are required by Section 6.03 shall, in each case, be deemed to be a Change of Board Recommendation hereunder, including for purposes of Section 9.01(f).

(e)      Without limiting the generality of the foregoing, the Company agrees that, unless this Agreement is terminated in accordance with Section 9.01, (i) the Company’s obligation to duly call, give notice of, convene and hold the Company Stockholder Meeting shall not be affected by the withdrawal, amendment or modification of the Company Board Recommendation and (ii) the Company’s obligations pursuant to this Section 6.02 shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Acquisition Proposal (whether or not a Superior Proposal). Unless this Agreement is terminated in accordance with Section 9.01, the Company agrees that it shall not submit to the vote of the stockholders of the Company any Acquisition Proposal (whether or not a Superior Proposal) prior to the vote of the Company’s stockholders with respect to the adoption of this Agreement at the Company Stockholder Meeting.

Section 6.03     No Solicitation.

(a)      The Company shall, and shall cause each of its Representatives and each of the other Acquired Companies (and each of their respective Representatives) to, immediately cease and cause to be terminated any and all existing activities, discussions or negotiations with any Persons (other than Ultimate Parent, Parent and their Representatives) conducted on or prior to the date of this Agreement with respect to any Acquisition Proposal, and shall promptly after the date of this Agreement instruct each Person that has in the twelve months prior to the date of this Agreement executed a confidentiality agreement relating to an Acquisition Proposal with or for the benefit of the Company to promptly return or destroy, in accordance with the terms of such confidentiality agreement, all information, documents and materials relating to the Acquisition Proposal or to the Acquired Companies and their businesses previously furnished by or on behalf of the Acquired Companies or any of their respective Representatives to such Person or such Person’s Representatives. Promptly following the date of this Agreement, the Company shall provide Parent with a certificate signed by the Company’s Chief Executive Officer that shall certify the Company’s compliance with this Section 6.03(a).

(b)      Except as expressly permitted by this Section 6.03, from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with Section 9.01, the Company shall not, and shall cause each of the other Acquired Companies and their respective directors, executives and other officers not to, and will not authorize or direct any of its or the other Acquired Companies’ respective employees, consultants or Representatives to, directly or indirectly: (i) solicit, initiate, seek or knowingly encourage, facilitate, induce or support, or knowingly take any action to solicit, initiate, seek or knowingly encourage, facilitate, induce or support any announcement, communication, inquiry, expression of interest, proposal or offer that constitutes or that would reasonably be expected to lead to, an Acquisition Proposal from any Person (other than Ultimate Parent, Parent and their Representatives); (ii) enter into, participate in, maintain or continue any discussions or negotiations relating to, any Acquisition Proposal with any Person (other than Ultimate Parent, Parent and their Representatives), other than solely to state that the Acquired Companies and their Representatives are prohibited hereunder from engaging in any such discussions or negotiations or solely to the extent necessary to clarify terms or financial capabilities with respect to an Acquisition Proposal which has been received for the Company, in order for the Company Board of Directors to be able to have sufficient information to make the determination described in Section 6.03(d); (iii) furnish to any Person (other than Ultimate Parent, Parent and their Representatives) any non-public information that would reasonably be expected to be used for the purposes of formulating any inquiry, expression of interest, proposal or offer relating to an Acquisition Proposal from a Person (other than any information disclosed in the ordinary course consistent with past practices and not known by the Company to be used for the purposes of formulating any inquiry, expression of interest, proposal or offer relating to an Acquisition Proposal); (iv) accept any Acquisition Proposal or enter into any agreement relating to any Acquisition Proposal (other than a confidentiality agreement pursuant to Section 6.03(d)) with any Person (other than Ultimate Parent, Parent and their Representatives); or (v) submit any Acquisition Proposal or any matter related thereto to the vote of the stockholders of the Company.

(c)      From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with Section 9.01, the Company shall promptly (and in any event within 24 hours after Knowledge of the Company or any of the members of its Board of Directors of receipt) provide Parent with: a copy (if in writing) or written summary of material terms (if oral, which written summary may be delivered by email) of any expression of interest, proposal or offer relating to an Acquisition Proposal (including any material modification thereto, which shall include any communications as to the proposed amount or form of consideration, financing terms, if any, and closing conditions), or a copy (if in writing) or written summary (if oral, which written summary may be delivered by email) of any request for non-public information that would reasonably be expected to be used for the purposes of formulating any inquiry, expression of interest, proposal or offer relating to an Acquisition Proposal from a Person (other than any information disclosed in the ordinary course consistent with past practices and not known by the Company to be used for the purposes of formulating any inquiry, expression of interest, proposal or offer relating to an Acquisition Proposal), that is, to the Knowledge of the Company or any of the members of its Board of Directors of receipt, received by any Acquired Company or any Representative of any Acquired Company from any Person (other than Parent), including in such description the identity of the Person from which such inquiry, expression of interest, proposal, offer or request for information was received (the “Other Interested Party”). Without limiting the foregoing, the Company shall promptly (and in any event within 24 hours) notify Parent orally and in writing (which may be by email) if the Company determines to begin providing information or to engage in discussions or negotiations concerning an Acquisition Proposal pursuant to Section 6.03(d).

(d)      Notwithstanding Section 6.03(b), if at any time prior to the adoption of this Agreement by the Required Company Stockholder Approval: (i) the Company has received a bona fide written Acquisition Proposal from a third party; (ii) the Company has not materially breached this Section 6.03 with respect to such Acquisition Proposal or such third party; (iii) the Company Board of Directors determines in good faith, after consultation with its financial advisors and outside counsel, that such Acquisition Proposal constitutes or is reasonably likely to result in a Superior Proposal; and (iv) after consultation with its outside counsel, the Company Board of Directors determines in good faith that such action is necessary to comply with its fiduciary duties to the stockholders of the Company under the DGCL, then the Company may (A) furnish information with respect to the Acquired Companies to the Person making such Acquisition Proposal and its Representatives and (B) participate in discussions or negotiations with the Person making such Acquisition Proposal and its Representatives and financing sources regarding such Acquisition Proposal; provided that the Company (x) shall not, and shall not allow any of its Representatives or any other Acquired Company or any of its Representatives to, disclose any information to such Person without first entering into a confidentiality agreement containing customary limitations on the use and disclosure of all nonpublic written and oral information furnished to such Person by or on behalf of any of the Acquired Companies (provided such confidentiality agreement need not contain “standstill” provisions); provided further, to the extent such confidentiality agreement does not include a standstill provision or contains a standstill provision more favorable than the standstill provision contained in Section 6 of the Confidentiality Agreement, such standstill provision in the Confidentiality Agreement shall be inoperative and of no further force or effect, and (y) shall promptly provide to Parent any information concerning the Acquired Companies provided to such other Person which was not previously provided to Parent.

(e)      The Company shall not, and shall cause each other Acquired Company not to, terminate, waive, amend or modify any provision of, or grant permission under, any standstill or confidentiality agreement to which any Acquired Company is a party, and the Company shall, and shall cause each other Acquired Company to, enforce the provisions of each such agreement.

(f)      Notwithstanding anything to the contrary contained in this Agreement, at any time prior to the adoption of this Agreement by the Required Company Stockholder Approval, the Company Board of Directors may make a Change of Board Recommendation for a reason unrelated to an Acquisition Proposal (it being understood and agreed that any Change of Board Recommendation proposed to be made in relation to an Acquisition Proposal may only be made pursuant to and in accordance with the terms of Section 6.03(g)) if the Company Board of Directors has determined in good faith, after consultation with its outside counsel, that, in light of an Intervening Event and taking into account the results of any negotiations with Parent as contemplated by clause (ii) below and any offer from Parent contemplated by clause (iii) below, that such action is necessary to comply with fiduciary duties owed by the Company Board of Directors to the stockholders of the Company under the DGCL; provided, however, that the Company Board of Directors may not make a Change of Board Recommendation pursuant to the foregoing unless:

(i)      the Company shall have provided prior written notice to Parent, at least four Business Days in advance (the “Intervening Event Notice Period”), of the Company’s intention to make a Change of Board Recommendation (it being understood that the delivery of such notice and any amendment or update thereto and the determination to so deliver such notice, update or amendment shall not, by itself, constitute a Change of Board Recommendation or otherwise give rise to a Triggering Event), which notice shall specify the Company Board of Directors’ reason for proposing to effect such Change of Board Recommendation;

(ii)      prior to effecting such Change of Board Recommendation, the Company shall, and shall cause the Company Representatives to, during the Intervening Event Notice Period negotiate with Parent in good faith (to the extent Parent desires to negotiate) to make such adjustments in the terms and conditions of this Agreement in such a manner that would obviate the need for the Company Board of Directors to effect such Change of Board Recommendation; and

(iii)      Parent shall not have, within the aforementioned four Business Day period, made a written, binding and irrevocable (through the expiration of such period) offer to modify the terms and conditions of this Agreement that the Company Board of Directors has in good faith determined (after consultation with its outside legal counsel and its financial advisor) would obviate the need for the Company Board of Directors to effect such Change of Board Recommendation.

(g)      Notwithstanding anything to the contrary contained in this Agreement, if the Company receives an Acquisition Proposal that the Company Board of Directors determines in good faith, after consultation with outside counsel and its financial advisors, constitutes a Superior Proposal, after giving effect to all of the adjustments to the terms of this Agreement that may be offered by Parent (including pursuant to clause (ii) below), the Company Board of Directors may at any time prior to the adoption of this Agreement by the Required Company Stockholder Approval, if the Company Board of Directors determines in good faith, after consultation with outside counsel, that such action is necessary to comply with fiduciary duties owed by the Company Board of Directors to the stockholders of the Company under the DGCL, (y) effect a Change of Board Recommendation with respect to such Superior Proposal or (z) terminate this Agreement to enter into a definitive agreement with respect to such Superior Proposal; provided, however, that the Company shall not terminate this Agreement pursuant to the foregoing clause (z), and any purported termination pursuant to the foregoing clause (z) shall be void and of no force or effect, unless the Company complies with the provisions of Section 9.01(g) and Section 9.03 in the time frames specified therein; and provided, further that the Company Board of Directors may not effect a Change of Board Recommendation pursuant to the foregoing clause (y) or terminate this Agreement pursuant to the foregoing clause (z) unless (A) the Acquired Companies shall not have materially breached this Section 6.03 with respect to such Superior Proposal or the party making such Superior Proposal and (B):

(i)      the Company shall have provided prior written notice to Parent, at least four Business Days in advance (the “Notice Period”), of the Company’s intention to take any action permitted under clause (y) or (z) above with respect to such Superior Proposal, which notice shall specify the material terms and conditions of such Superior Proposal (including the identity of the party making such Superior Proposal), and shall have contemporaneously provided a copy of the relevant proposed transaction agreements with the party making such Superior Proposal and all other material documents, including the definitive agreement with respect to such Superior Proposal (the “Alternative Acquisition Agreement”); and

(ii)      prior to effecting such Change of Board Recommendation or terminating this Agreement to enter into a definitive agreement with respect to such Superior Proposal, the Company shall, and shall cause its Representatives to, during the Notice Period, negotiate with Parent in good faith (to the extent Parent desires to negotiate) to make such adjustments in the terms and conditions of this Agreement so that such Acquisition Proposal ceases to constitute a Superior Proposal. In the event of any revisions to the Superior Proposal, the Company shall be required to deliver a new written notice to Parent and to comply with the requirements of this Section 6.03(g) with respect to such new written notice, except that references to the four Business Day period above shall be deemed references to a two Business Day period.

For the avoidance of doubt, any actions taken by the Company in accordance with this Section 6.03(g) shall not be deemed to constitute a Change of Board Recommendation.

(h)      Neither the Company nor the Company Board of Directors shall take any action to exempt any Person (other than Parent, Merger Sub and their respective Affiliates) from the provisions of “control share acquisitions” contained in Section 203 of the DGCL or any other Anti-Takeover Law or otherwise cause such restrictions not to apply, in each case unless such actions are taken simultaneously with a termination of this Agreement pursuant to Section 9.01(g).

(i)      The Company agrees that any violation of the restrictions set forth in this Section 6.03 by any Representative of any of the Acquired Companies (other than any employee or consultant of an Acquired Company who is not a director, executive or other officer of an Acquired Company) shall be deemed to be a breach of this Agreement (including this Section 6.03) by the Company.

(j)      Promptly following the date of this Agreement, the Company will send a notice (which may be delivered via email) to direct employees of the Acquired Companies to comply with the terms of Section 6.03(a) and Section 6.03(b); provided that the class of employees to receive such notice and the content of such notice shall be mutually agreed to by Parent and the Company and shall include finance, business development and legal employees.

Section 6.04     Access to Information.  Subject to Applicable Law, from the date of this Agreement until the Effective Time, upon reasonable notice and during normal business hours, the Company shall and shall cause each other Acquired Company to (a) give Parent and its Representatives reasonable access to the offices, properties, books and records of the Acquired Companies, (b) furnish to Parent and its Representatives such financial and operating data and other information relating to the Acquired Companies as such Persons may reasonably request and (c) instruct the Representatives of the Acquired Companies to cooperate with Parent in its investigation of the Acquired Companies; provided, however, that the Acquired Companies shall not be required to provide access to any information or documents which would, in the reasonable judgment of the Company (after consultation with outside legal counsel), (i) breach any agreement with any Person to which the Acquired Companies are party or otherwise bound, (ii) constitute a waiver of the attorney-client or other privilege held by any of the Acquired Companies, or (iii) otherwise violate any Applicable Law (it being agreed that the Company shall give notice to Parent of the fact that it is withholding such information or documents pursuant to clauses (i) through (iii) above and thereafter the Company and Parent shall reasonably cooperate (including by entering into a joint defense or similar agreement) to cause such information to be provided in a manner that would not reasonably be expected to waive the applicable privilege or protection or violate the applicable restriction). Any investigation pursuant to this Section 6.04 shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the Acquired Companies and shall be subject to the Company’s reasonable security measures. Notwithstanding the foregoing, Parent shall not have access to personnel records of the Acquired Companies relating to individual performance or evaluation records, medical histories or other information, the disclosure of which would result in the violation of Applicable Law.

Section 6.05     Termination of Employee Plans.  Unless Parent directs the Company otherwise in writing no later than five Business Days prior to the Effective Time, the Company Board of Directors (or the board of directors of the applicable Acquired Company) shall adopt resolutions terminating, effective at least one day prior to the Effective Time, any Employee Plan qualified under Section 401(a) of the Code and containing a Code Section 401(k) cash or deferred arrangement (each, a “401(k) Plan”). Prior to the Effective Time, the Company shall provide Parent with executed resolutions of its Board of Directors (or the board of directors of the applicable Acquired Company) authorizing such termination and amending any such 401(k) Plan commensurate with its termination to the extent necessary to comply with all Applicable Laws. The Company shall also take (and shall cause each applicable Acquired Company to take) such other actions in furtherance of the termination of each 401(k) Plan as Parent may reasonably require.

Section 6.06      Notices of Certain Events.

(a)      From the date of this Agreement until the Effective Time, the Company shall promptly notify Parent of:

(i)      any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

(ii)      any notice or other communication from any Governmental Authority (A) delivered in connection with the transactions contemplated by this Agreement or (B) indicating that a material Permit is revoked or about to be revoked or that a Permit is required in any jurisdiction in which such material Permit has not been obtained;

(iii)      any actions, suits, claims, investigations or proceedings commenced or, to the Knowledge of the Company, threatened against, relating to or involving or otherwise affecting any Acquired Company, that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 4.11 or Section 4.14, as the case may be, or that relate to the consummation of the transactions contemplated by this Agreement;

(iv)      any inaccuracy in or breach of any representation, warranty or covenant contained in this Agreement such that the conditions in Section 8.02(a) or Section 8.02(b) would not be satisfied;

(v)      any written notice from NASDAQ asserting any non-compliance with any applicable listing and other rules and regulations of NASDAQ; and

(vi)      any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Article 8 impossible, unlikely or materially delayed.

(b)      From the date of this Agreement until the Effective Time, Ultimate Parent, Parent and Merger Sub shall promptly notify the Company of:

(i)      any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

(ii)      any notice or other communication from any Governmental Authority delivered in connection with the transactions contemplated by this Agreement;

(iii)      any actions, suits, claims, investigations or proceedings commenced or, to the Knowledge of the Parent, threatened against, relating to or involving or otherwise affecting Ultimate Parent, Parent or Merger Sub that relate to the consummation of the transactions contemplated by this Agreement;

(iv)      any inaccuracy in or breach of any representation, warranty or covenant contained in this Agreement such that the conditions in Section 8.03(a) or Section 8.03(b) would not be satisfied; and

(v)      any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Article 8 impossible, unlikely or materially delayed.

(c)      No information or knowledge obtained in any investigation or notification pursuant to this Section 6.06, Section 6.04, Section 7.01 or otherwise shall affect or be deemed to modify any representation or warranty contained herein, the covenants or agreements of the parties hereto or the conditions to the obligations of the parties hereto under this Agreement and no such notice, information or knowledge shall be deemed to supplement or amend the Company Disclosure Schedule for the purpose of determining whether any of the conditions set forth in Article 8 has been satisfied.

Section 6.07     Financing Cooperation.

(a)      The Company agrees to use reasonable best efforts to provide such assistance (and to cause the other Acquired Companies, and to use reasonable best efforts to cause its and their respective Representatives, to provide such assistance) with any debt financing undertaken by Ultimate Parent, Parent or any of their respective Subsidiaries in connection with the transactions contemplated by this Agreement (the “Debt Financing”) as is reasonably requested by Parent. Such assistance shall include, at the reasonable request of Parent and upon reasonable prior notice, (i) activities reasonably undertaken (or proposed to be undertaken) in connection with the underwriting, syndication or other marketing of the Debt Financing, including participating in a reasonable and limited number of meetings, drafting sessions, rating agency presentations and due diligence sessions, (ii) furnishing Parent and its financing sources with all financial and other information reasonably required by Parent’s financing sources in connection with the Debt Financing, including financial statements, financial data, audit reports and other information regarding the Acquired Companies as reasonably requested by Parent and of a type and form and for periods, in each case, customarily included in offering documents and syndication materials used to syndicate credit facilities and in offering documents used in private placements of securities under Rule 144A of the Securities Act (which, for the avoidance of doubt, will not include (or be deemed to require the Company to prepare) any (1) pro forma financial statements or adjustments (including regarding any synergies, cost savings, ownership or other post-Closing adjustments) or projections, (2) description of all or any portion of the Debt Financing, including any “description of notes,” (3) risk factors relating to all or any component of the Debt Financing, (4) financial statements in respect of its Subsidiaries, other than as may be required under Section 6.08(a)(v), or (5) other information required by Rule 3-09, Rule 3-10 or Rule 3-16 of Regulation S-X, any Compensation, Discussion and Analysis required by Item 402(b) of Regulation S-K, any information required by Items 10 through 14 of Form 10-K or any other information customarily excluded from an offering memorandum for private placements of non-convertible high-yield bonds pursuant to Rule 144A), (iii) assisting Parent and its lenders in the preparation of customary prospectuses, bank books, offering memoranda, information packages and other customary marketing materials, (iv) furnishing Ultimate Parent and its direct and indirect Subsidiaries and their underwriters and lenders promptly with all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations and all information reasonably necessary to obtain title and survey, (v) assisting in the preparation of (but not executing and delivering) definitive financing documents, (vi) assisting Parent in connection with its preparation of pro forma financial information and pro forma financial statements to the extent reasonably requested by Parent; (vii) using reasonable best efforts to cause its accountants to provide customary “comfort letters” (including customary “negative assurances”) under customary circumstances; and (viii) cooperating with Parent to the extent within the control of the Company, and taking all corporate actions, in each case subject to the occurrence of the Closing, reasonably requested by Parent to permit the consummation of the Debt Financing. The Company shall provide (x) audited consolidated balance sheets and related statements of income and cash flows of the Company for any completed fiscal year ending after the date hereof and at least 90 days prior to the Closing Date and (y) unaudited consolidated balance sheets and related statements of income and cash flows of the Company for each completed fiscal quarter ending after the date hereof and at least 45 days prior to the Closing Date (but excluding the fourth quarter of any fiscal year). Any information provided to Parent or any other Person pursuant to this Section 6.07(a) shall be subject to the Confidentiality Agreement.

(b)      Notwithstanding anything in this Agreement to the contrary, (i) neither the Company nor any of its Subsidiaries shall be required to pay any commitment or other similar fee or reimburse any expenses or enter into any definitive agreement or incur any other liability or obligation in connection with the Debt Financing prior to the Effective Time, (ii) none of the Company or any of its Subsidiaries shall be required to take any action that will conflict with or violate the Company’s or such Subsidiary’s organizational documents or any Applicable Laws or result in the contravention of, or that would reasonably be expected to result in a violation or breach of or default under, any Material Contract to which the Company or any of its Subsidiaries is a party, and (iii) none of the Company nor any of its Subsidiaries will be required to give any indemnities that are effective prior to the Effective Time, take any action that would unreasonably interfere with the conduct of the business or the Company and its Subsidiaries or provide any information the disclosure of which is prohibited or restricted under Applicable Law or is legally privileged. In addition, no action, liability or obligation of the Company, any of its Subsidiaries or any of their respective Representatives pursuant to any certificate, agreement, arrangement, document or instrument relating to the Debt Financing will be effective until the Effective Time, and neither the Company nor any of its Subsidiaries will be required to take any action pursuant to any certificate, agreement, arrangement, document or instrument (including being an issuer or other obligor with respect to the Debt Financing) that is not contingent on the occurrence of the Closing or that must be effective prior to the Effective Time. Nothing in this Agreement will require (A) any officer or Representative of the Company or any of its Subsidiaries to deliver any certificate or opinion or take any other action pursuant to Section 6.07 or any other provision of this Agreement that could reasonably be expected to result in personal liability to such officer or Representative, or (B) the Company’s board of directors to approve any financing or Contracts related thereto prior to the Effective Time.

(c)      Parent and Merger Sub each acknowledge and agree that obtaining the Debt Financing is not a condition to the Closing, and that if the Debt Financing has not been obtained, Parent and Merger Sub will each continue to be obligated, subject to the satisfaction or waiver of the conditions set forth in Section 8.01 and 8.02, to consummate the Merger.

(d)      At the request of Ultimate Parent or Parent, subject to Applicable Law and the organizational documents of the Company and its Subsidiaries, the Company shall, and shall cause its Subsidiaries to, do all things necessary, proper or advisable (including by reasonably cooperating with Ultimate Parent or Parent) to make available (by way of a dividend, a loan, or such other method, in each case as and to the extent requested by Ultimate Parent or Parent) any cash, cash equivalents and marketable securities (which shall be liquidated for cash at the request of Ultimate Parent or Parent) of the Company and its Subsidiaries, wherever held, for the funding of the consummation of the Transaction, including the amounts payable in connection with the consummation of the Transaction, as close as reasonably practicable but at least one Business Day prior to the Closing Date.

(e)      Parent shall promptly, upon request by the Company, reimburse the Company and its Subsidiaries, as applicable, for all reasonable and documented out-of-pocket costs and expenses (including any attorneys’ fees and Tax Costs) incurred by the Company or its Subsidiaries, as applicable, in connection with the assistance of the Company and its Subsidiaries, as applicable, contemplated by this Section 6.07. Parent shall indemnify and hold harmless the Company and its Subsidiaries (and its Representatives) from and against any and all losses, damages, claims, costs or other expenses (including Tax Costs) suffered or incurred by any of them in connection with the actions contemplated by this Section 6.07. Notwithstanding anything to the contrary in this Section 6.07, Parent shall have no obligation to reimburse or indemnify or hold harmless the Company or its Subsidiaries or Representatives for Tax Costs unless the Closing shall fail to occur within 14 days of the repatriation of such funds at Parent’s direction. In the event of a termination of this Agreement, the Company shall use commercially reasonable efforts to mitigate any losses, damages, claims, costs, Tax Costs or other expenses subject to reimbursement pursuant to this Section 6.07, including by rescinding any dividends or other distributions declared, paid or otherwise made if permitted by Applicable Law and otherwise practicable in the Company’s reasonable discretion.

Section 6.08     Potential Asset Sale Transactions.

(a)      Between the date of this Agreement and the Effective Time, to the extent requested by Parent, the Company shall, and shall cause its Subsidiaries and its and their respective Representatives to, reasonably cooperate with Parent and its Subsidiaries and its and their respective Representatives, to facilitate Parent’s sale, disposition or other transfer (any such transaction undertaken at Parent’s request, a “Potential Asset Sale Transaction”), at or after the Effective Time, of certain assets or ownership interests held by the Company or its Subsidiaries set forth on Schedule 6.08 hereto (any such assets or interests being “Potential Sale Assets”), including to the extent reasonably requested by Parent:

(i)      permit Persons who Parent identifies to the Company as potential purchasers of the Potential Sale Assets to conduct (and cooperate with such potential purchaser’s) customary due diligence investigations with respect to such Potential Sale Assets (provided that any such potential purchaser executes and delivers to the Company a customary confidentiality agreement in a form reasonably satisfactory to the Company);

(ii)      use reasonable best efforts to seek consents or approvals as may be required under any Contract or Applicable Law that may be applicable to a proposed sale, disposition or other transfer of the Potential Sale Assets, provided that, in connection therewith, no Acquired Company will be required to agree to (A) the payment of a consent fee, “profit sharing” payment or other consideration (including increased or accelerated payments) (unless such fee, payment or other consideration is solely due on or after the Effective Time), or (B) the provision of additional security (including a guaranty);

(iii)      deliver such notices and make such filings relating to the sale, disposition or other transfer of Potential Sale Assets, but solely to the extent conditioned on the consummation of the Closing; and

(iv)      use reasonable best efforts to assist Parent in connection with any sale process undertaken by Parent or its Affiliates to sell, dispose of or otherwise transfer the Potential Sale Assets, including by (A) entering into confidentiality agreements on customary terms reasonably satisfactory to the Company with potential purchasers of any Potential Sale Assets, (B) furnishing information regarding any Potential Sale Assets to potential purchasers thereof, (C) using reasonable best efforts to cause senior management and other Representatives of the Company and its Subsidiaries to participate in a reasonable number of meetings, presentations and due diligence sessions with potential purchasers of the Potential Sale Assets and their Representatives and (D) assisting with the preparation of materials for potential purchasers of the Potential Sale Assets, including information memoranda, related presentations and similar documents; and

(v)      use reasonable best efforts to prepare financial statements and other financial data reasonably requested by Parent in connection with any Potential Asset Sale Transaction.

(b)      In connection with any Potential Asset Sale Transaction, to the extent reasonably requested by Parent, the Company shall, and shall cause its Subsidiaries to reasonably cooperate with Parent in preparing for and negotiating legal documentation for the:

(i)      transfer of the Potential Sale Assets, any employees of the Company or its Subsidiaries or any capital stock or equity interests of any of the Company’s Subsidiaries to one or more wholly owned Subsidiaries of the Company on terms designated by Parent, but solely to the extent effective upon or after the Effective Time and conditioned on the consummation of the Closing;

(ii)      transfer and assignment of, at or after the Effective Time and conditioned on the consummation of the Closing, the Company’s and its Subsidiaries’ Contracts that constitute Potential Sale Assets (to the extent permitted by Applicable Laws), and, to the extent permitted by Applicable Laws, any permits, approvals, or authorizations of any Governmental Authority, to one or more wholly owned Subsidiaries of the Company on terms designated by Parent; and

(iii)      arrangement for such transition and support services to the purchaser(s) of the Potential Sale Assets on the terms designated by Parent as are reasonably necessary to operate the Potential Sale Assets or the business of Parent and its Subsidiaries during a specified transition period following the consummation of any Potential Asset Sale Transaction.

provided that none of the transactions contemplated by this Section 6.08(b) shall be required to be consummated until on or after the Effective Time.

(c)      Notwithstanding anything to the contrary in this Section 6.08,

(i)      in connection with any Potential Asset Sale Transaction, no Acquired Company shall be required (but, for the avoidance of doubt, shall be permitted in its discretion), (A) to execute any Contract (other than customary confidentiality agreements referred to above); (B) to incur any liability or obligation prior to the Effective Time; (C) to agree to restrictions on its business or operations prior to the Effective Time, (D) to execute any Contract, agree to any restrictions, or take any other action, in each case, that would violate any Law, including the HSR Act or other Antitrust Law; (E) to waive or amend any terms of this Agreement or agree to pay any fees or reimburse any expenses prior to the Effective Time for which it has not received prior reimbursement or is not otherwise indemnified by or on behalf of Parent; (F) to give any indemnities in connection with the Potential Asset Sale Transactions that are effective prior to the Effective Time; (G) to make any inter-company distributions of cash prior to the Effective Time, other than as contemplated by Section 6.07(d); (H) to take any action that, in the reasonable determination of the Company, would unreasonably and materially interfere with the conduct of the business of the Company and its Subsidiaries; (I) to record any documents in the public record prior to the Effective Time; or (J) to retain the employment of any employees or non-employee service providers of the Acquired Companies;

(ii)      nothing in this Section 6.08 will require (A) any Representative of the Acquired Companies to deliver any certificate or opinion or take any other action under this Section 6.08 that could reasonably be expected to result in personal liability to such Representative; (B) the board of directors (or other equivalent body) of any Acquired Company to approve any Potential Asset Sale Transaction; (C) any Acquired Company to take any action that would conflict with or violate its organizational documents, any Applicable Laws or result in a material violation or material breach of, or material default under, any Contract (so long as the provisions of the Contract were not entered into with the purpose of avoiding the provisions of this Section 6.08); or (D) the Acquired Companies to provide any information (1) the disclosure of which is prohibited under Applicable Law or (2) where access to such information would (x) constitute a waiver of the attorney-client or other privilege held by any of the Acquired Companies, or (y) violate or cause a default pursuant to, or give a third Person the right terminate or accelerate the rights pursuant to, any Contract to which the Company or any of its Subsidiaries is a party or otherwise bound; provided, that the Company shall give notice to Parent of the fact that it is withholding such information or documents pursuant to this clause (D) and thereafter the Company, Parent and any applicable potential purchasers of the Potential Sale Assets shall reasonably cooperate (including by entering into a joint defense or similar agreement) to cause such information to be provided in a manner that would not reasonably be expected to waive the applicable privilege or protection or violate the applicable restriction.

(iii)      the Acquired Companies and Parent shall mutually cooperate to enact appropriate protective measures regarding access to information that may be reasonably designated by the Company as competitively sensitive by potential purchasers of any Potential Sale Assets (which may include redactions, clean-room procedures, electronic dataroom restrictions, in-person diligence requirements or other measures); and

(iv)      in the event that Parent determines that it would be advantageous to consummate any Potential Asset Sale Transaction as of immediately prior to the Effective Time, the Acquired Companies shall be permitted, in their sole discretion, to take such actions as such Acquired Companies deem necessary or desirable in order to facilitate the consummation of such transaction as of immediately prior to the Effective Time.

(d)      The consummation of any of the transactions contemplated by this Section 6.08 shall be contingent upon the occurrence of the Effective Time and effective no earlier than the Effective Time (it being understood that, subject to Section 6.08(c), Parent and Merger Sub may (but the Company shall not be required to do so) enter into agreements or arrangements with a third party to cause the Company to enter into Contracts or arrangements at or after the Effective Time). Parent shall reimburse the Company for all reasonable and documented out-of-pocket fees and expenses of the Acquired Companies incurred by the Acquired Companies in connection with actions taken pursuant to this Section 6.08 at the request of Parent. The Acquired Companies and their respective Representatives will be indemnified and held harmless by Parent from and against any and all liabilities, losses, damages, claims, costs, expenses (including attorneys’ fees), interest, awards, judgments, penalties and amounts paid in settlement, in each case, which are actually suffered or incurred by them to the extent resulting from any third party claim resulting from actions taken by them pursuant to this Section 6.08 at the request of Parent; provided, however, that the foregoing shall not apply in the event of willful misconduct or gross negligence by any Acquired Company or their respective Representatives.

(e)      None of the representations, warranties or covenants of the Company or any of its Subsidiaries in this Agreement shall be deemed breached or violated by any transactions requested by Parent pursuant to this Section 6.08.

(f)      Parent and Merger Sub each acknowledge and agree that neither the execution nor the consummation of the Potential Asset Sale Transactions or the timing thereof, including identification of a purchaser or purchasers for such transactions, are a condition to the Closing. If the Potential Asset Sale Transactions have not been agreed to or consummated, Parent and Merger Sub will each continue to be obligated, subject to the satisfaction or waiver of the conditions set forth in Section 8.01 and Section 8.02, to consummate the Merger.

ARTICLE 7.

Additional Covenants of the Parties

Section 7.01     Appropriate Action; Consents; Filings.

(a)      Each of the Company, Ultimate Parent, Parent and Merger Sub shall use reasonable best efforts to: (i) take, or cause to be taken, all appropriate actions and do, or cause to be done, and to assist and cooperate with the other parties hereto in doing all things necessary, proper or advisable under Applicable Law or otherwise to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable;

(ii) obtain from any Governmental Authority any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained by Ultimate Parent or the Company or any of their respective Subsidiaries, or to avoid any Proceeding by any Governmental Authority, in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated herein, including the Merger; and (iii) as promptly as reasonably practicable, (and in any event within ten Business Days after the date hereof with respect to the HSR Act), make all necessary registrations, declarations, submissions and filings, and thereafter make any other required registrations, declarations, submissions and filings, and pay any fees due in connection therewith, with respect to this Agreement and the Transaction required under the Exchange Act, any other applicable federal or state securities laws, the HSR Act, any applicable Antitrust Laws, and any other Applicable Law; provided, that the parties shall cooperate with each other in connection with (x) preparing and filing the Proxy Statement and any other required filings, (y) determining whether any action by or in respect of, or filing with, any Governmental Authority is required, in connection with the consummation of the Transaction and (z) seeking any such actions, consents, approvals or waivers or making any such filings, provided, further that the preparation and filing of the Proxy Statement shall be governed by Section 7.02. The parties shall furnish to each other all information required for any application or other filing under the rules and regulations of any Applicable Law in connection with the transactions contemplated by this Agreement.

(b)      The parties shall give (or shall cause their respective Subsidiaries to give) any notices to third parties, and use, and cause their respective Subsidiaries to use, their reasonable best efforts to obtain any third party consents, (i) necessary, proper or advisable to consummate the transactions contemplated by this Agreement, (ii) required to be disclosed in the Company Disclosure Schedule or (iii) required to prevent a Company Material Adverse Effect from occurring prior to or after the Effective Time; provided, however that the parties shall coordinate and cooperate in determining whether any actions, consents, approvals or waivers are required to be obtained from parties to any Company Material Contracts in connection with consummation of the Transaction and seeking any such actions, consents, approvals or waivers; provided, further, that no Acquired Company will be required to agree to the payment of a consent fee, “profit sharing” payment or other consideration (including increased or accelerated payments), or the provision of additional security (including a guaranty), in connection with the Merger, including in connection with obtaining any consent, except, in each case, to the extent conditioned on the consummation of the Closing.

(c)      As promptly as practicable after the execution of this Agreement, the parties shall prepare, prefile, and then and as promptly as practicable thereafter, but in no event earlier than five Business Days thereafter, file with CFIUS a joint voluntary notice pursuant to Section 721 of the Defense Production Act of 1950, 50 U.S.C. app. § 2170, as amended (“Exon-Florio”) with respect to the transactions contemplated by this Agreement. Each party to this Agreement shall provide CFIUS with any additional or supplemental information requested by CFIUS or its member agencies during the Exon-Florio review process as promptly as practicable, and in all cases within the amount of time allowed by CFIUS. Subject to Applicable Law, the parties will consult and cooperate with one another in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party relating to proceedings under Exon-Florio. The parties, in cooperation with each other, shall use their respective reasonable best efforts to finally and successfully obtain the CFIUS Clearance as promptly as practicable.

(d)      Without limiting the generality of anything contained in this Section 7.01, each party shall: (i) give the other parties prompt notice of the making or commencement of any request, inquiry, investigation, action or legal proceeding by or before any Governmental Authority with respect to the Transaction; (ii) keep the other parties informed as to the status of any such request, inquiry, investigation, action or legal proceeding; and (iii) promptly inform the other parties of any communication to or from the Federal Trade Commission, the Department of Justice or any other domestic or foreign Governmental Authority regarding the Transaction. Each party hereto will consult and cooperate with the other parties and will consider in good faith the views of the other parties in connection with any filing, analysis, appearance, presentation, memorandum, brief, argument, opinion, proposal or other communication prior to submission in connection with the Transaction and shall take reasonable account of each other’s views. In addition, except as may be prohibited by any Governmental

Authority or by any Applicable Law, in connection with any such request, inquiry, investigation, action or legal proceeding, each party hereto will permit authorized representatives of the other parties to be present at each meeting, conference or telephone call relating to such request, inquiry, investigation, action or legal proceeding and to have access to and be consulted in connection with any document, opinion, proposal or other communication made or submitted to any Governmental Authority in connection with such request, inquiry, investigation, action or legal proceeding.

(e)      Notwithstanding anything to the contrary in this Agreement, in connection with the receipt of any necessary approvals or clearances of a Governmental Authority (including under the HSR Act or Exon-Florio or with respect to DSS or other U.S. national security agencies), neither Ultimate Parent nor the Company (nor any of their respective Subsidiaries or Affiliates) shall be required to (and, without the consent of Parent (which consent may be withheld in its sole discretion), the Company shall not and shall not permit any of its Subsidiaries or Affiliates to) sell, hold separate or otherwise dispose of or conduct their business in a specified manner, or agree to sell, hold separate or otherwise dispose of or conduct their businesses in a specified manner, or enter into or agree to enter into a voting trust arrangement, proxy arrangement, “hold separate” agreement or arrangement or similar agreement or arrangement with respect to the assets, operations or conduct of their business in a specified manner, or permit the sale, holding separate or other disposition of, any assets of Ultimate Parent, the Company or their respective Subsidiaries or Affiliates; provided, that Ultimate Parent agrees that if necessary to receive the necessary approvals or clearances of a Governmental Authority required under the HSR Act or any applicable Antitrust Laws in the jurisdictions set forth on Schedule 8.01(b), Exon-Florio or with respect to DSS or other U.S. national security agencies, Ultimate Parent will agree (and will cause its Subsidiaries to agree) to (i) the sale, divestiture, license or other disposition or holding separate (through the establishment of a trust or otherwise) of any Potential Sale Asset so long as such agreement or commitment is on commercially reasonable terms (including commercially reasonable timeframes), and does not include any obligation or commitment of the Company, Ultimate Parent or their respective Affiliates beyond that related solely to the Potential Sale Assets or the operation thereof; and (ii) the actions set forth on Schedule 7.01(e).

(f)      To the extent reasonably requested by Parent, the Company shall use reasonable best efforts to, and shall cause its Subsidiaries to use reasonable best efforts to, take, or cause to be taken, all appropriate actions and do, or cause to be done, all things necessary, proper or advisable under Applicable Law or otherwise (including any reorganization or restructuring) to seek any consent, license, permit, waiver, approval, authorization or order related to the maintenance, continuation or transfer of any facility or personnel security clearances held by the Acquired Companies; provided that no such reorganization or restructuring transactions shall be required to be consummated until immediately prior to the Effective Time.

Section 7.02     Proxy Statement.

(a)      As promptly as practicable after the date of this Agreement (and in any event within 15 Business Days after the date of this Agreement, if practicable), the Company shall prepare, in consultation with Parent, and cause to be filed with the SEC a preliminary Proxy Statement and use all reasonable efforts, in consultation with Parent, to:

(i)      obtain and furnish the information required to be included by the SEC in the preliminary Proxy Statement;

(ii)      respond promptly to any comments made by the SEC or its staff with respect to the preliminary Proxy Statement;

(iii)      cause a definitive Proxy Statement (together with any amendments and supplements thereto) to be mailed to its stockholders containing all information required under Applicable Law to be furnished to the Company’s stockholders in connection with the Merger and the transactions contemplated by this Agreement as soon as reasonably practicable (and in any event within five Business Days) following the later of (i) receipt and resolution of the SEC comments on the preliminary Proxy Statement and (ii) the expiration of the 10-day waiting period provided in Rule 14a-6(a) promulgated under the Exchange Act;

(iv)      promptly amend or supplement any information provided by it for use in the preliminary or definitive Proxy Statement (including any amendments or supplements thereof) if and to the extent that it shall have become false or misleading in any material respect and take all steps necessary to cause the Proxy Statement as so amended or supplemented to be filed with the SEC and to be disseminated to the Company’s stockholders, in each case as and to the extent required by Applicable Law; and

(v)      cause the preliminary and definitive Proxy Statements, on each relevant filing date, on the date of mailing to the Company’s stockholders and at the time of the Company Stockholder Meeting, not to contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, and cause the Proxy Statement to comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated thereunder.

(b)      Parent and its counsel shall be given a reasonable opportunity to review and comment on the preliminary and the definitive Proxy Statement and any amendment or supplement to the preliminary or the definitive Proxy Statement, as the case may be, each time before any such document is filed with the SEC, and the Company shall give reasonable and good faith consideration to any comments made by Parent and its counsel. Parent shall furnish to the Company all information concerning Ultimate Parent, Parent and Merger Sub required by the Exchange Act and the rules and regulations promulgated thereunder to be set forth in the Proxy Statement and shall otherwise assist and cooperate with the Company in the preparation of the Proxy Statement and the resolution of comments from the SEC (or the staff of the SEC). Notwithstanding the foregoing, the Company shall have no responsibility with respect to any information supplied by Ultimate Parent, Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement. The Company shall provide Parent and its counsel with (i) any comments or other communications, whether written or oral, that the Company or its counsel may receive from time to time from the SEC or its staff with respect to the Proxy Statement promptly after receipt of those comments or other communications and (ii) a reasonable opportunity to participate in the response of the Company to those comments and to provide comments on that response (to which reasonable and good faith consideration shall be given), including by participating with the Company or its counsel in any discussions or meetings with the SEC or its staff.

(c)      Parent shall use all reasonable efforts to:

(i)      cause the information supplied or to be supplied by or on behalf of Ultimate Parent, Parent and Merger Sub in writing expressly for inclusion or incorporation by reference in the Proxy Statement not to contain, on the date of the mailing to the Company’s stockholders and at the time of the Company Stockholder Meeting, any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; and

(ii)      promptly inform the Company if at any time prior to the Effective Time, any event relating to Ultimate Parent, Parent or any of their respective Affiliates, officers or directors should be discovered by Parent which is required to be set forth in a supplement to the Proxy Statement.

Section 7.03      Confidentiality; Public Announcements.

(a)      Ultimate Parent and the Company hereby acknowledge and agree to continue to be bound by the Confidentiality Agreement dated as of September 6, 2016, by and between Ultimate Parent and the Company (the “Confidentiality Agreement”).

(b)      Without limiting any other provision of this Agreement, each of Ultimate Parent and the Company shall consult with the other and issue a joint press release with respect to the execution of this Agreement, which such joint press release shall include an announcement regarding the potential sale, disposition or other transfer of the Potential Sale Assets. Thereafter, neither the Company nor Ultimate Parent, nor any of their respective Subsidiaries, shall issue any press release or other announcement (to the extent not previously publicly disclosed or made in accordance with this Agreement) with respect to this Agreement, the transactions contemplated hereby or any Acquisition Proposal without the prior consent of the other party (such consent not to be unreasonably withheld, conditioned or delayed), except (i) as such press release or other announcement may be required by Applicable Law or the applicable rules of a national securities exchange, in which case the party required to issue the release or make the announcement shall use its reasonable best efforts to provide the other party with a reasonable opportunity to review and comment on such release or announcement in advance of its issuance or (ii) in connection with a Change of Board Recommendation if and to the extent permitted by the terms of this Agreement.

Section 7.04      Form S-8; ESPP; Assumption of Company Compensatory Awards.

(a)      With respect to the Assumed Options, Assumed PSU Awards and Assumed RSU Awards, Ultimate Parent shall prepare and file with the SEC a registration statement on Form S-8 with respect to the Ultimate Parent Ordinary Shares issuable upon exercise of Assumed Options or settlement of Assumed PSU Awards and Assumed RSU Awards promptly, but in any event no later than 5 Business Days, following the Effective Time. The Company and its counsel shall cooperate with and assist Ultimate Parent in the preparation of such registration statement. For the avoidance of doubt, the Form S-8 registration statement shall not cover any Cashed Out Compensatory Awards.

(b)      The Company shall take such action as may be necessary to (i) cause any offering period and purchase period (or similar period during which shares may be purchased) underway as of the date of this Agreement under the Company ESPP to be terminated as of no later than three business days immediately preceding the Effective Time (the “Final Exercise Date”); (ii) make any pro-rata adjustments that may be necessary to reflect any shortened offering period or purchase period (or similar period), but otherwise treat any such shortened offering period or purchase period (or similar period) as a fully effective and completed offering period or purchase period, as applicable, for all purposes under the Company ESPP; (iii) cause each participant’s shares purchase right under the Company ESPP (the “Company ESPP Rights”) outstanding as of the Final Exercise Date to be exercised as of the Final Exercise Date; (iv) provide that no further offering periods or purchase periods (or similar periods during which shares may be purchased) shall commence under the Company ESPP on or after the date of this Agreement; (v) provide that no individual who is not participating in the Company ESPP as of the date of this Agreement may commence participation in the Company ESPP on or after the date of this Agreement; (vi) terminate the Company ESPP as of the Final Exercise Date, provided, however, that termination of the Company ESPP shall be subject to the consummation of the Merger. Each outstanding option under the Company ESPP on the Final Exercise Date shall be exercised on such date for the purchase of Company Common Stock in accordance with the terms of the Company ESPP. On the Final Exercise Date, the funds credited as of such date under the Company ESPP within the associated accumulated payroll withholding account for each participant under the Company ESPP will be used to purchase shares in accordance with the terms of the Company ESPP, and each share purchased by a participant of the Company ESPP and issued thereunder will be cancelled at the Effective Time and converted into the right to receive the Merger Consideration pursuant to Section 3.01, subject to withholding of applicable income and employment withholding Taxes. No further Company ESPP Rights will be granted or exercised under the Company ESPP after the Final Exercise Date (except for the right to receive the Merger Consideration pursuant to this Section 7.04(b)). The Company shall provide timely notice of the setting of the Final Exercise Date and termination of the Company ESPP in accordance with the Company ESPP (which termination will be subject to the consummation of the Merger).

(c)      As soon as reasonably practicable following the date of this Agreement and in any event prior to the Effective Time, the Company Board of Directors (or, if appropriate, any committee administering the Company Stock Plans) shall adopt such resolutions that are necessary for the assumption and conversion of the Company Compensatory Awards and for the treatment of Cashed Out Compensatory Awards as set forth in Section 3.05.

Section 7.05     Indemnification of Officers and Directors.

(a)      Parent and Merger Sub agree that, subject to Applicable Law, all rights to exculpation or indemnification for acts or omissions occurring prior to the Effective Time existing as of the date of this Agreement in favor of the current and former directors and officers of any Acquired Company and his or her heirs and personal representatives (each, a “D&O Indemnitee”), as provided in the Company’s or each of its Subsidiaries’ respective articles or certificates of incorporation or bylaws (or comparable organizational or governing documents) or in any agreement between any Acquired Company and such D&O Indemnitee, shall survive the Transaction and shall continue in full force and effect in accordance with their terms following the Effective Time, and Parent shall cause the Surviving Corporation to fulfill and honor such obligations to the maximum extent permitted by Applicable Law. In addition, for a period of six years following the Effective Time, Parent shall, and shall cause the Surviving Corporation and its Subsidiaries to, cause the certificate of incorporation and bylaws (or comparable organizational or governing documents) of the Surviving Corporation and its Subsidiaries to contain provisions with respect to indemnification and exculpation that are at least as favorable as the indemnification and exculpation provisions contained in the certificate of incorporation and bylaws (or comparable organizational or governing documents) of the Company and its Subsidiaries, as applicable, immediately prior to the Effective Time, and during such six-year period, such provisions shall not be amended, repealed or otherwise modified in any manner that would adversely affect the rights of any D&O Indemnitee, except as required by Applicable Law.

(b)      Prior to the Effective Time, the Company shall obtain and fully pay the premium for the non-cancellable extension of the directors’ and officers’ liability coverage of the Company’s existing directors’ and officers’ insurance policies and the Company’s existing fiduciary liability insurance policies (collectively, the “D&O Insurance”), in each case for a claims reporting or discovery period of at least six years from and after the Effective Time with respect to any claim related to any period of time at or prior to the Effective Time from an insurance carrier with the same or better credit rating as the Company’s current D&O Insurance carrier with respect to directors’ and officers’ liability insurance in an amount and scope at least as favorable as the Company’s existing policies; provided, however, that in no event shall the cost of such policies exceed 250% of the last annual premium paid therefor prior to the Effective Time; provided further, that if the annual premiums of such insurance coverage exceed such amount, the Company shall be obligated to obtain a policy with the greatest coverage available, with respect to matters occurring prior to the Effective Time, for a cost not exceeding such amount.

(c)      The provisions of this Section 7.05 shall survive the Closing and are intended to be for the benefit of, and enforceable by, each D&O Indemnitee, and nothing in this Agreement shall affect any indemnification rights that any such D&O Indemnitee may have under the certificate of incorporation or bylaws of any Acquired Company or any Contract or Applicable Law. Notwithstanding anything in this Agreement to the contrary, the obligations under this Section 7.05 shall not be terminated or modified in such a manner as to adversely affect any D&O Indemnitee without the consent of such D&O Indemnitee.

(d)      In the event that the Company, the Surviving Corporation or any of their Subsidiaries (or any of their respective successors or assigns) shall consolidate or merge with any other person and shall not be the continuing or surviving corporation or entity in such consolidation or merger, or transfers at least fifty percent (50%) of its properties and assets to any other person, then in each case proper provision shall be made so that the continuing or surviving corporation or entity (or its successors or assigns, if applicable), or transferee of such assets, as the case may be, shall, unless such corporation or entity (or its successors or assigns, if applicable) is otherwise bound by the obligations set forth in this Section 7.05 by Applicable Law, assume the obligations set forth in this Section 7.05.

Section 7.06     Section 16 Matters.  Prior to the Effective Time, the Company shall take such actions as are required to cause the disposition of Company Common Stock, Company Options, Company PSU Awards, Company RSU Awards or other convertible securities in connection with the Merger by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 under the Exchange Act.

Section 7.07     Stockholder Litigation.  The Company shall (i) as promptly as practicable (and in any event, within two Business Days after Knowledge of the Company or any of the members of its Board of Directors of receipt) inform Parent orally and in writing of any stockholder litigation or other Proceedings brought or threatened in writing against the Company or any of its directors or officers relating to the Transaction and keep Parent fully informed with respect to the status thereof (including by promptly furnishing to Parent and its Representatives such information relating to such stockholder litigation as such Persons may reasonably request, including all pleadings with respect thereto), (ii) give Parent the opportunity and right to participate in the defense of any such stockholder litigation at Parent’s sole cost and expense, including in any and all Proceedings related to any such stockholder litigation and any proposed settlement or disposition thereof and (iii) not cease to defend, consent to the entry of any judgment, offer to settle, enter into any settlement or take any other material action with respect to any such stockholder litigation or Proceeding without the prior written consent of Parent.

Section 7.08     Employee Matters.

(a)      For a period of one year following the Closing Date, Ultimate Parent shall, or shall cause the Surviving Corporation to, provide each Acquired Company Employee with base salary, bonus opportunity, severance, health and welfare benefits which are no less favorable than the base salary, bonus opportunity, severance, health and welfare benefits, respectively, that each such Acquired Company Employee is entitled or eligible to receive from any Acquired Company as of immediately prior to the Effective Time.

(b)      Ultimate Parent further agrees that, from and after the Closing Date, Ultimate Parent shall, or shall cause the Surviving Corporation, to the extent permitted under such plans and under Applicable Law, to grant all of the Acquired Company Employees credit for any service with such Acquired Company earned prior to the Closing Date (i) for eligibility and vesting purposes and (ii) for purposes of vacation accrual and severance benefit determinations under any benefit or compensation plan, program, agreement or arrangement that may be established or that is maintained by Ultimate Parent or the Surviving Corporation or any of its Subsidiaries on or after the Closing Date (but not benefit accrual under any defined benefit plan or frozen benefit plan or vesting under any equity incentive plan) to the same extent as such Acquired Company Employee was entitled, before the Effective Time, to credit for such service under any similar plan in which such Acquired Company Employee participated or was eligible to participate immediately prior to the Effective Time; provided, however, that such service shall not be recognized or credited to the extent that such recognition would result in a duplication of benefits provided to the Acquired Company Employee, for purposes of qualifying for subsidized early retirement benefits or to the extent that such service was not recognized under any similar Employee Plan of the Company in which the Acquired Company Employee participated or was eligible to participate immediately prior to the Effective Time. In addition, for purposes of each benefit plan of Ultimate Parent or the Surviving Corporation or any of its Subsidiaries on or after the Closing Date (“Parent Plans”) providing medical, dental, pharmaceutical, vision and/or other health benefits to any Acquired Company Employee, Ultimate Parent shall use reasonable best efforts to (A) cause to be waived all pre-existing condition exclusions and actively-at-work requirements and similar limitations, eligibility waiting periods and evidence of insurability requirements to the extent waived or satisfied by an Acquired Company Employee and his or her covered dependents under any Employee Plan as of the Closing Date and (B) for the plan year in which the Effective Time occurs, cause any deductible, co-pay, co-insurance and covered out-of-pocket expenses paid by any Acquired Company Employee (or covered dependent thereof) during the portion of the plan year in which such Acquired Company Employee participated in an Employee Plan to be taken into account for purposes of satisfying the corresponding deductible, coinsurance and maximum out-of-pocket provisions after the Closing Date under any applicable Parent Plan in the applicable plan year.

(c)      As soon as administratively practicable following the Effective Time, all participants in any 401(k) Plan of the Company shall become participants in the comparable 401(k) Plan arrangement of Ultimate

Parent or an Affiliate of Ultimate Parent, and Ultimate Parent shall establish or designate a comparable 401(k) Plan arrangement of Ultimate Parent or an Affiliate of Ultimate Parent to receive any rollover distributions from such 401(k) Plans of the Company, including rollover of any outstanding loans held by participants of such plans.

(d)      Without limiting the generality of the foregoing, as of the Effective Time, Ultimate Parent shall, or shall cause the Surviving Corporation, to honor the change in control, retention, and severance agreements, arrangements and policies set forth in Section 7.08 of the Company Disclosure Schedule (each a “Company Retention Agreement”), and to refrain from amending or terminating any such Company Retention Agreement prior to the first anniversary of the Effective Time (or such later time as specified in the applicable Company Retention Agreement), except such amendments as may be necessary to avoid the imposition of a tax under Section 409A of the Code; provided that, nothing herein shall prevent Ultimate Parent or an Affiliate of Ultimate Parent from amending any such agreement or plan thereafter in accordance with its terms.

(e)      Ultimate Parent shall require that any acquirer of any Potential Sale Assets provide, for a period of one year following the completion of any Potential Asset Sale Transaction, to each Acquired Company Employee who becomes an employee or other service provider of such acquirer as of immediately following the completion of the applicable Potential Asset Sale Transaction, with (i) each of base salary or, as applicable, base wage rates, and bonus opportunity no less favorable in the aggregate than the base salary or, as applicable, base wage rates and bonus opportunity that each such Acquired Company Employee is entitled or eligible to receive from any Acquired Company as of immediately prior to the Effective Time and (ii) employee benefits that are no less favorable than those employee benefits provided to similarly situated employees (including with respect to seniority, length of service and location of employment) of such acquirer.

(f)      The provisions of this Section 7.08 are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder or create any third-party beneficiary rights in any employee or former employee (including any beneficiary or dependent thereof) or service provider or former service provider (including any beneficiary or dependent thereof) of the Acquired Companies in any respect, including in respect of continued employment (or resumed employment), or create any such rights in any such persons in respect of any benefits that may be provided, directly or indirectly, under any Employee Plan, Parent Plan or any employee or service provider program or arrangement of Ultimate Parent or any of its subsidiaries (including any Employee Plan of the Company prior to the Effective Time), and nothing herein shall be deemed to amend any Employee Plan or Parent Plan to reflect the terms of this Section 7.08.

Section 7.09     Third Party Consents.  Notwithstanding anything to the contrary in this Agreement, in connection with obtaining any approval or consent in connection with the Transaction that may be required from any Person under any Contract, (a) without the prior written consent of Parent (which such consent shall not be unreasonably withheld, conditioned or delayed), none of the Company or any Acquired Company shall pay or commit to pay to such Person whose approval or consent is being solicited any material cash or other consideration or incur any material liability or other obligation due to such Person (other than any payments which are expressly required pursuant to the terms of such Contract with such Person in effect as of the date of this Agreement) and (b) none of Ultimate Parent, Parent or Merger Sub shall be required to pay or commit to pay to such Person whose approval or consent is being solicited any cash or other consideration, make any commitment or incur any liability or other obligation

Section 7.10     Treatment of Certain Indebtedness.

(a)      The Company, the Surviving Corporation and Parent shall take all necessary action to execute and deliver to the Trustee (as defined in that certain Indenture, dated as of January 14, 2015 (the “Indenture”), under which the Company’s 1.375% Convertible Senior Notes due 2020 (the “Notes”) were issued, between the Company and Wells Fargo Bank, National Association, as Trustee) a supplemental indenture to the Indenture, in form satisfactory to the Trustee and Parent, pursuant to the terms of Section 14.07 of the Indenture, to provide, among other things, that on and after the Effective Time, each holder of the Notes shall have the right to convert such Notes into the conversion consideration determined by reference to the consideration receivable upon consummation of the Merger in respect of each share of Company Common Stock in accordance with, and subject to, the provisions of the Indenture (including any applicable increase in the “Conversion Rate” or decrease in the “Conversion Price” (each as defined in the Indenture) thereunder in connection with the Merger) in each case in accordance with, and subject to the Indenture (including without limitation the time periods specified therein), as a result of the execution and delivery of this Agreement, the Merger and the other transactions contemplated by this Agreement. Prior to the Effective Time, the Company shall otherwise comply with all the other terms of the Indenture.      The Company shall provide Parent and its Representatives reasonable opportunity to review and comment on any written notice or communication to or with holders of the Notes or with the Trustee under the Indenture at least one (1) Business Day prior to the dispatch or making thereof, and the Company shall give reasonable and good faith consideration to any comments made by Parent or its Representatives. Without the written consent of Parent, the Company will not make any change to the method of settlement for the Notes currently provided as the default settlement method in Section 14.02(a)(iii) of the Indenture (i.e., Combination Settlement (as defined in the Indenture) with a Specified Dollar Amount (as defined in the Indenture) of $1,000 per Note).

(b)      The Company will use commercially reasonable efforts to cooperate with Parent to obtain the consent of the Call Spread Dealers (as defined below) to terminate the Convertible Note Hedge Obligations at or as promptly as practicable following the Effective Time. The Company will use commercially reasonable efforts to involve Parent in connection with any discussions, negotiations or agreements with JPMorgan Chase Bank, National Association, London Branch, Deutsche Bank AG, London Branch, and Wells Fargo Bank, National Association (the “Call Spread Dealers”) or any of their respective Affiliates (including each other counterparty to the Warrants and the Convertible Note Hedge Obligations) with respect to any determination, adjustment, cancellation, termination, exercise, settlement or computation in connection with the Warrants or the Convertible Note Hedge Obligations, including with respect to any cash amounts and/or shares of Company Common Stock that may be receivable, issuable, deliverable or payable by the Company pursuant to the Warrants or the Convertible Note Hedge Obligations, and the Company will give prior notice to Parent of any such discussions, negotiations or agreements; provided that if such prior notice is not reasonably practicable, the Company shall give Parent notice of any such discussions, negotiations or agreements promptly after such discussions, negotiations or agreements, with a description in reasonable detail thereof. The Company (i) prior to the Effective Time, will not, and will cause its Representatives not to, without Parent’s prior written consent, such consent not to be unreasonably withheld, delayed or conditioned (x) make any amendments, modifications or other changes to the terms of, or agree to any adjustment under or amounts due upon termination, cancellation or early settlement of, the Warrants or the Convertible Note Hedge Obligations, or (y) exercise any right it may have to terminate, or cause the early settlement or cancellation of, any of the Warrants or Convertible Note Hedge Obligations and (ii) will keep Parent fully informed of all such discussions and negotiations. The Company will use commercially reasonable efforts to timely take all such other actions as may be required in accordance with, and subject to, the terms of the Warrants and the Convertible Note Hedge Obligations, including delivery of any notices or other documents or instruments required to give effect to the foregoing or in connection with the consummation of the Merger, each of which will be so delivered substantially in the form previously provided to Parent for Parent’s review other than to address comments provided by Parent or its Representatives. In addition, the Company will promptly (and, in any event, within five Business Days) provide to Parent a copy of any written notice received from the Call Spread Dealers in connection with the Warrants or the Convertible Note Hedge Obligations (including any written notice with respect to any determination, adjustment, cancellation, termination, exercise, settlement or computation in connection with the Warrants or the Convertible Note Hedge Obligations). For the avoidance of doubt, nothing contained herein this Agreement shall prohibit the Company from settling upon conversion of the Notes in accordance with the terms of the Indenture and complying with the terms of the Convertible Note Hedge Obligations in connection therewith and nothing herein shall require the Company to effect a termination or settlement of the Convertible Note Hedge Obligations or the Warrants prior to the Effective Time.

ARTICLE 8.

Conditions to the Transaction

Section 8.01     Conditions to the Obligations of Each Party.  The respective obligations of the Company, Ultimate Parent, Parent and Merger Sub to consummate the Merger are subject to the satisfaction (or written waiver by all parties, if permissible under Applicable Law) of the following conditions:

(a)      Required Company Stockholder Approval.  This Agreement shall have been duly adopted by the Required Company Stockholder Approval.

(b)      Governmental Approvals.  The waiting period (and any extension thereof) applicable to the consummation of the Transaction under the HSR Act shall have expired or been terminated and, on the Closing Date, there shall not be in effect any voluntary agreement between Ultimate Parent or its Subsidiaries and the Company, on the one hand, and the Federal Trade Commission or the Department of Justice, on the other, pursuant to which the parties have agreed not to consummate the Merger for any period of time. Any affirmative approval or clearance required under any Antitrust Laws in the foreign jurisdictions identified on Schedule 8.01(b) shall have been obtained or deemed to have been obtained.

(c)      No Injunction.  No temporary restraining order, preliminary or permanent injunction or other order or decree issued by any Governmental Authority of competent jurisdiction shall be in effect which prohibits or prevents the consummation of the Transaction on the terms contemplated herein, and no Applicable Law shall have been enacted or be deemed applicable to the Transaction that makes consummation of the Transaction illegal.

Section 8.02     Conditions to the Obligations of Ultimate Parent, Parent and Merger Sub.  The obligations of Ultimate Parent, Parent and Merger Sub to consummate the Merger are subject to the satisfaction (or written waiver exclusively by each of Ultimate Parent, Parent and Merger Sub, if permissible under Applicable Law), at or prior to the Closing, of the following further conditions:

(a)      Representations and Warranties.

(i)      The representations and warranties made by the Company in Section 4.07(a) shall have been accurate in all respects as of the date of this Agreement and shall be accurate as of the Closing Date as if made on the Closing Date.

(ii)      Each of the representations and warranties made by the Company in Sections 4.01(a), 4.02, 4.05(a), 4.05(c), 4.05(g), 4.23 and 4.24 (collectively, together with the representations and warranties made by the Company in Section 4.07(a), the “Company Fundamental Representations”) shall have been accurate in all material respects as of the date of this Agreement and shall be accurate in all material respects as of the Closing Date as if made on the Closing Date, except for representations and warranties that speak as of a particular date, which shall be accurate in all material respects as of such date (it being understood that the representations and warranties in Section 4.05(a) shall be deemed to be inaccurate in all material respects if the Company’s actual fully diluted capitalization as of the Capitalization Date exceeds by more than 1,200,000 shares the Company’s fully diluted capitalization set forth in Section 4.05(a)); provided, however, that, for purposes of determining the accuracy of such representations and warranties (except for Section 4.01(a)), all materiality or similar qualifications, contained or incorporated directly or indirectly in such representations and warranties shall be disregarded; and

(iii)      Each of the representations and warranties made by the Company in this Agreement other than the Company Fundamental Representations shall have been accurate in all respects as of the date of this Agreement and shall be accurate in all respects as of the Closing Date as if made on the Closing Date, in each case, (A) except for representations and warranties that speak as of a particular date, which shall be accurate in all respects as of such date, (B) except where the failure to be so accurate (considered collectively) has not had and would not reasonably be expected to have, a Company Material Adverse Effect and (C) without giving effect to any “Company Material Adverse Effect” or other materiality qualifications, or any similar qualifications, contained or incorporated directly or indirectly in such representations and warranties.

(b)      Covenants.  Each of the covenants and obligations that the Company is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

(c)      No Company Material Adverse Effect.  Since the date of this Agreement, there shall not have occurred any Company Material Adverse Effect that is continuing.

(d)      Executed Agreements and Documents.  Parent shall have received the following agreements and documents, each of which shall be in full force and effect:

(i)      a certificate executed on behalf of the Company by its Chief Executive Officer and its Chief Financial Officer (the “Company Closing Certificate”) and to the effect that the conditions set forth in Sections 8.02(a), 8.02(b) and 8.02(c) have been duly satisfied; and

(ii)      written resignations of all directors of the Company, to be effective as of the Effective Time.

(e)      FIRPTA Certificate.  Parent shall have received a duly executed certificated, dated not more than thirty days prior to the Closing Date, certifying that (i) the Company is not and in the preceding five-year period has never been a “United States real property holding corporation” as defined in Section 897(c)(2) of the Code and the Treasury Regulations promulgated thereunder and (ii) none of the equity interests in the Company constitutes a “United States real property interest” as defined in Section 897(c) of the Code and the Treasury Regulations promulgated thereunder, which certificate shall be in accordance with Treasury Regulations Sections 1.897-2(h) and 1.1445-2(c)(3) and in a form reasonably satisfactory to Parent.

(f)      Litigation.  There shall not be pending by any Governmental Authority any Proceeding that seeks to prevent the consummation of the Transaction or that seeks to require the taking of any action or the imposition of any remedy that is not required of Ultimate Parent pursuant to Section 7.01(e).

(g)      CFIUS.  CFIUS Clearance shall have been obtained.

Section 8.03      Conditions to the Obligations of the Company.  The obligations of the Company to consummate the Merger are subject to the satisfaction (or written waiver exclusively by the Company, if permissible under Applicable Law), at or prior to the Closing, of the following further conditions:

(a)      Representations and Warranties.

(i)      Each of the representations and warranties made by Ultimate Parent, Parent and Merger Sub in Sections 5.01, 5.02 and 5.03 (collectively, the “Parent Fundamental Representations”) shall have been accurate in all material respects as of the date of this Agreement and shall be accurate in all material respects as of the Closing Date as if made on the Closing Date, except for representations and warranties that speak as of a particular date, which shall be accurate in all material respects as of such date; provided, however, that, for purposes of determining the accuracy of such representations and warranties, all materiality or similar qualifications, contained or incorporated directly or indirectly in such representations and warranties shall be disregarded; and

(ii)      Each of the representations and warranties made by Ultimate Parent, Parent and Merger Sub in this Agreement other than the Parent Fundamental Representations shall have been accurate in all respects as of the date of this Agreement and shall be accurate in all respects as of the Closing Date as if made on the Closing Date, in each case, (A) except for representations and warranties that speak as of a particular date, which shall be accurate in all respects as of such date, (B) except where the failure to be so accurate (considered collectively) has not had and would not reasonably be expected to have a material adverse effect on the ability of Ultimate Parent, Parent and Merger Sub to consummate the Merger and (C) without giving effect to any materiality or similar qualifications, contained or incorporated directly or indirectly in such representations and warranties.

(b)      Covenants.  Each of the covenants and obligations that Ultimate Parent, Parent and Merger Sub are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

(c)      Parent Closing Certificate.  The Company shall have received a certificate executed on behalf of Parent by its authorized representative and to the effect that the conditions set forth in Sections 8.03(a) and 8.03(b) have been duly satisfied (the “Parent Closing Certificate”).

ARTICLE 9.

Termination

Section 9.01     Termination.  Notwithstanding anything contained in this Agreement to the contrary, this Agreement may be terminated and the Merger and the Transaction may be abandoned at any time prior to the Effective Time notwithstanding receipt of the Required Company Stockholder Approval (except as expressly noted), only as follows:

(a)      by mutual written agreement of the Company and Parent;

(b)      by either the Company or Parent, if the Transaction has not been consummated on or before May 1, 2017 (the “End Date”); provided, however, that the right to terminate this Agreement under this Section 9.01(b) shall not be available to any party whose material breach of this Agreement has been the cause of, or resulted in, the failure of the Transaction to occur on or prior to such date; provided, further, that if the conditions set forth in Section 8.01(b), Section 8.02(f) (to the extent relating to the matters set forth in Section 8.01(b) or Section 8.02(g)) or Section 8.02(g) shall not have been satisfied or waived as of the End Date but all other conditions set forth in Article 8 shall have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing, but provided that such conditions shall then be capable of being satisfied if the Closing were to take place on such date), then either the Company or Parent may, in its sole and exclusive discretion, extend the End Date to August 1, 2017 (the “Initial Extension Date”) by providing the other party written notice of such extension on or before the End Date; provided, further, that if the conditions set forth in Section 8.01(b), Section 8.02(f) (to the extent relating to the matters set forth in Section 8.01(b) or Section 8.02(g)) or Section 8.02(g) shall not have been satisfied or waived as of the Initial Extension Date but all other conditions set forth in Article 8 shall have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing, but provided that such conditions shall then be capable of being satisfied if the Closing were to take place on such date), then either the Company or Parent may, in its sole and exclusive discretion, extend the Initial Extension Date to November 1, 2017 by providing the other party written notice of such extension on or before the Initial Extension Date;

(c)      by either Parent or the Company, if a Governmental Authority of competent jurisdiction shall have issued any order, injunction or other decree or taken any other action (including the failure to have taken an action), in each case, which has become final and non-appealable and which permanently restrains, enjoins or otherwise prohibits the Transaction;

(d)      by Parent if there shall have occurred a Company Material Adverse Effect since the date of this Agreement that is continuing;

(e)      by either Parent or the Company if (i) the Company Stockholder Meeting (including any adjournments and postponements thereof) shall have been held and completed and the Company’s stockholders shall have voted on a proposal to adopt this Agreement and (ii) this Agreement shall not have been adopted at such meeting (and shall not have been adopted at any adjournment or postponement thereof) by the Required Company Stockholder Approval; provided, however, that a party shall not be permitted to terminate this Agreement pursuant to this Section 9.01(e) if the failure to obtain such stockholder approval results from a breach of this Agreement by such party at or prior to the Effective Time;

(f)      by Parent if a Triggering Event shall have occurred;

(g)      by the Company, if prior to the adoption of this Agreement by the Required Company Stockholder Approval, the Company Board of Directors shall have determined to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal to the extent permitted by, and in accordance with Section 6.03(g); provided, that the Company shall not be permitted to terminate this Agreement pursuant to this Section 9.01(g) unless (i) the Company is entering into an Alternative Acquisition Agreement with respect to such Superior Proposal in accordance with Section 6.03(g) and (ii) the Company shall have made or caused to be made the payment required to be made to Parent pursuant to Section 9.03(b)(iii);

(h)      by Parent, if (i) any representation or warranty of the Company contained in this Agreement shall be inaccurate or shall have become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date) such that the condition set forth in Section 8.02(a) would not be satisfied, or (ii) the covenants or obligations of the Company contained in this Agreement shall have been breached in any material respect such that the condition set forth in Section 8.02(b) would not be satisfied; provided, however, that if an inaccuracy or breach is curable by the Company during the 30-day period after Parent notifies the Company in writing of the existence of such inaccuracy or breach (the “Company Cure Period”), then Parent may not terminate this Agreement under this Section 9.01(h) as a result of such inaccuracy or breach prior to the expiration of the Company Cure Period unless the Company is no longer continuing to exercise reasonable best efforts to cure such inaccuracy or breach; and

(i)      by the Company, if (i) any representation or warranty of Ultimate Parent, Parent or Merger Sub contained in this Agreement shall be inaccurate or shall have become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date) such that the condition set forth in Section 8.03(a) would not be satisfied or (ii) the covenants or obligations of Ultimate Parent, Parent or Merger Sub contained in this Agreement shall have been breached in any material respect such that the condition set forth in Section 8.03(b) would not be satisfied; provided, however, that if an inaccuracy or breach is curable by Ultimate Parent, Parent or Merger Sub during the 30-day period after the Company notifies Parent in writing of the existence of such inaccuracy or breach (the “Parent Cure Period”), then the Company may not terminate this Agreement under this Section 9.01(i) as a result of such inaccuracy or breach prior to the expiration of the Parent Cure Period unless Ultimate Parent, Parent or Merger Sub, as applicable, is no longer continuing to exercise reasonable best efforts to cure such inaccuracy or breach.

The party desiring to terminate this Agreement pursuant to this Section 9.01 (other than pursuant to Section 9.01(a)) shall give a notice of such termination to the other party setting forth a brief description of the basis on which such party is terminating this Agreement.

Section 9.02     Effect of Termination. If this Agreement is terminated pursuant to Section 9.01, then this Agreement shall become void and of no effect without liability of any party (or any Representative, stockholder or Affiliate of such party) to the other party hereto; provided that: (a) the parties shall, in all events, remain bound by and continue to be subject to the provisions set forth in the Confidentiality Agreement, Section 6.07(e), Section 6.08(d), Section 7.03, this Section 9.02, Section 9.03 and Article 10, which shall survive any termination of this Agreement and (b) neither Ultimate Parent, Parent or Merger Sub, on the one hand, nor the Company, on the other hand, shall be relieved of any obligation or liability arising from any Willful Breach.

Section 9.03     Expenses; Termination Fees.

(a)      Except as set forth in this Section 9.03, all fees and expenses incurred in connection with the preparation, negotiation and performance of this Agreement and the consummation of the transactions contemplated by this Agreement shall be paid by the party incurring such expenses, whether or not the Transaction is consummated; provided, however, that Parent and the Company shall share equally all fees and expenses, other than attorneys’ fees, incurred in connection with the filing by the parties hereto of the premerger notification and report forms relating to the Transaction under the HSR Act and the filing of any notice or other document under any applicable foreign antitrust law or regulation.

(b)      If, but only if, this Agreement is terminated:

(i)      (x) by Parent or the Company pursuant to Section 9.01(b) and (y) (A) an Acquisition Proposal has been made to the Company after the date hereof and has not been withdrawn prior to the termination of this Agreement and (B) within 12 months of the termination of this Agreement, the Company (1) enters into a definitive agreement for the consummation of an Acquisition Proposal and such Acquisition Proposal is subsequently consummated (regardless of whether such consummation occurs within the 12-month period) or (2) consummates any Acquisition Transaction, then the Company shall pay, or cause to be paid, to Parent the Company Termination Fee concurrently with the consummation of such transaction if such consummation takes place on a Business Day, and on the next Business Day if the consummation takes place on a day other than a Business Day (provided, however, that for purposes of this Section 9.03(b)(i), the references to “15%” in the definition of Acquisition Transaction shall be deemed to be references to “50%”);

(ii)      (x) by Parent or the Company pursuant to Section 9.01(e) and (y) (A) an Acquisition Proposal has been made to the Company after the date hereof and has not been withdrawn prior to the date of the Company Stockholders Meeting (including any adjournments and postponements thereof), (B) such Acquisition Proposal was publicly disclosed prior to the date of the Company Stockholders Meeting (including any adjournments and postponements thereof) and (C) within 12 months of the termination of this Agreement, the Company (1) enters into a definitive agreement for the consummation of an Acquisition Proposal and such Acquisition Proposal is subsequently consummated (regardless of whether such consummation occurs within the 12-month period) or (2) consummates an Acquisition Transaction, then the Company shall pay, or cause to be paid, to Parent the Company Termination Fee concurrently with the consummation of such transaction if such consummation takes place on a Business Day, and on the next Business Day if the consummation takes place on a day other than a Business Day (provided, however, that for purposes of this Section 9.03(b)(ii), the references to “15%” in the definition of Acquisition Transaction shall be deemed to be references to “50%”); or

(iii)      by Parent pursuant to Section 9.01(f) or by the Company pursuant to Section 9.01(g), then the Company shall pay, or cause to be paid, to Parent the Company Termination Fee concurrently with such termination if the termination takes place on a Business Day, and on the next Business Day if the termination takes place on a day other than a Business Day.

(c)      Each of the Company, Ultimate Parent, Parent and Merger Sub acknowledges that (i) the agreements contained in this Section 9.03 are an integral part of the transactions contemplated by this Agreement, (ii) without these agreements, Ultimate Parent, Parent, Merger Sub and the Company would not enter into this Agreement and (iii) any amount payable pursuant to this Section 9.03 is not a penalty, but rather is liquidated damages in a reasonable amount that will compensate Ultimate Parent, Parent and Merger Sub in the circumstances in which such amount is payable. The parties hereto acknowledge and hereby agree that in no event shall the Company be required to pay the Company Termination Fee on more than one occasion. Notwithstanding anything to the contrary in this Agreement, if the Company Termination Fee shall become due and payable in accordance with this Section 9.03, from and after such termination and payment of the Company Termination Fee in full pursuant to and in accordance with this Section 9.03, the Company shall have no further liability of any kind for any reason in connection with this Agreement or the Transaction other than as set forth in Section 9.02(b) and this Section 9.03.

(d)      Any amounts payable by the Company pursuant to Section 9.03(b) shall be in addition to any amounts payable by the Company pursuant to Section 9.03(a). Any amounts payable pursuant to this Section 9.03 shall be paid by wire transfer of same day funds in accordance with this Section 9.03 to an account designated by Parent, provided that such payments can be delayed and such delay will not give rise to a breach of the Company’s obligations under this Section 9.03 if Parent fails to provide the Company with wiring instructions at least two Business Days prior to the date such fee is to be paid. If the Company fails to pay when due any amount payable under this Section 9.03, then (i) the Company shall reimburse Parent for all reasonable, documented out-of-pocket costs and expenses (including fees and disbursements of counsel) incurred in connection with the collection of such overdue amount and the enforcement by Parent of its rights under this Section 9.03 and (ii) the Company shall pay to Parent interest on such overdue amount (for the period commencing as of the date such overdue amount was originally required to be paid and ending on the date such overdue amount is actually paid to Parent in full) at the rate of interest per annum equal to the “Prime Rate” as set forth on the date such payment became past due in The Wall Street Journal “Money Rates” column, plus 350 basis points.

ARTICLE 10.

Miscellaneous

Section  10.01  Notices. All notices, requests and other communications required or permitted under, or otherwise made in connection with, this Agreement, shall be in writing and shall be deemed to have been duly given (a) when delivered, if delivered, in person, (b) if sent by email transmission prior to 6:00 p.m. recipient’s local time, upon transmission when receipt is confirmed, (c) if sent by email transmission after 6:00 p.m. recipient’s local time and receipt is confirmed, the Business Day following the date of transmission, (d) on receipt after dispatch by registered or certified mail, postage prepaid, (e) on the next Business Day if transmitted by national overnight courier (with confirmation of delivery), in each case, addressed as follows:

if to Ultimate Parent, Parent or Merger Sub, to:

Broadcom Corporation

1320 Ridder Park Drive

San Jose, California 95131

Email: bobcat.notices@broadcom.com

Attention: Patricia McCall:

with a copy to (which shall not constitute notice):

Latham & Watkins LLP

140 Scott Drive

Menlo Park, California 94025

Attention:	Christopher L. Kaufman Anthony J. Richmond Chad G. Rolston
Email:	christopher.kaufman@lw.com tony.richmond@lw.com chad.rolston@lw.com if to the Company, to:

Brocade Communications Systems, Inc.

130 Holger Way

San Jose, California 95134

Attention: General Counsel

Email: nodonne@brocade.com

with a copy to (which shall not constitute notice):

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304

Attention:	Martin W. Korman Bradley L. Finkelstein C. Derek Liu
Email:	mkorman@wsgr.com bfinkelstein@wsgr.com dliu@wsgr.com

or to such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto.

Section  10.02  Remedies Cumulative; Specific Performance.  The rights and remedies of the parties hereto shall be cumulative (and not alternative). The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions of this Agreement in addition to any other remedy to which they are entitled to at law or in equity, in each case without the requirement of posting any bond or other type of security. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that any other party has an adequate remedy at law.

Section  10.03  No Survival of Representations and Warranties.  The representations and warranties of contained herein and in any certificate or other writing delivered at the Closing pursuant hereto shall not survive the Effective Time.

Section 10.04  Amendments and Waivers.

(a)      Any provision of this Agreement may be amended or waived prior to the Effective Time if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective; provided, however, that no amendment or waiver shall be made subsequent to receipt of the Required Company Stockholder Approval which requires further approval of the stockholders of the Company pursuant to the DGCL without such further stockholder approval.

(b)      No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.

Section 10.05  Disclosure Schedule References.  The parties hereto agree that any reference in a particular Section of the Company Disclosure Schedule shall only be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (a) the representations and warranties (or covenants, as applicable) of the relevant party that are contained in the corresponding Section of this Agreement and (b) any other representations and warranties of such party that are contained in this Agreement, but in the case of clause (b) only if the relevance of that reference as an exception to (or a disclosure for purposes of) such representations and warranties would be reasonably apparent to an individual who has read that reference and such representations and warranties. The listing of any matter on a party’s disclosure schedule shall not be deemed to constitute an admission by such party, or to otherwise imply, that any such matter is material, is required to be disclosed by such party under this Agreement or falls within relevant minimum thresholds or materiality standards set forth in this Agreement. No disclosure in a party’s disclosure schedule relating to any possible breach or violation by such party of any Contract or Applicable Law shall be construed as an admission or indication that any such breach or violation exists or has actually occurred. In no event shall the listing of any matter in a party’s disclosure schedule be deemed or interpreted to expand the scope of such party’s representations, warranties and/or covenants set forth in this Agreement.

Section 10.06  Binding Effect; Benefit; Assignment.

(a)      The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Except with respect to Section 7.05, no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and permitted assigns.

(b)      No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto, except that, after the Effective Time, Parent or Merger Sub may transfer or assign its rights and obligations under this Agreement, in whole or from time to time in part, to (i) one or more of their Affiliates at any time and (ii) after the Effective Time, to any Person; provided that such transfer or assignment shall not relieve Ultimate Parent, Parent or Merger Sub of its obligations hereunder or enlarge, alter or change any obligation of any other party hereto or due to Ultimate Parent, Parent or Merger Sub. Any purported assignment in violation of this Section 10.06(b) shall be void.

Section 10.07  Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws that would require the application of the laws of any other jurisdiction.

Section 10.08  Jurisdiction. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware) in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such persons and irrevocably waives, to the fullest extent permitted by Applicable Law, and covenants not to assert or plead any objection it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

Section 10.09  Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF ULTIMATE PARENT, PARENT, MERGER SUB OR THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

Section 10.10  Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other parties hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission in .PDF format or by facsimile shall be sufficient to bind the parties to the terms and conditions of this Agreement.

Section 10.11  Entire Agreement. This Agreement, the Confidentiality Agreement and each of the documents, instruments and agreements delivered in connection with the transactions contemplated by this

Agreement, including each of the Exhibits and the Company Disclosure Schedule, constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

Section 10.12  Severability. If any term, provision, covenant or restriction of this Agreement or the application thereof is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 10.13  Ultimate Parent. Ultimate Parent shall cause Parent to comply with and perform all of Parent’s obligations under this Agreement in accordance with the terms hereof.

Section 10.14  Time is of the Essence. Time is of the essence with respect to the performance of this Agreement.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first written above.

BROCADE COMMUNICATIONS SYSTEMS, INC.

By:	/s/ Lloyd Carney
Name: Lloyd Carney
Title: Chief Executive Officer

BROADCOM LIMITED

By:	/s/ Hock E. Tan
Name: Hock E. Tan
Title: President and Chief Executive Officer

BROADCOM CORPORATION

By:	/s/ Hock E. Tan
Name: Hock E. Tan
Title: President and Chief Executive Officer

BOBCAT MERGER SUB, INC.

By:	/s/ Hock E. Tan
Name: Hock E. Tan
Title: President and Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

Annex B

November 2, 2016

The Board of Directors of

Brocade Communications Systems

130 Holger Way

San Jose, CA 95134

Members of the Board of Directors:

We understand that Brocade Communications Systems, a Delaware corporation (the “Company”), proposes to enter into an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), with Broadcom Limited (“Ultimate Parent”), Broadcom Corporation, an indirect subsidiary of Ultimate Parent (“Parent”), and Bobcat Merger Sub, Inc., a direct wholly owned subsidiary of Parent (“Merger Sub”). Pursuant to the Merger Agreement, among other things, Merger Sub will merge with and into the Company, with the Company surviving the merger (the “Merger”), the Company will become a wholly owned subsidiary of Parent, and each outstanding share of common stock of the Company, par value $0.001 per share (“Company Common Stock”), other than (i) shares that are owned directly by Ultimate Parent, Parent or Merger Sub, or any other direct or indirect Subsidiary of Ultimate Parent, (ii) shares held in treasury by the Company, (iii) shares as to which dissenters’ rights have been properly demanded and (iv) shares held by any Subsidiary of the Company, will be converted into the right to receive $12.75 in cash (the “Merger Consideration”). The terms and conditions of the Merger are more fully set forth in the Merger Agreement and terms used herein and not defined shall have the meanings ascribed thereto in the Merger Agreement.

The Board of Directors has asked us whether, in our opinion, the Merger Consideration is fair, from a financial point of view, to the holders of shares of Company Common Stock entitled to receive such Merger Consideration.

In connection with rendering our opinion, we have, among other things:

(i)	reviewed certain publicly available business and financial information relating to the Company that we deemed to be relevant, including publicly available research analysts’ estimates;

(ii)

reviewed certain non-public historical financial statements and other non-public historical financial and operating data relating to the Company prepared and furnished to us by management of the Company;

(iii)	reviewed certain non-public projected financial data relating to the Company under alternative business assumptions prepared and furnished to us by management of the Company;

(iv)	reviewed certain non-public historical and projected operating data relating to the Company prepared and furnished to us by management of the Company;

(v)

discussed the past and current operations, financial projections and current financial condition of the Company with management of the Company (including their views on the risks and uncertainties of achieving such projections);

EVERCORE GROUP L.L.C.  55 EAST 52ND STREET  NEW YORK, NY 10055  TEL: 212.857.3100  FAX: 212.857.3101

Letter to the Board of Directors of

Brocade Communications Systems

November 2, 2016

(vi)	reviewed the reported prices and the historical trading activity of the Company Common Stock;

(vii)	compared the financial performance of the Company and its stock market trading multiples with those of certain other publicly traded companies that we deemed relevant;

(viii)	compared the financial performance of the Company and the valuation multiples relating to the Merger with those of certain other transactions that we deemed relevant;

(ix)	reviewed the Merger Agreement; and

(x)	performed such other analyses and examinations and considered such other factors that we deemed appropriate.

For purposes of our analysis and opinion, we have assumed and relied upon, without undertaking any independent verification of, the accuracy and completeness of all of the information publicly available, and all of the information supplied or otherwise made available to, discussed with, or reviewed by us, and we assume no liability therefor. With respect to the projected financial data relating to the Company referred to above, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of management of the Company as to the future financial performance of the Company under the alternative business assumptions reflected therein. We express no view as to any projected financial data relating to the Company or the assumptions on which they are based.

For purposes of rendering our opinion, we have assumed, in all respects material to our analysis, that the representations and warranties of each party contained in the Merger Agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Merger Agreement and that all conditions to the consummation of the Merger will be satisfied without material waiver or modification thereof. We have further assumed that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the Merger will be obtained without any material delay, limitation, restriction or condition that would have an adverse effect on the consummation of the Merger or materially reduce the benefits to the holders of the Company Common Stock of the Merger.

We have not made nor assumed any responsibility for making any independent valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with any such appraisals, nor have we evaluated the solvency or fair value of the Company under any state or federal laws relating to bankruptcy, insolvency or similar matters. Our opinion is necessarily based upon information made available to us as of the date hereof and financial, economic, market and other conditions as they exist and as can be evaluated on the date hereof. It is understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise or reaffirm this opinion.

We have not been asked to pass upon, and express no opinion with respect to, any matter other than the fairness to the holders of Company Common Stock, from a financial point of view, of the Merger Consideration. We do not express any view on, and our opinion does not address, the fairness of the proposed transaction to, or any consideration received in connection therewith by, the holders of any other securities, creditors or other constituencies of the Company, nor as to the fairness of the amount or nature of any compensation (other than the Merger Consideration in respect of Company Common Stock) to be paid or payable

Letter to the Board of Directors of

Brocade Communications Systems

November 2, 2016

to any of the officers, directors or employees of the Company, or any class of such persons, whether relative to the Merger Consideration or otherwise. We have assumed that any modification to the structure of the transaction will not vary in any respect material to our analysis. Our opinion does not address the relative merits of the Merger as compared to other business or financial strategies that might be available to the Company, nor does it address the underlying business decision of the Company to engage in the Merger. This letter, and our opinion, does not constitute a recommendation to the Board of Directors or to any other persons in respect of the Merger, including as to how any holder of shares of Company Common Stock should vote or act in respect of the Merger. We are not legal, regulatory, accounting or tax experts and have assumed the accuracy and completeness of assessments by the Company and its advisors with respect to legal, regulatory, accounting and tax matters.

We will receive a fee for our services upon the rendering of this opinion. The Company has also agreed to reimburse our expenses and to indemnify us against certain liabilities arising out of our engagement. We will also be entitled to receive a success fee if the Merger is consummated. Prior to this engagement, we, Evercore Group L.L.C., and its affiliates provided financial advisory services to the Company and had received fees for the rendering of these services including the reimbursement of expenses. During the two year period prior to the date hereof, Evercore Group L.L.C. acted as the Company’s financial advisor in connection with the Company’s acquisition of Ruckus Wireless, Inc., in connection with which transaction we received a fee for our services. With respect to the Ultimate Parent we have not performed any investment banking advisory and/or capital markets services for which we have received compensation. We note that we did advise Broadcom Corporation in its sale to Avago Technologies Limited, both of which are now owned by Ultimate Parent, and we did receive fees in connection with such engagement. We may provide financial or other services to the Company, Ultimate Parent, Parent and their affiliates in the future and in connection with any such services we may receive compensation.

In the ordinary course of business, Evercore Group L.L.C. or its affiliates may actively trade the securities, or related derivative securities, or financial instruments of the Company, Ultimate Parent, Parent and their respective affiliates, for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities or instruments.

This letter, and the opinion expressed herein is addressed to, and for the information and benefit of, the Board of Directors in connection with their evaluation of the proposed Merger. The issuance of this opinion has been approved by an Opinion Committee of Evercore Group L.L.C.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to the holders of the shares of Company Common Stock entitled to receive such Merger Consideration.

Very truly yours,

EVERCORE GROUP L.L.C.

By:	/s/ Jeffrey M. Reisenberg
Jeffrey M. Reisenberg
Managing Director

Annex C

SECTION 262 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

§ 262. Appraisal rights

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title and, subject to paragraph (b)(3) of this section, §251(h) of this title), § 252, § 254, §255, §256, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that, except as expressly provided in §363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2) a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2) a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under §251(h), §253 or §267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4) In the event of an amendment to a corporation’s certificate of incorporation contemplated by §363(a) of this title, appraisal rights shall be available as contemplated by §363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word “amendment” substituted for the words “merger or consolidation,” and the word

“corporation” substituted for the words “constituent corporation” and/or “surviving or resulting corporation.”

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e) and (g) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with §255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of §114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228, §251(h), §253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to §251(h) of this title, within the later of the consummation of the offer contemplated by §251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to §251(h) of this title, later than the later of the consummation of the offer contemplated by §251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to §253 or §267 of this title.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

Annex D

SUPPORT AGREEMENT

This SUPPORT AGREEMENT (this “Agreement”), dated as of November 2, 2016, is by and among Broadcom Corporation, a California corporation (“Parent”), Broadcom Limited, a limited company organized under the laws of the Republic of Singapore (“Ultimate Parent”), and the individuals set forth on Schedule A hereto (each a “Stockholder” and collectively, the “Stockholders”).

WHEREAS, as of the date hereof, each Stockholder is the holder of the number of shares of common stock, par value $0.001 per share (“Common Stock”), of Brocade Communications Systems, Inc., a Delaware corporation (the “Company”), set forth opposite such Stockholder’s name on Schedule A (all such shares set forth on Schedule A, together with any shares of Common Stock of the Company that are hereafter issued to or otherwise acquired or owned by such Stockholder prior to the termination of this Agreement being referred to herein as the “Subject Shares”);

WHEREAS, Parent, Ultimate Parent, Bobcat Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent (“Merger Sub”), and the Company propose to enter into an Agreement and Plan of Merger (as may be amended from time to time, the “Merger Agreement”), which provides, among other things, for the merger of Merger Sub with and into the Company, with the Company continuing as the surviving corporation (the “Merger”), upon the terms and subject to the conditions set forth in the Merger Agreement (capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement); and

WHEREAS, as a condition to its willingness to enter into the Merger Agreement, each of Parent and Ultimate Parent has required that the Stockholders, and as an inducement and in consideration therefor, the Stockholders (in the Stockholders’ capacity as holders of the Subject Shares) have agreed to, enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

ARTICLE I.

VOTING AGREEMENT; GRANT OF PROXY

Each Stockholder hereby covenants and agrees that:

1.1        Voting of Subject Shares. Unless this Agreement shall have been terminated pursuant to Section 4.2 (the date of such termination, the “Termination Date”), at every meeting of the holders of Company Common Stock (the “Company Stockholders”), however called, and at every adjournment or postponement thereof, such Stockholder shall, or if such Stockholder is not the record owner or otherwise does not have sole voting power in respect of such Subject Shares, shall use its reasonable best efforts to cause the holder of record on any applicable record date to, be present (in person or by proxy) and to vote (or consent to be voted) such Stockholder’s Subject Shares (a) in favor of (i) adoption of the Merger Agreement and (ii) approval of any proposal to adjourn or postpone the meeting to a later date, if there are not sufficient votes for the adoption of the Merger Agreement on the date on which such meeting is held; (b) against any Acquisition Proposal; and (c) in favor of any other matter considered at any such meeting of the Company Stockholders which the Company Board of Directors has (A) determined is necessary for the consummation of the Merger, (B) disclosed in the Proxy Statement or other written materials distributed to all of the Company’s stockholders and (C) recommended that the Company’s stockholders adopt.

1.2        No Inconsistent Arrangements.

(a)        Except as provided hereunder or under the Merger Agreement, until the earlier of the termination of this Agreement pursuant to Section 4.2 and receipt of the Required Company Stockholder Approval, such Stockholder shall not, directly or indirectly, (i) create any Lien on any Subject Shares, other than restrictions imposed by Applicable Law or pursuant to this Agreement (collectively, “Permitted Liens”), (ii) transfer, sell, assign, gift or otherwise dispose of (collectively, “Transfer”), or enter into any contract with respect to any Transfer of any Subject Shares or any interest therein, (iii) grant or permit the grant of any proxy, power of attorney or other authorization in or with respect to any Subject Shares, or (iv) deposit or permit the deposit of any Subject Shares into a voting trust or enter into a voting agreement or arrangement with respect to any Subject Shares.

(b)        Notwithstanding anything in Section 1.2(a) to the contrary, such Stockholder may Transfer Subject Shares (i) to any of its Affiliates or any member of such Stockholder’s immediate family (i.e., spouse, lineal descendant or antecedent, brother or sister, adopted child or grandchild or the spouse of any child, adopted child, grandchild or adopted grandchild), (ii) to a trust for the benefit of such Stockholder or any member of such Stockholder’s immediate family, (iii) by will or operation of law, (iv) in connection with or for the purpose of personal tax-planning or estate-planning, (v) for charitable purposes or as charitable gifts or donations or (vi) pursuant to the terms of a 10b5-1 plan of such Stockholder that is in existence on the date hereof; provided, that a Transfer referred to in clause (i) through (v) of this Section 1.2(b) shall be permitted only if the transferee agrees in writing to be bound by the terms of this Agreement. In addition, notwithstanding anything in this Agreement to the contrary, each Stockholder may make (A) with respect to such Stockholder’s Company Options, Transfers (or cancellations) of the underlying Subject Shares in payment of the exercise price of such Stockholder’s Company Options, or (B) with respect to such Stockholder’s Company Options, restricted stock unit awards covering Company Common Stock granted pursuant to a Company Stock Plan (“RSU Awards”), or performance-based restricted stock unit awards covering Company Common Stock granted pursuant to a Company Stock Plan (“PSU Awards”), (x) Transfers (or cancellations) of the underlying Subject Shares in order to satisfy Taxes applicable to the exercise of such Stockholder’s Company Options, or (y) Transfers (or cancellations) of Subject Shares, PSU Awards or RSU Awards in order to satisfy Taxes applicable to the vesting or settlement of such Stockholder’s PSU Awards or RSU Awards.

1.3.        No Exercise of Appraisal Rights. Such Stockholder agrees not to exercise any appraisal rights or dissenter’s rights in respect of such Stockholder’s Subject Shares that may arise with respect to the Merger.

1.4.        Documentation and Information. Such Stockholder shall permit and hereby authorizes Company, Parent and Ultimate Parent to publish and disclose in all documents and schedules filed with the SEC, and any press release or other disclosure document that Company, Parent or Ultimate Parent, respectively, reasonably determine to be necessary in connection with the Merger and any transactions contemplated by the Merger Agreement, such Stockholder’s identity and ownership of such Stockholder’s Subject Shares and the nature of such Stockholder’s commitments and obligations under this Agreement.

1.5.        Irrevocable Proxy. Such Stockholder hereby revokes (or agrees to cause to be revoked) any proxies that such Stockholder has heretofore granted with respect to such Stockholder’s Subject Shares. Such Stockholder hereby irrevocably appoints Parent as attorney-in-fact and proxy for and on behalf of such Stockholder, for and in the name, place and stead of such Stockholder, to: (a) attend any and all meetings of the Company Stockholders, (b) vote, express consent or dissent or issue instructions to the record holder to vote such Stockholder’s Subject Shares in accordance with the provisions of Section 1.1 at any and all meetings of the Company Stockholders or in connection with any action sought to be taken by written consent of the Company Stockholders without a meeting and (c) grant or withhold, or issue instructions to the record holder to grant or withhold, consistent with the provisions of Section 1.1, all written consents with respect to such Stockholder’s Subject Shares at any and all meetings of the Company Stockholders or in connection with any action sought to be taken by written consent without a meeting. Parent agrees not to exercise the proxy granted herein for any purpose other than the purposes described in this Agreement. The foregoing proxy shall be deemed to be a proxy coupled with an interest and is irrevocable (and as such shall survive and not be affected by the death, incapacity, mental illness or insanity of such Stockholder, as applicable) until the Termination Date. Such Stockholder authorizes such attorney and proxy to substitute any other Person to act hereunder, to revoke any substitution and to file this proxy and any substitution or revocation with the Secretary of the Company. Such Stockholder hereby affirms that the proxy set forth in this Section 1.5 is given in connection with and granted in consideration of and as an inducement to Parent, Ultimate Parent and Merger Sub to enter into the Merger Agreement and that such proxy is given to secure the obligations of such Stockholder under Section 1.1.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

Each Stockholder, severally but not jointly, represents and warrants to Parent and Ultimate Parent that:

2.1.        Authorization; Binding Agreement. Such Stockholder has full legal capacity, right and authority to execute and deliver this Agreement and to perform such Stockholder’s obligations hereunder and to consummate the transactions contemplated hereby. Such Stockholder has full power and authority to execute, deliver and perform this Agreement. This Agreement has been duly and validly executed and delivered by such Stockholder, and constitutes a valid and binding obligation of such Stockholder enforceable against such Stockholder in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditor’s rights, rules of law governing specific performance, injunctive relief and other equitable remedies (regardless of whether enforceability is considered in a proceeding in equity or at Law) (the “Enforceability Exceptions”).

2.3.        Ownership of Subject Shares; Total Shares. Such Stockholder is the record or beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of such Stockholder’s Subject Shares and has good title to such Stockholder’s Subject Shares free and clear of any Lien (including any restriction on the right to vote or otherwise transfer such Stockholder’s Subject Shares), except (a) for Permitted Liens, (b) as provided hereunder, (c) pursuant to any applicable restrictions on transfer under the Securities Act, the Exchange Act or other applicable securities Law, and (d) subject to any risk of forfeiture with respect to any shares of Common Stock granted to such Stockholder under an employee benefit plan of the Company (clauses (a), (b), (c) and (d), collectively, the “Transfer Limitation Exceptions”). The Subject Shares listed on Schedule A opposite such Stockholder’s name constitute all of the shares of Common Stock of the Company owned by such Stockholder as of the date hereof (and, for the sake of clarity, does not include unexercised Company Options (or the Shares underlying such Company Options), unvested RSU Awards (or the Shares underlying such RSU Awards), or unvested PSU Awards (or the Shares underlying such PSU Awards). Except pursuant to this Agreement, no Person has any contractual right or obligation to purchase or otherwise acquire any of such Stockholder’s Subject Shares.

2.4.        Voting Power. Except as set forth on Schedule A, such Stockholder has full voting power, with respect to such Stockholder’s Subject Shares, and, subject to the Transfer Limitation Exceptions, full power of disposition, full power to issue instructions with respect to the matters set forth herein and full power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Stockholder’s Subject Shares. None of such Stockholder’s Subject Shares are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Stockholder’s Subject Shares, except as provided hereunder.

2.5.        Reliance. Such Stockholder has had the opportunity to review the Merger Agreement and this Agreement with counsel of such Stockholder’s own choosing. Such Stockholder understands and acknowledges that Parent, Ultimate Parent and Merger Sub are entering into the Merger Agreement in reliance upon such Stockholder’s execution, delivery and performance of this Agreement.

2.6        Absence of Litigation. With respect to such Stockholder, as of the date hereof, there is no action, suit, investigation or proceeding pending against, or, to the knowledge of such Stockholder, threatened against, such Stockholder or any of such Stockholder’s properties or assets (including such Stockholder’s Subject Shares) that could reasonably be expected to materially prevent, delay or impair the ability of such Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF PARENT AND ULTIMATE PARENT

Each of Parent and Ultimate Parent represents and warrants to the Stockholders that:

3.1.        Organization; Authorization. Each of Parent and Ultimate Parent is a corporation and limited company, respectively, in each case duly incorporated or organized, as applicable, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as applicable. The consummation of the transactions contemplated hereby are within each of Parent’s and Ultimate Parent’s corporate powers and have been duly authorized by all necessary corporate actions on the part of Parent and Ultimate Parent. Each of Parent and Ultimate Parent has full power and authority to execute, deliver and perform this Agreement.

3.2.        Binding Agreement. This Agreement has been duly authorized, executed and delivered by each of Parent and Ultimate Parent, and constitutes a valid and binding obligation of each of Parent and Ultimate Parent enforceable against each of them in accordance with its terms, subject to the Enforceability Exceptions.

ARTICLE IV

MISCELLANEOUS

4.1.        Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered, (a) if to Parent or Ultimate Parent, in accordance with the provisions of the Merger Agreement and (b) if to any Stockholder, personally, by email or sent by a nationally recognized overnight courier service, such as Federal Express, to such Stockholder’s address set forth on the signature pages hereto, or to such other address, email address as such Stockholder may hereafter specify in writing to Parent and Ultimate Parent for the purpose of notice to such parties, with a copy sent to the Company, in accordance with the provisions of the Merger Agreement.

4.2.        Termination. This Agreement shall terminate automatically, without any notice or other action by any Person, upon the earlier of (a) the termination of the Merger Agreement in accordance with its terms, (b) the Effective Time, and (c) the date of any amendment to, or waiver or modification of, the Merger Agreement that reduces the amount or changes the form of consideration payable to the Company’s stockholders pursuant to the Merger Agreement. Upon termination of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, however, that (x) nothing set forth in this Section 4.2 shall relieve any party from liability for any fraud or willful and material breach of this Agreement prior to termination hereof, and (y) the provisions of this Article IV shall survive any termination of this Agreement. The representations and warranties herein shall not survive the termination of this Agreement.

4.3.        Amendments and Waivers. Any provision of this Agreement may be amended or waived if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

4.5.        Binding Effect; Benefit; Assignment. The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. No provision of this

Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any person other than the parties hereto and their respective successors and assigns. None of the parties hereto may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto, except that Parent and Ultimate Parent may transfer or assign its rights and obligations under this Agreement, in whole or from time to time in part, to one or more of its Affiliates at any time; provided, that such transfer or assignment shall not relieve Parent or Ultimate Parent of any of its obligations hereunder. Any purported assigned in violation of this Section 4.5 shall be void.

4.6.        Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws. Each of Parent, Ultimate Parent and each of the Stockholders hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of Delaware Court of Chancery, or if no such state court has proper jurisdiction, then the Federal court of the U.S. located in the State of Delaware, and appellate courts therefrom (collectively, the “Delaware Courts”) for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the Delaware Courts and agrees not to plead or claim in any Delaware Court that such litigation brought therein has been brought in any inconvenient forum. Each of the parties hereto agrees that service of process may be made on such party by prepaid certified mail with a proof of mailing receipt validated by United States Postal Service constituting evidence of valid service to the address provided pursuant to Section 4.1. Service made pursuant to the foregoing sentence shall have the same legal force and effect as if served upon such party personally within the State of Delaware. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

4.7.        Counterparts. The parties may execute this Agreement in two or more counterparts, each of which will be deemed an original and all of which, when taken together, will be deemed to constitute one and the same agreement. Any signature page hereto delivered by e-mail (including in portable document format (pdf), as a joint photographic experts group (jpg) file, or otherwise) shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment thereto and may be used in lieu of the original signatures for all purposes.

4.8.        Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, among the parties with respect to its subject matter.

4.9.        Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

4.10.    Specific Performance. The parties hereto agree that Parent and Ultimate Parent would be irreparably damaged if for any reason any Stockholder fails to perform any of its obligations under this Agreement and that Parent and Ultimate Parent may not have an adequate remedy at law for money damages in such event. Accordingly, each of Parent and Ultimate Parent shall be entitled to specific performance and injunctive and other equitable relief to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any Delaware Court, in addition to any other remedy to which they are entitled at law or in equity, in each case without posting bond or other security, and without the necessity of proving actual damages.

4.11.    Headings. The Section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

4.12.    No Presumption. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

4.13.    Further Assurances. Each of the parties hereto will execute and deliver, or cause to be executed and delivered, all further documents and instruments and use their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary under Applicable Law to perform their respective obligations as expressly set forth under this Agreement.

4.14.    Interpretation. Unless the context otherwise requires, as used in this Agreement: (a) “or” is not exclusive; (b) “including” and its variants mean “including, without limitation” and its variants; (c) words defined in the singular have the parallel meaning in the plural and vice versa; (d) words of one gender shall be construed to apply to each gender; and (e) the terms “Article,” “Section” and “Schedule” refer to the specified Article, Section or Schedule of or to this Agreement.

4.15    Obligations; Capacity as Stockholders. The obligations of each Stockholder under this Agreement are several and not joint, and no Stockholder shall have any liability or obligation under this Agreement for any breach hereunder by any other Stockholder. Each Stockholder signs this Agreement solely in such Stockholder’s capacity as a stockholder of the Company, and not in such Stockholder’s capacity as a director, officer or employee of the Company or any of its Subsidiaries or in such Stockholder’s capacity as a trustee or fiduciary of any employee benefit plan or trust. Notwithstanding anything herein to the contrary, nothing herein shall in any way restrict a director or officer of the Company in the exercise of his or her fiduciary duties as a director or officer of the Company or in his or her capacity as a trustee or fiduciary of any employee benefit plan or trust or prevent or be construed to create any obligation on the part of any director or officer of the Company or any trustee or fiduciary of any employee benefit plan or trust from taking any action in his or her capacity as such director, officer, trustee or fiduciary.

4.16    Company Stock Plans. Nothing in this Agreement shall be construed to obligate a Stockholder to exercise, or take any (or refrain from taking any) other action with respect to, any Company Options, RSU Awards or PSU Awards.

4.17    No Agreement Until Executed. Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties hereto unless and until (a) the board of directors of the Company has approved, for purposes of any applicable anti-takeover laws and regulations, and any applicable provision of the Company’s organizational documents, the possible acquisition of the Company by Parent and Ultimate Parent pursuant to the Merger Agreement, (b) the Merger Agreement is executed by all parties thereto, and (c) this Agreement is executed by all parties hereto.

(Signature page follows)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

BROADCOM CORPORATION

By:	/s/ Hock E. Tan
	Name:	Hock E. Tan
	Title:	President and Chief Executive
Officer

BROADCOM LIMITED

By:	/s/ Hock E. Tan
	Name:	Hock E. Tan
	Title:	President and Chief Executive
Officer

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

STOCKHOLDER

By:	/s/ Lloyd A. Carney
	Name:	Lloyd A. Carney
Title:

Address: 130 Holger Way San Jose, CA 95134

Email address:	[redacted]

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

STOCKHOLDER

By:	/s/ Judy Bruner
	Name:	Judy Bruner
Title:

Address: 130 Holger Way San Jose, CA 95134

Email address:	[redacted]

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

STOCKHOLDER

By:	/s/ Ken K. Cheng
	Name:	Ken K. Cheng
Title:

Address: 130 Holger Way San Jose, CA 95134

Email address:	[redacted]

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

STOCKHOLDER

By:	/s/ Renato A. DiPentima
	Name:	Renato A. DiPentima
Title:

Address: 130 Holger Way San Jose, CA 95134

Email address:	[redacted]

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

STOCKHOLDER

By:	/s/ Alan L. Earhart
	Name:	Alan L. Earhart
Title:

Address: 130 Holger Way San Jose CA, 95134

Email address:	[redacted]

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

STOCKHOLDER

By:	/s/ Gale E. England
	Name:	Gale E. England
Title:

Address: 130 Holger Way San Jose, CA 95134

Email address:	[redacted]

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

STOCKHOLDER

By:	/s/ Daniel W. Fairfax
	Name:	Daniel W. Fairfax
Title:

Address: 130 Holger Way San Jose, CA 95134

Email address:	[redacted]

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

STOCKHOLDER

By:	/s/ John W. Gerdelman
	Name:	John W. Gerdelman
Title:

Address: 130 Holger Way San Jose, CA 95134

Email address:	[redacted]

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

STOCKHOLDER

By:	/s/ Kim C. Goodman
	Name:	Kim C. Goodman
Title:

Address: 130 Holger Way San Jose, CA 95134

Email address:	[redacted]

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

STOCKHOLDER

By:	/s/ David L. House
	Name:	David L. House
Title:

Address: 130 Holger Way San Jose, CA 95134

Email address:	[redacted]

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

STOCKHOLDER

By:	/s/ L. William Krause
	Name:	L. William Krause
Title:

Address: 130 Holger Way San Jose, CA 95134

Email address:	[redacted]

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

STOCKHOLDER

By:	/s/ Jeffrey P. Lindholm
	Name:	Jeffrey P. Lindholm
Title:

Address: 130 Holger Way San Jose, CA 95134

Email address:	[redacted]

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

STOCKHOLDER

By:	/s/ Ellen A. O’Donnell
	Name:	Ellen A. O’Donnell
Title:

Address: 130 Holger Way San Jose, CA 95134

Email address:	[redacted]

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

STOCKHOLDER

By:	/s/ David E. Roberson
	Name:	David E. Roberson
Title:

Address: 130 Holger Way San Jose, CA 95134

Email address:	[redacted]

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

STOCKHOLDER

By:	/s/ Sanjay Vaswani
	Name:	Sanjay Vaswani
Title:

Address: 130 Holger Way San Jose, CA 95134

Email address:	[redacted]

[Signature Page to Support Agreement]

Schedule A

Name of Stockholder	No. Shares

Judy Bruner	114,251

Lloyd A. Carney	558,417

Ken K. Cheng	735,021

Renato A. DiPentima	126,577

Alan L. Earhart	91,751

Gale E. England	131,605

Daniel W. Fairfax	318,122

John W. Gerdelman	183,251

Kim C. Goodman	4,215

David L. House	248,001

L. William Krause	156,981

Jeffrey P. Lindholm	185,475

David E. Roberson	50,085

Sanjay Vaswani	157,751

Ellen O’Donnell	18,809

D-A-1

BROCADE COMMUNICATIONS SYSTEMS, INC.

SPECIAL MEETING OF STOCKHOLDERS

[●], 201[●]

[●]

[●]

This proxy is solicited by the Board of Directors for use at the Special Meeting of Stockholders on [●], 201[●]

The shares of stock you hold in your account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” Proposals 1, 2 and 3.

By signing the proxy, you revoke all prior proxies and appoint David L. House, Lloyd A. Carney, Ellen A. O’Donnell and Daniel W. Fairfax, and each of them with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may properly come before the Special Meeting and all adjournments and postponements thereof.

Vote by Internet, Telephone or Mail

24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET www.proxypush.com/brcd	PHONE 1-866-883-3382	MAIL
Mark, sign and date your proxy
Use the Internet to vote your proxy until 11:59 p.m. (Eastern Time) on [●], 201[●].	Use a touch-tone telephone to vote your proxy until 11:59 p.m. (Eastern Time) on [●], 201[●].	card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

Shareowner Services
P.O. Box 64945
St. Paul, MN 55164-0945

Address Change? Mark box, sign, and indicate changes below: ☐
TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW,

SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

The Board of Directors Recommends a Vote “FOR” Proposals 1, 2 and 3.

1.	To adopt the Agreement and Plan of Merger, dated as of November 2, 2016, as it may be amended from time to time, by and among Brocade Communications Systems, Inc. (“Brocade”), Broadcom Limited, Broadcom Corporation and Bobcat Merger Sub, Inc. (the “merger agreement”)	☐	For	☐	Against	☐	Abstain

2.	To approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.	☐	For	☐	Against	☐	Abstain

3.	To approve, on an advisory (non-binding) basis, specified compensation that will or may become payable to the named executive officers of Brocade in connection with the merger.	☐	For	☐	Against	☐	Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD OF DIRECTORS RECOMMENDS.

Date

Signature(s) in Box
Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.